Prospectus Supplement to Prospectus Dated March 21, 2007

$330,000,000

Asset-Backed Notes

Franklin Auto Trust 2007-1

Issuing Entity and Trust

Franklin Receivables LLC	Franklin Capital Corporation
Depositor	Sponsor, Originator and Servicer

Before you purchase any of these securities, be sure you understand the structure and the risks. See especially the risk factors beginning on page S-17 of this prospectus supplement and on page 9 of the accompanying prospectus.

These securities are asset-backed securities issued by a trust.  The securities represent the obligations of the issuing entity only and do not  represent the obligations of Franklin Receivables LLC, Franklin Capital Corporation, Franklin SPE LLC, Franklin Resources, Inc. or any of their respective affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

	Principal Amount	Interest Rate	Final Scheduled Distribution Date
Class A-1 Notes	$54,000,000	5.3204%	April 15, 2008
Class A-2 Notes	$89,000,000	5.14%	May 17, 2010
Class A-3 Notes	$106,000,000	4.95%	January 17, 2012
Class A-4 Notes	$44,700,000	5.03%	February 16, 2015
Class B Notes	$21,450,000	5.13%	February 16, 2015
Class C Notes	$14,850,000	5.43%	February 16, 2015

•

The issuing entity will pay interest and principal on the notes in accordance with the payment priorities described in this prospectus supplement.

•

Distribution dates for the notes will occur on the fifteenth day of each month, or if such date is not a business day, then on the next business day.  The first distribution date for the notes will be May 15, 2007.

•

Credit enhancement will consist of excess interest on the receivables, a spread account, a letter of credit and in the case of the Class A Notes, subordination of the Class B Notes and Class C Notes and in the case of the Class B Notes, subordination of the Class C Notes.

•

The notes are payable solely from the assets of the issuing entity and consist primarily of motor vehicle retail installment sale contracts used to finance new and used automobiles and light trucks.

The underwriters are offering the following securities by this prospectus supplement:

	Initial Public Offering Price	Discount to the Underwriters	Proceeds to the Depositor(1)
Class A-1 Notes	100.000000%	0.140%	99.860000%
Class A-2 Notes	99.990853%	0.160%	99.830853%
Class A-3 Notes	99.985938%	0.200%	99.785938%
Class A-4 Notes	99.990492%	0.250%	99.740492%
Class B Notes	99.979430%	0.400%	99.579430%
Class C Notes	99.998746%	0.500%	99.498746%
Total	$329,968,104.89	$701,800.00	$329,266,304.89
__________
(1) Before deducting expenses payable by the depositor estimated to be $575,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are offered by the underwriters if and when issued by the issuing entity, delivered to and accepted by the  underwriters and subject to their right to reject orders in whole or in part.  The notes will be delivered in book-entry form through the Depository Trust Company, on or about April 3 , 2007 against payment in immediately available funds.

Joint Bookrunners

     Citigroup

    Deutsche Bank Securities

__________

The date of this prospectus supplement is March 28, 2007

TABLE OF CONTENTS

Prospectus Supplement

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-3
SUMMARY OF TERMS OF THE NOTES	S-6
STRUCTURAL SUMMARY	S-10
RISK FACTORS	S-17
USE OF PROCEEDS	S-26
THE ISSUING ENTITY	S-26
General	S-26
Capitalization of the Trust	S-27
THE DEPOSITOR	S-27
FRANKLIN CAPITAL CORPORATION	S-28
FRANKLIN RESOURCES, INC.	S-29
AFFILIATIONS AND RELATED TRANSACTIONS	S-29
THE OWNER TRUSTEE	S-29
THE INDENTURE TRUSTEE	S-29
THE TRUST PROPERTY	S-30
THE RECEIVABLES	S-31
General	S-31
Eligibility Criteria	S-31
Composition	S-32
Delinquency and Loss Experience	S-37
DESCRIPTION OF THE NOTES	S-39
General	S-39
Payments of Interest	S-39
Payments of Principal	S-40
Optional Purchase	S-41
Certain Provisions of the Indenture	S-41
STATIC POOLS	S-42
WEIGHTED AVERAGE LIFE CONSIDERATIONS	S-42
DESCRIPTION OF THE TRUST DOCUMENTS	S-50
Sale and Assignment of Receivables	S-50
Accounts	S-50
Duties of the Owner Trustee and the Indenture Trustee	S-51
Servicing Compensation and Trustees’ Fees	S-52
Indemnification of the Owner Trustee and the Indenture Trustee and Limitation of Liability	S-52
Removal of the Owner Trustee and the Indenture Trustee and Limitation of Liability	S-53
Certain Allocations	S-53
Distributions	S-53
Credit Enhancements	S-60
Modifications of Receivables	S-62
Statements to Noteholders	S-62
Servicer Default; Rights upon Servicer Default	S-63
Waiver of Past Defaults	S-64
Amendment	S-64
FEES AND EXPENSES	S-65
REPORTS FILED WITH THE COMMISSION	S-66
ANNUAL STATEMENT AS TO COMPLIANCE	S-66
LEGAL PROCEEDINGS	S-66
RATINGS	S-66
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-66
CERTAIN STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS	S-67
ERISA CONSIDERATIONS	S-68
ACCOUNTING CONSIDERATIONS	S-69
LEGAL INVESTMENT	S-69
UNDERWRITING	S-70
LEGAL OPINIONS	S-72
FORWARD-LOOKING STATEMENTS	S-72
INDEX OF TERMS	S-73
APPENDIX A	A-1

Prospectus

Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus Supplement		Description of the Purchase Agreements
	4	and the Trust Documents	57
		The Swap Agreement	72
		Certain Legal Aspects of the
Prospectus Summary	5	Receivables	75
Risk Factors	9	Certain Federal Income Tax Consequences	79
The Issuing Entities	19	Certain State and Local Taxation	83
The Trustee of the Issuing Entity	21	ERISA Considerations	84
The Indenture Trustee	21	Ratings	85
The Receivables	22	Plan of Distribution	85
Use of Proceeds	25	Notice to Canadian Residents	87
The Depositor	25	Available Information	87
Franklin Capital Corporation	26	Incorporation of Certain Documents
Franklin Resources, Inc	32	by Reference	88
Yield and Prepayment Considerations	33	Legal Opinions	88
Certificate and Note Factors and Trading Information	34	Annex I Global Clearance, Settlement and Tax Documentation Procedures	89
The Certificates	34	Index of Terms	93
The Notes	35
Certain Information Regarding the Securities	41

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the notes is provided in two separate documents that progressively provide increasing levels of detail:

•

the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and

•

this prospectus supplement, which describes the specific terms of your class of notes.

We have started with several introductory sections describing the trust and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•

Summary of Terms of the Notes — provides important information concerning the amounts and the payment terms of each class of notes

•

Structural Summary — gives a brief introduction to the key structural features of the trust

•

Risk Factors — describes briefly some of the risks to investors of a purchase of the notes

Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents beginning on page S-1 in this prospectus supplement and the Table of Contents beginning on page 2 in the accompanying prospectus.  You can find a listing of the pages where capitalized terms are defined under the captions “Index of Terms” beginning on page S-73 in this prospectus supplement and under “Index of Terms” beginning on page 93 of the accompanying prospectus.

TRANSACTION PARTIES AND DOCUMENTS*

FRANKLIN CAPITAL CORPORATION (Sponsor, Originator and Servicer)
FRANKLIN SPE LLC (Additional Seller)
FRANKLIN RECEIVABLES LLC (Depositor)
Servicing of Receivables
DEUTSCHE BANK TRUST COMPANY DELAWARE (Owner Trustee)
FRANKLIN AUTO TRUST 2007-1 (Issuing Entity)
DEUTSCHE BANK AG, NEW YORK BRANCH (Letter of Credit)
CITIBANK, N.A. (Indenture Trustee)
Reserve Account
Underwriters
CERTIFICATES
CLASS A-1 NOTES
CLASS A-2 NOTES
CLASS A-3 NOTES
CLASS A-4 NOTES
CLASS B NOTES
CLASS C NOTES

______________

*

This chart provides only a simplified overview of the relations between the key parties to the transaction.  Refer to this prospectus supplement and the prospectus for a further description.

SUMMARY OF MONTHLY DISTRIBUTIONS OF AVAILABLE AMOUNTS

SUMMARY OF TERMS OF THE NOTES

The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you need to read both this prospectus supplement and the accompanying prospectus, each in its entirety.

Issuing Entity

Franklin Auto Trust 2007-1, a Delaware statutory trust, which we refer to as the “issuing entity” or the “trust”, (whose 100% beneficial ownership interest is held by Franklin Receivables LLC), will use the proceeds from the issuance and sale of the notes to acquire from Franklin Receivables LLC a pool of prime, non-prime and sub-prime motor vehicle retail installment sale contracts which constitute the receivables.  Franklin Capital Corporation originated and will service all the receivables. The trust will rely upon collections on the receivables, the funds on deposit in certain accounts and amounts drawn on the letter of credit to make payments on the notes.

Depositor

Franklin Receivables LLC, a Delaware limited liability company and a wholly owned subsidiary of Franklin Capital Corporation, will form the trust and transfer the receivables to the trust.  The depositor’s address, telephone and facsimile number is 47 West 200 South, Suite 500, Salt Lake City, Utah 84101; (801) 238-6700; and (800) 881-8892.

Sponsor, Originator and Servicer

Franklin Capital Corporation, a wholly owned subsidiary of Franklin Resources, Inc.  The servicer’s address, telephone and facsimile number is 47 West 200 South, Suite 500, Salt Lake City, Utah 84101; (801) 238-6700; and (800) 881-8892.

Additional Seller

Franklin SPE LLC, which is a limited purpose entity and a wholly owned subsidiary of Franklin Capital Corporation, will transfer receivables originated by Franklin Capital Corporation to the depositor.

Indenture Trustee

Citibank, N.A., a national banking association.

Owner Trustee

Deutsche Bank Trust Company Delaware, a Delaware banking corporation.

Letter of Credit Provider

Deutsche Bank AG, New York Branch, the New York branch of Deutsche Bank Aktiengesellschaft, a banking institution and stock corporation incorporated under the laws of Germany.

Offered Securities

The trust is offering the following notes pursuant to this prospectus supplement:

Principal Amount	Class	Interest Rate	Type
$54,000,000	Class A-1	5.3204%	Asset-Backed Notes
$89,000,000	Class A-2	5.14%	Asset-Backed Notes
$106,000,000	Class A-3	4.95%	Asset-Backed Notes
$44,700,000	Class A-4	5.03%	Asset-Backed Notes
$21,450,000	Class B	5.13%	Asset-Backed Notes
$14,850,000	Class C	5.43%	Asset-Backed Notes

Securities Not Offered

The trust is also issuing certificates which represent the residual interest in the trust and the right to receive amounts that remain after payments by the trust of interest on and principal of the notes payable on a given distribution date and other required payments and deposits by the trust for a given distribution date.  The certificates will be retained by Franklin Receivables LLC and are not offered by this prospectus supplement or the accompanying prospectus.  The certificates will have zero principal amount.

Other than the certificates, no other series or class of securities will be backed by the same asset pool or otherwise have claims on the same assets.

Cutoff Date

The cutoff date will be April 1, 2007.

Statistical Calculation Date

The statistical calculation date is the opening of business on March 1, 2007.

Closing Date

The trust expects to issue the notes on or about April 3, 2007.

Interest and Principal Distribution Dates

On the 15th day of each month (or if the 15th day is not a business day, the next business day), the trust will pay interest and principal on the notes.

First Distribution Date

The first distribution date will be on May 15, 2007.

Record Dates

On each distribution date, the trust will pay interest and principal to the holders of record of the notes for that distribution date. The record date for the notes will be the day immediately preceding each distribution date.

Final Scheduled Distribution Dates

The trust is required to pay the outstanding principal amount of each class of notes, to the extent not previously paid, in full on the final scheduled distribution date specified on the cover page of this prospectus supplement for each class.

Interest Rates

The trust will pay interest on each class of notes at the fixed annual rates specified on the cover of this prospectus supplement.

Interest Accrual

For the Class A-1 Notes, “Actual/360,” accrued from and including the prior distribution date to but excluding the current distribution date (or in the case of the first distribution date, accrued from the closing date).

For each class of notes other than the Class A-1 Notes, “30/360,” accrued from the 15th day of the prior month to but excluding the 15th day of the current month (or in the case of the first distribution date, accrued from the closing date).

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date for each class of notes will be the product of:

•

the related outstanding principal amount immediately prior to the distribution date;

•

the related interest rate; and

•

for all classes of notes except for the Class A-1 Notes, one-twelfth (or, in the case of the first distribution date, 42 divided by 360), and for the Class A-1 Notes, the actual number of days in the interest accrual period divided by 360 (in the case of the first distribution date, 42 divided by 360).

For a more detailed description of the payment of interest, you should refer to the sections entitled “Description of the Notes—Payments of Interest” and “Description of the Trust Documents—Distributions” in this prospectus supplement.

Principal Payments

The trust will generally pay principal sequentially to each class of Class A Notes then outstanding (beginning with the earliest maturing Class A Notes) until all classes of Class A Notes are paid in full, then to the Class B Notes until that class is paid in full and then to the Class C Notes until that class is paid in full.

For a more detailed description of the payment of principal, the priority of distributions and the allocation of funds on each distribution date, you should refer to the sections entitled “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in this prospectus supplement.

Optional Purchase

The servicer has the option to purchase all of the receivables on any distribution date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the cutoff date at a price not less than the outstanding principal amount of the notes plus accrued and unpaid interest thereon. The trust will apply such payment to the prepayment of the notes in full.

For a more detailed description of the optional purchase by the servicer, we refer you to “Description of the Notes—Optional Purchase” in this prospectus supplement and “Description of the Purchase Agreements and the Trust Documents—Termination” in the accompanying prospectus.

Ratings

It is a condition to the issuance of the notes that each class of notes has been assigned the following ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”):

Class	Moody’s	S&P
A-1	Prime-1	A-1+
A-2	Aaa	AAA
A-3	Aaa	AAA
A-4	Aaa	AAA
B	Aa3	A
C	Baa2	BBB

A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes pursuant to their terms.  The ratings take into consideration the characteristics of the receivables and the structural, legal and tax aspects associated with the notes, including the letter of credit. A rating agency may lower or withdraw its rating in the future, at its discretion.

None of the sponsor, depositor, servicer, indenture trustee, owner trustee or any of their affiliates will be required to monitor any changes to the ratings on these securities.

Minimum Denominations

$1,000 and integral multiples thereof.

Registration, Clearance and Settlement

The trust will issue the notes in book-entry form only and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.  If you acquire a beneficial interest in the notes, you will hold your interest through The Depository Trust Company.

Tax Status

Opinions of Counsel

As more fully set forth below under “Certain Federal Income Tax Consequences,” McKee Nelson LLP is of the opinion that for federal income tax purposes:

•

the proper tax treatment of the notes is as indebtedness; and

•

the trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation.

You are encouraged to consult your own advisor concerning state, local and foreign tax consequences of an investment in the notes.

For a more detailed description of the federal tax consequences of an investment in the notes, you should refer to the sections entitled “Certain Federal Income Tax Consequences” in this prospectus supplement.

Investor Representations

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.

ERISA Considerations

The notes are generally eligible for purchase by employee benefit plans or other retirement arrangements, subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

CUSIP Numbers

Class A-1 Notes:  35242X AA 9

Class A-2 Notes:  35242X AB 7

Class A-3 Notes:  35242X AC 5

Class A-4 Notes:  35242X AD 3

Class B Notes:  35242X AE 1

Class C Notes:  35242X AF 8

STRUCTURAL SUMMARY

This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read both this prospectus supplement and the accompanying prospectus, each in its entirety.

Transfer of Receivables and Flow of Funds

Franklin Receivables LLC, the depositor, will purchase from Franklin Capital Corporation, the originator, and Franklin SPE LLC, a seller, certain prime, non-prime and sub-prime motor vehicle retail installment sale contracts originated indirectly by Franklin Capital Corporation, which constitute the receivables.  On the closing date, Franklin Receivables LLC will transfer the receivables with an aggregate principal balance of approximately $330,000,000 as of the cutoff date to Franklin Auto Trust 2007-1. The trust will issue notes for purchase by investors to pay for the receivables.  The following chart represents the flow of funds invested by investors:

Property of the Trust

The property of the trust will include the following:

•

the receivables and collections on the receivables received on or after the cutoff date;

•

security interests in the vehicles financed by the receivables;

•

specified bank accounts including the spread account;

•

rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

•

proceeds received for breaches of representations and warranties made by the dealers that originated the receivables;

•

receivables files;

•

other rights under documents relating to the receivables and the acquisition of the receivables;

•

a letter of credit; and

•

all proceeds of the foregoing.

Composition of the Receivables

The main source of funds for making payments on the notes will be motor vehicle retail installment sale contracts used to finance new and used automobiles and light trucks.  This prospectus supplement describes only the characteristics of the receivables in the statistical pool as of the statistical calculation date. While the statistical distribution of the final characteristics of the receivables transferred to the trust on the closing date will vary from the statistical distribution of the characteristics of the statistical pool presented in this prospectus supplement, the depositor does not believe that the statistical distribution characteristics of the receivables on the closing date will vary materially.

The composition of the receivables as of the statistical calculation date is as follows:

• Aggregate Outstanding Principal Balance	$286,623,465.06
• Credit Quality as a Percentage of Aggregate Outstanding Principal Balance
• Prime • Non-Prime • Sub-Prime	46.21% 51.03% 2.77%
• Number of Receivables	15,049
• Average Outstanding Principal Balance	$19,046.01
• Range of Outstanding Principal Balances	$1,007.64 to $204,874.26
• Weighted Average Annual Percentage Rate	10.77%
• Range of Annual Percentage Rates	5.49% to 29.99%
• Weighted Average Original Term	71 months
• Range of Original Terms to Maturity	12 months to 84 months
• Weighted Average Remaining Term to Maturity	67 months
• Range of Remaining Terms to Maturity	6 months to 84 months
• Percentage of Aggregate Principal Balance of Receivables for New/Used Vehicles	44.80%/ 55.20%
• Weighted Average Credit Score(1)	671
• Range of Credit Scores(1)	350 to 857
Geographic Concentration • Arizona • Nevada • New Mexico • Texas • California • Oregon	19.93% 19.35% 12.58% 11.97% 9.89% 6.32%

__________

(1) Excludes 217 receivables for which the servicer does not have a record of the credit score.

Servicer of the Receivables and Servicer Compensation

Franklin Capital Corporation will be the servicer of the receivables. On each distribution date, the trust will pay the servicer, prior to any other distributions, a servicing fee for servicing the receivables equal to the lesser of:

(1)

one-twelfth of 1.25% per annum multiplied by the aggregate outstanding principal balance of the receivables as of the first day of the related monthly period and

(2)

 the sum of:

(A) with respect to prime receivables, one-twelfth of 1.0% per annum multiplied by the aggregate outstanding principal balance of the prime receivables,

(B) with respect to non-prime receivables, one-twelfth of 1.5% per annum multiplied by the aggregate outstanding principal balance of the non-prime receivables, and

(C) with respect to sub-prime receivables, one-twelfth of 2.0% per annum multiplied by the aggregate outstanding principal balance of the sub-prime receivables,

in each case determined as of the last day of the second monthly period preceding the applicable distribution date.

The servicer may also be paid an additional servicing fee equal to the excess, if any, of the amount calculated pursuant to clause (2) above over the amount calculated pursuant to clause (1) above.

The trust will pay the servicing fee to the servicer from funds available for distribution on a given distribution date, which will include collections on receivables during the prior calendar month.  See “Description of the Trust Documents—Distributions” in this prospectus supplement.  In addition, the servicer may retain from collections on receivables for each monthly period any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the monthly period.

For a more detailed description of the servicing fee, you should refer to the section entitled “Description of the Trust Documents—Servicing Compensation and Trustees’ Fees” in this prospectus supplement.

Trustee Fees and Expenses

Each trustee will be entitled to a fee (and will be entitled to be reimbursed for all costs, expenses and indemnities incurred) in connection with the performance of its respective duties.

Such owner trustee and indenture trustee fees, costs, expenses and indemnities will be paid by Franklin Capital Corporation.  See “Description of the Trust Documents—Servicing Compensation and Trustees’ Fees” in this prospectus supplement.  However, any outstanding trustee fees not previously paid will be paid from funds available for distribution on a given distribution date.  See “Description of the Trust Documents—Distributions” in this prospectus supplement.

Priority of Distributions

From collections on the receivables during the prior calendar month and amounts withdrawn from the spread account and draws on the letter of credit (in the event of any shortfalls under clauses (1) through (8) below), the trust will pay the following amounts on each distribution date prior to the occurrence of an event of default in the following order of priority:

(1)

to the servicer, the servicing fee and any overdue servicing fees payable to the servicer;

(2)

to the letter of credit provider, the letter of credit commitment fee;

(3)

to the holders of the Class A Notes, interest payments allocated to each class of Class A Notes;

(4)

to the principal distribution account, the first priority principal distribution amount, which will generally be the amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes over (b) the aggregate principal balance of the receivables at the end of the prior month;

(5)

to the holders of the Class B Notes, interest payments allocated to the Class B Notes;

(6)

to the principal distribution account, the second priority principal distribution amount, which will generally be the amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes and Class B Notes over (b) the aggregate principal balance of the receivables at the end of the prior month; provided that this amount will be reduced by the amount previously deposited in the principal distribution account in accordance with clause (4) above;

(7)

to the holders of the Class C Notes, interest payments allocated to the Class C Notes;

(8)

to the principal distribution account, the regular principal distribution amount, which will generally be the amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the notes over (b) the principal balance of the receivables at the end of the prior month; provided that this amount will be reduced by the amounts previously deposited in the principal distribution account in accordance with clauses (4) and (6) above;

(9)

to the spread account, the amount, if any, necessary to cause the amount on deposit in the spread account to equal the specified spread account balance;

(10)

to the servicer, the additional servicing fee and any overdue additional servicing fees, if any, payable to the servicer;

(11)

to the letter of credit provider, to the extent of available funds, any outstanding fees, expenses and indemnification payments not previously paid to it by the servicer and other amounts payable to the letter of credit provider not previously paid to it;

(12)

pro rata, to the indenture trustee, the indenture collateral agent and the owner trustee, to the extent of available funds, any outstanding fees, expenses, indemnification payments and certain other amounts not previously paid to them by the servicer; and

(13)

to the holders of the certificates, any remaining funds.

However, following the occurrence of an event of default resulting in acceleration of the notes, payments will be made in the order of priority described under “Description of the Trust Documents—Distributions—Priority of Payments Following Events of Default Resulting in Acceleration of the Notes” in this prospectus supplement.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, you should refer to the section entitled “Description of the Trust Documents—Distributions” in this prospectus supplement.

Distributions from the Principal Distribution Account

From deposits made to the principal distribution account, the trust will generally pay principal on the notes in the following amounts and order of priority:

(1)

to the Class A-1 Notes until they are paid in full;

(2)

to the Class A-2 Notes until they are paid in full;

(3)

to the Class A-3 Notes until they are paid in full;

(4)

to the Class A-4 Notes until they are paid in full;

(5)

to the Class B Notes, until they are paid in full; and

(6)

to the Class C Notes, until they are paid in full.

However, following the occurrence of an event of default resulting in acceleration of the notes, principal payments on the notes will be made in the order of priority as described under “Description of the Trust Documents—Distributions—Priority of Payments Following Events of Default Resulting in Acceleration of the Notes” in this prospectus supplement.

For a more detailed description of the application of principal on each distribution date, you should refer to the section entitled “Description of the Notes—Payments of Principal” in this prospectus supplement.

Priority of Payments Following Events of Default Resulting in Acceleration of the Notes

If the notes are accelerated following an event of default under the indenture, the trust will make distributions in the following order:

(1)

pro rata, to the servicer, the owner trustee, the indenture trustee and the indenture collateral agent, the amounts specified in clauses 1 and 12 under “Description of the Trust Documents —Distributions” in this prospectus supplement and to the letter of credit provider, the amount specified in clause 2 under “Description of the Trust Documents —Distributions” in this prospectus supplement;

(2)

to the Class A Noteholders for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for interest;

(3)

to the Class A-1 Noteholders for amounts due and unpaid on the Class A-1 Notes for principal, until such principal amount is paid in full;

(4)

to the Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders, ratably, for amounts due and unpaid on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes for principal, until each such principal amount is paid in full;

(5)

to the Class B Noteholders for amounts due and unpaid on the Class B Notes for interest;

(6)

to the Class B Noteholders for amounts due and unpaid on the Class B Notes for principal, until such principal amount is paid in full;

(7)

to the Class C Noteholders for amounts due and unpaid on the Class C Notes for interest;

(8)

to the Class C Noteholders for amounts due and unpaid on the Class C Notes for principal, until such principal amount is paid in full;

(9)

to the letter of credit provider, the amounts specified in clause 11 under “Description of the Trust Documents —Distributions” in this prospectus supplement; and

(10)

to the holders of the certificates any remaining funds.

Events of Default Resulting in Acceleration of the Notes

If an event of default should occur and be continuing with respect to the notes of any series, the indenture trustee may, or at the direction of the holders representing a majority of the aggregate principal balance of the outstanding Notes of the controlling class, will, declare the principal of the Notes to be immediately due and payable.  Events of default are limited to events occurring in connection with:

●

a default for five days or more in the payment of any interest on any of the notes of the controlling class when the same becomes due and payable;

●

a default in the payment of the principal of or any installment of the principal of any of the notes when the same becomes due and payable;

●

a default in the observance or performance of any covenant or agreement made in the indenture and the continuation of the default beyond the 30 day grace period (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default);

●

any representation or warranty is incorrect in a material respect as of the time made, and the breach not having been cured within the 30 day grace period (or for such longer period, not in excess of 90 days as may be reasonably necessary to remedy such default); or

●

events of bankruptcy, insolvency, receivership or liquidation of the trust.

For a more detailed description of the events of default, you should refer to the section entitled “Description of the Notes—Certain Provisions of the Indenture—Events of Default” in this prospectus supplement and under “The Notes—The Indenture—Events of Default; Rights upon Event of Default” in the accompanying prospectus.  For a more detailed description of the remedies available upon an event of default, you should refer to the section entitled “Description of the Notes—Certain Provisions of the Indenture—Rights upon Events of Default” in this prospectus supplement and “The Notes—The Indenture—Events of Default; Rights upon Event of Default” in the accompanying prospectus.

If the notes have been declared due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on the property of the trust, exercise remedies as a secured party, sell the receivables or elect to have the trust maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration.  The indenture trustee will be prohibited from selling the receivables following an event of default, other than a default in the payment of any principal on any note or a default for five days or more in the payment of any interest on any note of the controlling class, unless:

(a)

the holders of all the outstanding notes consent to such sale;

(b) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of such sale; or

(c) the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders representing 66 2/3% of the aggregate principal balance of the outstanding notes.

In making the determination under clauses (b) and (c) above, the indenture trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation, at the expense of the issuing entity, as to the feasibility of such proposed action and as to the sufficiency of the receivables for such purpose.

In the event the notes are accelerated and the receivables are sold, no distributions will be made on the certificates until all of the interest on and principal of the notes have been paid in full.

Credit Enhancement

The credit enhancement provides protection for the Class A Notes, Class B Notes and Class C Notes against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by excess interest, withdrawals from the spread account, amounts drawn on the letter of credit, and for all notes other than the Class C Notes, subordination.

The available credit enhancement is limited.  The amount of principal required to be paid to noteholders under the indenture will generally be limited to amounts available to be deposited in the collection account, including available credit enhancement.  However, the failure to pay any principal on any class of notes generally will not result in the occurrence of an event of default until the final scheduled distribution date for that class of notes.

The targeted amount of credit enhancement provided by the spread account and the letter of credit for any distribution date will be the lesser of:

(x) the aggregate outstanding principal amount of the notes immediately giving effect to all distributions on each distribution date; and

(y) the greatest of:

(1) 5.00% of the pool balance as of the end of the related monthly period;

(2) 1.50% of the original pool balance; and

(3) if a cumulative net loss trigger is in effect for the distribution date, the sum of the amount on deposit in the spread account immediately after the prior distribution date and the available draw amount on the letter of credit for the prior distribution date less any draws on the letter of credit on the prior distribution date.

Excess Interest

Because more interest is expected to be paid by the obligors with respect to the receivables than is necessary to pay the related servicing fee, the letter of credit commitment fee and interest on the notes each month, there is expected to be excess interest.  Although no assurance can be given as to the amount of such excess interest, excess interest generated by the receivables will provide credit enhancement for the notes.

Spread Account

The spread account will be a segregated trust account in the name of the indenture collateral agent, for the benefit of the indenture trustee, on behalf of noteholders, the certificateholders and the letter of credit provider.  There will not be an initial deposit to the spread account on the closing date.

On each distribution date, the trust will deposit into the spread account, to the extent necessary to cause the amount on deposit in the spread account to equal the required balance, any collections on the receivables remaining after clause (8) in “—Priority of Distributions” above is satisfied.

With respect to each distribution date, if collections on the receivables are insufficient to meet the distributions set forth in clauses (1) through (8) under “—Priority of Distributions” above, a withdrawal will be made from the spread account in an amount equal to the lesser of the insufficiency and the amount on deposit in the spread account.  The amount withdrawn from the spread account will be deposited in the collection account.

Amounts on deposit in the spread account, if any, are available to enhance the likelihood that you will receive the amounts due on your notes and decrease the likelihood that you will experience losses on your notes.

For a more detailed description of the deposits to and withdrawals from the spread account and amounts required to be on deposit in the spread account, you should refer to “Description of the Trust Documents—Credit Enhancements—Spread Account” in this prospectus supplement.

Letter of Credit

Deutsche Bank AG, New York Branch will provide a letter of credit in the initial amount of $10,725,000, representing 3.25% of the initial principal amount of the notes.

If on a distribution date collections on the receivables and amounts on deposit in the spread account are insufficient to meet the distributions set forth in clauses (1) through (8) under “—Priority of Distributions” above, a draw will be made on the letter of credit in an amount equal to the lesser of the insufficiency and the available draw amount on the letter of credit.  The draw on the letter of credit will be deposited in the collection account.

For a more detailed discussion of the letter of credit, the available draw amount on the letter of credit and the letter of credit provider, you should refer to “Description of the Trust Documents—Credit Enhancements—Letter of Credit” in this prospectus supplement.

Subordination of Principal and Interest

As long as the Class A Notes remain outstanding:

•

payments of interest on the Class B Notes and Class C Notes will be subordinated to payments of interest on the Class A Notes and, in certain circumstances, allocations of principal; and

•

payments of principal on the Class B Notes and Class C Notes will be subordinated to payments of interest and principal on the Class A Notes and payments of interest on the Class B Notes.

As long as the Class B Notes remain outstanding:

•

payments of interest on the Class C Notes will be subordinated to payments of interest on the Class A Notes and Class B Notes and, in certain circumstances, allocations of principal; and

•

payments of principal on the
Class C Notes will be subordinated to payments of interest and principal on the Class A Notes and Class B Notes and payments of interest on the Class C Notes.

RISK FACTORS

You should consider the following risk factors and the risk factors in the accompanying prospectus in deciding whether to purchase any of these securities.

Prepayments on Receivables Will Cause Prepayments on the Notes, Resulting in Reinvestment Risk to You

Amounts distributed to you on each distribution date will include any prepayments on the receivables received during the related monthly period and applied by the servicer to reduce the receivable balance. If the rate of prepayments on the receivables is greater than you anticipated, you will receive principal distributions on the notes earlier than you expected. You may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

The weighted average life of the notes will be reduced by prepayments on the receivables. The receivables are prepayable at any time without penalty. Distributions of the principal balance of a receivable in advance of the scheduled date for repayment of such principal balance may result from prepayments by obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance. In addition, repurchases or purchases of receivables by the depositor, the servicer, Franklin Capital Corporation or any affiliate of any of them as a result of certain uncured breaches of the representations, warranties and covenants with respect to the receivables may result in the early prepayment of the principal balance of a receivable. The weighted average life of the notes will also be reduced by the payment by the servicer if it exercises its option to purchase all of the remaining receivables when the aggregate principal balance of the receivables is less than 10% of the aggregate principal balance of the receivables as of the cutoff date.

The servicer has limited historical experience with respect to prepayments and is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle retail installment sale contracts similar to the receivables. No reliable prediction can be made as to the actual prepayment rates that will be experienced on the receivables.

The Class B and Class C Notes are Subject to Greater Risk Because They are Subordinated

The Class B Notes bear a greater credit risk than the Class A Notes because payments of principal of and interest on the Class B Notes are subordinated as described herein to payments of principal of and interest on the Class A Notes.

The Class C Notes bear a greater credit risk than the Class A Notes and Class B Notes because payments of principal of and interest on the Class C Notes are subordinated as described herein to payments of principal of and interest on the Class A Notes and Class B Notes.

You may incur losses on your notes because of the subordination described in this prospectus supplement.

An Event of Default Under the Indenture will Affect Each Class of Notes Differently

If the notes are accelerated following an event of default under the indenture, after payment of certain amounts to the trustees, the servicer, the letter of credit provider and the indenture collateral agent, interest on the Class A Notes will be paid ratably and principal payments will be made first to the holders of the Class A-1 Notes until the Class A-1 Notes are paid in full and second to the holders of all other classes of Class A Notes, ratably, based on the outstanding principal amount of each remaining class of Class A Notes until each class is paid in full.  After an event of default under the indenture that results in an acceleration of the notes, the payment priorities change so that all payments of principal of and interest on the Class B Notes and Class C Notes will be subordinated to all payments of principal of and interest on the Class A Notes and all payments of principal of and interest on the Class C Notes will be subordinated to all payments of principal of and interest on the Class B Notes.  You may incur losses on your notes because of the subordination described in this prospectus supplement.

Payment Priorities and Subordination Features Increase Risk of Loss or Delay in Payment to Some Classes of Notes

Based on the priorities described in this prospectus supplement under “Description of the Notes—Payments of Principal”, classes of notes that receive payments, particularly principal payments, prior to other classes will be repaid more rapidly than the other classes, and payments to these other classes may be delayed if collections, amounts on deposit in the spread account and amounts available under the letter of credit are inadequate to pay all amounts payable on all classes of notes on any distribution date. In addition, classes of notes that receive payments, particularly principal payments, at lower priorities than other classes may be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after the other classes that have been receiving most or all amounts payable on their notes have been repaid, and after which a disproportionate amount of credit enhancement may have been applied and not replenished. As discussed below under “—The Occurrence of An Event of Default under the Indenture May Delay Payments on the Class B Notes and Class C Notes”, the subordination of the Class B Notes and Class C Notes will increase after an event of default occurs, resulting in an even more pronounced effect on payments.

As a result, the yields of the later maturing classes of Class A Notes  and Class B Notes will be sensitive, and the yields of the Class C Notes will be very sensitive, to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the spread account and amounts available under the letter of credit are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Potential Loss on Notes Due to Adverse Developments in Certain States

Your investment in the notes may be disproportionately affected by economic and other developments that occur in certain states. Economic conditions where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables. Economic conditions in Arizona and Nevada are likely to be adversely affected by contractions in the housing and the gaming industries and declining real estate values, and economic conditions in Texas are likely to be adversely affected by contractions in the oil and gas and the housing industries and declining real estate values. Economic conditions in California are often volatile and from time to time have been adversely affected by natural disasters, contractions in key industries and declining real estate values. No predictions, however, can be made regarding future economic conditions in Arizona, Nevada, New Mexico, Texas, California or any other states where obligors reside.

As of the statistical calculation date, Franklin Capital Corporation’s records indicate that the billing addresses of the originating dealers of the receivables were concentrated in the following states:

State

Percentage

Pool Balance (1)

____________________________________________

Arizona

19.93%

Nevada

19.35%

New Mexico

12.58%

Texas

11.97%

California

9.89%

Oregon

6.32%

 (1) As of the statistical calculation date.

No other state, by billing address, constituted more than 5% of the aggregate principal balance of the receivables as of the statistical calculation date.

For a discussion of the breakdown of the receivables by state, we refer you to “The Receivables” in this prospectus supplement.

Your Notes May Not Be Repaid on Their Final Scheduled Distribution Date

It is expected that final payment of each class of notes will occur on or prior to the respective final scheduled distribution dates.  Failure to make final payment of any class of notes on or prior to the respective final scheduled distribution dates would constitute an event of default under the indenture. However, no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to the applicable final scheduled distribution date. If sufficient funds are not available, final payment of any class of notes could occur later than the final scheduled distribution date for that class.

See “Description of the Notes—Certain Provisions of the Indenture—Events of Default” in this prospectus supplement.

You May Suffer Losses Because You Have Limited Control over Actions of the Trust and Conflicts Between Classes of Notes May Occur

Because the trust has pledged the property of the trust to the indenture collateral agent to secure payment on the notes, the indenture trustee may, and at the direction of the required percentage of the controlling class — which will be the Class A Notes for so long as any Class A Notes are outstanding, the Class B Notes after the Class A Notes have been paid in full and for so long as any Class B Notes are outstanding and the Class C Notes after the Class A Notes and Class B Notes have been paid in full — will, take one or more of the actions specified in the indenture upon the occurrence of an event of default, including the waiver of such event of default and acceleration of the final scheduled distribution dates of the notes. In addition, the holders of a majority of the outstanding principal amount of the Class A Notes, under some circumstances, have the right to waive servicer defaults or terminate the servicer without consideration of the effect such waiver or termination would have on the holders of Class B Notes and Class C Notes. The holders of the Class B Notes and Class C Notes will not have the ability to waive servicer defaults or to remove the servicer until the Class A Notes have been paid in full, and the holders of the Class C Notes will not have the ability to waive servicer defaults or to remove the servicer until the Class A Notes and Class B Notes  have been paid in full.

See “Description of the Purchase Agreements and the Trust Documents—Servicer Default” in the prospectus and “Description of the Trust Documents—Servicer Default; Rights Upon Servicer Default” and “—Waiver of Past Defaults” in this prospectus supplement.

The Failure to Pay Interest on the Subordinated Classes of Notes is Not an Event of Default While Senior Notes are Outstanding

The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes — for example, for so long as any of the Class A Notes are outstanding, the Class B Notes and Class C Notes — will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated notes will not have any right to declare an event of default, to cause the final scheduled distribution dates of the notes to be accelerated or to direct or consent to any action under the indenture.

The Occurrence of an Event of Default under the Indenture May Delay Payments on the Class B Notes and Class C Notes

The trust will not make any distributions of principal or interest on a subordinate class of notes until payment in full of principal and interest on the senior classes of notes following an event of default under the indenture which has resulted in acceleration of the notes.

This may result in a delay or default in making payments on the Class B Notes and Class C Notes.
Potential Loss on Notes Due to Limited Assets of the Trust

The trust will not have any significant assets or sources of funds other than the receivables, amounts on deposit in the spread account and amounts available under the letter of credit. The notes are obligations solely of the trust and will not be insured or guaranteed by Franklin Resources, Inc., Franklin Capital Corporation, Franklin SPE LLC, the servicer or the depositor. Recovery in full of your investment in the notes is dependent solely upon collections on the receivables and, if and to the extent available, amounts on deposit in the spread account and amounts available under the letter of credit.  If collections and such other amounts are insufficient, you may suffer a loss on your investment in the notes.

The Credit Rating of the Letter of Credit Provider Could Affect the Ratings of the Notes

Deutsche Bank AG, New York Branch will be the initial letter of credit provider.  Deutsche Bank AG, New York Branch’s short-term unsecured debt is currently rated “A-1+”, “Prime-1” and “F1+” by S&P, Moody’s and Fitch, Inc., respectively, and Deutsche Bank AG, New York Branch’s long-term senior unsecured debt is currently rated “AA-”, “Aa3” and “AA-” by S&P, Moody’s and Fitch, Inc., respectively.  The ratings on the notes are dependent in part upon the credit ratings of the letter of credit provider.  No assurance can be given that the current rating of Deutsche Bank AG, New York Branch’s long-term senior unsecured debt or short-term unsecured debt will be maintained.  If a credit rating of the letter of credit provider is qualified, reduced or withdrawn and the available draw amount on the letter of credit is not deposited into the spread account or a substitute provider is not obtained in accordance with the terms of the letter of credit, the ratings of the notes may be qualified, reduced or withdrawn.  As a result, the value and marketability of the notes may be adversely affected.  See “Description of the Trust Documents—Credit Enhancement—Letter of Credit” in this prospectus supplement.

The Notes are Not Suitable Investments for All Investors

The notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date.  The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk of an investment in the notes, the tax consequences of an investment in the notes, and the interaction of these factors.

The Note Ratings Do Not Assess the Suitability of Your Investment in the Notes; The Note Ratings May Be Withdrawn at Any Time

A rating is not a recommendation to purchase, hold or sell the notes. The ratings of the notes address the likelihood of the timely payment of interest on the notes and the ultimate payment of the principal of the notes at their maturity. You cannot be sure that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the notes are lowered or withdrawn for any reason, your ability to resell your notes at a price sufficient to recover your investment in full will be impaired.

The Return on Your Notes Could be Reduced by Shortfalls Due to the Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to a borrower who enters active military service and to a borrower in reserve status who is called to active duty after the origination of his receivable.  The response of the United States to the terrorist attacks on September 11, 2001 in New York City and Washington, D.C., including the military operations in Afghanistan and Iraq has included rescue efforts and the activation to active duty of persons in reserve military status, and may include further calls to active duty.  The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest above an annual rate of 6% during the period of that obligor’s active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding 7 days.  We do not know how many receivables have been or may be affected by the application of the Relief Act. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, both the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the related financed vehicle during the obligor’s period of active duty status and, in some cases, during an additional three-month period thereafter. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the trust’s rights with respect to the receivable and the related financed vehicle in a timely fashion.

Certain Obligors’ Ability to Make Timely Payments on the Receivables May Be Adversely Affected by Extreme Weather Conditions

Extreme weather conditions, such as the hurricanes in Florida and the southeastern United States, and the recent flooding that occurred in the State of Louisiana, the State of Texas and the State of California could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, the related obligors’ ability to make timely payments could be adversely affected. The trust’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

The Potential Energy Crisis and/or Record High Oil Prices May Adversely Affect the Trust’s Ability to Make Payments on the Notes

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

An Event of Default and Acceleration of the Notes May Result in Earlier than Expected Payment of Your Notes, Losses on Your Notes and Changes in the Priority of Payments

An event of default may result in an acceleration of payments on your notes.  You will suffer losses if collections on the receivables and the proceeds of any sale of receivables are insufficient to pay the amounts owed on your notes.  If your notes are paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes.  If the notes are accelerated after an event of default, the trust will not pay interest or principal on any notes that are not part of the controlling class until all interest and principal on the notes of the controlling class are paid in full.  This may result in a delay or default in paying interest or principal on the Class B or Class C notes.

For a more detailed description of events of default and acceleration of the notes, you should read “The Notes—The Indenture—Events of Default; Rights upon Events of Default” in the prospectus.  For a more detailed description of the change in the priority of payments following certain events of default and acceleration of the notes, you should read “Description of the Trust Documents—Distributions—Priority of Payments Following Events of Default Resulting in Acceleration of the Notes” in this prospectus supplement.

For a more detailed description of overcollateralization as a form of credit enhancement for your notes, you should read “Description of the Trust Documents—Credit Enhancements” in this prospectus supplement.

Excessive Prepayments and Defaults on the Higher Annual Percentage Rate Receivables May Adversely Impact Your Notes

Some of the receivables will have annual percentage rates that are less than the interest rate on your notes plus various fees.  Excessive prepayments and defaults on the higher annual percentage rate receivables may adversely impact your notes by reducing the amounts available to make interest and principal payments on the notes.

Changes in Pool Characteristics From Those of the Statistical Pool May Adversely Affect Collections on the Receivables and Payments on Your Notes

This prospectus supplement describes only the characteristics of the receivables in the statistical pool as of the statistical calculation date.  The pool of receivables acquired by the trust on the closing date will contain receivables in addition to those included in the statistical pool and some of the receivables in the statistical pool may not be included in the final pool as a result of prepayments or the failure of those receivables to meet the eligibility criteria of the trust.  As a result, the characteristics of the receivables in the final pool as of the closing date may differ from those of the statistical pool as of the statistical calculation date.

Receivables originated or acquired by Franklin Capital after the statistical calculation date may use criteria different from those that were applied to the receivables in the statistical pool and may be of a different credit quality and seasoning, which could adversely affect the amount collected on the receivables.  In addition, the characteristics of the final pool of receivables, including the composition of the receivables, the distribution by annual percentage rate, and geographic distribution may vary from those of the receivables in the statistical pool.  We refer you to “The Receivables” in this prospectus supplement.  Since the weighted average life of the notes will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the notes.  We refer you to “Weighted Average Life Considerations” in this prospectus supplement.

USE OF PROCEEDS

The net proceeds to be received by Franklin Auto Trust 2007-1 from the sale of the Notes will be applied by the Trust to acquire the Receivables from Franklin Receivables LLC (“Franklin Receivables”) and will be applied by Franklin Receivables to acquire the Receivables from Franklin Capital Corporation (“Franklin Capital”, the “Originator” or the “Sponsor”) and Franklin SPE LLC (“Franklin SPE” or the “Additional Seller,”).  Franklin SPE will apply all of the net proceeds from its sale of the related Receivables to the repayment of a “warehouse” debt secured by such Receivables prior to their sale to Franklin Receivables.  One or more of the Underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, has acted as a “warehouse lender” to Franklin SPE and will indirectly receive a portion of the proceeds as repayment of that “warehouse” debt.

THE ISSUING ENTITY

The following information should be read together with the information contained in the accompanying prospectus.  Prospective holders of the Notes (the “Noteholders”) should consider, in addition to the information below, the information under “The Issuing Entities” in the accompanying prospectus.

General

Franklin Auto Trust 2007-1 (the “Trust” or the “Issuing Entity”) is a statutory trust which was formed under the laws of the State of Delaware pursuant to a trust agreement (the “Short-Form Trust Agreement”), dated as of March 15, 2007, between Franklin Receivables LLC, as depositor (the “Depositor”), and Deutsche Bank Trust Company Delaware, as owner trustee (the “Owner Trustee”), for the purpose of engaging in the transactions described in this prospectus supplement.  The Depositor and the Owner Trustee will enter into an amended and restated trust agreement on the Closing Date (the “Amended and Restated Trust Agreement” and, together with the Short-Form Trust Agreement, the “Trust Agreement”). After its formation, the Trust will not engage in any activity other than (a) acquiring, holding and managing the pool of retail installment sale contracts regarding the Financed Vehicles (as defined herein), between the respective Dealer and the related Obligor (which we refer to in this prospectus supplement as the “Receivables”) and the other assets of the Trust and proceeds therefrom; (b) issuing the Class A-1 Asset-Backed Notes (the “Class A-1 Notes”), the Class A-2 Asset-Backed Notes (the “Class A-2 Notes”), the Class A-3 Asset-Backed Notes (the “Class A-3 Notes”), the Class A-4 Asset-Backed Notes (the “Class A-4 Notes” and, together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, the “Class A Notes”), the Class B Asset-Backed Notes (the “Class B Notes”) and the Class C Asset-Backed Notes (the “Class C Notes” and, together with the Class A Notes and Class B Notes, the “Notes”), and the certificates (the “Certificates” and, together with the Notes, the “Securities”), which will initially be retained by the Depositor; (c) making payments on the Securities; and (d) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust may not issue securities other than the Notes and Certificates.  Except for the Notes, the Trust is also prohibited from borrowing money or making loans to any other person.

Any amendment to the Trust Agreement to amend, supplement or modify these permitted activities, or otherwise make any modification that would adversely affect in any material respect the Noteholders, would require the consent of the holders of not less than a majority of the aggregate outstanding principal balance of the Notes.  Consent of the Noteholders will not be required for certain amendments specified in the Trust Agreement provided that such action will not adversely affect in any material respect the interests of any Noteholder or result in or cause a significant change to the permissible activities of the Trust.  An amendment will be deemed not to adversely affect in any material respect the interests of any such holder if an opinion of counsel is provided to the effect that such amendment would not adversely affect in any material respect the interests of such holder.

The proceeds of the sale of the Notes will be used by the Trust to acquire the Receivables from the Depositor pursuant to a sale and servicing agreement (the “Sale and Servicing Agreement”), dated as of April 1, 2007, among the Depositor, Franklin Capital Corporation (in its individual capacity, and, as servicer, the “Servicer”), Franklin Resources, Inc. (“Franklin Resources”) and the Issuing Entity. The Receivables will have been transferred to the Depositor by the Originator or the Additional Seller on or prior to the date of the issuance of the Notes pursuant to a purchase agreement (the “Purchase Agreement” and, together with the Trust Agreement and the Sale and Servicing Agreement, the “Trust Documents”), dated as of April 1, 2007, among the Depositor, Franklin Capital and Franklin SPE. The Notes will be issued pursuant to an indenture (the “Indenture”), dated as of April 1, 2007, between the Trust and Citibank, N.A., as indenture trustee and as indenture collateral agent (the “Indenture Trustee” and the “Indenture Collateral Agent,” respectively).

The Servicer will have limited discretionary authority with respect to the Receivables as described under “Description of the Purchase Agreements and the Trust Documents—Servicing Procedures” in the accompanying prospectus.  The Servicer also has the discretion to exercise the clean-up call described under “Description of the Notes—Optional Purchase” in this prospectus supplement and “Description of the Purchase Agreements and the Trust Documents—Termination” in the accompanying prospectus.

The Servicer will indemnify the Trust for liabilities and damages caused by the Servicer’s willful misconduct, bad faith or negligence in the performance of its duties as Servicer.

The trust’s fiscal year end will occur on the 30th day of September each year.

No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds.

The Trust’s principal offices are in Delaware, in care of Deutsche Bank Trust Company Delaware, as Owner Trustee, at the address listed below under “The Owner Trustee.”

Capitalization of the Trust

The following table illustrates the capitalization of the Trust as of April 1, 2007 (the “Cutoff Date”), as if the issuance and sale of the Notes had taken place on such date:

Class A-1 Notes	$54,000,000
Class A-2 Notes	$89,000,000
Class A-3 Notes	$106,000,000
Class A-4 Notes	$44,700,000
Class B Notes	$21,450,000
Class C Notes	$14,850,000
Total	$330,000,000

THE DEPOSITOR

Franklin Receivables LLC (“Franklin LLC”), a wholly-owned subsidiary of Franklin Capital, was formed in the State of Delaware in June 1998. Franklin LLC was organized for limited purposes, which include purchasing receivables from the Originator and the Additional Seller and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive office of Franklin LLC is located at 47 West 200 South, Suite 500, Salt Lake City, Utah 84101. The telephone number of such office is (801) 238-6700.  For additional information regarding the Depositor, see “The Depositor” in the accompanying prospectus.

FRANKLIN CAPITAL CORPORATION

Franklin Capital Corporation, a subsidiary of Franklin Resources, is a Utah corporation which commenced operations in November 1993 to expand Franklin Resources’ automotive lending activities. Franklin Capital conducts its business primarily in the Western and Southwestern regions of the United States and originates its loans primarily through a network of automotive dealerships representing a wide variety of makes and models.  Franklin Capital offers several different loan programs to finance new and used motor vehicles. As of December 31, 2006, Franklin Capital’s total assets included approximately $217 million of motor vehicle retail installment sale contracts and approximately $2.3 million of other fixed term receivables. Franklin Capital indirectly originates and services motor vehicle retail installment sale contracts for itself and for its affiliate, Franklin Templeton Bank & Trust FSB. Franklin Capital provides indirect financing (by the purchase of motor vehicle retail installment sale contracts from automotive dealers) of automotive purchases by individuals with prime, non-prime and sub-prime credit.

Franklin Capital serves as an alternative source of financing to automotive dealers by offering them a portfolio of different motor vehicle financing programs, each developed to target a different credit tier of borrower, thereby providing automotive dealers a one-stop lending alternative for their prime, non-prime and sub-prime borrowers.  Franklin Capital purchases automobile retail installment sale contracts from Dealers in nineteen states: Arizona, California, Colorado, Florida, Georgia, Hawaii, Illinois, Kansas, Michigan, Minnesota, Missouri, Nevada, New Mexico, North Carolina, Oregon, South Carolina, Texas, Utah and Washington.  Most of Franklin Capital’s existing Dealers are located in California and sell both new and used motor vehicles. This prospectus supplement specifies the geographic distribution of the specific Receivables included in the related Trust.  See “The Receivables—Composition” in this prospectus supplement.

Since 1998, one of the primary funding sources for Franklin Capital has been the packaging and sale of receivables through asset-backed securitizations, with receivables pools ranging from approximately $106.5 million to approximately $355 million.  The 2002-2 securitization was privately placed and the other thirteen securitizations were sold to the public under registered transactions.  At December 31, 2006, Franklin Capital had approximately $771.2 million, or 76% of the auto receivables it services contained in securitization transactions. Franklin Capital expects that securitizations will continue to be a material funding source.

For a more detailed description of Franklin Capital, including a description of its loan origination programs, credit evaluation procedures and underwriting guidelines, see “Franklin Capital Corporation” in the accompanying prospectus.

FRANKLIN RESOURCES, INC.

Franklin Resources is the parent company of Franklin Capital.  As of December 31, 2006, Franklin Resources, through its subsidiaries, employed approximately 8,200 employees on a worldwide basis, consisting of officers and investment management, distribution, administrative, sales and clerical support staff.

As of December 31, 2006, total assets under management of Franklin Resources were $564.7 billion. This makes Franklin Resources one of the largest investment management complexes in the United States. As of December 31, 2006, Franklin Resources had total assets of approximately $9.7 billion, total liabilities and minority interest of $2.6 billion and total shareholder equity of $7.1 billion.

For a more detailed description of Franklin Resources see “Franklin Resources, Inc.” in the accompanying prospectus.

AFFILIATIONS AND RELATED TRANSACTIONS

The Trust, the Depositor and Franklin SPE LLC are affiliates of the Sponsor.  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the Depositor, the Trust, Franklin SPE LLC and the Sponsor.

THE OWNER TRUSTEE

Deutsche Bank Trust Company Delaware is the Owner Trustee under the Trust Agreement.  Deutsche Bank Trust Company Delaware is a Delaware banking corporation and an affiliate of Deutsche Bank Trust Company Americas, a New York corporation, which provides support services on its behalf in this transaction.  Its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.

Deutsche Bank Trust Company Delaware has acted as owner trustee on numerous asset-backed securities transactions (with Deutsche Bank Trust Company Americas providing administrative support), including acting as owner trustee on various auto loan and auto lease securitization transactions.  While the structure of the transactions referred to in the preceding sentence may differ among these transactions, Deutsche Bank Trust Company Delaware, and Deutsche Bank Trust Company Americas on its behalf, is experienced in administering transactions of this kind.

THE INDENTURE TRUSTEE

The Indenture Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as Indenture Trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division.  Citibank, N.A. has primary corporate trust offices located in both New York and London.

Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services.  As of the end of the fourth quarter of 2006, Citibank’s Agency & Trust group manages in excess of $3.8 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide.

Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages.  As of the end of the fourth quarter of 2006, Citibank, N.A. acts as indenture trustee and/or paying agent for approximately 55 various asset-backed trusts supported by auto loans or leases.

Citibank, N.A.’s address is (i) solely for purposes of the transfer, surrender or exchange of the Notes, 111 Wall Street, 15th Floor Window, New York, New York 10005, Attn: Corporate Trust Services – Franklin Auto 2007-1, and (ii) for all other purposes, 388 Greenwich Street, 14th Floor, New York, New York 10013, Attn: Structured Finance Agency and Trust -  Franklin Auto 2007-1.

Franklin Capital Corporation and its affiliates may maintain normal commercial banking or investment banking relations with the Indenture Trustee and its affiliates.

For a description of the indenture trustee’s duties and responsibilities under the indenture and the sale and servicing agreement see “Description of the Trust Documents—Duties of the Owner Trustee and the Indenture Trustee” herein.

THE TRUST PROPERTY

The Trust’s assets (the “Trust Property”) will include the following items: (a) certain prime, non-prime and sub-prime motor vehicle retail installment sale contracts (the “Receivables”) secured by new and used automobiles and light trucks (the “Financed Vehicles”); (b) all payments received thereunder on and after the Cutoff Date; (c) such amounts as from time to time may be held in the Collection Account, the Spread Account, the Note Distribution Account and the Principal Distribution Account (each as defined herein), if any; (d) an assignment of the security interests of the Originator and the Additional Seller in the Financed Vehicles; (e) certain proceeds from the exercise of rights against motor vehicle dealers (“Dealers”) under agreements between Franklin Capital and such Dealers (the “Dealer Agreements”); (f) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the retail purchasers obligated under the Receivables (each, an “Obligor,” and collectively, the “Obligors”); (g) the rights of the Depositor under the Purchase Agreement; (h) the Receivables files; and (i) certain other rights under the Trust Documents (including, among others, the right of the Depositor under the Purchase Agreement to require Franklin Capital to repurchase a Receivable upon a breach of certain representations and warranties).  The Notes will also have the benefit of the letter of credit (the “Letter of Credit”) provided by Deutsche Bank AG, New York Branch, as letter of credit provider (the “Letter of Credit Provider”).

The Receivables were originated indirectly by Franklin Capital through the purchase thereof from Dealers.  The Receivables were originated by Dealers in accordance with Franklin Capital’s requirements under agreements with Dealers for assignment to the Originator and the Additional Seller, have been so assigned and evidence the indirect financing made available to the Obligors.  The Dealers generally assign the Receivables without recourse, except that certain Dealer Agreements may provide for repurchase or recourse against the Dealer in the event of a breach of a representation or warranty by the Dealer. Although Franklin Capital’s rights under the Dealer Agreements have not been assigned to the Trust, and the Trust will not have any rights against any Dealer, the Originator and the Additional Seller will assign to the Depositor, and the Depositor will assign to the Trust, the proceeds from any Receivable repurchased by a Dealer as a result of a breach of a representation or warranty in the related Dealer Agreement. See “The Issuing Entities” in the accompanying prospectus.

The “Pool Balance” as of the end of any Monthly Period means an amount equal to the Pool Balance for the immediately preceding Monthly Period, or in the case of the initial Monthly Period the Original Pool Balance, less an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed in accordance with the simple interest method: (a) that portion of all collections on Receivables allocable to principal, including full and partial principal prepayments, received during such Monthly Period with respect to such Monthly Period, (b) the Principal Balance of each Receivable that was purchased or repurchased by Franklin Capital, the Depositor, the Servicer or any affiliate of any of them as of the last day of such Monthly Period, (c) without duplication of amounts in clause (b), the Principal Balance of each Receivable that became a Liquidated Receivable during such Monthly Period, and (d) the aggregate amount of Cram Down Losses during such Monthly Period.  The Pool Balance as of the opening of business on March 1, 2007 (the “Statistical Calculation Date”) was $286,623,465.06.  All of the Receivables must satisfy the eligibility criteria set forth under “The Receivables—Eligibility Criteria” herein.

Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders.  Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under “Description of the Trust Documents—Distributions” herein.

THE RECEIVABLES

The following information supplements the information contained under “The Receivables” in the accompanying prospectus.

General

The Receivables were originated indirectly by Franklin Capital in the ordinary course of its business. The Receivables consist of Prime, Non-Prime and Sub-Prime (each as defined in the accompanying prospectus) motor vehicle retail installment sale contracts.  The Receivables evidence the indirect financing made available by Franklin Capital to the Obligors. The Receivables are secured by the Financed Vehicles and all principal and interest payments due on or after the Cutoff Date and other property specified in the related Receivable.  See “Risk Factors—You May Suffer Losses Due to Defaults by Obligors with Marginal or Negative Credit History, and the Interest Rates on Your Securities May Not Be Sufficient to Cover Your Losses,” “Franklin Capital Corporation—General” and  “—Credit Evaluation Procedures” in the accompanying prospectus.

Eligibility Criteria

The Receivables were or will be selected according to several criteria, including those specified under “The Receivables—General” in the accompanying prospectus. In addition, the Receivables were or will be selected from the Originator’s and the Additional Seller’s portfolio of motor vehicle retail installment contracts based on several criteria, including the following: (a) each Receivable was originated indirectly by Franklin Capital through the purchase thereof from Dealers; (b) each Receivable provides for calculation of interest in accordance with the simple interest method; (c) each Receivable has a contractual annual percentage rate specified in the promissory note associated with each Receivable (“APR”) equal to or greater than 5.49% (although 11 of the Receivables as of the Statistical Calculation Date only have an APR equal to or greater than 5.49% because the Depositor has discounted these Receivables (“Discounted Receivables”) for purposes of this securitization, and accordingly has lowered the Principal Balance on these Receivables); (d) each Receivable has an original term to maturity of not more than 84 months; (e) as of the Cutoff Date, the most recent scheduled payment of each Receivable was made by or on behalf of the Obligor or was not contractually delinquent more than 30 days; (f) no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date; and (g) as of the Cutoff Date, no Obligor on any Receivable was the subject of a bankruptcy proceeding commenced following the execution of the related contract. For purposes of clause (e), a Receivable is considered 30 days delinquent if 30 days have elapsed since the date on which a scheduled payment had been due but not paid.

As of the last day of the second (or, if Franklin Resources or the Depositor elects, the first) month following the discovery by Franklin Resources or the Depositor or receipt by Franklin Resources or the Depositor of notice from the Servicer, the Indenture Trustee or  the Indenture Collateral Agent of a breach of any representation or warranty of the Depositor which materially and adversely affects the interests of the Noteholders in a Receivable, unless such breach is cured, Franklin Resources and the Depositor will jointly and severally have an obligation to purchase the Receivable from the Indenture Collateral Agent and Franklin Capital will be required to purchase the Receivable from Franklin Resources or the Depositor, at a price equal to the amount of outstanding principal of and accrued interest on the Receivable (including one month’s interest thereon, in the month of payment, at the APR less, so long as Franklin Capital is the Servicer, the Servicing Fee and other fees and expenses), after giving effect to the receipt of the Purchase Amount.  The “second month” shall mean the month following the month in which discovery occurs or notice is given, and the “first month” shall mean the month in which discovery occurs or notice is given. The purchase obligation will constitute the sole remedy available to the Noteholders, the Indenture Trustee and the Indenture Collateral Agent for any such uncured breach.

Composition

The statistical information presented in this prospectus supplement, including the summary statistical information set forth below, is based on the Receivables in the statistical pool as of the Statistical Calculation Date.  In addition, prior to April 3, 2007 (the “Closing Date”), certain Receivables may be removed and additional Receivables substituted therefor.  On the Closing Date, the Depositor intends to transfer a larger pool of Receivables to the Trust than is disclosed in this prospectus supplement.  Regularly scheduled payments and prepayments of the Receivables (which are prepayable at any time) between the Statistical Calculation Date and the Cutoff Date will affect the balances and percentages set forth below.  As a result of the potential variation in the pool of Receivables to be transferred to the Trust on the Closing Date and the amortization of the Receivables between the Statistical Calculation Date and the Cutoff Date, the statistical characteristics of the Receivables as of the Cutoff Date may vary from the information in this prospectus supplement.

While the statistical distribution of the final characteristics of the Receivables transferred to the Trust on the Closing Date will vary from the statistical distribution of the characteristics of the statistical pool presented in this prospectus supplement, the Depositor does not believe that the statistical distribution characteristics of the Receivables on the Closing Date will vary materially.

The distribution by new and used Financed Vehicles, the credit quality, the distribution by credit score, the geographic distribution, the distribution by outstanding Principal Balance, the distribution by APR, the distribution by original term and the distribution by remaining term, in each case of the Receivables as of the Statistical Calculation Date, are set forth below.

Distribution by New and Used Financed Vehicles of the Receivables
as of the Statistical Calculation Date

	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)
New	5,871	$128,402,530.18	44.80%
Used	9,178	158,220,934.88	55.20
Total	15,049	$286,623,465.06	100.00%

__________

(1)

Percentages may not add up to 100.00% because of rounding.

Credit Quality of the Receivables as of the Statistical Calculation Date

Class of Receivables(1)	Aggregate Outstanding Principal Balance	Number of Receivables	Weighted Average APR	Weighted Average Original Term (in months)	Weighted Average Remaining Term (in months)	Average Outstanding Principal Balance	Average Original Amount Financed
Prime	$132,443,167.29	6,875	8.82%	71	67	$19,264.46	$21,171.37
Non-Prime	146,250,328.73	7,670	12.21	70	67	19,067.84	20,491.23
Sub-Prime	7,929,969.03	504	16.86	66	63	15,734.07	16,413.66
Total	$286,623,465.06	15,049	10.77%	71	67	$19,046.01	$20,665.38

__________

(1)

The Receivables have been allocated to the Prime, Non-Prime and Sub-Prime categories based on Franklin Capital’s underwriting criteria. There can be no assurance that greater percentages would not be classified as Non-Prime or Sub-Prime under criteria used by other auto lenders. See “Franklin Capital Corporation” in the accompanying prospectus.

Distribution of the Receivables by Credit Score at Time of Origination(1)

Credit Score(2)	Percentage of Aggregate Outstanding Principal Balance(3)
Equal to or greater than 751	13.34%
651 to 750	46.60
551 to 650	37.32
Equal to or less than 550	2.74
Total	100.00%

__________

(1)

Excludes receivables for which the Servicer does not have a record of the credit score.

(2)

A statistically based score generated by credit reporting agencies. Franklin Capital Corporation utilizes TransUnion, Equifax or Experian credit reports depending on location of obligor.

(3)

Percentages may not add up to 100.00% because of rounding.

Geographic Distribution of the Receivables as of the Statistical Calculation Date

State(1)	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(3)
Arizona	2,954	$ 57,122,489.46	19.93%
Nevada	2,795	55,464,853.26	19.35
New Mexico	1,857	36,045,206.10	12.58
Texas	1,646	34,310,764.76	11.97
California	1,720	28,354,675.84	9.89
Oregon	1,040	18,122,884.88	6.32
Illinois	689	13,166,017.12	4.59
Colorado	645	12,993,707.88	4.53
Kansas	465	8,728,414.76	3.05
Missouri	414	7,679,105.55	2.68
Washington	347	6,051,018.15	2.11
Other(2)	477	8,584,327.30	3.00
Total	15,049	$286,623,465.06	100.00%

__________

(1)

Based on billing addresses of the Obligors as of the Statistical Calculation Date.

(2)

Includes states with concentrations less than 1.00% by outstanding Principal Balance.

(3)

Percentages may not add up to 100.00% because of rounding.

Distribution by Outstanding Principal Balance of the Receivables
as of the Statistical Calculation Date

Range of Outstanding Principal Balance	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)
$ 1,000.00 to $ 5,000.00	671	$ 2,119,843.47	0.74%
$ 5,000.01 to $ 10,000.00	1,451	11,303,544.72	3.94
$ 10,000.01 to $ 15,000.00	2,812	35,917,611.14	12.53
$ 15,000.01 to $ 20,000.00	3,770	66,071,704.81	23.05
$ 20,000.01 to $ 25,000.00	3,051	68,104,918.59	23.76
$ 25,000.01 to $ 30,000.00	1,805	49,204,750.97	17.17
$ 30,000.01 to $ 35,000.00	850	27,342,236.67	9.54
$ 35,000.01 to $ 40,000.00	360	13,350,325.83	4.66
$ 40,000.01 to $ 45,000.00	141	5,908,940.06	2.06
$ 45,000.01 to $ 50,000.00	69	3,259,081.37	1.14
$ 50,000.01 to $ 55,000.00	37	1,925,475.98	0.67
$ 55,000.01 to $ 60,000.00	18	1,021,254.36	0.36
$ 60,000.01 to $ 65,000.00	5	310,109.10	0.11
$ 65,000.01 to $ 70,000.00	3	201,069.50	0.07
$ 70,000.01 to $ 75,000.00	1	70,353.01	0.02
$ 75,000.01 to $ 80,000.00	4	307,371.21	0.11
$200,000.01 to $204,874.26	1	204,874.26	0.07
Total	15,049	$286,623,465.06	100.00%

__________

(1)

Percentages may not add up to 100.00% because of rounding.

Distribution by Annual Percentage Rate of the Receivables as of the Statistical Calculation Date

Range of Annual Percentage Rate	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)
5.49% to 5.99%	132	$ 1,338,319.43	0.47%
6.00% to 6.99%	1,008	17,970,328.82	6.27
7.00% to 7.99%	1,693	33,968,581.68	11.85
8.00% to 8.99%	2,171	45,251,638.71	15.79
9.00% to 9.99%	2,212	46,448,399.51	16.21
10.00% to 10.99%	1,732	36,055,580.68	12.58
11.00% to 11.99%	1,225	24,377,167.14	8.50
12.00% to 12.99%	1,321	24,449,460.68	8.53
13.00% to 13.99%	896	16,018,665.06	5.59
14.00% to 14.99%	830	14,294,903.48	4.99
15.00% to 15.99%	556	9,134,043.06	3.19
16.00% to 16.99%	354	5,353,267.35	1.87
17.00% to 17.99%	307	4,545,129.90	1.59
18.00% to 18.99%	268	3,534,472.18	1.23
19.00% to 19.99%	119	1,464,799.86	0.51
20.00% to 20.99%	47	554,082.62	0.19
21.00% to 21.99%	128	1,337,537.86	0.47
22.00% to 22.99%	14	155,007.76	0.05
23.00% to 23.99%	21	250,100.65	0.09
24.00% to 24.99%	14	117,653.69	0.04
29.00% to 29.99%	1	4,324.94	*
Total	15,049	$286,623,465.06	100.00%

__________

*

Indicates a percentage greater than 0.000% and less than 0.005%.

(1)

Percentages may not add up to 100.00% because of rounding.

Distribution by Original Term of the Receivables as of the Statistical Calculation Date

Range of Original Term	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)
12 to 24 months	31	$ 213,689.43	0.07%
25 to 36 months	224	2,018,049.99	0.70
37 to 48 months	496	5,525,756.08	1.93
49 to 60 months	2,999	40,584,574.94	14.16
61 to 72 months	9,493	191,832,444.41	66.93
73 to 84 months	1,806	46,448,950.22	16.21
Total:	15,049	$286,623,465.06	100.00%

__________

(1)

Percentages may not add up to 100.00% because of rounding.

Distribution by Remaining Term of the Receivables as of the Statistical Calculation Date

Range of Remaining Term	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)
6 to 12 months	421	$ 1,216,464.72	0.42%
13 to 24 months	810	5,916,845.17	2.06
25 to 36 months	328	3,250,059.28	1.13
37 to 48 months	515	5,760,641.63	2.01
49 to 60 months	2,626	40,338,880.22	14.07
61 to 72 months	8,907	191,483,924.96	66.81
73 to 84 months	1,442	38,656,649.09	13.49
Total:	15,049	$286,623,465.06	100.00%

__________

(1)

Percentages may not add up to 100.00% because of rounding.

Delinquency and Loss Experience

Franklin Capital began operations in November 1993. The table below sets forth the delinquency and loss experience of Franklin Capital (including the delinquency and loss experience of Franklin Capital with respect to the receivables securitized by Franklin Capital, all of which have been serviced since origination by Franklin Capital) as of the end of each of the periods indicated. The information set forth in the following table may be affected by the size, growth and decline, and seasoning of the portfolio.  In addition, delinquency and loan loss experience may be influenced by a variety of economic, social and other factors.  Accordingly, no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience on the Receivables.

Franklin Capital Corporation
Managed Auto Portfolio
Historical Delinquency and Loss Experience

	At September 30,					At December 31,
Delinquency experience	2002	2003	2004	2005	2006	2005	2006
Portfolio Outstanding at end of period(1)	$649,900,399	$834,743,034	$898,917,337	$912,123,393	$955,955,864	$904,131,043	$989,979,457
Delinquencies at end of period(2)
30-59 days	$ 7,332,303	$ 8,098,368	$ 8,723,867	$ 8,212,212	$ 10,613,060	$10,367,642	$13,526,466
60-89 days	2,956,847	3,324,590	3,450,454	3,658,468	3,425,586	3,747,210	3,579,549
90 days or more	2,661,383	4,293,896	3,333,296	4,063,144	3,385,386	4,225,774	3,424,257
Total delinquencies	$ 12,950,533	$ 15,716,854	$ 15,507,617	$ 15,933,823	$ 17,424,032	$18,340,625	$20,530,272
Total delinquencies as a percentage of portfolio outstanding at end of period	1.99%	1.88%	1.73%	1.75%	1.82%	2.03%	2.07%
	For fiscal years ended September 30,					Three months ended December 31,
Credit/Loss experience	2002	2003	2004	2005	2006	2005	2006
Average portfolio outstanding during period (1)(3)	$575,000,731	$744,392,843	$880,556,928	$907,996,350	$913,694,010	$905,681,014	$970,924,820
Average number of loans outstanding during period	40,282	51,409	58,708	62,537	63,843	64,731	66,777
Number of repossessions during period	1,213	1,723	1,675	1,494	1,390	423	308
Repossessions as a percentage of average number of loans outstanding during period	3.01%	3.35%	2.85%	2.39%	2.18%	2.61%(6)	1.84%(6)
Gross charge-offs(4)	$ 13,270,935	$ 18,122,626	$ 20,245,689	$ 17,578,496	$ 16,311,742	$4,822,234	$4,468,359
Recoveries(5)	2,220,373	2,865,893	3,777,474	4,476,403	5,359,682	1,285,222	1,121,892
Net losses	$ 11,050,562	$ 15,256,733	$ 16,468,216	$ 13,102,093	$ 10,952,060	$3,537,012	$3,346,468
Net losses as a percentage of average portfolio outstanding during the period	1.92%	2.05%	1.87%	1.44%	1.20%	1.56%(6)	1.38%(6)

________________________

(1)

For simple interest contracts, Portfolio Outstanding represents the outstanding Principal Balance plus the insurance receivable (if any). Portfolio Outstandings are reduced by any rejected or unapplied payments, but such amounts are not subtracted from the balances of delinquent contracts. Portfolio Outstanding also includes unearned dealer reserve.

(2)

The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes receivables on hand that have not been charged-off.

(3)

Average calculated on a daily basis, except as noted.

(4)

Gross charge-offs represents the outstanding balance (calculated as per (1) above) of contracts charged-off in the period less proceeds from the disposition of the collateral, net of any repossession expenses.

(5)

Recoveries represents amounts received on previously charged-off contracts net of recovery expenses.

(6)

Annualized.

DESCRIPTION OF THE NOTES

General

The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement (as defined in the accompanying prospectus).  The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is hereby made.

The Notes will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through The Depository Trust Company (“DTC”).  The Indenture Trustee will initially be designated as the registrar for the Notes. See “Certain Information Regarding the Securities—Book-Entry Registration” in the accompanying prospectus and Annex 1 thereto.

Payments of Interest

Interest on the outstanding principal amount of each class of Notes will accrue at the applicable Interest Rate (as defined herein) and will be payable to the Noteholders of such class on the 15th day of each month, or, if the 15th day is not a Business Day (as defined herein), on the next following Business Day (each, a “Distribution Date”), commencing in May 2007.  The Trust will make payments to the Noteholders as of the related Record Date.

“Business Day” means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of California, Delaware, New York or Utah are authorized or obligated to be closed.

Calculation of Interest. Interest will accrue during each interest period (each, an “Interest Period”) and will be calculated on the various classes of Notes as follows:

•

Actual/360 - Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed in the related Interest Period and a 360-day year.  Interest on the Class A-1 Notes will accrue from and including the previous Distribution Date (or in the case of the first Distribution Date, the Closing Date) to but excluding the current Distribution Date.

•

30/360 - Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on these classes of Notes will accrue from and including the fifteenth day of the calendar month preceding the related Distribution Date (or in the case of the first Distribution Date, the Closing Date) to but excluding the fifteenth day of the following calendar month.

Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate. Interest payments on the Notes will be made from Available Funds (as defined herein) in the order and priority described under “Description of the Trust Documents—Distributions” herein.

The Trust Will Pay Interest Pro Rata to Class A Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due.  The amount available for interest payments on the Class A Notes could be less than the amount of interest payable on the Class A Notes on any Distribution Date. In that event, the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A Notes. Each such class’ ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the Class A Noteholders.

Interest Paid on the Class B Notes is Subordinate to Interest Paid on the Class A Notes; Interest Paid on the Class C Notes is Subordinate to Interest Paid on the Class B Notes.  Interest will not be paid (i) on the Class B Notes on any Distribution Date until interest payments on the Class A Notes have been paid in full and the First Priority Principal Distribution Amount, if any, has been allocated and (ii) on the Class C Notes on any Distribution Date until interest payments on the Class A Notes and Class B Notes have been paid in full and the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any, has been allocated. See “Description of the Trust Documents—Distributions” in this prospectus supplement.

Events of Default Regarding the Payment of Interest.  An Event of Default under the Indenture will occur if the full amount of interest due on the Controlling Class of Notes is not paid within 5 days of the related Distribution Date. While any of the Class A Notes remain outstanding, the failure to pay interest on the Class B Notes and Class C Notes will not be an Event of Default.  While any of the Class B Notes remain outstanding, the failure to pay interest on the Class C Notes will not be an Event of Default.  Payments on the Notes may be accelerated upon an Event of Default.  The priority of payments on the Notes will change following the acceleration of the Notes upon an Event of Default.  See “—Certain Provisions of the Indenture—Events of Default” in this prospectus supplement.

Payments of Principal

Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Principal Distribution Amount. The “Principal Distribution Amount” with respect to any Distribution Date equals the sum of:

•

the First Priority Principal Distribution Amount (as defined herein);

•

the Second Priority Principal Distribution Amount (as defined herein); and

•

the Regular Principal Distribution Amount (as defined herein).

The Trust will pay principal on the Notes from Available Funds in accordance with the priorities described in “Description of the Trust Documents—Distributions” in this prospectus supplement.

Principal payments on the Notes from the Principal Distribution Amount on each Distribution Date will generally be paid in the following amounts and order of priority:

(1)

to the Class A-1 Notes until paid in full;

(2)  to the Class A-2 Notes until paid in full;

(3)

to the Class A-3 Notes until paid in full;

(4)

to the Class A-4 Notes, until paid in full;

(5)

to the Class B Notes, until paid in full; and

(6)

to the Class C Notes, until paid in full.

Notes Might Not be Repaid on Their Final Scheduled Distribution Dates.  The outstanding principal amount of the Notes of any class, to the extent not previously paid, will be due and payable on the respective Final Scheduled Distribution Date for such class set forth on the cover of this prospectus supplement.  The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such class, depending on a variety of factors, including those described under “Weighted Average Life Considerations” in this prospectus supplement and “Yield and Prepayment Considerations” in the accompanying prospectus.

Event of Default Regarding the Payment of Principal.  An Event of Default under the Indenture will occur if any principal payment on any Note is not made when that payment is due and payable.  Payments on the Notes may be accelerated upon an Event of Default.  Following the occurrence of an Event of Default that has resulted in an acceleration of the Notes, principal payments on the Notes will be made in the order of priority that applies in the case of such Event of Default, as described below under “Description of the Trust Documents—Distributions—Priority of Payments Following Events of Default Resulting in Acceleration of the Notes” in this prospectus supplement.

Optional Purchase

The Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance has declined to 10% or less of the Original Pool Balance, as described in the accompanying prospectus under “Description of the Purchase Agreements and the Trust Documents—Termination.” Such optional purchase will effect early retirement of the Notes. The optional purchase price must be equal to the unpaid principal amount of the Notes of each class, plus accrued and unpaid interest thereon. To the extent that there are subsequent recoveries on Receivables charged off prior to termination of the Trust, such recoveries will not be remitted to Noteholders.

Certain Provisions of the Indenture

Events of Default.  The events of default under the Indenture (the “Events of Default”) are set forth in the accompanying prospectus under “The Notes—The Indenture—Events of Default; Rights upon Event of Default”, except that clause (a) of the definition of “Event of Default” in the accompanying prospectus will be an Event of Default only upon the occurrence of a default for 5 days or more in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and that holders of at least 25% in aggregate principal amount of the Controlling Class of Notes then outstanding will provide the notice required under clauses (c) and (d) of the definition of “Event of Default” in the accompanying prospectus.  In addition, if an Event of Default should occur, the Indenture Trustee may, or if so requested by the majority of the outstanding principal amount of the Controlling Class, will declare the principal of the Notes to be immediately due and payable.

The “Controlling Class” will be the Class A Notes until they are paid in full; thereafter the Class B Notes until they are paid in full; and thereafter the Class C Notes.

Rights upon Event of Default.  If the Notes have been declared immediately due and payable following  an Event of Default, the Indenture Trustee and the holders of a majority of the outstanding principal amount of the Controlling Class of Notes then outstanding will have the rights set forth in the accompanying prospectus under “The Notes—The Indenture—Events of Default; Rights upon Event of Default”.  In the case of any Event of Default other than a default in the payment of principal of a Note or a default for five days or more in the payment of interest on any Note of the Controlling Class, the Indenture Trustee may not sell the Receivables unless one of the conditions set forth in the accompanying prospectus under “The Notes—The Indenture— Events of Default; Rights upon Event of Default” is satisfied.

STATIC POOLS

Static Pool Information About Certain Previous Securitized Pools

Appendix A of this prospectus supplement sets forth in tabular format static pool information regarding specified pools of retail installment sale contract receivables securitized by the Sponsor during the last five years. The term ‘securitized pool’ refers to the securitized pool of receivables as of the initial cutoff date together with each subsequent cutoff date, if applicable. The characteristics of each receivables pool described above are based on the securitized pool of receivables as of the related initial cutoff date together with each subsequent cutoff date. The characteristics of the actual securitized pool may vary somewhat from the characteristics of the receivables in the cutoff date pool.

The characteristics of receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the Receivables included in the Cutoff Date pool or the final pool of Receivables for this transaction, and the social, economic and other conditions existing at the time when the Receivables in this receivables pool were originated and that will exist when the Receivables in the current Receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of the prior securitized pools will correspond to or be an accurate predictor of the performance of this Receivables securitization transaction.

Appendix A of this prospectus supplement includes the following summary information for each of the actual securitized pools as of the cutoff date:

●

cutoff date;

●

number of receivables;

●

aggregate principal balance;

●

average, highest and lowest initial principal balance;

●

weighted average, highest and lowest initial interest rate;

●

weighted average, highest and lowest credit score;

●

weighted average, longest and shortest original term;

●

weighted average, longest and shortest remaining term;

●

percentage of principal balance of new versus used; and

●

geographic distribution of receivables.

Information about pools that were securitized before January 1, 2006 or static pool information concerning the receivables relating to periods prior to January 1, 2006 will not be deemed to be part of this prospectus supplement, the prospectus or the registration statement that includes the prospectus.

WEIGHTED AVERAGE LIFE CONSIDERATIONS

The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables, on any repurchases or purchases of Receivables by the Depositor, the Servicer, Franklin Capital, or any affiliate of any of them as a result of certain uncured breaches of the representations, warranties and covenants with respect to the Receivables or on the exercise by the Servicer of its purchase option. As a result, final payment of any class of Notes could occur significantly earlier than the Final Scheduled Distribution Date for such class of Notes. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

The tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” (the “ABS Table”) has been prepared on the basis of the following assumptions: (a) the Trust includes 10 pools of Receivables with the characteristics set forth in the following table; (b) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases; (c) each scheduled monthly payment on the Receivables is made on the last day of each month commencing in April 2007 and each month has 30 days; (d) the initial principal amount of each class of Notes is as set forth on the cover page hereof; (e) interest accrues during each Interest Period at the applicable Interest Rate; (f) payments on the Notes are made on the fifteenth day of each month whether or not such day is a Business Day, commencing May 15, 2007; (g) the Notes are purchased on April 3, 2007; (h) the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table such that each Receivable will amortize in amounts sufficient to repay the Principal Balance of such Receivable by its indicated remaining term to maturity; (i) the Cutoff Date is April 1, 2007; (j) the Servicer does not exercise its option to purchase the Receivables (except to the extent otherwise provided in footnote (3) to the ABS Tables); (k) the servicing fee rate is 1.25% per annum; and (l) each class of Notes has the related Final Scheduled Distribution Date set forth on the cover page of this prospectus supplement.

Pool	Aggregate Outstanding Principal Balance	APR	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$3,627,109.88	14.683%	44	41
2	$20,492,787.40	13.515%	60	55
3	$124,830,869.62	12.211%	72	68
4	$17,119,463.78	10.306%	78	76
5	$5,285,162.29	8.662%	43	41
6	$23,159,588.65	8.315%	60	56
7	$89,280,431.49	8.835%	72	67
8	$37,249,470.53	9.010%	80	77
9	$3,735,407.99	18.596%	58	54
10	$5,219,708.37	15.588%	71	68

The ABS Tables indicate, based on the assumptions set forth above, the percentages of the initial principal amount of each class of Notes that would be outstanding after each of the Distribution Dates shown at various percentages of ABS and the corresponding weighted average lives of such Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial principal amount outstanding over time and the weighted average lives of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes				Class A-2 Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2007	90.02%	86.81%	83.46%	79.95%	100.00%	100.00%	100.00%	100.00%
6/15/2007	80.06%	73.70%	67.07%	60.15%	100.00%	100.00%	100.00%	100.00%
7/15/2007	70.10%	60.68%	50.85%	40.59%	100.00%	100.00%	100.00%	100.00%
8/15/2007	60.16%	47.75%	34.80%	21.27%	100.00%	100.00%	100.00%	100.00%
9/15/2007	50.22%	34.90%	18.91%	2.21%	100.00%	100.00%	100.00%	100.00%
10/15/2007	40.30%	22.14%	3.20%	0.00%	100.00%	100.00%	100.00%	89.93%
11/15/2007	30.39%	9.48%	0.00%	0.00%	100.00%	100.00%	92.51%	78.68%
12/15/2007	20.49%	0.00%	0.00%	0.00%	100.00%	98.12%	83.19%	67.59%
1/15/2008	10.60%	0.00%	0.00%	0.00%	100.00%	90.55%	73.97%	56.66%
2/15/2008	0.73%	0.00%	0.00%	0.00%	100.00%	83.03%	64.87%	45.89%
3/15/2008	0.00%	0.00%	0.00%	0.00%	94.46%	75.58%	55.87%	35.29%
4/15/2008	0.00%	0.00%	0.00%	0.00%	88.48%	68.18%	46.99%	24.86%
5/15/2008	0.00%	0.00%	0.00%	0.00%	82.52%	60.84%	38.23%	14.60%
6/15/2008	0.00%	0.00%	0.00%	0.00%	76.56%	53.57%	29.58%	4.52%
7/15/2008	0.00%	0.00%	0.00%	0.00%	70.61%	46.36%	21.04%	0.00%
8/15/2008	0.00%	0.00%	0.00%	0.00%	64.68%	39.21%	12.63%	0.00%
9/15/2008	0.00%	0.00%	0.00%	0.00%	58.75%	32.12%	4.34%	0.00%
10/15/2008	0.00%	0.00%	0.00%	0.00%	52.83%	25.10%	0.00%	0.00%
11/15/2008	0.00%	0.00%	0.00%	0.00%	46.92%	18.15%	0.00%	0.00%
12/15/2008	0.00%	0.00%	0.00%	0.00%	41.02%	11.27%	0.00%	0.00%
1/15/2009	0.00%	0.00%	0.00%	0.00%	35.13%	4.45%	0.00%	0.00%
2/15/2009	0.00%	0.00%	0.00%	0.00%	29.26%	0.00%	0.00%	0.00%
3/15/2009	0.00%	0.00%	0.00%	0.00%	23.39%	0.00%	0.00%	0.00%
4/15/2009	0.00%	0.00%	0.00%	0.00%	17.54%	0.00%	0.00%	0.00%
5/15/2009	0.00%	0.00%	0.00%	0.00%	11.70%	0.00%	0.00%	0.00%
6/15/2009	0.00%	0.00%	0.00%	0.00%	5.87%	0.00%	0.00%	0.00%
7/15/2009	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%	0.00%	0.00%
8/15/2009	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (Years)(1)(2)	0.49	0.40	0.33	0.29	1.62	1.29	1.05	0.88
Weighted Average Life to Call (Years)(1)(3)	0.49	0.40	0.33	0.29	1.62	1.29	1.05	0.88

__________________

(1)

The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the Note.

(2)

This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.

(3)

This calculation assumes that the Servicer exercises its option to purchase the Receivables at its earliest opportunity to do so.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes				Class A-4 Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2008	100.00%	100.00%	100.00%	95.47%	100.00%	100.00%	100.00%	100.00%
8/15/2008	100.00%	100.00%	100.00%	87.30%	100.00%	100.00%	100.00%	100.00%
9/15/2008	100.00%	100.00%	100.00%	79.28%	100.00%	100.00%	100.00%	100.00%
10/15/2008	100.00%	100.00%	96.79%	71.42%	100.00%	100.00%	100.00%	100.00%
11/15/2008	100.00%	100.00%	90.04%	63.71%	100.00%	100.00%	100.00%	100.00%
12/15/2008	100.00%	100.00%	83.39%	56.16%	100.00%	100.00%	100.00%	100.00%
1/15/2009	100.00%	100.00%	76.85%	48.78%	100.00%	100.00%	100.00%	100.00%
2/15/2009	100.00%	98.07%	70.43%	41.55%	100.00%	100.00%	100.00%	100.00%
3/15/2009	100.00%	92.47%	64.11%	34.49%	100.00%	100.00%	100.00%	100.00%
4/15/2009	100.00%	86.92%	57.91%	27.60%	100.00%	100.00%	100.00%	100.00%
5/15/2009	100.00%	81.44%	51.82%	20.88%	100.00%	100.00%	100.00%	100.00%
6/15/2009	100.00%	76.01%	45.84%	14.33%	100.00%	100.00%	100.00%	100.00%
7/15/2009	100.00%	70.66%	39.99%	7.96%	100.00%	100.00%	100.00%	100.00%
8/15/2009	95.18%	65.36%	34.25%	1.76%	100.00%	100.00%	100.00%	100.00%
9/15/2009	90.32%	60.13%	28.64%	0.00%	100.00%	100.00%	100.00%	89.90%
10/15/2009	85.47%	54.97%	23.14%	0.00%	100.00%	100.00%	100.00%	76.06%
11/15/2009	80.64%	49.87%	17.78%	0.00%	100.00%	100.00%	100.00%	62.66%
12/15/2009	75.81%	44.84%	12.54%	0.00%	100.00%	100.00%	100.00%	49.71%
1/15/2010	71.00%	39.89%	7.42%	0.00%	100.00%	100.00%	100.00%	37.20%
2/15/2010	66.20%	35.00%	2.44%	0.00%	100.00%	100.00%	100.00%	25.16%
3/15/2010	61.42%	30.18%	0.00%	0.00%	100.00%	100.00%	94.28%	13.57%
4/15/2010	56.65%	25.43%	0.00%	0.00%	100.00%	100.00%	83.10%	2.45%
5/15/2010	51.89%	20.76%	0.00%	0.00%	100.00%	100.00%	72.23%	0.00%
6/15/2010	47.15%	16.17%	0.00%	0.00%	100.00%	100.00%	61.69%	0.00%
7/15/2010	42.42%	11.64%	0.00%	0.00%	100.00%	100.00%	51.49%	0.00%
8/15/2010	37.70%	7.20%	0.00%	0.00%	100.00%	100.00%	41.61%	0.00%
9/15/2010	33.01%	2.83%	0.00%	0.00%	100.00%	100.00%	32.08%	0.00%
10/15/2010	28.52%	0.00%	0.00%	0.00%	100.00%	96.89%	23.10%	0.00%
11/15/2010	24.04%	0.00%	0.00%	0.00%	100.00%	87.24%	14.45%	0.00%
12/15/2010	19.59%	0.00%	0.00%	0.00%	100.00%	77.77%	6.13%	0.00%
1/15/2011	15.15%	0.00%	0.00%	0.00%	100.00%	68.49%	0.00%	0.00%
2/15/2011	10.72%	0.00%	0.00%	0.00%	100.00%	59.40%	0.00%	0.00%
3/15/2011	6.31%	0.00%	0.00%	0.00%	100.00%	50.50%	0.00%	0.00%
4/15/2011	1.92%	0.00%	0.00%	0.00%	100.00%	41.80%	0.00%	0.00%
5/15/2011	0.00%	0.00%	0.00%	0.00%	94.19%	33.29%	0.00%	0.00%
6/15/2011	0.00%	0.00%	0.00%	0.00%	83.86%	24.99%	0.00%	0.00%
7/15/2011	0.00%	0.00%	0.00%	0.00%	73.58%	16.89%	0.00%	0.00%
8/15/2011	0.00%	0.00%	0.00%	0.00%	63.34%	9.00%	0.00%	0.00%
9/15/2011	0.00%	0.00%	0.00%	0.00%	53.14%	1.32%	0.00%	0.00%
10/15/2011	0.00%	0.00%	0.00%	0.00%	42.99%	0.00%	0.00%	0.00%
11/15/2011	0.00%	0.00%	0.00%	0.00%	33.05%	0.00%	0.00%	0.00%
12/15/2011	0.00%	0.00%	0.00%	0.00%	23.96%	0.00%	0.00%	0.00%
1/15/2012	0.00%	0.00%	0.00%	0.00%	15.71%	0.00%	0.00%	0.00%
2/15/2012	0.00%	0.00%	0.00%	0.00%	7.51%	0.00%	0.00%	0.00%
3/15/2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (Years)(1)(2)	3.20	2.67	2.20	1.83	4.53	4.01	3.35	2.75
Weighted Average Life to Call (Years)(1)(3)	3.20	2.67	2.20	1.83	4.53	4.01	3.35	2.75

__________________

(1)

The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the Note.

(2)

This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.

(3)

This calculation assumes that the Servicer exercises its option to purchase the Receivables at its earliest opportunity to do so.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class B Notes				Class C Notes
Distribution Date	0.50%	1.00%	1.50%	2.00%	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2010	100.00%	100.00%	100.00%	82.94%	100.00%	100.00%	100.00%	100.00%
6/15/2010	100.00%	100.00%	100.00%	61.77%	100.00%	100.00%	100.00%	100.00%
7/15/2010	100.00%	100.00%	100.00%	41.62%	100.00%	100.00%	100.00%	100.00%
8/15/2010	100.00%	100.00%	100.00%	22.50%	100.00%	100.00%	100.00%	100.00%
9/15/2010	100.00%	100.00%	100.00%	4.42%	100.00%	100.00%	100.00%	100.00%
10/15/2010	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	82.02%
11/15/2010	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	59.14%
12/15/2010	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	37.75%
1/15/2011	100.00%	100.00%	96.17%	0.00%	100.00%	100.00%	100.00%	17.88%
2/15/2011	100.00%	100.00%	80.28%	0.00%	100.00%	100.00%	100.00%	5.11%
3/15/2011	100.00%	100.00%	65.13%	0.00%	100.00%	100.00%	100.00%	1.10%
4/15/2011	100.00%	100.00%	50.72%	0.00%	100.00%	100.00%	100.00%	0.00%
5/15/2011	100.00%	100.00%	37.06%	0.00%	100.00%	100.00%	100.00%	0.00%
6/15/2011	100.00%	100.00%	24.17%	0.00%	100.00%	100.00%	100.00%	0.00%
7/15/2011	100.00%	100.00%	12.06%	0.00%	100.00%	100.00%	100.00%	0.00%
8/15/2011	100.00%	100.00%	0.73%	0.00%	100.00%	100.00%	100.00%	0.00%
9/15/2011	100.00%	100.00%	0.00%	0.00%	100.00%	100.00%	85.85%	0.00%
10/15/2011	100.00%	87.18%	0.00%	0.00%	100.00%	100.00%	71.80%	0.00%
11/15/2011	100.00%	72.27%	0.00%	0.00%	100.00%	100.00%	59.03%	0.00%
12/15/2011	100.00%	58.78%	0.00%	0.00%	100.00%	100.00%	47.74%	0.00%
1/15/2012	100.00%	46.64%	0.00%	0.00%	100.00%	100.00%	37.84%	0.00%
2/15/2012	100.00%	34.89%	0.00%	0.00%	100.00%	100.00%	28.95%	0.00%
3/15/2012	98.63%	23.53%	0.00%	0.00%	100.00%	100.00%	21.06%	0.00%
4/15/2012	81.71%	12.56%	0.00%	0.00%	100.00%	100.00%	14.19%	0.00%
5/15/2012	64.88%	1.99%	0.00%	0.00%	100.00%	100.00%	8.37%	0.00%
6/15/2012	48.14%	0.00%	0.00%	0.00%	100.00%	88.19%	3.89%	0.00%
7/15/2012	31.50%	0.00%	0.00%	0.00%	100.00%	74.09%	1.29%	0.00%
8/15/2012	14.95%	0.00%	0.00%	0.00%	100.00%	60.60%	0.24%	0.00%
9/15/2012	0.00%	0.00%	0.00%	0.00%	97.84%	47.71%	0.00%	0.00%
10/15/2012	0.00%	0.00%	0.00%	0.00%	74.24%	35.44%	0.00%	0.00%
11/15/2012	0.00%	0.00%	0.00%	0.00%	50.78%	23.80%	0.00%	0.00%
12/15/2012	0.00%	0.00%	0.00%	0.00%	34.90%	16.03%	0.00%	0.00%
1/15/2013	0.00%	0.00%	0.00%	0.00%	30.75%	13.75%	0.00%	0.00%
2/15/2013	0.00%	0.00%	0.00%	0.00%	26.64%	11.58%	0.00%	0.00%
3/15/2013	0.00%	0.00%	0.00%	0.00%	22.56%	9.52%	0.00%	0.00%
4/15/2013	0.00%	0.00%	0.00%	0.00%	18.51%	7.57%	0.00%	0.00%
5/15/2013	0.00%	0.00%	0.00%	0.00%	14.49%	5.74%	0.00%	0.00%
6/15/2013	0.00%	0.00%	0.00%	0.00%	10.50%	4.02%	0.00%	0.00%
7/15/2013	0.00%	0.00%	0.00%	0.00%	6.54%	2.41%	0.00%	0.00%
8/15/2013	0.00%	0.00%	0.00%	0.00%	2.62%	0.92%	0.00%	0.00%
9/15/2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (Years)(1)(2)	5.23	4.81	4.09	3.29	5.78	5.53	4.77	3.70
Weighted Average Life to Call (Years)(1)(3)	5.03	4.61	3.86	3.12	5.03	4.62	3.87	3.12
	Apr-12*	Nov-11*	Feb-11*	May-10*	Apr-12*	Nov-11*	Feb-11*	May-10*

__________________

(1)

The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the Note.

(2)

This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.

(3)

This calculation assumes that the Servicer exercises its option to purchase the Receivables at its earliest opportunity to do so.

* First Month of Optional Purchase

DESCRIPTION OF THE TRUST DOCUMENTS

The following summary describes certain terms of the Trust Documents.  Forms of the Trust Documents have been filed as exhibits to the Registration Statement.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Trust Documents (as such terms are used in the accompanying prospectus) set forth in the accompanying prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables

Certain information with respect to the sale of the Receivables by the Originator and the Additional Seller to the Depositor pursuant to the Purchase Agreement and the conveyance of the Receivables from the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the accompanying prospectus.  Under the Purchase Agreement, Franklin Capital will make certain representations and warranties as to all of the Receivables sold by it and Franklin SPE and Franklin Capital will have certain obligations to repurchase Receivables as a result of breaches of those representations and warranties. See “Description of the Purchase Agreements and the Trust Documents—Sale and Assignment of Receivables” in the accompanying prospectus.

Accounts

The Servicer will establish and maintain one or more accounts, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, into which all payments made on or with respect to the Receivables will be deposited (the “Collection Account”). All payments from Obligors that are received by the Servicer on behalf of the Trust may be commingled with other assets of the Servicer and need not be deposited into the Collection Account until two Business Days prior to the related Distribution Date. Such collections may be remitted less any payments owed thereon to the Servicer, other than any Additional Servicing Fee. However, at any time that and for so long as (a) there exists a Servicer Default, (b) Franklin Capital is not the Servicer, (c) the Servicer’s (or if the Servicer is Franklin Capital, and Franklin Resources has entered into an agreement, guaranty, surety or other arrangement backing Franklin Capital’s obligations, acceptable to the Rating Agencies (as defined herein), then Franklin Resources’) short-term obligations are not rated at least “A-1” by S&P (as defined herein) and “Prime-1” by Moody’s (as defined herein), or (d) any other condition to making deposits less frequently than every two Business Days as may be specified by the Rating Agencies is not satisfied, the Servicer will be required to deposit into the Collection Account all payments from Obligors received by the Servicer on behalf of the Trust, no later than two Business Days after receipt thereof. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

In addition to the Collection Account:

•

the Servicer will establish and maintain a note distribution account, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, into which amounts released from the Collection Account for distribution to Noteholders will be deposited (the “Note Distribution Account”);

•

the Servicer will establish and maintain an administrative sub-account of the Note Distribution Account from which all principal distributions to Noteholders will be made (the “Principal Distribution Account”); and

•

the Servicer will establish and maintain a spread account, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders and the Letter of Credit Provider (the “Spread Account”).

All such accounts shall be Eligible Deposit Accounts (as defined in the accompanying prospectus).  The Indenture Trustee will make withdrawals from and deposits to the Collection Account, the Note Distribution Account, the Principal Distribution Account and the Spread Account in connection with the distributions to be made pursuant to the Trust Documents and the Indenture.

Duties of the Owner Trustee and the Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the authentication of the Certificates), the Notes or of any  Receivables or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account.  The Owner Trustee will not independently verify the Receivables.  The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement.  In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or the Sale and Servicing Agreement which failure constitutes a Servicer Default unless the Owner Trustee obtains actual knowledge of the failure as specified in the Trust Agreement.

The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than authentication of the Notes) or of any Receivables or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account.  The Indenture Trustee will not independently verify the Receivables.  If no Event of Default or Servicer Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture.  In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will also mail to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture if required by the Trust Indenture Act.  For additional information regarding such reports, see “The Notes—The Indenture” in the accompanying prospectus.

The Indenture Trustee shall not be deemed to have knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or the Sale and Servicing Agreement which failure constitutes an Event of Default or Servicer Default unless the Indenture Trustee obtains actual knowledge of the failure as specified in the Indenture.  The Indenture Trustee will not be under any obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee security or indemnity, reasonably satisfactory to the Indenture Trustee, against the costs, expenses and liabilities that may be incurred by the Indenture Trustee in connection with the exercise of those rights.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture unless (1) that Noteholder previously has given to the Indenture Trustee written notice of the Event of Default, (2) the holders of the Notes evidencing not less than 25% of the voting interests of the Notes, voting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture, (3) that Noteholder has offered to the Indenture Trustee indemnity reasonably satisfactory to it, (4) the Indenture Trustee for 60 days has neglected or refused to institute that proceeding, (5) no direction inconsistent with such request has been given to the Indenture Trustee within such 60-day period by holders of a majority of the outstanding amount of the Notes of the Controlling Class and (6) such Event of Default actually shall have occurred and be continuing.

Servicing Compensation and Trustees’ Fees

The Servicer is entitled under the Sale and Servicing Agreement on each Distribution Date to (a) a servicing fee (the “Servicing Fee”) for the related Monthly Period equal to the lesser of (1) one-twelfth of 1.25% per annum multiplied by the outstanding Pool Balance and (2) the sum of (A) with respect to Prime Receivables, one-twelfth of 1.0% per annum (the “Prime Servicing Fee Rate”) multiplied by that portion of the Pool Balance consisting of Prime Receivables, (B) with respect to Non-Prime Receivables, one-twelfth of 1.5% per annum (the “Non-Prime Servicing Fee Rate”) multiplied by that portion of the Pool Balance consisting of Non-Prime Receivables, and (C) with respect to Sub-Prime Receivables, one-twelfth of 2.0% per annum (the “Sub-Prime Servicing Fee Rate,” and collectively with the Prime Servicing Fee Rate and the Non-Prime Servicing Fee Rate, the “Servicing Fee Rate”) multiplied by that portion of the Pool Balance consisting of Sub-Prime Receivables, in each case determined as of the last day of the second Monthly Period preceding the applicable Distribution Date, and (b) the investment earnings (net of losses) on the Collection Account. The Servicer may also be paid an additional servicing fee (the “Additional Servicing Fee”) equal to the excess, if any, of the amount calculated pursuant to clause (2) above over the amount calculated pursuant to clause (1) above. The Servicer may retain from collections on Receivables the Servicing Fee and a supplemental servicing fee (the “Supplemental Servicing Fee”) for each Monthly Period equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period.

The Indenture Trustee and the Owner Trustee are entitled to a fee for their services as Trustees under the Indenture and the Trust Documents equal to an amount agreed upon by the Indenture Trustee and the Owner Trustee with the Servicer, respectively.  The Servicer will pay the fees, costs, expenses and indemnification amounts of the Owner Trustee and Indenture Trustee.

Indemnification of the Owner Trustee and the Indenture Trustee and Limitation of Liability

The Owner Trustee and the Indenture Trustee will be indemnified by the Depositor and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by it not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents). The Servicer will also indemnify the Owner Trustee and Indenture Trustee for certain taxes that may be asserted in connection with the transactions contemplated by the Trust Documents.

The liability of the Owner Trustee and the Indenture Trustee in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee and the Indenture Trustee set forth in the Indenture.

Removal of the Owner Trustee and the Indenture Trustee and Limitation of Liability

The Owner Trustee may resign at any time, in which event the Depositor or its successor will be obligated to appoint a successor owner trustee which is eligible under the Trust Agreement. The Depositor also may remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the Trust Agreement or if the Owner Trustee becomes insolvent. In such circumstances, the Depositor will be obligated to appoint a successor owner trustee eligible under the Trust Agreement. Any resignation or removal of the Owner Trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.  The Depositor will reimburse the Owner Trustee and the successor owner trustee for any expenses associated with the replacement of the Owner Trustee.

The Indenture Trustee may resign at any time, in which event the Trust will be obligated to appoint a successor indenture trustee eligible under the Indenture. The Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, or if the Indenture Trustee becomes insolvent. In such circumstances, the Trust will be obligated to appoint a successor indenture trustee eligible under the Indenture. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by a successor indenture trustee. If a successor indenture trustee does not take office within the number of days specified in the Indenture after notice of resignation or removal of the Indenture Trustee, then the Indenture Trustee, the Issuing Entity, or the holders of a majority of the outstanding principal amount of the Controlling Class of Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.  The Depositor and the Servicer will reimburse the Indenture Trustee and the successor indenture trustee for any expenses associated with the replacement of the Indenture Trustee.

Certain Allocations

On the fifth Business Day immediately preceding each Distribution Date (the “Determination Date”), the Servicer will be required to deliver a certificate (the “Servicer’s Certificate”) to the Indenture Trustee and the Owner Trustee specifying, among other things, the aggregate amount of collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Depositor, the Servicer, Franklin Capital or any affiliate of any of them all with respect to the preceding Monthly Period.

Distributions

On the Business Day prior to each Distribution Date, the Servicer is required to instruct the Indenture Trustee to distribute from Available Funds the following amounts in the following order of priority:

1.

to the Servicer, (a) the Servicing Fee for the related Monthly Period and any overdue Servicing Fees and (b) certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the Servicer has not reimbursed itself in respect of such amount or to the extent not retained by the Servicer;

2.

to the Letter of Credit Provider, the Letter of Credit Commitment Fee;

3.

to the Note Distribution Account, the Class A Noteholders’ Interest Distributable Amount;

4.

to the Principal Distribution Account, the First Priority Principal Distribution Amount, to be distributed as described under “Description of the Notes—Payments of Principal” in this prospectus supplement;

5.

to the Note Distribution Account, the Class B Noteholders’ Interest Distributable Amount;

6.

to the Principal Distribution Account, the Second Priority Principal Distribution Amount, to be distributed as described under “Description of the Notes—Payments of Principal” in this prospectus supplement;

7.

to the Note Distribution Account, the Class C Noteholders’ Interest Distributable Amount;

8.

to the Principal Distribution Account, the Regular Principal Distribution Amount, to be distributed as described under “Description of the Notes—Payments of Principal” in this prospectus supplement;

9.

to the Spread Account, the amount required to reinstate the amount in the Spread Account up to the Specified Spread Account Balance;

10.

to the Servicer, the Additional Servicing Fee for the related Monthly Period and any overdue Additional Servicing Fees;

11. to the Letter of Credit Provider, to the extent of Available Funds, any outstanding fees, expenses and indemnification payments not previously paid to it by the Servicer as well as certain other amounts not previously paid to it;

12.

pro rata, to the Indenture Trustee, the Indenture Collateral Agent and the Owner Trustee to the extent of Available Funds, any outstanding fees, expenses, indemnification payments and other amounts payable to the Indenture Trustee, the Indenture Collateral Agent and the Owner Trustee not previously paid to them by the Servicer; and

13.

to the holders of the Certificates, any remaining funds.

Priority of Payments Following Events of Default Resulting in Acceleration of the Notes.  If the Notes are accelerated following an Event of Default under the Indenture, on each Distribution Date thereafter, Available Funds, including any money or property collected through the exercise of post-acceleration remedies pursuant to the Indenture, will be distributed in the following order:

1.

pro rata, to the Servicer, the Owner Trustee, the Indenture Trustee and the Indenture Collateral Agent, the amounts specified in clauses 1 and 12 under “—Distributions” above and to the Letter of Credit Provider, the amount specified in clause 2 under “—Distributions” above;

2.

to the Class A Noteholders for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for interest;

3.

to the Class A-1 Noteholders for amounts due and unpaid on the Class A-1 Notes for principal, until such principal amount is paid in full;

4.

to the Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders, ratably, for amounts due and unpaid on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes for principal, until each such principal amount is paid in full;

5.

to the Class B Noteholders for amounts due and unpaid on the Class B Notes for interest;

6.

to the Class B Noteholders for amounts due and unpaid on the Class B Notes for principal, until such principal amount is paid in full;

7.

to the Class C Noteholders for amounts due and unpaid on the Class C Notes for interest;

8.

to the Class C Noteholders for amounts due and unpaid on the Class C Notes for principal, until such principal amount is paid in full;

9.

to the Letter of Credit Provider, the amounts specified in clause 11 under “—Distributions” above; and

10.

to the holders of the Certificates any remaining funds.

For the purposes hereof, the following terms shall have the following meanings:

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

“Available Collections” means, with respect to any Determination Date, the sum (without double counting) of (a) the Collected Funds (as defined below) for such Determination Date, (b) all Purchase Amounts deposited in the Collection Account during the related Monthly Period, (c) amounts collected following acceleration of the Notes and (d) proceeds upon sale of the Receivables.

“Available Funds” means, with respect to any Determination Date, the sum, for such Determination Date, of (a) Available Collections, (b) the Spread Account Transfer Amount and (c) the Letter of Credit Draw Amount.

“Class A Noteholders’ Interest Distributable Amount” means with respect to any Distribution Date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each class of Class A Notes for such Distribution Date and the Noteholders’ Interest Carryover Shortfall for each class of Class A Notes for such Distribution Date.

“Class B Noteholders’ Interest Distributable Amount” means with respect to any Distribution Date, the sum of the Noteholders’ Monthly Interest Distributable Amount for the Class B Notes for such Distribution Date and the Noteholders’ Interest Carryover Shortfall for the Class B Notes for such Distribution Date.

“Class C Noteholders’ Interest Distributable Amount” means with respect to any Distribution Date, the sum of the Noteholders’ Monthly Interest Distributable Amount for the Class C Notes for such Distribution Date and the Noteholders’ Interest Carryover Shortfall for the Class C Notes for such Distribution Date.

“Collected Funds” means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections (excluding late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period which the Servicer shall retain as the Supplemental Servicing Fee) on the Receivables during the related Monthly Period, including all Net Liquidation Proceeds (as defined below) collected during the related Monthly Period (but excluding any Purchase Amounts).

“Cram Down Loss” means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Principal Balance on that Receivable or otherwise modifying or restructuring the scheduled payments to be made on that Receivable, an amount equal to the amount by which the Principal Balance of that Receivable was reduced by the court.  A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

“Credit Enhancement Target Amount” for a Distribution Date equals the lesser of (1) the aggregate outstanding principal amount of the Notes immediately after all distributions on such Distribution Date and (2) the greatest of (a) 5.00% of the Pool Balance as of the end of the related Monthly Period, (b) 1.50% of the Original Pool Balance and (c) if a Cumulative Net Loss Trigger is in effect for the Distribution Date, the sum of the amount on deposit in the Reserve Account immediately after the prior Distribution Date and the Letter of Credit Available Amount for the previous Distribution Date less any Letter of Credit Draw Amounts on the previous Distribution Date.

“Cumulative Net Loss Trigger” will be in effect for a Distribution Date if the percentage equivalent of a fraction the numerator of which is the difference of (1) the aggregate Principal Balance of all Receivables that became Liquidated Receivables from the Cutoff Date through and including the end of the related Monthly Period and (2) all amounts collected with respect to such Receivables after they became Liquidated Receivables, and the denominator of which is the Original Pool Balance exceeds the percentage set forth below for such Distribution Date:

Distribution Date	Cumulative Net Loss Percentage	Distribution Date	Cumulative Net Loss Percentage
May 2007 0.20%		October 2008 3.35%
June 2007 0.30%		November 2008 3.60%
July 2007 0.40%		December 2008 3.85%
August 2007 0.50%		January 2009 4.05%
September 2007 0.60%		February 2009 4.30%
October 2007 0.70%		March 2009 4.55%
November 2007 0.80%		April 2009 4.80%
December 2007 1.05%		May 2009 5.00%
January 2008 1.25%		June 2009 5.20%
February 2008 1.45%		July 2009 5.40%
March 2008 1.65%		August 2009 5.60%
April 2008 1.85%		September 2009 5.80%
May 2008 2.15%		October 2009 6.05%
June 2008 2.40%		November 2009 6.25%
July 2008 2.65%		December 2009 6.45%
August 2008 2.90%		January 2010
September 2008 3.10%		and thereafter 6.50%

“Eligible Investments” means investments in (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), provided that at the time of the investment, the commercial paper or other short-term senior unsecured debt obligations of such depository institution or trust company shall have a minimum credit rating satisfying the criteria of each of the Rating Agencies rating the Notes; (c) commercial paper having a minimum credit rating satisfying the criteria of each of the Rating Agencies rating the Notes; (d) investments in money market funds having a minimum credit rating satisfying the criteria of each of the Rating Agencies rating the Notes; (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; (f) bankers’ acceptances issued by any depository institution or this company referred to in clause (b) above; (g) any demand deposit in a trust account maintained by the Indenture Trustee consisting of direct obligations of the Indenture Trustee; and (h) other investments acceptable to the Rating Agencies rating the Notes which are consistent with the rating of the Notes.

“Final Scheduled Distribution Date” means (a) with respect to the Class A-1 Notes, the April 2008 Distribution Date, (b) with respect to the Class A-2 Notes, the March 2010 Distribution Date, (c) with respect to the Class A-3 Notes, the January 2012 Distribution Date, (d) with respect to the Class A-4 Notes, the February 2015 Distribution Date, (e) with respect to the Class B Notes, the February 2015 Distribution Date and (f) with respect to the Class C Notes, the February 2015 Distribution Date.

“First Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess, if any, of:

•

the aggregate outstanding principal amount of the Class A Notes immediately preceding such Distribution Date; over

•

the Pool Balance as of the end of the related Monthly Period;

provided, however, that the First Priority Principal Distribution Amount on and after the Final Scheduled Distribution Date for a class of Class A Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of such class of Class A Notes and all earlier maturing classes of Class A Notes to zero.

“Interest Rate” means (a) with respect to the Class A-1 Notes, a rate equal to 5.3204% per annum, (b) with respect to the Class A-2 Notes, a rate equal to 5.14% per annum, (c) with respect to the Class A-3 Notes, a rate equal to 4.95% per annum, (d) with respect to the Class A-4 Notes, a rate equal to 5.03% per annum, (e) with respect to the Class B Notes, a rate equal to 5.13% per annum and (f) with respect to the Class C Notes, a rate equal to 5.43% per annum.

“Letter of Credit Commitment Fee” means, as of any Distribution Date, a monthly fee equal to the product of (a) one-twelfth of 0.25% per annum and (b) the Letter of Credit Available Amount.

“Liquidated Receivable” means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Monthly Period, either: (a) the Servicer has determined in good faith that all amounts it expects to recover have been received, (b) other than with respect to a Receivable for which the related Obligor is in bankruptcy, more than $25.00 of a scheduled payment is 120 or more days delinquent and the Financed Vehicle has been in the Servicer’s possession for a period of at least 45 days, (c) more than $25.00 of a scheduled payment is 120 or more days delinquent, the Servicer has not repossessed the Financed Vehicle and the Obligor has not declared bankruptcy or (d) the Financed Vehicle has been sold and the proceeds received. In any case, if more than $25.00 of principal and interest on a Receivable as of the last day of the related Monthly Period is 180 or more days delinquent, then that Receivable shall be a Liquidated Receivable and shall have a Principal Balance of zero.

“Monthly Period” means, with respect to any Distribution Date, the preceding calendar month.

“Net Liquidation Proceeds” means, with respect to Liquidated Receivables, (a) proceeds from the disposition of the underlying automobile securing the Liquidated Receivables, less reasonable Servicer out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor, (b) any insurance proceeds or (c) other monies received from the Obligor or otherwise.

“Noteholders’ Interest Carryover Shortfall” means, with respect to the first Distribution Date and a class of Notes, zero, and with respect to any other Distribution Date and a class of Notes, the excess of the Noteholders’ Interest Distributable Amount for such class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such class on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by such class of Notes from the fifteenth day of the calendar month preceding the Distribution Date to but excluding the fifteenth day of the following calendar month.

“Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date and a class of Notes, the sum of the Noteholders’ Monthly Interest Distributable Amount for each class of Notes for such Distribution Date and the Noteholders’ Interest Carryover Shortfall for each class of Notes for such Distribution Date.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and a class of Notes, interest accrued during the applicable Interest Period at the Interest Rate borne by such class of Notes on the outstanding principal amount of such class immediately prior to such Distribution Date, calculated (a) in the case of the Class A-1 Notes, on the basis of the actual number of days elapsed in the related Interest Period and a 360-day year, and (b) in the case of the Class A-2 Notes,  Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes, on the basis of a 360-day year consisting of twelve 30-day months.

“Original Pool Balance” means the aggregate Principal Balance of the Receivables as of the Cutoff Date.

“Principal Balance” means, with respect to any Receivable, as of any date, the Amount Financed (as reduced for a Discounted Receivable by the amount discounted as of the Cutoff Date) minus (a) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable (and in the case of a Discounted Receivable, the discounting of the Receivable), and (b) any Cram Down Loss in respect of such Receivable.

“Purchase Amount” means, with respect to a Receivable, the Principal Balance and accrued interest on the Receivable (including one month’s interest thereon, in the month of payment, at the APR less, so long as Franklin Capital is the Servicer, the Servicing Fee), after giving effect to the receipt of any amounts collected (from whatever source) on such Receivable, if any.

“Regular Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to the difference between:

•

the excess, if any, of (a) the aggregate outstanding principal amount of the Notes immediately preceding such Distribution Date over (b) the Pool Balance as of the last day of the related Monthly Period; and

•

the sum of (i) the First Priority Principal Distribution Amount and (ii) the Second Priority Principal Distribution Amount;

provided, however, that the Regular Principal Distribution Amount on or after the Final Scheduled Distribution Date for the Class C Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.

“Second Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to the difference between:

•

the excess, if any, of  (a) the aggregate outstanding principal amount of the Class A Notes and Class B Notes immediately preceding such Distribution Date over (b) the Pool Balance as of the last day of the related Monthly Period; and

•

the First Priority Principal Distribution Amount;

provided, however, that the Second Priority Principal Distribution Amount on and after the Final Scheduled Distribution Date for the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

“Spread Account Excess Amount” means, with respect to any Distribution Date, an amount equal to the excess, if any, of:

•

the amount of cash or other immediately available funds in the Spread Account on that Distribution Date, after giving effect to any other withdrawals from and deposits to the Spread Account relating to that Distribution Date, over

•

the Specified Spread Account Balance with respect to that Distribution Date.

“Spread Account Transfer Amount” means, with respect to any Distribution Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Spread Account on such Distribution Date, before giving effect to any other withdrawals therefrom relating to such Distribution Date, and (b) the amount, if any, by which (1) the Total Required Payments for such Distribution Date exceeds (2) the Available Collections for such Distribution Date.

“Specified Spread Account Balance” means for each Distribution Date, the Credit Enhancement Target Amount for such Distribution Date minus the Letter of Credit Available Amount for such Distribution Date.

“Total Required Payment” means, with respect to any Distribution Date, the sum of all amounts due and payable under clauses 1 through 8 under “—Distributions” above; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, on any Distribution Date until the Distribution Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of specified amounts payable under clauses 1 through 8 under “—Distributions—Priority of Payments Following Events of Default Resulting in Acceleration of the Notes” above.

Credit Enhancements

Excess Interest. Because more interest is expected to be paid by the Obligors with respect to the Receivables than is necessary to pay the related Servicing Fee, the Letter of Credit Commitment Fee and interest on the Notes each month, there is expected to be excess interest.  Although no assurance can be given as to the amount of such excess interest, excess interest generated by the Receivables will provide credit enhancement for the Notes.

Spread Account.  The Servicer will establish the Spread Account in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Certificateholders and the Letter of Credit Provider. To the extent that amounts on deposit in the Spread Account are depleted, the Noteholders will have no recourse to the assets of the Depositor or Servicer as a source of payment.

As of any Distribution Date, the amount of funds actually on deposit in the Spread Account may be less than the Specified Spread Account Balance. On each Distribution Date, the Trust will, to the extent available, deposit the amount, if any, necessary to cause the balance of funds on deposit in the Spread Account to equal the Specified Spread Account Balance to the extent set forth above under “—Distributions”.

The amount on deposit in the Spread Account may decrease:

•

on a Distribution Date by withdrawal of the Spread Account Transfer Amount; and

•

on a Distribution Date by withdrawal of the Spread Account Excess Amount, if any, with respect to such Distribution Date and the payment of such amount to the Certificateholders.

In addition, the Indenture Trustee will, if instructed by the Servicer, withdraw amounts from the Spread Account on any Distribution Date to the extent that such amounts, together with the Available Collections for such Distribution Date, would be sufficient to pay the sum of the Servicing Fee, the Letter of Credit Commitment Fee and all outstanding Notes, including all accrued interest, in full.

Amounts on deposit in the Spread Account will be invested by the Indenture Trustee at the direction of the Servicer in Eligible Investments and investment earnings, net of losses and investment expenses, therefrom will be deposited into the Spread Account. Eligible Investments are generally limited to obligations or securities that mature on or before the next Distribution Date. However, to the extent each Rating Agency rating the Notes confirms that such actions will not adversely affect its ratings of the Notes, funds in the Spread Account may be invested in securities that will not mature prior to the next Distribution Date with respect to such Notes and will not be sold to meet any shortfalls.

However, the amounts on deposit in the Spread Account are limited to the Specified Spread Account Balance. If the amount required to be withdrawn from the Spread Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Spread Account, a temporary shortfall in the amounts distributed to the Noteholders could result. In addition, depletion of the Spread Account could result in losses on your Notes.

The Servicer, with the consent of the Letter of Credit Provider, may, from time to time after the date of this prospectus supplement, modify the formula for determining the Specified Spread Account Balance if each Rating Agency delivers a letter to the Indenture Trustee to the effect that the use of such new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes.  The Sale and Servicing Agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

Letter of Credit.  On the Closing Date, Deutsche Bank AG, New York Branch (“DBNY”), the New York branch of Deutsche Bank Aktiengesellschaft, a banking institution and stock corporation incorporated under the laws of Germany, as the Letter of Credit Provider will issue the Letter of Credit in favor of the Indenture Trustee in the initial available amount of $10,725,000, representing 3.25% of the initial principal amount of the Notes.  On the fourth Business Day immediately preceding each Distribution Date, if the Total Required Payment for such Distribution Date exceeds the Available Funds for such Distribution Date (excluding clause (c) of the definition of Available Funds), the Indenture Trustee, based on calculations of the Servicer delivered to the Indenture Trustee, will deliver a draw notice with respect to the Letter of Credit in an amount (the “Letter of Credit Draw Amount”) equal to the lesser of (i) the amount of such shortfall and (ii) the Letter of Credit Available Amount and distribute such amount as part of Available Funds on such Distribution Date.

For each Distribution Date, the “Letter of Credit Available Amount” will equal the least of (1) the aggregate outstanding principal amount of the Notes immediately after giving effect to all distributions on the prior Distribution Date, (2) the Letter of Credit Available Amount for the prior Distribution Date less any Letter of Credit Draw Amounts on the previous Distribution Date and (3) so long as a Cumulative Net Loss Trigger is not in effect for the Distribution Date, the greater of (a) 5.00% of the Pool Balance as of the end of the Monthly Period preceding the related Monthly Period and (b) 1.50% of the Original Pool Balance, minus the lesser of (i) 0.50% of the Original Pool Balance and (ii) the amount on deposit in the Spread Account immediately after the preceding Distribution Date.

The initial term of the Letter of Credit will expire on the 364th day following the Closing Date (such date as from time to time extended, the “Stated Expiration Date”).  The Stated Expiration Date will be automatically extended for an additional period of 364 days, but not beyond the Final Scheduled Distribution Date of the Class C Notes, unless the Letter of Credit Provider notifies the Indenture Trustee and the Indenture Collateral Agent, at least 45 days prior to the then current Stated Expiration Date, that it is not extending the Letter of Credit for an additional year.  If a replacement letter of credit is not obtained, the Indenture Trustee will be required to make a draw on the Letter of Credit for the full amount of the Letter of Credit Available Amount and deposit such amount in the Spread Account.  If the draw is not made by the Stated Expiration Date, the Letter of Credit will expire without any draws being made.

If (i) DBNY’s short-term unsecured debt rating falls below “Prime-1” by Moody’s or “A-1+” by S&P (or in either case, such lower ratings as may be permitted by Moody’s and S&P) or (ii) DBNY’s long-term unsecured debt rating falls below “A1” by Moody’s (or such lower rating as may be permitted by Moody’s), there will be a grace period to find a replacement letter of credit with substantially similar terms as the Letter of Credit.  If a replacement letter of credit is not obtained within the applicable grace period, the Indenture Trustee will be required to make a draw on the Letter of Credit for the full amount of the Letter of Credit Available Amount and deposit such amount in the Spread Account.  The Letter of Credit will terminate upon the earliest of (i) the Stated Expiration Date, (ii) the date upon which the outstanding principal amount of the Notes have been paid in full, (iii) the date on which the Letter of Credit Provider receives notice from the Indenture Trustee that a replacement letter of credit has been substituted for the Letter of Credit and (iv) the date on which the full amount of the Letter of Credit Available Amount has been drawn.

A draw on the Letter of Credit may also be made under certain additional limited circumstances specified in the Letter of Credit.

The Letter of Credit is intended to enhance the likelihood of timely payment of principal and interest to the holders of the Notes; however, if the Receivables experience delinquencies and losses above certain scenarios, amounts available thereunder could be fully drawn and shortfalls could result.  See “Risk Factors—Potential Loss on Notes Due to Limited Assets of the Trust” herein.

The obligations of DBNY under the Letter of Credit will not be insured by the Federal Deposit Insurance Corporation.  Currently, DBNY’s short-term unsecured debt is rated “A-1+” and “Prime-1” by S&P and Moody’s, respectively, and DBNY’s long-term senior unsecured debt is rated “AA-” and “Aa3” by S&P and Moody’s, respectively.

DBNY is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters, and Deutsche Bank Trust Company Delaware, the Owner Trustee.

Subordination.  Interest and principal payments on the Notes will generally be subordinated on each Distribution Date as follows:

•

no interest will be paid on (i) the Class B Notes until all interest due on the Class A Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest, has been paid in full and (ii) the Class C Notes until all interest due on the Class A Notes and Class B Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest, has been paid in full; and

•

no principal will be paid on (i) the Class B Notes until all principal due on the Class A Notes on that Distribution Date has been paid in full and (ii) the Class C Notes until all principal due on the Class A Notes and Class B Notes on that Distribution Date has been paid in full.

The subordination is intended to decrease the risk of default by the Trust with respect to payments due on the more senior classes of Notes.

Modifications of Receivables

Pursuant to the Trust Documents, the Servicer may modify or grant extensions on a Receivable.  The modification may include a significant reduction of the interest rate of a Receivable for an Obligor who the Servicer expects would default without the interest rate modification.  The number of Receivables with respect to which the Servicer may lower the respective interest rate will be limited to less than 2% of the Original Pool Balance.

Statements to Noteholders

On or prior to each Distribution Date, the Indenture Trustee will be required to make available a statement to the Noteholders. Such statements will be based on the information in the related Servicer’s Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to the Noteholders will include the information described under “Certain Information Regarding the Securities—Statements to Securityholders” in the accompanying prospectus.

Unless and until physical certificates representing such Notes are issued (“Definitive Notes”), such reports and annual reports will be sent on behalf of the Trust to Cede & Co. (“Cede”), as registered holder of the Notes and the nominee of DTC. See “Certain Information Regarding the Securities—Statements to Securityholders” in the accompanying prospectus.

Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the Depositor, the Servicer, Franklin Capital, Franklin SPE or Franklin Resources intends to send any of its financial reports to Noteholders.  The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the “Commission”) periodic reports concerning the Trust to the extent required under the Exchange Act, and the rules and regulations of the Commission thereunder. The reports will also be available at the Internet web site found at https://www.franklincapitalcorporation.com/is/is_reports.aspx.  The Trust may suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer required.

Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder and such other information as the Depositor deems necessary to enable such Noteholder to prepare its tax returns.

Servicer Default; Rights upon Servicer Default

Notwithstanding anything to the contrary set forth under “Description of the Purchase Agreements and the Trust Documents—Servicer Default” in the accompanying prospectus, a “Servicer Default” under the Sale and Servicing Agreement will consist of (a) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee any deposit or payment required to be so made, which failure continues unremedied for 3 Business Days after written notice from the Owner Trustee or the Indenture Trustee is received by the Servicer or after discovery of such failure by the Servicer; (b) any failure by the Servicer or the Depositor duly to observe or perform any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of the holders of the Certificates or the Noteholders and which continues unremedied for 30 days (or such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer delivers an officer’s certificate to the Owner Trustee and the Indenture Trustee to such effect and to the effect that the Servicer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such default) after the giving of written notice of such failure (1) to the Servicer, by the Owner Trustee or the Indenture Trustee or (2) to the Servicer, the Owner Trustee and the Indenture Trustee, by holders of the Controlling Class evidencing not less than 25% in aggregate principal amount of the Controlling Class; (c) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; (d) any representation, warranty or statement of the Servicer, in the Sale and Servicing Agreement or in any certificate, report or other writing delivered pursuant to such agreement or in connection with such agreement having been incorrect in a material respect as of the time made and such incorrectness has a material adverse effect on the Noteholders, and such breach not having been cured within 30 days after notice thereof is given to the Servicer by the Indenture Trustee or the Owner Trustee or by holders of the Controlling Class evidencing not less than 25% in aggregate principal amount of the Controlling Class; and (e) failure by the Servicer to deliver to the Indenture Trustee or Owner Trustee certain reports or the Servicer shall have defaulted in the due observance of the requirements for merger or consolidation of the Servicer.

As long as a Servicer Default under the Sale and Servicing Agreement remains unremedied, either the Indenture Trustee or the Noteholders holding not less than a majority of the principal amount of Notes outstanding may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. All authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement will automatically then pass to the Indenture Trustee, as successor servicer, or a successor servicer appointed by the Indenture Trustee in accordance with the Sale and Servicing Agreement.

Waiver of Past Defaults

Notwithstanding anything to the contrary set forth under “Description of the Purchase Agreements and the Trust Documents—Waiver of Past Defaults” in the accompanying prospectus, holders of the Controlling Class evidencing a majority in aggregate principal amount of the Controlling Class may, on behalf of all holders of Notes, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts. No such waiver will impair the Noteholders’ rights with respect to subsequent defaults.

Amendment

Notwithstanding anything to the contrary set forth under “Description of the Purchase Agreements and the Trust Documents—Amendment” in the accompanying prospectus, the Sale and Servicing Agreement may be amended by Franklin Resources, the Depositor, the Servicer and the Owner Trustee with the consent of the Indenture Trustee (which consent may not be unreasonably withheld) and, in limited circumstances, the consent of the Letter of Credit Provider, but without the consent of the Noteholders or holders of the Certificates, to cure any ambiguity, to comply with any changes in the Code or to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that such action will not adversely affect in any material respect the interests of any Noteholder or any holder of the Certificates or result in or cause a significant change to the permissible activities of the Trust.  An amendment will be deemed not to adversely affect in any material respect the interests of any such holder if an opinion of counsel is provided to the effect that such amendment would not adversely affect in any material respect the interests of such holder. Franklin Resources, the Depositor, the Servicer and the Owner Trustee may also amend the Sale and Servicing Agreement with the consent, in limited circumstances, of the Letter of Credit Provider, the consent of the Indenture Trustee, the consent of Noteholders holding a majority of the principal amount of the Notes outstanding and the consent of holders of the Certificates evidencing a majority of the ownership interests in the Trust to add, change or eliminate any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement or affecting the rights of the Noteholders or holders of the Certificates; provided that such action will not (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or holders of the Certificates or (b) reduce the aforesaid percentage of the Noteholders and holders of the Certificates required to consent to any such amendment, without, in either case, the consent of the holders of all outstanding Notes and Certificates of each class affected thereby. The Depositor and the Servicer must deliver to the Owner Trustee and the Indenture Trustee upon the execution and delivery of the Sale and Servicing Agreement and any amendment thereto an opinion of counsel that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Trust’s interest in the Receivables.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each Distribution Date out of Available Funds.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority of Distribution
Servicing Fee(1)

The lesser of (1) one-twelfth of 1.25% per annum multiplied by the outstanding Pool Balance and (2) the sum of (A) with respect to Prime Receivables, one-twelfth of 1.0% per annum multiplied by that portion of the Pool Balance consisting of Prime Receivables, (B) with respect to Non-Prime Receivables, one-twelfth of 1.5% per annum multiplied by that portion of the Pool Balance consisting of Non-Prime Receivables, and (C) with respect to Sub-Prime Receivables, one-twelfth of 2.0% per annum multiplied by that portion of the Pool Balance consisting of Sub-Prime Receivables(2)

		Servicer	Payable prior to the payment of principal of and interest on the Notes
Letter of Credit Commitment Fee	A monthly fee equal to the product of (a) one-twelfth of 0.25% per annum and (b) the Letter of Credit Available Amount	Letter of Credit Provider	Payable prior to the payment of principal of and interest on the Notes
Additional Servicing Fee	Equal to the excess, if any, of the amount calculated pursuant to clause (2) of the definition of Servicing Fee over the amount calculated pursuant to clause (1) of the definition of Servicing Fee	Servicer	Payable after payments of principal of and interest on the Notes and after required deposits into the Spread Account
Investment Earnings(1)	The investment earnings (net of losses) on the Collection Account	Servicer	Payable prior to the payment of principal of and interest on the Notes
Trust Fees and Expenses	Any outstanding fees, expenses, indemnification payments and other amounts payable to the Indenture Trustee, the Indenture Collateral Agent, the Owner Trustee and the Letter of Credit Provider	Indenture Trustee, the Indenture Collateral Agent, the Owner Trustee and the Letter of Credit Provider	Payable after payments of principal of and interest on the Notes and after required deposits into the Spread Account

(1)  This fee can not be changed without an amendment to the Sale and Servicing Agreement as described under “Description of the Trust Documents—Amendment.”

(2)  Determined, in each case, as of the last day of the second Monthly Period preceding the applicable Distribution Date.

REPORTS FILED WITH THE COMMISSION

Filings with the Securities and Exchange Commission (the “Commission”) relating to the Notes will be made under the name of the Issuing Entity.  The SEC file number for the Issuing Entity is 333-134782-02.  The reports to be filed with the SEC include the monthly reports to be filed under Form 10-D, annual reports filed under Form 10-K (although annual reports may not be prepared or filed after the first 10-K) and current reports filed under Form 8-K.  In addition, the registration statement of which this prospectus supplement is a part and any Rule 424 (of the Securities Act of 1933, as amended) prospectuses will also be on file with the SEC.

ANNUAL STATEMENT AS TO COMPLIANCE

The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.  In addition, the Servicer will be required to provide an annual officer’s certificate certifying its compliance with the Sale and Servicing Agreement and an annual report by a firm of independent certified public accountants as described under  “Description of the Purchase Agreements and the Trust Documents—Evidence of Compliance” in the accompanying prospectus.

LEGAL PROCEEDINGS

To the knowledge of the Sponsor and the Depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the Sponsor, the Depositor, the Originator, the Additional Seller, the Owner Trustee, the Indenture Trustee or the Trust that would be material to holders of any Notes or Certificates.

RATINGS

It is a condition to issuance that the Class A-1 Notes be rated “A-1+” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and “Prime-1” by Moody’s Investors Service, Inc. (“Moody’s,” and together with S&P, the “Rating Agencies”), that the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes each be rated “AAA” by S&P and “Aaa” by Moody’s, that the Class B Notes be rated “A” by S&P and “Aa3” by Moody’s and that the Class C Notes be rated “BBB” by S&P and “Baa2” by Moody’s.  A rating is not a recommendation to purchase, hold or sell Notes.  The ratings take into consideration the characteristics of the Receivables and the structural, legal and tax aspects associated with the Notes, including the Letter of Credit.  In the event that the rating initially assigned to any of the Notes is subsequently lowered or withdrawn for any reason including by reason of a downgrading of the financial strength of the Letter of Credit Provider, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes. See “Ratings” in the accompanying prospectus.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

PROSPECTIVE NOTEHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE NOTES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

The opinions expressed herein are based upon the Internal Revenue Code of 1986, as amended, and on Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities are subject to change, possibly with retroactive effect. The opinions expressed below cover matters that are not directly or definitively addressed by such authorities.

Based upon and subject to the foregoing and to assumptions set forth in its tax opinion to be delivered on the Closing Date, and assuming compliance with all of the provisions of the Trust Agreement and related documents, McKee Nelson LLP, special tax counsel to the Trust, is of the opinion that for federal income tax purposes (a) the proper tax treatment of the Notes is as indebtedness and (b) the Trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt for federal income tax purposes.

Opinions of counsel are not binding on the Internal Revenue Service (the “IRS”) and there can be no assurance that the IRS could not successfully challenge the above conclusions. Moreover, no ruling will be sought from the IRS with respect to the transaction described herein. All potential investors are advised to review “Certain Federal Income Tax Consequences—Trusts Treated As Partnerships or Disregarded Entities (Owner Trusts)” in the accompanying prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Notes for federal income tax purposes.

We do not anticipate issuing the Class A Notes with any original issue discount. The Class B and Class C Notes will be treated as issued with original issue discount unless their stated interest is considered qualified stated interest.  Stated interest is considered qualified stated interest if reasonable remedies exist to compel timely payment at least annually or the terms of the Class B and Class C Notes make late payment or non-payment of interest otherwise sufficiently remote.  Although non-payment of interest on the Class B and Class C Notes does not result in an Event of Default until such class of Notes is the Controlling Class of Notes, the Issuing Entity intends to take the position that the terms of the Class B and Class C Notes make late payment or non-payment of interest sufficiently remote for their stated interest to qualify as qualified stated interest.  It is possible that the IRS will disagree and require interest to be accrued for the Class B and Class C Notes under the original issue discount rules.  See “Certain Federal Income Tax Consequences—Tax Consequences to Holders of the Notes Issued by a Partnership or Disregarded Entity—Original Issue Discount” in the accompanying prospectus.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.5% ABS.  See “Weighted Average Life Considerations” in this prospectus supplement.

CERTAIN STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS

Potential Noteholders should consider the state, local and foreign income tax effects on them of the purchase, ownership and disposition of the Notes. State, local and foreign income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state, or locality or foreign jurisdiction. Therefore, potential Noteholders are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the Notes.

ERISA CONSIDERATIONS

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes taxes on, certain transactions between a pension, profit-sharing or other employee benefit plan (including a “Keogh” plan) or an individual retirement account (each a “Benefit Plan”) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for persons who participate in the transactions. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction rules of ERISA and the Code.  However, any of those plans that are qualified and exempt from tax under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction provisions of Section 503 of the Code.  Moreover, such plans may be subject to other federal laws or to state laws that impose restrictions substantially similar to those of ERISA or the Code (“Similar Law”).

Certain transactions involving the purchase, holding and servicing of the Receivables might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. If a Benefit Plan purchases Notes, under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an Equity Interest (as defined below) in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An “Equity Interest” is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Depositor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as Equity Interests for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Underwriters, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In that case, certain exemptions from the prohibited transaction rules could be applicable depending on the type of Benefit Plan involved and the circumstances of the plan fiduciary’s decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers” (collectively, the “Investor-Based Exemptions”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.

The Notes may be acquired by or with plan assets of employee benefit plans (as defined in Section 3(3) of ERISA) or plans as described in Section 4975(e)(1) of the Code, provided, however, that each investor that is acquiring a Note on behalf of or with plan assets of a Benefit Plan (or a plan subject to Similar Law) will be deemed to represent on the date it acquires the Note and throughout the period that it holds the Note that an Investor-Based Exemption or another statutory or administrative exemption will be applicable to the acquisition and holding of the Notes (or that its acquisition and holding of the Note will not result in a non-exempt violation of Similar Law).

A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the availability of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. In addition it should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plans’ investment portfolio.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Notes.

LEGAL INVESTMENT

The Class A-1 Notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

UNDERWRITING

Under the terms and subject to the conditions contained in the underwriting agreement among the Depositor, Franklin Capital, Citigroup Global Markets Inc. (an “Underwriter”) and Deutsche Bank Securities Inc. (an “Underwriter”), the Depositor has agreed to cause the Trust to sell the Notes to each of the Underwriters named below, and each of those Underwriters has severally agreed to purchase the initial principal amount of the Notes set forth opposite its name below.

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes
Citigroup Global Markets Inc.…	$27,000,000	$44,500,000	$53,000,000
Deutsche Bank Securities Inc.…	27,000,000	44,500,000	53,000,000
Total	$54,000,000	$89,000,000	$106,000,000

Underwriters	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes	Principal Amount of Class C Notes
Citigroup Global Markets Inc.…	$22,350,000	$10,725,000	$7,425,000
Deutsche Bank Securities Inc.…	22,350,000	10,725,000	7,425,000
Total	$44,700,000	$21,450,000	$14,850,000

The Depositor has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of 0.084% of the Class A-1 Note amounts, 0.096% of the Class A-2 Note amounts, 0.120% of the Class A-3 Note amounts, 0.150% of the Class A-4 Note amounts, 0.240% of the Class B Note amounts and 0.300% of the Class C Note amounts. The Underwriters may allow and such dealers may reallow a concession not in excess of 0.060% of the Class A-1 Note amounts, 0.070% of the Class A-2 Note amounts, 0.090% of the Class A-3 Note amounts, 0.120% of the Class A-4 Note amounts, 0.190% of the Class B Note amounts and 0.240% of the Class C Note amounts to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

Prior to the offering there has been no active market for the Notes.  Each Underwriter has advised the Depositor that it presently intends to make a market in the Notes. The Underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time at the sole discretion of the applicable Underwriter without notice. Accordingly, no assurance can be given that any market for the Notes will develop, or if any such market develops, as to the liquidity of such market.

Each Underwriter may effect the distribution of the Notes by selling the Notes to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the applicable Underwriter and any purchasers of Notes for whom they may act as agents. Each Underwriter and any dealers that participate with the Underwriters in the distribution of the Notes may be deemed to be an underwriter, and any discounts or commissions received by them and any profit on the resale of Notes by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended (the “Securities Act”).

Each Underwriter has further represented to and agreed with the Depositor that:

(i)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)), received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and

(ii)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The Servicer and Depositor have jointly agreed to indemnify each Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

The Underwriters and their affiliates from time to time provide investment banking, commercial banking or financial advisory services and products to Franklin Resources and its affiliates. Deutsche Bank AG, New York Branch, the Letter of Credit Provider, is an affiliate of Deutsche Bank Securities Inc.  Deutsche Bank Securities Inc. or its affiliates, has provided financing for certain of the Receivables.  A portion of the proceeds of the sale of the Notes will be used to repay this financing.  Citibank, N.A., the Indenture Trustee, is an affiliate of Citigroup Global Markets Inc.

The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions, and penalty bids with respect to the Notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Depositor nor any Underwriter represents that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

The Indenture Collateral Agent may from time to time invest the funds in the Collection Account, the Note Distribution Account and the Spread Account, as the case may be, in Eligible Investments acquired from the Underwriters or their affiliates.

LEGAL OPINIONS

In addition to the legal opinions described in the accompanying prospectus, certain federal income tax and other matters will be passed upon for the Depositor and the Trust by McKee Nelson LLP. Certain legal matters relating to the Notes will be passed upon for the Servicer by McKee Nelson LLP. Certain legal matters relating to the Notes will be passed upon for the Underwriters by Sidley Austin LLP.

FORWARD-LOOKING STATEMENTS

IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS “EXPECTS,” “INTENDS,” “ANTICIPATES,” “ESTIMATES” AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN “RISK FACTORS,” ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR’S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATIONS OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

INDEX OF TERMS

Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of such terms may be found.

                                                                                                                                                      Page

1992 Master Agreement

S-75

ABS

S-46

ABS Table

S-46

Accounts

S-61

Actuarial Receivables

S-18

Additional Seller

S-29

Additional Servicing Fee

S-55

adjusted issue price

S-85

Advance

S-63

Amount Financed

S-58

APR

S-34, S-18

Available Collections

S-58

Available Funds

S-58

Bank Prime Loan

S-45

Base Rate

S-40

Benefit Plan

S-71

Bond Equivalent Yield

S-46

Bronze

S-23

Calculation Date

S-42

Canadian Securities

S-91

CD Rate

S-40, S-42

CD Rate Interest Determination Date

S-42

CDs (secondary market)

S-42

Cede

S-65

Certificate Balance

S-29

Certificate Distribution Account

S-15

Certificate Factor

S-31

Certificateholders

S-19

Certificates

S-29, S-14

CI

S-53

Class A Noteholders’ Interest Distributable Amount

S-58

Class A Notes

S-29

Class A-1 Notes

S-29

Class A-2 Notes

S-29

Class A-3 Notes

S-29

Class A-4 Notes

S-29

Class B Noteholders’ Interest Distributable Amount

S-58

Class B Notes

S-29

Class C Noteholders’ Interest Distributable Amount

S-58

Class C Notes

S-29

clearing agency

S-51

clearing corporation

S-51

Clearstream

S-50

Clearstream Participants

S-51

Closing Date

S-15

Code

S-38

Collected Funds

S-59

Collection Account

S-53, S-15

Commercial Paper Rate

S-40, S-43

Commercial Paper Rate Interest Determination Date

S-43

Commission

S-63, S-66

Company

S-29

Contracts

S-78

Cooperative

S-54

Copper

S-23

Cram Down Loss

S-59, S-30

Credit Enhancement Target Amount

S-59

Cumulative Net Loss Trigger

S-59

Cutoff Date

S-30, S-15

DBC

S-53

Dealer Agreement

S-23

Dealer Agreements

S-33

dealer reserve

S-23

Dealers

S-33, S-15

Definitive Certificates

S-52

Definitive Notes

S-65, S-52

Definitive Securities

S-52

Depositor

S-29, S-14

Depositories

S-51

Determination Date

S-56

Discounted Receivables

S-34

disqualified persons

S-88

Distribution Account

S-15

Distribution Date

S-42, S-32

DOL

S-89

DTC

S-42

DTC Participants

S-51

due date

S-20

EDGAR

S-92

Eligible Deposit Account

S-62

Eligible Institution

S-62

Eligible Investments

S-60, S-61

Equity Interest

S-71, S-89

ERISA

S-88

EURIBOR

S-40

EURIBOR Interest Determination Date

S-47

EURIBOR Notes

S-40

Euro LIBOR

S-40

Euro LIBOR Interest Determination Date

S-48

Euro LIBOR Notes

S-40

Euroclear

S-50

Euroclear Operator

S-54

Euroclear Participants

S-51

Events of Default

S-44, S-35

Exchange Act

S-74, S-92

Fast Fund

S-23

Federal funds (effective)

S-44

Federal Funds Rate

S-40, S-44

Federal Funds Rate Interest Determination Date

S-44

Federal Tax Counsel

S-83

Final Scheduled Distribution Date

S-60

Financed Vehicles

S-33, S-15

first month

S-60

First Priority Principal Distribution Amount

S-60

First-Time Buyer

S-23

Foreign Owner

S-86

Franklin Capital

S-29, S-15

Franklin LLC

S-30, S-21

Franklin Receivables

S-29

Franklin Resources

S-30, S-22

Franklin SPE

S-29

FTC Rule

S-81

Funding Period

S-59

Global Securities

S-93

Gold

S-23

H.15 Daily Update

S-43

H.15(519)

S-43

Indenture

S-30, S-32

Indenture Collateral Agent

S-30

Indenture Trustee

S-30, S-16

Independent Director

S-21

Indirect DTC Participants

S-51

Initial Cutoff Date

S-15

Initial Interest Rate

S-41

Initial Receivables

S-15

Insolvency Laws

S-81

Interest Determination Date

S-40

Interest Payment Date

S-41

Interest Period

S-42

Interest Rate

S-60, S-33

Interest Reset Date

S-40

Investment Earnings

S-61

Investor-Based Exemptions

S-71

IRS

S-70, S-83

ISDA

S-75

Issuing Entity

S-29

Letter of Credit

S-33

Letter of Credit Commitment Fee

S-60

Letter of Credit Draw Amount

S-64

Letter of Credit Provider

S-33

LIBOR

S-40

LIBOR Interest Determination Date

S-44

LIBOR Reuters

S-44

LIBOR Telerate

S-44

Liquidated Receivable

S-60, S-30

Maximum Interest Rate

S-40

Minimum Interest Rate

S-40

Money Market Yield

S-43

Monthly Period

S-61, S-63

Moody’s

S-69

Net Liquidation Proceeds

S-61

New CI

S-53

Non-Prime Receivables

S-16

Non-Prime Servicing Fee Rate

S-55

Note Balance

S-29

Note Distribution Account

S-53, S-61

Note Factor

S-31

Note Majority

S-34

Note Purchase Agreement

S-90

Noteholders

S-29, S-19

Noteholders’ Interest Carryover Shortfall

S-61

Noteholders’ Interest Distributable Amount

S-61

Noteholders’ Monthly Interest Distributable Amount

S-61

Notes

S-29, S-14

Obligor

S-33

Obligors

S-15

OID

S-84

OID regulations

S-84

Original Pool Balance

S-61, S-30

Originator

S-29, S-19

Owner Trustee

S-29

parties in interest

S-88

Pass-Through Rate

S-29

Payahead Account

S-15

Plan Assets Regulation

S-71, S-89

Plan(s)

S-88

Platinum

S-23

Pool Balance

S-33, S-30

Precomputed Receivables

S-18

Pre-Funded Amount

S-49

Pre-Funding Account

S-49

Prepayment Premium

S-50

prepayments

S-30

Prime Rate

S-40, S-45

Prime Rate Interest Determination Date

S-45

Prime Receivables

S-16

Prime Servicing Fee Rate

S-55

Principal Balance

S-61

Principal Distribution Account

S-53

Principal Distribution Amount

S-43

PTCE

S-71

Purchase Agreement

S-30, S-58

Purchase Amount

S-61, S-60

Rating Agencies

S-69, S-33

Rating Agency

S-90

Receivables

S-33, S-14

Rees-Levering Act

S-80

Registration Statement

S-91

Regular Principal Distribution Amount

S-59

Regular Record Date

S-41

Related Documents

S-38

Reuters Screen LIBO Page

S-44

Reuters Screen US PRIME 1 Page

S-46

Rule of 78’s Receivables

S-18

Rules

S-51

S&P

S-69

Sale and Servicing Agreement

S-30, S-58

second month

S-60

Second Priority Principal Distribution Amount

S-62

Securities

S-29, S-14

Securities Act

S-73

Securityholders

S-16

Seller

S-15

Servicer

S-30, S-15

Servicer Default

S-66, S-70

Servicer Fee

S-64

Servicer’s Certificate

S-56, S-55

Servicing Fee

S-55, S-64

Servicing Fee Rate

S-55, S-64

Short-Term Note

S-85

Silver

S-23

Similar Law

S-71

Simple Interest Receivables

S-18

Specified Spread Account Balance

S-62

Spread Account

S-54

Spread Account Excess Amount

S-62

Spread Account Transfer Amount

S-62

Stated Expiration Date

S-64

Statistical Calculation Date

S-34

Strip Certificates

S-32

Strip Notes

S-33

Subprime 1

S-23

Subprime 2

S-23

Sub-Prime Receivables

S-16

Sub-Prime Servicing Fee Rate

S-55

Subsequent Cutoff Date

S-15

Subsequent Receivables

S-15

Subsequent Transfer Agreement

S-59

Subsequent Transfer Assignment

S-59

Subsequent Transfer Date

S-59

Supplemental Servicing Fee

S-55, S-64

Swap Agreement

S-75

Swap Counterparty

S-75

Swap Event of Default

S-76

Swap Termination

S-76

Swap Termination Event

S-76

Telerate Page 120

S-44

Telerate Page 248

S-47

Telerate Page 3750

S-44

Telerate Page 56

S-47

Telerate Page 57

S-47

Terms and Conditions

S-54

Total Required Payment

S-62

Treasury Rate

S-40, S-46

Treasury Rate Interest Determination Date

S-46

Trust

S-29, S-14

Trust Agreement

S-29, S-58

Trust Documents

S-30, S-58

Trust Property

S-33, S-14

Trustee

S-14

U.S. Person

S-86

UCC

S-78

APPENDIX A

STATIC POOLS

2001-1 Characteristics of Receivables as of Cut-off Date

Closing Date	1/25/2001	Original Term
Cut-off Date	1/1/2001	Weighted Average Original Term	67
Number of Receivables	8,151	Maximum Original Term	84
Aggregate Outstanding Principal Balance	$139,087,054	Minimum Original Term	12
Outstanding Principal Balance		Remaining Term
Average Outstanding Principal Balance	$17,064	Weighted Average Remaining Term	60
Highest Outstanding Principal Balance	$79,241	Maximum Remaining Term	84
Lowest Outstanding Principal Balance	$1,085	Minimum Remaining Term	7
Original Amount Financed		Percentage of Outstanding Principal Balance - New vs. Used
Average Original Amount Financed	$17,064	New	46.93%
Highest Original Amount Financed	$79,241	Used	53.07%
Lowest Original Amount Financed	$1,085	Geographic Distribution of Receivables
Annual Percentage Rate (APR)		1- California	42.13%
Weighted Average APR	12.35%	2- Nevada	37.72%
Highest APR	24.95%	3- Oregon	7.23%
Lowest APR	7.50%	4- Arizona	4.36%
Credit Score*		5- New Mexico	2.96%
Weighted Average Credit Score	685	Prime	$67,907,881
Highest Credit Score	882	Non Prime	$68,673,918
Lowest Credit Score	460	Sub Prime	$2,505,256
		Total	$139,087,054

* Excludes receivables for which the Servicer does not have a record of the credit score.

2001-1 Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date
Range of Annual Percentage Rate	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance
7.50% to 7.99%	241	$4,492,603.09	3.23%
8.00% to 8.99%	661	$10,840,024.74	7.79%
9.00% to 9.99%	1,205	$20,167,038.06	14.50%
10.00% to 10.99%	1,073	$18,699,613.90	13.44%
11.00% to 11.99%	955	$16,930,190.72	12.17%
12.00% to 12.99%	1,098	$19,471,181.05	14.00%
13.00% to 13.99%	794	$13,700,837.91	9.85%
14.00% to 14.99%	618	$10,574,750.51	7.60%
15.00% to 15.99%	577	$9,789,334.47	7.04%
16.00% to 16.99%	400	$6,524,517.07	4.69%
17.00% to 17.99%	176	$2,724,226.53	1.96%
18.00% to 18.99%	182	$2,840,775.49	2.04%
19.00% to 19.99%	91	$1,322,562.57	0.95%
20.00% to 20.99%	40	$499,186.30	0.36%
21.00% to 21.99%	29	$381,458.69	0.27%
22.00% to 22.99%	4	$48,350.66	0.03%
23.00% to 23.99%	5	$62,338.47	0.04%
24.00% to 24.99%	2	$18,063.55	0.01%
Total	8,151	$139,087,053.78	100%

2001-1 Total Static Pool Data

Month	Date	End-of-Period Pool Balance	Cumulative Net Losses		Prepayments	Delinquencies
						30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jan-01	$135,116,019.44	$0.00	0.00%	1.46%	$158,273.74	0.12%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Feb-01	$131,588,579.97	$0.00	0.00%	1.25%	$333,746.97	0.25%	$130,486.96	0.10%	$0.00	0.00%	$0.00	0.00%
3	Mar-01	$127,675,148.40	$79,308.79	0.06%	1.49%	$553,748.83	0.43%	$92,725.43	0.07%	$46,017.53	0.04%	$0.00	0.00%
4	Apr-01	$123,389,367.18	$136,679.45	0.10%	1.72%	$592,915.16	0.48%	$168,169.73	0.14%	$33,929.56	0.03%	$46,017.53	0.04%
5	May-01	$118,739,019.91	$216,518.41	0.16%	1.94%	$734,592.45	0.62%	$147,205.79	0.12%	$94,635.48	0.08%	$53,199.64	0.04%
6	Jun-01	$114,886,086.05	$321,240.14	0.23%	1.56%	$509,204.04	0.44%	$115,398.28	0.10%	$57,659.04	0.05%	$76,455.48	0.07%
7	Jul-01	$110,268,260.58	$424,332.18	0.31%	1.98%	$914,947.16	0.83%	$186,105.82	0.17%	$54,418.26	0.05%	$61,312.07	0.06%
8	Aug-01	$105,940,542.05	$526,535.38	0.38%	1.87%	$759,370.04	0.72%	$338,020.47	0.32%	$81,174.81	0.08%	$79,796.54	0.08%
9	Sep-01	$102,375,400.70	$610,666.65	0.44%	1.51%	$848,680.93	0.83%	$292,107.03	0.29%	$197,855.51	0.19%	$90,690.46	0.09%
10	Oct-01	$98,237,117.37	$822,397.79	0.59%	1.84%	$926,513.62	0.94%	$329,036.86	0.33%	$153,871.09	0.16%	$142,809.14	0.15%
11	Nov-01	$94,225,871.24	$989,012.00	0.71%	1.81%	$949,312.50	1.01%	$258,925.57	0.27%	$220,796.28	0.23%	$151,926.71	0.16%
12	Dec-01	$90,682,888.54	$1,221,382.33	0.88%	1.61%	$1,410,349.38	1.56%	$406,419.02	0.45%	$176,315.40	0.19%	$152,906.55	0.17%
13	Jan-02	$87,462,478.83	$1,335,989.12	0.96%	1.46%	$954,757.40	1.09%	$351,138.80	0.40%	$226,820.54	0.26%	$218,484.99	0.25%
14	Feb-02	$84,084,040.54	$1,496,418.81	1.08%	1.58%	$1,156,445.95	1.38%	$326,512.49	0.39%	$165,752.17	0.20%	$265,291.99	0.32%
15	Mar-02	$80,145,630.68	$1,780,809.20	1.28%	1.89%	$905,547.63	1.13%	$556,940.36	0.69%	$60,312.75	0.08%	$146,297.31	0.18%
16	Apr-02	$76,485,056.88	$1,913,469.92	1.38%	1.79%	$1,092,037.45	1.43%	$311,084.95	0.41%	$307,606.44	0.40%	$103,582.78	0.14%
17	May-02	$73,129,867.63	$2,081,318.13	1.50%	1.68%	$1,085,294.02	1.48%	$314,389.75	0.43%	$151,903.48	0.21%	$234,054.25	0.32%
18	Jun-02	$70,095,264.17	$2,195,818.11	1.58%	1.54%	$1,249,523.88	1.78%	$315,989.67	0.45%	$154,081.25	0.22%	$318,312.30	0.45%
19	Jul-02	$66,488,353.37	$2,453,349.48	1.76%	1.85%	$932,510.19	1.40%	$399,480.56	0.60%	$228,156.50	0.34%	$159,501.40	0.24%
20	Aug-02	$63,413,684.34	$2,613,877.08	1.88%	1.64%	$870,181.59	1.37%	$380,044.09	0.60%	$180,454.85	0.28%	$230,523.47	0.36%
21	Sep-02	$60,594,959.58	$2,656,107.40	1.91%	1.53%	$880,147.14	1.45%	$288,606.02	0.48%	$214,980.57	0.35%	$212,424.27	0.35%
22	Oct-02	$57,615,507.90	$2,777,481.97	2.00%	1.65%	$755,515.63	1.31%	$297,462.75	0.52%	$243,167.22	0.42%	$210,111.21	0.36%
23	Nov-02	$55,043,051.48	$2,980,270.88	2.14%	1.46%	$836,484.38	1.52%	$381,441.18	0.69%	$153,865.56	0.28%	$158,016.84	0.29%
24	Dec-02	$52,781,889.73	$3,122,957.34	2.25%	1.29%	$811,597.40	1.54%	$431,999.52	0.82%	$216,296.66	0.41%	$159,936.26	0.30%
25	Jan-03	$50,241,652.47	$3,292,429.63	2.37%	1.51%	$722,572.09	1.44%	$232,580.76	0.46%	$307,120.06	0.61%	$171,867.30	0.34%
26	Feb-03	$47,697,117.85	$3,456,075.88	2.48%	1.55%	$787,224.51	1.65%	$227,134.56	0.48%	$131,275.60	0.28%	$268,568.20	0.56%
27	Mar-03	$44,991,079.62	$3,672,007.50	2.64%	1.66%	$674,752.57	1.50%	$357,200.64	0.79%	$134,149.17	0.30%	$194,976.02	0.43%
28	Apr-03	$42,588,250.27	$3,827,876.26	2.75%	1.54%	$830,020.60	1.95%	$244,242.17	0.57%	$254,043.96	0.60%	$91,219.58	0.21%
29	May-03	$40,163,521.72	$3,940,596.41	2.83%	1.58%	$611,378.82	1.52%	$315,968.74	0.79%	$173,670.81	0.43%	$168,115.79	0.42%
30	Jun-03	$37,731,459.67	$4,078,150.68	2.93%	1.62%	$673,412.06	1.78%	$271,121.56	0.72%	$159,609.58	0.42%	$153,701.50	0.41%
31	Jul-03	$35,425,660.56	$4,264,126.10	3.07%	1.59%	$624,930.83	1.76%	$340,844.55	0.96%	$165,920.79	0.47%	$58,067.74	0.16%
32	Aug-03	$33,409,851.20	$4,346,315.82	3.12%	1.47%	$619,586.96	1.85%	$213,594.94	0.64%	$283,019.84	0.85%	$93,770.16	0.28%
33	Sep-03	$31,311,410.85	$4,468,028.47	3.21%	1.55%	$433,016.69	1.38%	$239,210.55	0.76%	$118,685.39	0.38%	$246,738.63	0.79%
34	Oct-03	$29,347,340.39	$4,625,857.44	3.33%	1.51%	$508,525.42	1.73%	$166,670.17	0.57%	$153,956.66	0.52%	$142,645.31	0.49%
35	Nov-03	$27,718,966.10	$4,723,662.71	3.40%	1.33%	$439,336.32	1.58%	$173,764.79	0.63%	$125,824.50	0.45%	$107,976.39	0.39%
36	Dec-03	$26,195,172.20	$4,835,524.35	3.48%	1.28%	$443,108.52	1.69%	$137,408.49	0.52%	$122,705.04	0.47%	$88,677.12	0.34%
37	Jan-04	$24,614,506.31	$4,933,451.01	3.55%	1.37%	$362,298.15	1.47%	$107,756.93	0.44%	$83,303.58	0.34%	$79,313.82	0.32%
38	Feb-04	$23,180,029.83	$4,981,119.20	3.58%	1.29%	$418,774.78	1.81%	$70,743.27	0.31%	$109,248.51	0.47%	$49,238.11	0.21%
39	Mar-04	$21,463,235.04	$4,968,051.24	3.57%	1.52%	$321,717.26	1.50%	$88,016.17	0.41%	$32,794.69	0.15%	$82,540.26	0.38%
40	Apr-04	$19,925,078.32	$4,975,281.57	3.58%	1.45%	$404,887.85	2.03%	$76,360.45	0.38%	$45,967.77	0.23%	$54,927.85	0.28%
41	May-04	$18,699,942.37	$4,991,746.55	3.59%	1.24%	$390,251.58	2.09%	$114,737.76	0.61%	$35,245.38	0.19%	$72,697.86	0.39%
42	Jun-04	$17,239,229.62	$5,037,338.15	3.62%	1.46%	$422,790.50	2.45%	$108,820.56	0.63%	$61,144.37	0.35%	$53,222.80	0.31%
43	Jul-04	$15,978,889.75	$5,031,676.88	3.62%	1.36%	$419,674.44	2.63%	$151,703.16	0.95%	$57,035.41	0.36%	$95,030.65	0.59%
44	Aug-04	$14,521,942.79	$5,091,338.75	3.66%	1.52%	$320,991.30	2.21%	$105,570.87	0.73%	$82,655.07	0.57%	$66,964.02	0.46%
45	Sep-04	$13,252,153.86	$5,149,412.44	3.70%	1.46%	$363,855.40	2.75%	$105,886.06	0.80%	$48,303.79	0.36%	$85,167.27	0.64%
46	Oct-04	$12,119,912.82	$5,151,093.93	3.70%	1.40%	$283,893.83	2.34%	$72,181.01	0.60%	$86,322.82	0.71%	$63,747.84	0.53%

2001-1 Prime Static Pool Data
		End-of-Period	Cumulative Net Losses			Delinquencies
Month	Date	Pool Balance			Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jan-01	$65,713,204.12	$0.00	0.00%	1.63%	$112,919.43	0.17%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Feb-01	$63,653,900.08	$0.00	0.00%	1.54%	$92,444.68	0.15%	$20,386.43	0.03%	$0.00	0.00%	$0.00	0.00%
3	Mar-01	$61,514,608.10	$16,007.74	0.02%	1.66%	$153,574.46	0.25%	$22,113.66	0.04%	$0.00	0.00%	$0.00	0.00%
4	Apr-01	$59,232,973.78	$27,948.32	0.04%	1.84%	$116,539.49	0.20%	$49,673.85	0.08%	$10,526.52	0.02%	$0.00	0.00%
5	May-01	$56,856,716.13	$51,170.76	0.08%	1.96%	$163,442.58	0.29%	$35,647.70	0.06%	$30,647.00	0.05%	$0.00	0.00%
6	Jun-01	$54,927,361.56	$56,555.51	0.08%	1.54%	$127,485.46	0.23%	$43,886.74	0.08%	$0.00	0.00%	$12,467.00	0.02%
7	Jul-01	$52,520,191.89	$100,409.97	0.15%	2.05%	$266,437.74	0.51%	$66,909.01	0.13%	$29,774.31	0.06%	$12,457.02	0.02%
8	Aug-01	$50,135,346.55	$134,243.89	0.20%	2.07%	$122,833.77	0.25%	$72,613.19	0.14%	$12,228.08	0.02%	$29,774.31	0.06%
9	Sep-01	$48,167,673.01	$172,336.01	0.25%	1.72%	$174,190.86	0.36%	$48,416.99	0.10%	$29,487.30	0.06%	$0.00	0.00%
10	Oct-01	$46,005,547.81	$204,118.45	0.30%	1.94%	$194,030.81	0.42%	$45,222.82	0.10%	$29,763.51	0.06%	$0.00	0.00%
11	Nov-01	$44,166,100.53	$200,733.29	0.30%	1.66%	$297,210.59	0.67%	$58,229.04	0.13%	$45,222.82	0.10%	$18,107.05	0.04%
12	Dec-01	$42,483,298.75	$228,674.05	0.34%	1.53%	$295,856.73	0.70%	$181,426.25	0.43%	$38,455.38	0.09%	$45,222.82	0.11%
13	Jan-02	$40,771,662.80	$294,714.05	0.43%	1.60%	$238,431.82	0.58%	$102,591.91	0.25%	$106,676.27	0.26%	$13,427.39	0.03%
14	Feb-02	$39,061,706.07	$347,506.06	0.51%	1.63%	$297,799.04	0.76%	$61,804.81	0.16%	$38,622.65	0.10%	$48,315.04	0.12%
15	Mar-02	$37,166,635.76	$372,841.37	0.55%	1.84%	$228,171.70	0.61%	$168,799.58	0.45%	$0.00	0.00%	$48,315.04	0.13%
16	Apr-02	$35,311,196.91	$414,797.93	0.61%	1.84%	$293,858.61	0.83%	$39,904.95	0.11%	$74,088.47	0.21%	$13,260.99	0.04%
17	May-02	$33,763,785.89	$440,490.08	0.65%	1.58%	$266,505.43	0.79%	$49,828.35	0.15%	$59,339.50	0.18%	$13,099.31	0.04%
18	Jun-02	$32,327,021.59	$469,988.98	0.69%	1.49%	$254,224.21	0.79%	$79,455.59	0.25%	$11,374.31	0.04%	$72,240.25	0.22%
19	Jul-02	$30,582,786.66	$485,378.66	0.71%	1.83%	$206,732.32	0.68%	$108,283.70	0.35%	$22,837.01	0.07%	$70,713.81	0.23%
20	Aug-02	$28,964,000.55	$536,112.14	0.79%	1.75%	$177,256.48	0.61%	$94,573.54	0.33%	$59,378.32	0.21%	$73,310.94	0.25%
21	Sep-02	$27,408,964.65	$546,663.14	0.81%	1.73%	$188,757.94	0.69%	$103,178.47	0.38%	$70,139.60	0.26%	$57,849.47	0.21%
22	Oct-02	$26,004,180.88	$561,824.87	0.83%	1.62%	$126,424.30	0.49%	$98,445.75	0.38%	$115,987.88	0.45%	$57,737.90	0.22%
23	Nov-02	$24,701,635.92	$621,991.91	0.92%	1.55%	$173,881.00	0.70%	$74,466.91	0.30%	$50,610.68	0.20%	$85,081.36	0.34%
24	Dec-02	$23,427,946.48	$659,634.80	0.97%	1.56%	$90,740.95	0.39%	$60,705.84	0.26%	$39,858.77	0.17%	$82,180.53	0.35%
25	Jan-03	$22,197,805.00	$750,040.96	1.10%	1.55%	$167,638.61	0.76%	$54,163.17	0.24%	$0.00	0.00%	$54,640.88	0.25%
26	Feb-03	$21,068,917.87	$760,059.59	1.12%	1.46%	$102,269.54	0.49%	$76,651.91	0.36%	$27,160.08	0.13%	$46,136.12	0.22%
27	Mar-03	$19,814,359.97	$813,257.38	1.20%	1.64%	$75,066.84	0.38%	$57,790.32	0.29%	$47,563.16	0.24%	$15,063.93	0.08%
28	Apr-03	$18,692,950.05	$852,024.80	1.25%	1.53%	$146,659.95	0.78%	$69,805.36	0.37%	$28,867.33	0.15%	$0.00	0.00%
29	May-03	$17,529,764.34	$849,792.98	1.25%	1.62%	$139,605.13	0.80%	$76,834.80	0.44%	$41,239.50	0.24%	$28,867.33	0.16%
30	Jun-03	$16,340,844.01	$843,563.66	1.24%	1.68%	$217,992.55	1.33%	$42,840.82	0.26%	$22,156.27	0.14%	$65,227.83	0.40%
31	Jul-03	$15,219,921.96	$884,585.68	1.30%	1.65%	$143,065.89	0.94%	$109,765.33	0.72%	$19,774.58	0.13%	$20,093.23	0.13%
32	Aug-03	$14,264,460.40	$895,774.02	1.32%	1.51%	$160,912.69	1.13%	$59,780.91	0.42%	$91,769.27	0.64%	$27,052.69	0.19%
33	Sep-03	$13,265,432.62	$938,985.78	1.38%	1.60%	$105,579.70	0.80%	$68,425.23	0.52%	$12,437.94	0.09%	$81,507.88	0.61%
34	Oct-03	$12,305,790.14	$1,015,545.95	1.50%	1.59%	$77,145.62	0.63%	$47,105.80	0.38%	$23,627.13	0.19%	$17,252.35	0.14%
35	Nov-03	$11,559,032.79	$1,017,575.55	1.50%	1.36%	$92,221.66	0.80%	$17,629.69	0.15%	$36,445.02	0.32%	$25,104.30	0.22%
36	Dec-03	$10,884,290.49	$1,030,113.97	1.52%	1.28%	$67,083.10	0.62%	$45,996.30	0.42%	$13,627.61	0.13%	$17,252.35	0.16%
37	Jan-04	$10,220,714.15	$1,041,976.74	1.53%	1.30%	$70,036.58	0.69%	$17,862.98	0.17%	$9,254.82	0.09%	$13,492.54	0.13%
38	Feb-04	$9,589,184.03	$1,050,986.58	1.55%	1.28%	$73,952.31	0.77%	$24,480.88	0.26%	$0.00	0.00%	$10,032.49	0.10%
39	Mar-04	$8,847,074.38	$1,055,092.07	1.55%	1.50%	$50,755.24	0.57%	$31,678.06	0.36%	$3,293.16	0.04%	$0.00	0.00%
40	Apr-04	$8,123,427.49	$1,053,615.47	1.55%	1.52%	$58,898.41	0.73%	$28,154.19	0.35%	$21,119.24	0.26%	$0.00	0.00%
41	May-04	$7,578,635.88	$1,060,182.73	1.56%	1.28%	$58,092.55	0.77%	$40,653.64	0.54%	$15,889.01	0.21%	$21,119.24	0.28%
42	Jun-04	$6,952,890.09	$1,065,690.06	1.57%	1.46%	$97,776.99	1.41%	$16,653.97	0.24%	$33,888.23	0.49%	$17,913.93	0.26%
43	Jul-04	$6,328,720.74	$1,073,745.55	1.58%	1.50%	$100,296.78	1.58%	$42,282.55	0.67%	$2,626.69	0.04%	$41,383.57	0.65%
44	Aug-04	$5,676,528.55	$1,088,099.08	1.60%	1.56%	$86,372.06	1.52%	$26,246.08	0.46%	$22,276.90	0.39%	$23,694.87	0.42%
45	Sep-04	$5,156,558.53	$1,096,215.54	1.61%	1.44%	$100,244.12	1.94%	$3,662.59	0.07%	$24,724.30	0.48%	$31,072.14	0.60%
46	Oct-04	$4,721,829.20	$1,084,097.74	1.60%	1.40%	$89,956.98	1.91%	$4,470.40	0.09%	$9,666.99	0.20%	$36,402.40	0.77%

2001-1 Non Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jan-01	$66,988,262.90	$0.00	0.00%	1.23%	$45,354.31	0.07%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Feb-01	$65,584,315.68	$0.00	0.00%	0.91%	$212,524.84	0.32%	$93,879.60	0.14%	$0.00	0.00%	$0.00	0.00%
3	Mar-01	$63,899,197.08	$58,070.76	0.08%	1.28%	$385,674.37	0.60%	$57,339.61	0.09%	$29,796.60	0.05%	$0.00	0.00%
4	Apr-01	$61,967,429.25	$96,278.68	0.14%	1.59%	$476,375.67	0.77%	$118,495.88	0.19%	$23,403.04	0.04%	$29,796.60	0.05%
5	May-01	$59,791,993.28	$147,570.27	0.21%	1.88%	$559,530.93	0.94%	$97,913.02	0.16%	$63,988.48	0.11%	$53,199.64	0.09%
6	Jun-01	$57,923,107.74	$240,419.18	0.35%	1.58%	$357,820.63	0.62%	$71,511.54	0.12%	$57,659.04	0.10%	$63,988.48	0.11%
7	Jul-01	$55,753,885.75	$299,906.76	0.44%	1.93%	$615,955.23	1.10%	$119,196.81	0.21%	$24,643.95	0.04%	$48,855.05	0.09%
8	Aug-01	$53,904,686.39	$368,526.04	0.54%	1.61%	$563,470.37	1.05%	$249,087.20	0.46%	$68,946.73	0.13%	$50,022.23	0.09%
9	Sep-01	$52,371,868.53	$414,815.19	0.60%	1.27%	$602,193.34	1.15%	$243,690.04	0.47%	$168,368.21	0.32%	$90,690.46	0.17%
10	Oct-01	$50,445,418.45	$595,013.89	0.87%	1.74%	$680,028.19	1.35%	$225,130.85	0.45%	$124,107.58	0.25%	$142,809.14	0.28%
11	Nov-01	$48,364,992.46	$753,820.39	1.10%	1.92%	$611,366.14	1.26%	$200,696.53	0.41%	$156,384.54	0.32%	$133,819.66	0.28%
12	Dec-01	$46,582,389.77	$958,499.96	1.40%	1.66%	$1,038,857.67	2.23%	$224,117.87	0.48%	$137,860.02	0.30%	$88,494.81	0.19%
13	Jan-02	$45,099,947.64	$1,007,336.40	1.47%	1.35%	$702,378.30	1.56%	$214,474.36	0.48%	$120,144.27	0.27%	$185,868.68	0.41%
14	Feb-02	$43,471,305.83	$1,108,410.58	1.61%	1.55%	$836,687.88	1.92%	$221,853.07	0.51%	$127,129.52	0.29%	$197,788.03	0.45%
15	Mar-02	$41,526,074.86	$1,340,117.05	1.95%	1.89%	$636,365.39	1.53%	$366,181.75	0.88%	$60,312.75	0.15%	$78,793.35	0.19%
16	Apr-02	$39,776,957.80	$1,431,071.21	2.08%	1.74%	$748,984.97	1.88%	$242,039.33	0.61%	$211,558.94	0.53%	$71,132.87	0.18%
17	May-02	$38,065,723.42	$1,538,153.81	2.24%	1.73%	$776,646.04	2.04%	$264,561.40	0.70%	$88,307.85	0.23%	$198,995.91	0.52%
18	Jun-02	$36,530,076.63	$1,619,808.16	2.36%	1.58%	$947,573.83	2.59%	$236,534.08	0.65%	$141,424.52	0.39%	$224,113.02	0.61%
19	Jul-02	$34,731,536.98	$1,848,514.02	2.69%	1.86%	$693,615.35	2.00%	$263,267.55	0.76%	$205,319.49	0.59%	$88,787.59	0.26%
20	Aug-02	$33,331,991.20	$1,935,035.56	2.82%	1.49%	$600,181.28	1.80%	$285,470.55	0.86%	$121,076.53	0.36%	$157,212.53	0.47%
21	Sep-02	$32,107,229.26	$1,967,868.00	2.87%	1.30%	$655,771.05	2.04%	$158,429.50	0.49%	$144,840.97	0.45%	$154,574.80	0.48%
22	Oct-02	$30,584,687.94	$2,070,534.44	3.02%	1.67%	$590,593.92	1.93%	$181,745.26	0.59%	$100,181.29	0.33%	$152,373.31	0.50%
23	Nov-02	$29,370,447.41	$2,198,190.64	3.20%	1.35%	$622,772.44	2.12%	$285,405.63	0.97%	$85,983.14	0.29%	$72,935.48	0.25%
24	Dec-02	$28,420,573.94	$2,299,112.98	3.35%	0.97%	$701,718.53	2.47%	$340,610.95	1.20%	$176,437.89	0.62%	$60,483.99	0.21%
25	Jan-03	$27,147,463.38	$2,378,782.44	3.46%	1.47%	$504,060.92	1.86%	$178,417.59	0.66%	$307,120.06	1.13%	$99,954.68	0.37%
26	Feb-03	$25,829,996.76	$2,515,818.29	3.66%	1.56%	$657,111.07	2.54%	$150,482.65	0.58%	$104,115.52	0.40%	$222,432.08	0.86%
27	Mar-03	$24,407,782.99	$2,673,713.59	3.89%	1.69%	$599,685.73	2.46%	$299,410.32	1.23%	$86,586.01	0.35%	$179,912.09	0.74%
28	Apr-03	$23,144,723.72	$2,791,592.69	4.06%	1.56%	$646,926.30	2.80%	$174,436.81	0.75%	$225,176.63	0.97%	$91,219.58	0.39%
29	May-03	$21,906,214.14	$2,907,509.36	4.23%	1.57%	$431,975.58	1.97%	$239,133.94	1.09%	$132,431.31	0.60%	$139,248.46	0.64%
30	Jun-03	$20,689,780.81	$3,052,479.22	4.44%	1.58%	$442,063.47	2.14%	$210,254.41	1.02%	$137,453.31	0.66%	$88,473.67	0.43%
31	Jul-03	$19,594,280.63	$3,189,077.47	4.64%	1.48%	$468,287.13	2.39%	$231,079.22	1.18%	$146,146.21	0.75%	$37,974.51	0.19%
32	Aug-03	$18,546,252.30	$3,261,281.45	4.75%	1.45%	$428,342.35	2.31%	$141,081.75	0.76%	$191,250.57	1.03%	$66,717.47	0.36%
33	Sep-03	$17,484,865.84	$3,340,713.29	4.86%	1.50%	$295,264.14	1.69%	$165,631.68	0.95%	$106,247.45	0.61%	$165,230.75	0.94%
34	Oct-03	$16,525,089.97	$3,418,329.13	4.98%	1.41%	$414,721.70	2.51%	$105,052.17	0.64%	$129,187.91	0.78%	$125,392.96	0.76%
35	Nov-03	$15,666,160.26	$3,515,323.00	5.12%	1.30%	$332,477.68	2.12%	$139,477.00	0.89%	$74,867.28	0.48%	$81,730.47	0.52%
36	Dec-03	$14,827,195.04	$3,615,171.64	5.26%	1.30%	$376,025.42	2.54%	$91,412.19	0.62%	$92,419.33	0.62%	$55,770.95	0.38%
37	Jan-04	$13,955,274.92	$3,683,986.09	5.36%	1.39%	$268,908.14	1.93%	$89,893.95	0.64%	$74,048.76	0.53%	$51,309.08	0.37%
38	Feb-04	$13,165,236.43	$3,723,087.78	5.42%	1.30%	$344,822.47	2.62%	$35,445.25	0.27%	$109,248.51	0.83%	$24,693.42	0.19%
39	Mar-04	$12,233,380.25	$3,690,869.27	5.37%	1.51%	$258,621.13	2.11%	$56,338.11	0.46%	$29,501.53	0.24%	$82,540.26	0.67%
40	Apr-04	$11,439,882.09	$3,699,926.48	5.39%	1.38%	$301,707.14	2.64%	$48,206.26	0.42%	$24,848.53	0.22%	$54,927.85	0.48%
41	May-04	$10,790,942.61	$3,705,558.39	5.40%	1.18%	$310,124.44	2.87%	$74,084.12	0.69%	$19,356.37	0.18%	$51,578.62	0.48%
42	Jun-04	$9,971,943.91	$3,746,171.58	5.46%	1.47%	$303,220.43	3.04%	$92,166.59	0.92%	$27,256.14	0.27%	$35,308.87	0.35%
43	Jul-04	$9,358,524.75	$3,733,219.89	5.44%	1.20%	$288,937.50	3.09%	$98,733.34	1.06%	$54,408.72	0.58%	$53,647.08	0.57%
44	Aug-04	$8,569,415.13	$3,778,887.53	5.50%	1.50%	$214,929.38	2.51%	$69,903.82	0.82%	$49,690.90	0.58%	$43,269.15	0.50%
45	Sep-04	$7,851,394.04	$3,814,849.92	5.56%	1.46%	$238,064.93	3.03%	$102,223.47	1.30%	$23,579.49	0.30%	$54,095.13	0.69%
46	Oct-04	$7,172,112.97	$3,829,199.49	5.58%	1.45%	$178,722.83	2.49%	$59,080.38	0.82%	$76,655.83	1.07%	$27,345.44	0.38%

2001-1 Sub Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jan-01	$2,414,552.42	$0.00	0.00%	2.20%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Feb-01	$2,350,364.22	$0.00	0.00%	1.43%	$28,777.45	1.22%	$16,220.93	0.69%	$0.00	0.00%	$0.00	0.00%
3	Mar-01	$2,261,343.22	$5,230.29	0.21%	2.21%	$14,500.00	0.64%	$13,272.16	0.59%	$16,220.93	0.72%	$0.00	0.00%
4	Apr-01	$2,188,964.15	$12,452.45	0.50%	1.76%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$16,220.93	0.74%
5	May-01	$2,090,310.50	$17,777.38	0.71%	2.51%	$11,618.94	0.56%	$13,645.07	0.65%	$0.00	0.00%	$0.00	0.00%
6	Jun-01	$2,035,616.75	$24,265.45	0.97%	1.26%	$23,897.95	1.17%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
7	Jul-01	$1,994,182.94	$24,015.45	0.96%	0.77%	$32,554.19	1.63%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
8	Aug-01	$1,900,509.11	$23,765.45	0.95%	2.39%	$73,065.90	3.84%	$16,320.08	0.86%	$0.00	0.00%	$0.00	0.00%
9	Sep-01	$1,835,859.16	$23,515.45	0.94%	1.66%	$72,296.73	3.94%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
10	Oct-01	$1,786,151.11	$23,265.45	0.93%	1.19%	$52,454.62	2.94%	$58,683.19	3.29%	$0.00	0.00%	$0.00	0.00%
11	Nov-01	$1,694,778.25	$34,458.32	1.38%	2.38%	$40,735.77	2.40%	$0.00	0.00%	$19,188.92	1.13%	$0.00	0.00%
12	Dec-01	$1,617,200.02	$34,208.32	1.37%	2.11%	$75,634.98	4.68%	$874.90	0.05%	$0.00	0.00%	$19,188.92	1.19%
13	Jan-02	$1,590,868.39	$33,938.67	1.35%	0.26%	$13,947.28	0.88%	$34,072.53	2.14%	$0.00	0.00%	$19,188.92	1.21%
14	Feb-02	$1,551,028.64	$40,502.17	1.62%	0.94%	$21,959.03	1.42%	$42,854.61	2.76%	$0.00	0.00%	$19,188.92	1.24%
15	Mar-02	$1,452,920.06	$67,850.78	2.71%	2.51%	$41,010.54	2.82%	$21,959.03	1.51%	$0.00	0.00%	$19,188.92	1.32%
16	Apr-02	$1,396,902.17	$67,600.78	2.70%	1.62%	$49,193.87	3.52%	$29,140.67	2.09%	$21,959.03	1.57%	$19,188.92	1.37%
17	May-02	$1,300,358.32	$102,674.24	4.10%	2.49%	$42,142.55	3.24%	$0.00	0.00%	$4,256.13	0.33%	$21,959.03	1.69%
18	Jun-02	$1,238,165.95	$106,020.97	4.23%	1.87%	$47,725.84	3.85%	$0.00	0.00%	$1,282.42	0.10%	$21,959.03	1.77%
19	Jul-02	$1,174,029.73	$119,456.80	4.77%	1.94%	$32,162.52	2.74%	$27,929.31	2.38%	$0.00	0.00%	$0.00	0.00%
20	Aug-02	$1,117,692.59	$142,729.38	5.70%	1.78%	$92,743.83	8.30%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
21	Sep-02	$1,078,765.67	$141,576.26	5.65%	1.24%	$35,618.15	3.30%	$26,998.05	2.50%	$0.00	0.00%	$0.00	0.00%
22	Oct-02	$1,026,639.08	$145,122.66	5.79%	1.70%	$38,497.41	3.75%	$17,271.74	1.68%	$26,998.05	2.63%	$0.00	0.00%
23	Nov-02	$970,968.15	$160,088.33	6.39%	1.81%	$39,830.94	4.10%	$21,568.64	2.22%	$17,271.74	1.78%	$0.00	0.00%
24	Dec-02	$933,369.31	$164,209.56	6.55%	1.28%	$19,137.92	2.05%	$30,682.73	3.29%	$0.00	0.00%	$17,271.74	1.85%
25	Jan-03	$896,384.09	$163,606.23	6.53%	1.29%	$50,872.56	5.68%	$0.00	0.00%	$0.00	0.00%	$17,271.74	1.93%
26	Feb-03	$798,203.22	$180,198.00	7.19%	2.38%	$27,843.90	3.49%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
27	Mar-03	$768,936.66	$185,036.53	7.39%	1.08%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
28	Apr-03	$750,576.50	$184,258.77	7.35%	0.25%	$36,434.35	4.85%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
29	May-03	$727,543.24	$183,294.07	7.32%	0.69%	$39,798.11	5.47%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
30	Jun-03	$700,834.85	$182,107.80	7.27%	0.96%	$13,356.04	1.91%	$18,026.33	2.57%	$0.00	0.00%	$0.00	0.00%
31	Jul-03	$611,457.97	$190,462.95	7.60%	2.22%	$13,577.81	2.22%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
32	Aug-03	$599,138.50	$189,260.35	7.55%	-0.46%	$30,331.92	5.06%	$12,732.28	2.13%	$0.00	0.00%	$0.00	0.00%
33	Sep-03	$561,112.39	$188,329.40	7.52%	1.60%	$32,172.85	5.73%	$5,153.64	0.92%	$0.00	0.00%	$0.00	0.00%
34	Oct-03	$516,460.28	$191,982.36	7.66%	1.79%	$16,658.10	3.23%	$14,512.20	2.81%	$1,141.62	0.22%	$0.00	0.00%
35	Nov-03	$493,773.05	$190,764.16	7.61%	1.06%	$14,636.98	2.96%	$16,658.10	3.37%	$14,512.20	2.94%	$1,141.62	0.23%
36	Dec-03	$483,686.67	$190,238.74	7.59%	-0.93%	$0.00	0.00%	$0.00	0.00%	$16,658.10	3.44%	$15,653.82	3.24%
37	Jan-04	$438,517.24	$207,488.18	8.28%	1.80%	$23,353.43	5.33%	$0.00	0.00%	$0.00	0.00%	$14,512.20	3.31%
38	Feb-04	$425,609.37	$207,044.84	8.26%	0.54%	$0.00	0.00%	$10,817.14	2.54%	$0.00	0.00%	$14,512.20	3.41%
39	Mar-04	$382,780.41	$222,089.90	8.86%	1.77%	$12,340.89	3.22%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
40	Apr-04	$361,768.74	$221,739.62	8.85%	1.17%	$44,282.30	12.24%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
41	May-04	$330,363.88	$226,005.43	9.02%	1.59%	$22,034.59	6.67%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
42	Jun-04	$314,395.62	$225,476.51	9.00%	0.86%	$21,793.08	6.93%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
43	Jul-04	$291,644.26	$224,711.44	8.97%	1.36%	$30,440.16	10.44%	$10,687.27	3.66%	$0.00	0.00%	$0.00	0.00%
44	Aug-04	$275,999.11	$224,352.14	8.96%	0.92%	$19,689.86	7.13%	$9,420.97	3.41%	$10,687.27	3.87%	$0.00	0.00%
45	Sep-04	$244,201.29	$238,346.98	9.51%	1.63%	$25,546.35	10.46%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
46	Oct-04	$225,970.65	$237,796.70	9.49%	1.27%	$15,214.02	6.73%	$8,630.23	3.82%	$0.00	0.00%	$0.00	0.00%

2001-2 Characteristics of Receivables as of Cut-off Date

Closing Date	12/13/2001	Original Term
Cut-off Date	12/1/2001	Weighted Average Original Term	67
Number of Receivables	18,253	Maximum Original Term	84
Aggregate Outstanding Principal Balance	$300,000,000	Minimum Original Term	12
Outstanding Principal Balance		Remaining Term
Average Outstanding Principal Balance	$16,435.65	Weighted Average Remaining Term	62
Highest Outstanding Principal Balance	$65,858.34	Maximum Remaining Term	84
Lowest Outstanding Principal Balance	$1,020.53	Minimum Remaining Term	7
Original Amount Financed		Percentage of Outstanding Principal Balance - New vs. Used
Average Original Amount Financed	$17,575.72	New	38.76%
Highest Original Amount Financed	$69,239.42	Used	61.24%
Lowest Original Amount Financed	$2,796.28	Geographic Distribution of Receivables
Annual Percentage Rate (APR)		1- California	35.11%
Weighted Average APR	12.61%	2- Nevada	33.21%
Highest APR	29.25%	3- Arizona	20.76%
Lowest APR	6.49%	4- Oregon	4.72%
Credit Score*		5- New Mexico	3.29%
Weighted Average Credit Score	682	Prime	$132,275,482
Highest Credit Score	895	Non Prime	$161,144,226
Lowest Credit Score	469	Sub Prime	$6,580,292
		Total	$300,000,000

* Excludes receivables for which the Servicer does not have a record of the credit score.

2001-2 Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date
Range of Annual Percentage Rate	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance
6.00% to 6.99%	567	$9,233,240.65	3.08%
7.00% to 7.99%	1,407	$23,968,817.63	7.99%
8.00% to 8.99%	1,532	$27,295,604.66	9.10%
9.00% to 9.99%	1,863	$33,661,196.81	11.22%
10.00% to 10.99%	1,656	$30,343,767.30	10.11%
11.00% to 11.99%	1,377	$24,821,765.70	8.27%
12.00% to 12.99%	1,648	$28,843,317.20	9.61%
13.00% to 13.99%	1,502	$25,663,627.06	8.55%
14.00% to 14.99%	1,326	$21,477,823.17	7.16%
15.00% to 15.99%	1,244	$19,667,565.10	6.56%
16.00% to 16.99%	1,086	$16,645,181.33	5.55%
17.00% to 17.99%	726	$10,339,647.21	3.45%
18.00% to 18.99%	785	$10,441,976.58	3.48%
19.00% to 19.99%	517	$6,689,481.87	2.23%
20.00% to 20.99%	337	$3,995,062.02	1.33%
21.00% to 21.99%	434	$4,375,179.90	1.46%
22.00% to 22.99%	86	$959,136.88	0.32%
23.00% to 23.99%	99	$1,062,186.67	0.35%
24.00% to 24.99%	46	$420,858.76	0.14%
25.00% to 25.99%	7	$54,752.53	0.02%
26.00% to 26.99%	4	$24,877.92	0.01%
27.00% to 27.99%	2	$8,082.67	0.00%
28.00% to 28.99%	0	$0.00	0.00%
29.00% to 29.99%	2	$6,850.42	0.00%
Total	18,253	$300,000,000.04	100%

2001-2 Total Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-01	$291,254,271.28	$0.00	0.00%	1.60%	$2,756,221.91	0.95%	$58,944.46	0.02%	$0.00	0.00%	$0.00	0.00%
2	Jan-02	$283,093,816.66	$17,520.95	0.01%	1.47%	$2,072,405.18	0.73%	$802,037.07	0.28%	$41,392.57	0.01%	$0.00	0.00%
3	Feb-02	$274,308,003.40	$163,779.59	0.05%	1.66%	$2,301,266.25	0.84%	$803,541.60	0.29%	$437,535.85	0.16%	$0.00	0.00%
4	Mar-02	$265,003,851.36	$512,826.39	0.17%	1.82%	$2,822,505.00	1.07%	$753,655.68	0.28%	$351,321.72	0.13%	$165,260.90	0.06%
5	Apr-02	$255,302,420.92	$878,705.84	0.29%	1.95%	$2,262,729.67	0.89%	$912,630.38	0.36%	$319,845.53	0.13%	$271,102.27	0.11%
6	May-02	$246,253,048.02	$1,365,767.68	0.46%	1.83%	$3,333,382.95	1.35%	$887,836.25	0.36%	$352,498.06	0.14%	$286,954.00	0.12%
7	Jun-02	$237,745,698.19	$1,626,257.83	0.54%	1.72%	$3,437,921.83	1.45%	$1,134,136.78	0.48%	$528,066.21	0.22%	$383,313.92	0.16%
8	Jul-02	$228,256,191.76	$2,142,179.21	0.71%	1.99%	$2,987,092.21	1.31%	$1,085,956.26	0.48%	$624,135.28	0.27%	$405,504.03	0.18%
9	Aug-02	$219,413,659.68	$2,695,853.81	0.90%	1.87%	$2,643,403.13	1.20%	$724,416.04	0.33%	$738,154.13	0.34%	$382,620.85	0.17%
10	Sep-02	$211,174,424.45	$3,207,535.85	1.07%	1.76%	$2,603,058.83	1.23%	$1,154,829.91	0.55%	$477,797.66	0.23%	$488,016.66	0.23%
11	Oct-02	$202,274,565.47	$3,744,038.90	1.25%	1.95%	$2,572,772.13	1.27%	$1,075,748.19	0.53%	$705,687.26	0.35%	$426,060.21	0.21%
12	Nov-02	$194,907,754.48	$4,303,019.98	1.43%	1.61%	$2,575,108.92	1.32%	$1,099,180.11	0.56%	$795,267.31	0.41%	$478,782.25	0.25%
13	Dec-02	$187,870,167.49	$4,795,738.78	1.60%	1.56%	$3,081,806.69	1.64%	$1,217,832.08	0.65%	$773,749.55	0.41%	$437,448.56	0.23%
14	Jan-03	$180,881,077.86	$5,370,750.50	1.79%	1.58%	$2,206,373.25	1.22%	$1,040,536.87	0.58%	$628,958.30	0.35%	$543,135.33	0.30%
15	Feb-03	$173,994,490.05	$5,927,089.76	1.98%	1.58%	$2,163,970.40	1.24%	$691,626.17	0.40%	$640,723.36	0.37%	$405,622.31	0.23%
16	Mar-03	$166,883,099.04	$6,243,451.80	2.08%	1.67%	$3,006,551.27	1.80%	$876,166.50	0.53%	$537,146.06	0.32%	$487,260.02	0.29%
17	Apr-03	$159,542,017.05	$6,662,146.45	2.22%	1.75%	$1,932,351.37	1.21%	$1,050,896.48	0.66%	$636,141.79	0.40%	$473,658.52	0.30%
18	May-03	$152,115,630.21	$7,110,442.75	2.37%	1.80%	$2,741,892.52	1.80%	$795,592.57	0.52%	$771,963.54	0.51%	$449,442.67	0.30%
19	Jun-03	$145,246,907.32	$7,454,008.53	2.48%	1.71%	$2,410,148.18	1.66%	$991,567.31	0.68%	$588,674.97	0.41%	$646,443.27	0.45%
20	Jul-03	$138,095,473.29	$8,151,910.06	2.72%	1.80%	$2,679,263.14	1.94%	$931,121.87	0.67%	$684,726.54	0.50%	$440,642.12	0.32%
21	Aug-03	$131,792,380.02	$8,502,882.00	2.83%	1.64%	$2,792,062.66	2.12%	$939,169.72	0.71%	$594,666.78	0.45%	$689,063.26	0.52%
22	Sep-03	$124,974,873.89	$9,044,047.81	3.01%	1.79%	$1,996,136.69	1.60%	$844,298.10	0.68%	$604,608.91	0.48%	$625,120.64	0.50%
23	Oct-03	$118,697,222.37	$9,730,905.41	3.24%	1.70%	$2,146,481.04	1.81%	$853,235.54	0.72%	$455,045.47	0.38%	$561,200.60	0.47%
24	Nov-03	$113,404,095.53	$10,196,014.04	3.40%	1.48%	$1,840,067.54	1.62%	$828,984.87	0.73%	$545,545.09	0.48%	$489,483.06	0.43%
25	Dec-03	$108,099,253.61	$10,722,911.04	3.57%	1.52%	$2,274,208.02	2.10%	$658,419.83	0.61%	$435,950.47	0.40%	$444,692.30	0.41%
26	Jan-04	$102,936,250.41	$11,144,162.39	3.71%	1.52%	$1,688,210.64	1.64%	$603,984.38	0.59%	$355,317.29	0.35%	$383,031.62	0.37%
27	Feb-04	$97,476,754.24	$11,462,635.03	3.82%	1.63%	$1,613,603.33	1.66%	$443,939.62	0.46%	$439,172.17	0.45%	$270,155.65	0.28%
28	Mar-04	$91,770,265.73	$11,744,474.35	3.91%	1.71%	$1,545,041.13	1.68%	$416,573.74	0.45%	$201,847.79	0.22%	$243,971.62	0.27%
29	Apr-04	$86,879,515.86	$11,916,560.12	3.97%	1.55%	$1,242,867.28	1.43%	$481,208.40	0.55%	$220,187.81	0.25%	$290,158.67	0.33%
30	May-04	$81,964,870.23	$12,183,883.39	4.06%	1.59%	$1,705,191.05	2.08%	$271,580.71	0.33%	$282,235.26	0.34%	$213,195.98	0.26%
31	Jun-04	$77,189,828.70	$12,274,031.67	4.09%	1.59%	$1,541,216.29	2.00%	$527,994.16	0.68%	$161,902.70	0.21%	$305,666.85	0.40%
32	Jul-04	$72,032,874.91	$12,532,735.36	4.18%	1.70%	$1,712,587.01	2.38%	$369,748.70	0.51%	$272,888.61	0.38%	$204,873.45	0.28%
33	Aug-04	$67,473,222.92	$12,798,595.85	4.27%	1.61%	$1,378,481.46	2.04%	$447,706.04	0.66%	$204,729.64	0.30%	$152,873.54	0.23%
34	Sep-04	$63,196,145.31	$12,912,347.85	4.30%	1.57%	$1,242,640.34	1.97%	$435,149.93	0.69%	$255,238.01	0.40%	$133,408.55	0.21%
35	Oct-04	$59,031,916.58	$13,119,722.07	4.37%	1.57%	$1,542,355.60	2.61%	$351,445.03	0.60%	$230,605.60	0.39%	$145,353.07	0.25%
36	Nov-04	$55,414,358.49	$13,284,659.83	4.43%	1.46%	$1,301,795.94	2.35%	$407,290.15	0.73%	$219,743.78	0.40%	$155,962.68	0.28%
37	Dec-04	$52,409,791.01	$13,407,741.07	4.47%	1.28%	$1,274,388.49	2.43%	$349,903.74	0.67%	$188,604.91	0.36%	$183,256.01	0.35%
38	Jan-05	$49,242,264.67	$13,536,197.54	4.51%	1.38%	$1,173,235.80	2.38%	$309,820.21	0.63%	$237,356.98	0.48%	$198,763.47	0.40%
39	Feb-05	$46,137,660.08	$13,605,102.22	4.54%	1.39%	$951,498.83	2.06%	$329,031.58	0.71%	$183,774.08	0.40%	$292,593.83	0.63%
40	Mar-05	$42,783,476.45	$13,696,394.01	4.57%	1.50%	$1,013,130.39	2.37%	$204,111.16	0.48%	$181,944.78	0.43%	$275,349.56	0.64%
41	Apr-05	$39,694,838.60	$13,843,437.85	4.61%	1.46%	$843,157.76	2.12%	$213,289.55	0.54%	$130,855.67	0.33%	$117,715.06	0.30%
42	May-05	$36,761,078.71	$13,893,194.45	4.63%	1.45%	$1,066,746.21	2.90%	$211,033.62	0.57%	$100,748.29	0.27%	$153,538.81	0.42%
43	Jun-05	$33,880,740.36	$13,884,111.02	4.63%	1.47%	$930,716.05	2.75%	$251,685.44	0.74%	$130,237.90	0.38%	$191,755.17	0.57%
44	Jul-05	$31,137,268.49	$13,972,201.27	4.66%	1.46%	$903,427.42	2.90%	$331,227.29	1.06%	$131,755.15	0.42%	$134,899.84	0.43%
45	Aug-05	$28,407,417.29	$14,052,307.16	4.68%	1.49%	$651,057.27	2.29%	$216,856.12	0.76%	$180,109.95	0.63%	$116,799.65	0.41%
46	Sep-05	$25,868,949.84	$14,159,078.36	4.72%	1.47%	$695,523.90	2.69%	$221,242.46	0.86%	$131,590.21	0.51%	$92,871.08	0.36%
47	Oct-05	$23,596,888.03	$14,163,504.41	4.72%	1.42%	$604,519.39	2.56%	$197,147.93	0.84%	$117,203.35	0.50%	$162,703.77	0.69%

2001-2 Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-01	$127,521,130.61	$0.00	0.00%	2.12%	$258,786.39	0.20%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jan-02	$123,847,499.58	$0.00	0.00%	1.49%	$215,177.08	0.17%	$115,852.23	0.09%	$0.00	0.00%	$0.00	0.00%
3	Feb-02	$119,817,318.96	$3,462.91	0.00%	1.75%	$193,640.09	0.16%	$121,272.42	0.10%	$106,322.32	0.09%	$0.00	0.00%
4	Mar-02	$115,582,135.54	$61,851.85	0.05%	1.91%	$407,545.46	0.35%	$61,810.81	0.05%	$17,237.56	0.01%	$57,279.10	0.05%
5	Apr-02	$111,736,685.54	$92,411.97	0.07%	1.71%	$247,426.59	0.22%	$239,743.41	0.21%	$21,137.94	0.02%	$18,751.99	0.02%
6	May-02	$107,744,029.29	$161,414.41	0.12%	1.83%	$589,863.03	0.55%	$79,881.23	0.07%	$70,570.87	0.07%	$21,137.94	0.02%
7	Jun-02	$103,979,164.17	$159,353.92	0.12%	1.73%	$513,472.79	0.49%	$298,779.98	0.29%	$38,165.69	0.04%	$91,708.81	0.09%
8	Jul-02	$99,935,486.31	$245,211.31	0.19%	1.92%	$399,674.47	0.40%	$212,839.04	0.21%	$117,777.58	0.12%	$94,420.80	0.09%
9	Aug-02	$96,313,273.41	$332,484.84	0.25%	1.72%	$339,998.45	0.35%	$130,708.18	0.14%	$216,863.12	0.23%	$122,198.95	0.13%
10	Sep-02	$92,662,356.12	$444,620.23	0.34%	1.77%	$365,346.42	0.39%	$247,051.19	0.27%	$108,862.82	0.12%	$128,996.06	0.14%
11	Oct-02	$88,831,092.48	$528,220.11	0.40%	1.90%	$274,024.35	0.31%	$265,320.87	0.30%	$85,249.13	0.10%	$156,010.92	0.18%
12	Nov-02	$85,732,390.46	$668,982.45	0.51%	1.51%	$524,071.38	0.61%	$126,803.63	0.15%	$229,439.06	0.27%	$110,317.91	0.13%
13	Dec-02	$82,501,276.52	$759,537.83	0.57%	1.63%	$509,348.45	0.62%	$213,787.61	0.26%	$60,695.95	0.07%	$180,826.32	0.22%
14	Jan-03	$79,192,005.21	$853,247.81	0.65%	1.71%	$348,026.65	0.44%	$245,681.26	0.31%	$83,777.44	0.11%	$148,030.80	0.19%
15	Feb-03	$76,058,865.29	$1,006,042.77	0.76%	1.64%	$321,207.10	0.42%	$94,569.56	0.12%	$185,340.33	0.24%	$63,482.81	0.08%
16	Mar-03	$73,036,558.57	$1,065,433.20	0.81%	1.60%	$448,499.39	0.61%	$155,817.26	0.21%	$70,134.74	0.10%	$133,643.81	0.18%
17	Apr-03	$69,961,582.42	$1,147,715.15	0.87%	1.67%	$213,371.59	0.30%	$269,764.37	0.39%	$123,031.27	0.18%	$131,041.91	0.19%
18	May-03	$66,515,289.56	$1,263,320.70	0.96%	1.90%	$418,897.08	0.63%	$141,834.94	0.21%	$253,435.62	0.38%	$62,022.11	0.09%
19	Jun-03	$63,454,582.82	$1,323,564.23	1.00%	1.74%	$337,306.33	0.53%	$156,312.10	0.25%	$96,077.60	0.15%	$183,647.39	0.29%
20	Jul-03	$60,177,265.53	$1,433,100.48	1.08%	1.88%	$393,309.01	0.65%	$129,719.09	0.22%	$99,122.01	0.16%	$82,214.81	0.14%
21	Aug-03	$57,253,109.89	$1,474,327.59	1.11%	1.74%	$566,655.04	0.99%	$48,404.75	0.08%	$77,307.37	0.14%	$90,041.59	0.16%
22	Sep-03	$54,216,231.14	$1,538,500.06	1.16%	1.83%	$393,257.80	0.73%	$204,130.64	0.38%	$29,706.11	0.05%	$101,221.82	0.19%
23	Oct-03	$51,511,890.58	$1,678,367.27	1.27%	1.69%	$398,374.25	0.77%	$165,696.25	0.32%	$71,704.56	0.14%	$55,171.10	0.11%
24	Nov-03	$49,187,494.77	$1,742,094.93	1.32%	1.50%	$231,711.48	0.47%	$150,226.22	0.31%	$122,745.44	0.25%	$53,046.32	0.11%
25	Dec-03	$46,951,079.73	$1,839,106.80	1.39%	1.48%	$306,056.16	0.65%	$91,189.01	0.19%	$34,963.33	0.07%	$94,011.57	0.20%
26	Jan-04	$44,693,510.35	$1,865,126.33	1.41%	1.53%	$312,978.22	0.70%	$68,430.25	0.15%	$63,710.01	0.14%	$78,027.02	0.17%
27	Feb-04	$42,389,398.40	$1,929,153.44	1.46%	1.59%	$282,003.39	0.67%	$43,206.20	0.10%	$37,856.60	0.09%	$78,978.21	0.19%
28	Mar-04	$39,750,947.62	$2,013,096.19	1.52%	1.80%	$394,674.73	0.99%	$50,048.26	0.13%	$2,195.64	0.01%	$38,059.17	0.10%
29	Apr-04	$37,509,366.55	$2,060,846.86	1.56%	1.63%	$227,182.14	0.61%	$153,540.79	0.41%	$12,637.24	0.03%	$20,012.43	0.05%
30	May-04	$35,331,739.02	$2,086,854.27	1.58%	1.63%	$314,103.36	0.89%	$48,404.75	0.14%	$68,173.52	0.19%	$37,046.27	0.10%
31	Jun-04	$33,061,594.16	$2,096,729.91	1.59%	1.71%	$241,016.06	0.73%	$98,098.87	0.30%	$0.00	0.00%	$81,668.48	0.25%
32	Jul-04	$30,909,608.80	$2,166,682.67	1.64%	1.68%	$267,448.22	0.87%	$84,653.16	0.27%	$46,491.30	0.15%	$7,675.28	0.02%
33	Aug-04	$28,989,448.42	$2,180,619.02	1.65%	1.59%	$192,231.73	0.66%	$112,733.33	0.39%	$60,121.42	0.21%	$39,405.92	0.14%
34	Sep-04	$26,985,088.69	$2,233,832.97	1.69%	1.67%	$184,770.09	0.68%	$77,718.78	0.29%	$71,941.21	0.27%	$24,236.87	0.09%
35	Oct-04	$25,289,735.45	$2,257,703.15	1.71%	1.53%	$266,452.26	1.05%	$72,451.99	0.29%	$50,439.30	0.20%	$48,525.87	0.19%
36	Nov-04	$23,719,754.51	$2,323,126.65	1.76%	1.48%	$250,407.36	1.06%	$59,357.36	0.25%	$40,910.38	0.17%	$35,827.21	0.15%
37	Dec-04	$22,426,926.03	$2,339,188.26	1.77%	1.28%	$189,726.98	0.85%	$37,077.78	0.17%	$14,143.09	0.06%	$30,303.94	0.14%
38	Jan-05	$21,007,808.45	$2,355,899.84	1.78%	1.43%	$256,745.62	1.22%	$31,149.44	0.15%	$37,077.78	0.18%	$22,017.93	0.10%
39	Feb-05	$19,751,357.60	$2,370,301.82	1.79%	1.33%	$190,491.73	0.96%	$30,975.18	0.16%	$28,018.66	0.14%	$27,813.44	0.14%
40	Mar-05	$18,292,021.38	$2,363,507.92	1.79%	1.52%	$183,344.56	1.00%	$38,625.24	0.21%	$0.00	0.00%	$55,832.10	0.31%
41	Apr-05	$17,033,229.97	$2,367,951.50	1.79%	1.42%	$161,630.48	0.95%	$29,349.95	0.17%	$38,625.24	0.23%	$32,176.73	0.19%
42	May-05	$15,828,221.41	$2,389,209.62	1.81%	1.41%	$182,828.89	1.16%	$35,357.09	0.22%	$15,876.54	0.10%	$39,565.57	0.25%
43	Jun-05	$14,585,802.33	$2,392,006.60	1.81%	1.47%	$254,414.41	1.74%	$34,902.86	0.24%	$35,357.09	0.24%	$34,755.20	0.24%
44	Jul-05	$13,356,216.93	$2,403,341.99	1.82%	1.50%	$174,350.43	1.31%	$84,801.23	0.63%	$31,500.95	0.24%	$31,596.94	0.24%
45	Aug-05	$12,096,776.62	$2,420,707.33	1.83%	1.55%	$135,918.43	1.12%	$64,000.91	0.53%	$47,451.17	0.39%	$29,034.93	0.24%
46	Sep-05	$11,010,492.95	$2,450,522.31	1.85%	1.48%	$155,236.04	1.41%	$47,284.75	0.43%	$24,414.33	0.22%	$24,253.65	0.22%
47	Oct-05	$9,996,421.85	$2,461,031.97	1.86%	1.47%	$122,642.42	1.23%	$25,434.04	0.25%	$12,330.01	0.12%	$34,125.63	0.34%

2001-2 Non Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-01	$157,271,568.97	$0.00	0.00%	1.20%	$2,272,607.73	1.45%	$58,069.56	0.04%	$0.00	0.00%	$0.00	0.00%
2	Jan-02	$153,006,749.98	$17,520.95	0.01%	1.42%	$1,707,232.89	1.12%	$660,629.54	0.43%	$41,392.57	0.03%	$0.00	0.00%
3	Feb-02	$148,497,086.56	$150,889.81	0.09%	1.57%	$1,972,911.22	1.33%	$628,958.35	0.42%	$305,658.23	0.21%	$0.00	0.00%
4	Mar-02	$143,718,256.89	$413,257.18	0.26%	1.72%	$2,236,298.82	1.56%	$650,807.04	0.45%	$328,004.81	0.23%	$107,981.80	0.08%
5	Apr-02	$138,064,063.41	$739,421.99	0.46%	2.13%	$1,853,712.73	1.34%	$589,588.45	0.43%	$274,326.28	0.20%	$246,270.93	0.18%
6	May-02	$133,258,222.64	$1,137,661.86	0.71%	1.80%	$2,493,577.60	1.87%	$727,366.75	0.55%	$246,173.58	0.18%	$235,355.40	0.18%
7	Jun-02	$128,773,714.09	$1,373,367.42	0.85%	1.68%	$2,771,318.70	2.15%	$765,362.68	0.59%	$443,849.26	0.34%	$275,107.42	0.21%
8	Jul-02	$123,543,493.31	$1,768,486.09	1.10%	2.03%	$2,423,209.61	1.96%	$830,169.76	0.67%	$477,597.94	0.39%	$286,930.96	0.23%
9	Aug-02	$118,547,615.74	$2,212,346.20	1.37%	1.97%	$2,166,925.74	1.83%	$538,795.09	0.45%	$479,073.84	0.40%	$253,096.90	0.21%
10	Sep-02	$114,222,304.58	$2,584,058.78	1.60%	1.71%	$2,085,369.63	1.83%	$890,675.39	0.78%	$307,472.58	0.27%	$359,020.60	0.31%
11	Oct-02	$109,425,640.70	$2,993,479.42	1.86%	1.94%	$2,164,195.59	1.98%	$768,622.58	0.70%	$616,913.24	0.56%	$253,884.85	0.23%
12	Nov-02	$105,281,534.47	$3,400,593.38	2.11%	1.70%	$1,927,633.18	1.83%	$946,905.92	0.90%	$528,738.04	0.50%	$364,939.45	0.35%
13	Dec-02	$101,613,225.72	$3,789,078.09	2.35%	1.51%	$2,373,381.80	2.34%	$964,863.59	0.95%	$706,801.42	0.70%	$246,190.82	0.24%
14	Jan-03	$98,059,403.85	$4,259,315.64	2.64%	1.48%	$1,699,831.37	1.73%	$722,393.29	0.74%	$516,831.59	0.53%	$384,673.11	0.39%
15	Feb-03	$94,464,251.52	$4,663,932.17	2.89%	1.52%	$1,685,998.44	1.78%	$497,247.01	0.53%	$428,887.00	0.45%	$316,132.58	0.33%
16	Mar-03	$90,496,802.88	$4,892,642.08	3.04%	1.72%	$2,400,627.03	2.65%	$699,615.18	0.77%	$412,000.61	0.46%	$329,931.16	0.36%
17	Apr-03	$86,422,983.34	$5,184,104.88	3.22%	1.80%	$1,594,348.54	1.84%	$707,459.31	0.82%	$492,376.46	0.57%	$342,616.61	0.40%
18	May-03	$82,561,422.16	$5,501,435.06	3.41%	1.74%	$2,103,832.84	2.55%	$612,373.89	0.74%	$462,026.16	0.56%	$387,420.56	0.47%
19	Jun-03	$78,899,819.00	$5,762,900.24	3.58%	1.68%	$1,962,989.72	2.49%	$789,540.45	1.00%	$455,485.21	0.58%	$431,086.54	0.55%
20	Jul-03	$75,194,973.62	$6,333,443.13	3.93%	1.73%	$2,139,339.06	2.85%	$775,003.39	1.03%	$549,300.33	0.73%	$319,512.71	0.42%
21	Aug-03	$71,910,481.29	$6,635,639.04	4.12%	1.58%	$2,072,061.59	2.88%	$815,004.20	1.13%	$517,359.41	0.72%	$527,613.78	0.73%
22	Sep-03	$68,269,910.88	$7,085,035.54	4.40%	1.76%	$1,499,433.59	2.20%	$607,080.16	0.89%	$531,181.00	0.78%	$495,612.50	0.73%
23	Oct-03	$64,828,526.40	$7,594,627.68	4.71%	1.71%	$1,655,340.41	2.55%	$641,693.82	0.99%	$368,039.55	0.57%	$467,576.68	0.72%
24	Nov-03	$61,940,017.30	$7,988,326.56	4.96%	1.49%	$1,479,338.73	2.39%	$653,870.02	1.06%	$404,190.44	0.65%	$397,983.92	0.64%
25	Dec-03	$59,023,887.38	$8,367,078.04	5.19%	1.54%	$1,828,436.59	3.10%	$534,365.45	0.91%	$388,995.13	0.66%	$337,557.19	0.57%
26	Jan-04	$56,213,860.60	$8,776,166.74	5.45%	1.52%	$1,297,702.27	2.31%	$496,414.44	0.88%	$285,471.45	0.51%	$291,881.06	0.52%
27	Feb-04	$53,156,669.21	$9,008,597.94	5.59%	1.66%	$1,285,195.21	2.42%	$383,455.35	0.72%	$362,175.88	0.68%	$181,115.97	0.34%
28	Mar-04	$50,261,005.71	$9,173,775.10	5.69%	1.62%	$1,048,278.23	2.09%	$340,953.28	0.68%	$199,652.15	0.40%	$205,912.45	0.41%
29	Apr-04	$47,717,486.67	$9,297,602.37	5.77%	1.49%	$995,355.20	2.09%	$274,251.34	0.57%	$201,200.43	0.42%	$270,146.24	0.57%
30	May-04	$45,079,716.21	$9,546,698.89	5.92%	1.56%	$1,319,335.97	2.93%	$216,046.80	0.48%	$190,768.80	0.42%	$169,799.57	0.38%
31	Jun-04	$42,686,234.45	$9,616,947.32	5.97%	1.47%	$1,252,940.41	2.94%	$414,523.77	0.97%	$161,902.70	0.38%	$203,590.01	0.48%
32	Jul-04	$39,756,599.41	$9,798,491.53	6.08%	1.73%	$1,380,213.38	3.47%	$275,910.60	0.69%	$226,397.31	0.57%	$188,715.87	0.47%
33	Aug-04	$37,182,797.04	$10,046,941.79	6.23%	1.63%	$1,069,292.22	2.88%	$334,972.71	0.90%	$135,423.28	0.36%	$113,467.62	0.31%
34	Sep-04	$34,975,535.84	$10,108,183.57	6.27%	1.50%	$984,673.25	2.82%	$329,777.50	0.94%	$183,296.80	0.52%	$109,171.68	0.31%
35	Oct-04	$32,594,722.95	$10,292,595.27	6.39%	1.61%	$1,172,789.58	3.60%	$265,034.61	0.81%	$167,414.61	0.51%	$96,827.20	0.30%
36	Nov-04	$30,663,355.69	$10,378,977.67	6.44%	1.42%	$995,350.29	3.25%	$339,859.67	1.11%	$178,833.40	0.58%	$113,187.11	0.37%
37	Dec-04	$29,004,232.27	$10,477,199.82	6.50%	1.28%	$1,052,862.55	3.63%	$293,096.81	1.01%	$174,461.82	0.60%	$152,952.07	0.53%
38	Jan-05	$27,307,961.29	$10,589,790.19	6.57%	1.34%	$890,268.21	3.26%	$273,268.73	1.00%	$193,120.68	0.71%	$176,745.54	0.65%
39	Feb-05	$25,528,014.42	$10,630,821.67	6.60%	1.43%	$734,245.06	2.88%	$288,350.71	1.13%	$155,755.42	0.61%	$264,780.39	1.04%
40	Mar-05	$23,698,886.90	$10,731,706.81	6.66%	1.49%	$762,827.88	3.22%	$161,087.97	0.68%	$175,918.55	0.74%	$219,517.46	0.93%
41	Apr-05	$21,946,912.55	$10,874,911.51	6.75%	1.48%	$655,276.96	2.99%	$168,201.03	0.77%	$91,778.55	0.42%	$79,512.10	0.36%
42	May-05	$20,267,076.29	$10,903,894.44	6.77%	1.48%	$855,115.65	4.22%	$167,640.07	0.83%	$77,535.17	0.38%	$107,947.01	0.53%
43	Jun-05	$18,684,711.89	$10,888,591.95	6.76%	1.46%	$606,245.05	3.24%	$211,971.73	1.13%	$94,880.81	0.51%	$156,999.97	0.84%
44	Jul-05	$17,214,139.42	$10,964,057.73	6.80%	1.43%	$712,589.44	4.14%	$219,267.59	1.27%	$100,254.20	0.58%	$103,302.90	0.60%
45	Aug-05	$15,799,759.99	$11,019,141.52	6.84%	1.44%	$477,122.48	3.02%	$147,555.98	0.93%	$128,462.71	0.81%	$87,764.72	0.56%
46	Sep-05	$14,399,882.14	$11,094,935.47	6.89%	1.46%	$521,427.43	3.62%	$169,787.02	1.18%	$102,705.11	0.71%	$68,617.43	0.48%
47	Oct-05	$13,197,570.80	$11,085,258.70	6.88%	1.38%	$457,079.84	3.46%	$167,842.41	1.27%	$100,702.65	0.76%	$128,578.14	0.97%

2001-2 Sub Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-01	$6,461,571.70	$0.00	0.00%	0.57%	$224,827.79	3.48%	$874.90	0.01%	$0.00	0.00%	$0.00	0.00%
2	Jan-02	$6,239,567.10	$0.00	0.00%	1.81%	$149,995.21	2.40%	$25,555.30	0.41%	$0.00	0.00%	$0.00	0.00%
3	Feb-02	$5,993,597.88	$9,426.87	0.14%	2.08%	$134,714.94	2.25%	$53,310.83	0.89%	$25,555.30	0.43%	$0.00	0.00%
4	Mar-02	$5,703,458.93	$37,717.36	0.57%	2.49%	$178,660.72	3.13%	$41,037.83	0.72%	$6,079.35	0.11%	$0.00	0.00%
5	Apr-02	$5,501,671.97	$46,871.88	0.71%	1.73%	$161,590.35	2.94%	$83,298.52	1.51%	$24,381.31	0.44%	$6,079.35	0.11%
6	May-02	$5,250,796.09	$66,691.41	1.01%	2.23%	$249,942.32	4.76%	$80,588.27	1.53%	$35,753.61	0.68%	$30,460.66	0.58%
7	Jun-02	$4,992,819.93	$93,536.49	1.42%	2.33%	$153,130.34	3.07%	$69,994.12	1.40%	$46,051.26	0.92%	$16,497.69	0.33%
8	Jul-02	$4,777,212.14	$128,481.81	1.95%	2.00%	$164,208.13	3.44%	$42,947.46	0.90%	$28,759.76	0.60%	$24,152.27	0.51%
9	Aug-02	$4,552,770.53	$151,022.77	2.30%	2.11%	$136,478.94	3.00%	$54,912.77	1.21%	$42,217.17	0.93%	$7,325.00	0.16%
10	Sep-02	$4,289,763.75	$178,856.84	2.72%	2.44%	$152,342.78	3.55%	$17,103.33	0.40%	$61,462.26	1.43%	$0.00	0.00%
11	Oct-02	$4,017,832.29	$222,339.37	3.38%	2.54%	$134,552.19	3.35%	$41,804.74	1.04%	$3,524.89	0.09%	$16,164.44	0.40%
12	Nov-02	$3,893,829.55	$233,444.15	3.55%	1.17%	$123,404.36	3.17%	$25,470.56	0.65%	$37,090.21	0.95%	$3,524.89	0.09%
13	Dec-02	$3,755,665.26	$247,122.86	3.76%	1.40%	$199,076.44	5.30%	$39,180.88	1.04%	$6,252.18	0.17%	$10,431.42	0.28%
14	Jan-03	$3,629,668.80	$258,187.05	3.92%	1.26%	$158,515.23	4.37%	$72,462.32	2.00%	$28,349.27	0.78%	$10,431.42	0.29%
15	Feb-03	$3,471,373.24	$257,114.82	3.91%	1.69%	$156,764.86	4.52%	$99,809.60	2.88%	$26,496.03	0.76%	$26,006.92	0.75%
16	Mar-03	$3,349,737.59	$285,376.52	4.34%	1.27%	$157,424.85	4.70%	$20,734.06	0.62%	$55,010.71	1.64%	$23,685.05	0.71%
17	Apr-03	$3,157,451.29	$330,326.42	5.02%	2.05%	$124,631.24	3.95%	$73,672.80	2.33%	$20,734.06	0.66%	$0.00	0.00%
18	May-03	$3,038,918.49	$345,686.99	5.25%	1.32%	$219,162.60	7.21%	$41,383.74	1.36%	$56,501.76	1.86%	$0.00	0.00%
19	Jun-03	$2,892,505.50	$367,544.06	5.59%	1.69%	$109,852.13	3.80%	$45,714.76	1.58%	$37,112.16	1.28%	$31,709.34	1.10%
20	Jul-03	$2,723,234.14	$385,366.45	5.86%	1.93%	$146,615.07	5.38%	$26,399.39	0.97%	$36,304.20	1.33%	$38,914.60	1.43%
21	Aug-03	$2,628,788.84	$392,915.37	5.97%	1.06%	$153,346.03	5.83%	$75,760.77	2.88%	$0.00	0.00%	$71,407.89	2.72%
22	Sep-03	$2,488,731.87	$420,512.21	6.39%	1.71%	$103,445.30	4.16%	$33,087.30	1.33%	$43,721.80	1.76%	$28,286.32	1.14%
23	Oct-03	$2,356,805.39	$457,910.46	6.96%	1.66%	$92,766.38	3.94%	$45,845.47	1.95%	$15,301.36	0.65%	$38,452.82	1.63%
24	Nov-03	$2,276,583.46	$465,592.55	7.08%	0.90%	$129,017.33	5.67%	$24,888.63	1.09%	$18,609.21	0.82%	$38,452.82	1.69%
25	Dec-03	$2,124,286.50	$516,726.20	7.85%	1.88%	$139,715.27	6.58%	$32,865.37	1.55%	$11,992.01	0.56%	$13,123.54	0.62%
26	Jan-04	$2,028,879.46	$502,869.32	7.64%	1.29%	$77,530.15	3.82%	$39,139.69	1.93%	$6,135.83	0.30%	$13,123.54	0.65%
27	Feb-04	$1,930,686.63	$524,883.65	7.98%	1.36%	$46,404.73	2.40%	$17,278.04	0.89%	$39,139.69	2.03%	$10,061.47	0.52%
28	Mar-04	$1,758,312.40	$557,603.06	8.47%	2.26%	$102,088.17	5.81%	$25,572.20	1.45%	$0.00	0.00%	$0.00	0.00%
29	Apr-04	$1,652,662.64	$558,110.89	8.48%	1.57%	$20,329.94	1.23%	$53,416.27	3.23%	$6,350.14	0.38%	$0.00	0.00%
30	May-04	$1,553,415.00	$550,330.23	8.36%	1.54%	$71,751.72	4.62%	$7,129.16	0.46%	$23,292.94	1.50%	$6,350.14	0.41%
31	Jun-04	$1,442,000.09	$560,354.44	8.52%	1.72%	$47,259.82	3.28%	$15,371.52	1.07%	$0.00	0.00%	$20,408.36	1.42%
32	Jul-04	$1,366,666.70	$567,561.16	8.63%	1.30%	$64,925.41	4.75%	$9,184.94	0.67%	$0.00	0.00%	$8,482.30	0.62%
33	Aug-04	$1,300,977.46	$571,035.04	8.68%	1.13%	$116,957.51	8.99%	$0.00	0.00%	$9,184.94	0.71%	$0.00	0.00%
34	Sep-04	$1,235,520.78	$570,331.31	8.67%	1.17%	$73,197.00	5.92%	$27,653.65	2.24%	$0.00	0.00%	$0.00	0.00%
35	Oct-04	$1,147,458.18	$569,423.65	8.65%	1.57%	$103,113.76	8.99%	$13,958.43	1.22%	$12,751.69	1.11%	$0.00	0.00%
36	Nov-04	$1,031,248.29	$582,555.51	8.85%	1.81%	$56,038.29	5.43%	$8,073.12	0.78%	$0.00	0.00%	$6,948.36	0.67%
37	Dec-04	$978,632.71	$591,352.99	8.99%	1.03%	$31,798.96	3.25%	$19,729.15	2.02%	$0.00	0.00%	$0.00	0.00%
38	Jan-05	$926,494.93	$590,507.51	8.97%	1.07%	$26,221.97	2.83%	$5,402.04	0.58%	$7,158.52	0.77%	$0.00	0.00%
39	Feb-05	$858,288.06	$603,978.73	9.18%	1.45%	$26,762.04	3.12%	$9,705.69	1.13%	$0.00	0.00%	$0.00	0.00%
40	Mar-05	$792,568.17	$601,179.28	9.14%	1.45%	$66,957.95	8.45%	$4,397.95	0.55%	$6,026.23	0.76%	$0.00	0.00%
41	Apr-05	$714,696.08	$600,574.84	9.13%	1.63%	$26,250.32	3.67%	$15,738.57	2.20%	$451.88	0.06%	$6,026.23	0.84%
42	May-05	$665,781.01	$600,090.39	9.12%	1.23%	$28,801.67	4.33%	$8,036.46	1.21%	$7,336.58	1.10%	$6,026.23	0.91%
43	Jun-05	$610,226.14	$603,512.47	9.17%	1.42%	$70,056.59	11.48%	$4,810.85	0.79%	$0.00	0.00%	$0.00	0.00%
44	Jul-05	$566,912.14	$604,801.55	9.19%	1.20%	$16,487.55	2.91%	$27,158.47	4.79%	$0.00	0.00%	$0.00	0.00%
45	Aug-05	$510,880.68	$612,458.31	9.31%	1.50%	$38,016.36	7.44%	$5,299.23	1.04%	$4,196.07	0.82%	$0.00	0.00%
46	Sep-05	$458,574.75	$613,620.58	9.33%	1.49%	$18,860.43	4.11%	$4,170.69	0.91%	$4,470.77	0.97%	$0.00	0.00%
47	Oct-05	$402,895.38	$617,213.74	9.38%	1.57%	$24,797.13	6.15%	$3,871.48	0.96%	$4,170.69	1.04%	$0.00	0.00%

2002-1 Characteristics of Receivables as of Cut-off Date

Closing Date	6/13/2002	Original Term
Cut-off Date	6/1/2002	Weighted Average Original Term	68
Number of Receivables	13,401	Maximum Original Term	84
Aggregate Outstanding Principal Balance	$235,000,000	Minimum Original Term	12
Outstanding Principal Balance		Remaining Term
Average Outstanding Principal Balance	$17,536.00	Weighted Average Remaining Term	66
Highest Outstanding Principal Balance	$84,972.83	Maximum Remaining Term	84
Lowest Outstanding Principal Balance	$1,020.83	Minimum Remaining Term	6
Original Amount Financed		Percentage of Outstanding Principal Balance - New vs. Used
Average Original Amount Financed	$18,562.65	New	45.16%
Highest Original Amount Financed	$84,972.83	Used	54.84%
Lowest Original Amount Financed	$1,335.63	Geographic Distribution of Receivables
Annual Percentage Rate (APR)		1- California	35.70%
Weighted Average APR	10.76%	2- Arizona	26.96%
Highest APR	27.50%	3- Nevada	23.49%
Lowest APR	6.49%	4- Oregon	4.20%
Credit Score*		5- New Mexico	3.95%
Weighted Average Credit Score	686	Prime	$133,950,552
Highest Credit Score	859	Non Prime	$98,699,715
Lowest Credit Score	424	Sub Prime	$2,349,734
		Total	$235,000,000

* Excludes receivables for which the Servicer does not have a record of the credit score.

2002-1 Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date
Range of Annual Percentage Rate	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance
6.49% to 6.99%	1,330	$22,440,229.58	9.55%
7.00% to 7.99%	1,622	$29,897,750.33	12.72%
8.00% to 8.99%	1,810	$35,429,491.32	15.08%
9.00% to 9.99%	1,955	$37,922,853.87	16.14%
10.00% to 10.99%	1,379	$25,871,733.04	11.01%
11.00% to 11.99%	933	$16,595,874.75	7.06%
12.00% to 12.99%	1,035	$17,778,375.61	7.57%
13.00% to 13.99%	676	$11,492,367.26	4.89%
14.00% to 14.99%	664	$10,876,528.39	4.63%
15.00% to 15.99%	548	$8,507,039.66	3.62%
16.00% to 16.99%	417	$5,836,240.04	2.48%
17.00% to 17.99%	264	$3,495,869.78	1.49%
18.00% to 18.99%	283	$3,628,837.44	1.54%
19.00% to 19.99%	173	$1,975,023.54	0.84%
20.00% to 20.99%	90	$885,201.36	0.38%
21.00% to 21.99%	163	$1,820,393.64	0.77%
22.00% to 22.99%	18	$195,411.77	0.08%
23.00% to 23.99%	20	$194,014.14	0.08%
24.00% to 24.99%	14	$110,287.15	0.05%
25.00% to 25.99%	5	$35,590.49	0.02%
26.00% to 26.99%	1	$6,043.29	0.00%
27.00% to 27.99%	1	$4,843.84	0.00%
Total	13,401	$235,000,000.29	100%

2002-1 Total Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jun-02	$229,474,585.20	$0.00	0.00%	1.86%	$493,848.24	0.22%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jul-02	$223,084,723.31	$0.00	0.00%	1.79%	$955,141.15	0.43%	$178,607.31	0.08%	$32,966.44	0.01%	$0.00	0.00%
3	Aug-02	$216,550,549.16	$72,470.15	0.03%	1.64%	$788,210.87	0.36%	$473,362.49	0.22%	$117,694.48	0.05%	$0.00	0.00%
4	Sep-02	$210,682,376.33	$228,126.52	0.10%	1.42%	$1,085,126.81	0.52%	$366,332.95	0.17%	$207,936.50	0.10%	$34,482.94	0.02%
5	Oct-02	$204,254,920.86	$328,548.58	0.14%	1.66%	$1,185,215.85	0.58%	$447,027.36	0.22%	$215,159.89	0.11%	$130,944.69	0.06%
6	Nov-02	$198,409,536.80	$516,583.02	0.22%	1.47%	$1,306,152.21	0.66%	$664,366.66	0.33%	$263,122.83	0.13%	$151,069.02	0.08%
7	Dec-02	$192,832,506.77	$924,263.40	0.39%	1.39%	$1,563,732.40	0.81%	$468,561.46	0.24%	$358,250.48	0.19%	$110,343.51	0.06%
8	Jan-03	$186,490,378.74	$1,210,827.71	0.52%	1.71%	$1,066,184.29	0.57%	$384,533.92	0.21%	$287,886.49	0.15%	$138,857.64	0.07%
9	Feb-03	$180,801,015.05	$1,389,890.68	0.59%	1.50%	$1,334,721.45	0.74%	$448,162.74	0.25%	$277,320.48	0.15%	$213,350.68	0.12%
10	Mar-03	$174,296,564.17	$1,658,800.19	0.71%	1.83%	$1,871,060.94	1.07%	$516,918.45	0.30%	$275,976.86	0.16%	$219,948.04	0.13%
11	Apr-03	$167,897,680.55	$1,807,369.91	0.77%	1.83%	$1,435,098.29	0.85%	$805,332.58	0.48%	$395,275.06	0.24%	$272,921.34	0.16%
12	May-03	$161,949,941.11	$2,132,093.04	0.91%	1.71%	$1,604,043.21	0.99%	$576,673.14	0.36%	$578,681.20	0.36%	$329,702.13	0.20%
13	Jun-03	$155,331,086.67	$2,546,374.11	1.08%	1.97%	$1,578,084.58	1.02%	$664,141.26	0.43%	$296,392.75	0.19%	$362,952.79	0.23%
14	Jul-03	$148,928,920.78	$2,900,886.65	1.23%	1.93%	$1,656,404.61	1.11%	$595,522.21	0.40%	$421,524.41	0.28%	$243,770.87	0.16%
15	Aug-03	$142,760,359.45	$3,190,392.11	1.36%	1.90%	$1,506,777.49	1.06%	$674,274.83	0.47%	$439,938.24	0.31%	$287,525.52	0.20%
16	Sep-03	$136,720,363.31	$3,415,237.46	1.45%	1.89%	$1,624,222.50	1.19%	$475,924.31	0.35%	$389,299.86	0.28%	$408,358.63	0.30%
17	Oct-03	$130,927,478.10	$3,744,999.09	1.59%	1.84%	$1,871,739.19	1.43%	$537,567.69	0.41%	$362,524.32	0.28%	$304,414.35	0.23%
18	Nov-03	$126,012,567.34	$4,101,223.53	1.75%	1.57%	$1,701,504.23	1.35%	$590,739.43	0.47%	$428,712.55	0.34%	$263,080.82	0.21%
19	Dec-03	$121,205,412.14	$4,493,466.44	1.91%	1.57%	$1,619,952.15	1.34%	$430,196.53	0.35%	$301,551.90	0.25%	$266,653.06	0.22%
20	Jan-04	$116,449,758.13	$4,790,212.34	2.04%	1.58%	$1,395,051.87	1.20%	$501,498.34	0.43%	$159,465.17	0.14%	$246,339.60	0.21%
21	Feb-04	$111,032,273.95	$5,030,811.69	2.14%	1.84%	$1,330,327.09	1.20%	$420,216.49	0.38%	$285,912.07	0.26%	$233,718.77	0.21%
22	Mar-04	$104,851,017.61	$5,281,604.27	2.25%	2.09%	$1,008,131.26	0.96%	$299,337.08	0.29%	$276,057.19	0.26%	$205,744.05	0.20%
23	Apr-04	$99,890,493.96	$5,431,780.31	2.31%	1.78%	$1,255,949.99	1.26%	$191,719.90	0.19%	$160,698.79	0.16%	$264,425.29	0.26%
24	May-04	$95,273,180.45	$5,555,861.87	2.36%	1.70%	$1,437,188.76	1.51%	$389,638.98	0.41%	$108,802.77	0.11%	$271,557.78	0.29%
25	Jun-04	$89,980,956.70	$5,742,731.26	2.44%	1.94%	$1,372,852.02	1.53%	$399,627.40	0.44%	$242,571.56	0.27%	$191,335.58	0.21%
26	Jul-04	$84,969,737.70	$5,909,637.47	2.51%	1.89%	$1,464,652.47	1.72%	$359,212.21	0.42%	$237,076.20	0.28%	$197,513.06	0.23%
27	Aug-04	$80,421,233.76	$6,064,651.33	2.58%	1.79%	$1,099,914.10	1.37%	$405,463.78	0.50%	$179,010.18	0.22%	$250,273.91	0.31%
28	Sep-04	$75,939,549.00	$6,339,193.32	2.70%	1.80%	$1,063,936.06	1.40%	$295,079.45	0.39%	$218,539.02	0.29%	$147,662.54	0.19%
29	Oct-04	$71,824,275.26	$6,513,204.97	2.77%	1.72%	$1,154,641.96	1.61%	$275,191.15	0.38%	$147,322.88	0.21%	$189,069.76	0.26%
30	Nov-04	$67,968,873.62	$6,645,440.73	2.83%	1.67%	$1,101,226.62	1.62%	$334,840.99	0.49%	$181,413.81	0.27%	$133,910.48	0.20%
31	Dec-04	$64,705,308.39	$6,783,609.56	2.89%	1.48%	$1,181,770.52	1.83%	$376,294.15	0.58%	$252,647.80	0.39%	$98,603.54	0.15%
32	Jan-05	$61,519,283.12	$6,849,239.77	2.91%	1.48%	$1,048,237.16	1.70%	$329,047.13	0.53%	$289,102.23	0.47%	$212,349.44	0.35%
33	Feb-05	$58,164,920.22	$7,007,572.14	2.98%	1.58%	$1,082,038.73	1.86%	$239,470.66	0.41%	$197,582.05	0.34%	$209,850.37	0.36%
34	Mar-05	$54,584,588.67	$7,093,337.33	3.02%	1.69%	$1,051,509.88	1.93%	$380,549.00	0.70%	$121,307.79	0.22%	$162,048.70	0.30%
35	Apr-05	$51,660,637.98	$7,182,786.11	3.06%	1.48%	$874,191.19	1.69%	$274,267.18	0.53%	$221,718.19	0.43%	$202,087.37	0.39%
36	May-05	$48,416,090.66	$7,308,326.85	3.11%	1.63%	$962,246.92	1.99%	$216,873.87	0.45%	$154,442.45	0.32%	$228,401.91	0.47%
37	Jun-05	$45,102,584.32	$7,384,471.15	3.14%	1.69%	$851,338.09	1.89%	$203,205.72	0.45%	$171,639.85	0.38%	$249,575.82	0.55%
38	Jul-05	$42,213,936.68	$7,573,764.52	3.22%	1.58%	$997,225.13	2.36%	$278,706.56	0.66%	$146,912.19	0.35%	$169,091.43	0.40%
39	Aug-05	$38,825,028.05	$7,687,369.62	3.27%	1.76%	$966,428.89	2.49%	$221,208.36	0.57%	$212,175.48	0.55%	$136,817.63	0.35%
40	Sep-05	$36,253,072.32	$7,815,473.68	3.33%	1.54%	$604,755.18	1.67%	$277,373.45	0.77%	$133,842.54	0.37%	$137,072.22	0.38%
41	Oct-05	$33,768,660.99	$7,901,174.41	3.36%	1.54%	$695,190.27	2.06%	$176,357.45	0.52%	$222,450.11	0.66%	$72,938.95	0.22%
42	Nov-05	$31,625,935.50	$7,987,071.11	3.40%	1.42%	$675,425.60	2.14%	$218,760.31	0.69%	$121,290.88	0.38%	$120,183.45	0.38%
43	Dec-05	$29,842,778.25	$8,030,215.45	3.42%	1.25%	$630,860.59	2.11%	$219,819.54	0.74%	$130,506.89	0.44%	$102,998.12	0.35%
44	Jan-06	$28,005,175.57	$8,075,278.58	3.44%	1.33%	$444,994.06	1.59%	$208,983.53	0.75%	$138,257.68	0.49%	$115,797.32	0.41%
45	Feb-06	$26,235,461.77	$8,085,999.77	3.44%	1.32%	$530,309.09	2.02%	$78,985.46	0.30%	$138,278.85	0.53%	$101,594.35	0.39%
46	Mar-06	$24,243,367.76	$8,139,047.40	3.46%	1.47%	$407,239.08	1.68%	$120,246.17	0.50%	$66,805.48	0.28%	$92,727.94	0.38%
47	Apr-06	$22,610,851.90	$8,180,326.37	3.48%	1.32%	$384,166.67	1.70%	$83,932.90	0.37%	$58,715.72	0.26%	$57,161.33	0.25%
48	May-06	$20,847,380.18	$8,185,686.19	3.48%	1.42%	$405,203.37	1.94%	$55,174.81	0.26%	$56,723.98	0.27%	$44,186.00	0.21%

2002-1 Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jun-02	$119,553,536.73	$0.00	0.00%	2.16%	$65,915.16	0.06%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jul-02	$126,057,906.84	$0.00	0.00%	2.12%	$213,254.92	0.17%	$28,782.26	0.02%	$0.00	0.00%	$0.00	0.00%
3	Aug-02	$122,126,429.06	$6,354.97	0.00%	1.75%	$277,657.20	0.23%	$100,735.77	0.08%	$43,644.09	0.04%	$0.00	0.00%
4	Sep-02	$118,779,626.40	$31,355.30	0.02%	1.40%	$267,896.84	0.23%	$105,023.13	0.09%	$38,880.36	0.03%	$34,482.94	0.03%
5	Oct-02	$114,902,042.73	$43,339.40	0.03%	1.78%	$352,916.36	0.31%	$110,835.03	0.10%	$67,530.79	0.06%	$73,363.30	0.06%
6	Nov-02	$111,605,186.89	$109,972.61	0.08%	1.43%	$365,661.45	0.33%	$204,066.73	0.18%	$69,518.10	0.06%	$77,241.39	0.07%
7	Dec-02	$108,219,112.45	$229,930.89	0.17%	1.52%	$353,503.42	0.33%	$124,959.98	0.12%	$142,839.74	0.13%	$43,340.64	0.04%
8	Jan-03	$104,623,614.76	$310,957.27	0.23%	1.70%	$344,213.44	0.33%	$201,538.06	0.19%	$106,559.01	0.10%	$73,234.47	0.07%
9	Feb-03	$101,262,046.42	$388,398.66	0.29%	1.58%	$389,205.55	0.38%	$167,266.87	0.17%	$152,308.27	0.15%	$114,639.04	0.11%
10	Mar-03	$97,735,018.35	$501,581.84	0.37%	1.72%	$445,143.45	0.46%	$135,942.18	0.14%	$130,687.18	0.13%	$120,137.99	0.12%
11	Apr-03	$94,116,514.59	$521,206.33	0.39%	1.81%	$325,868.15	0.35%	$252,066.08	0.27%	$110,349.27	0.12%	$190,973.59	0.20%
12	May-03	$90,753,911.97	$660,779.91	0.49%	1.69%	$508,083.44	0.56%	$224,528.37	0.25%	$119,865.56	0.13%	$173,934.72	0.19%
13	Jun-03	$87,097,423.72	$793,060.27	0.59%	1.90%	$212,875.12	0.24%	$241,471.29	0.28%	$125,863.42	0.14%	$82,673.72	0.09%
14	Jul-03	$83,663,849.01	$884,669.20	0.66%	1.81%	$418,691.27	0.50%	$0.00	0.00%	$141,783.82	0.17%	$89,882.13	0.11%
15	Aug-03	$80,142,297.84	$941,130.78	0.70%	1.90%	$296,659.32	0.37%	$164,375.03	0.21%	$12,669.30	0.02%	$127,093.47	0.16%
16	Sep-03	$76,881,524.40	$973,536.15	0.73%	1.78%	$435,396.01	0.57%	$95,684.23	0.12%	$126,590.39	0.16%	$96,294.53	0.13%
17	Oct-03	$73,792,912.74	$1,094,748.70	0.82%	1.71%	$528,141.12	0.72%	$187,680.00	0.25%	$57,119.14	0.08%	$68,040.74	0.09%
18	Nov-03	$71,040,556.22	$1,177,835.50	0.88%	1.53%	$394,054.99	0.55%	$182,551.81	0.26%	$154,170.07	0.22%	$61,871.83	0.09%
19	Dec-03	$68,274,419.96	$1,305,755.50	0.97%	1.58%	$418,552.28	0.61%	$117,370.31	0.17%	$115,544.88	0.17%	$69,612.44	0.10%
20	Jan-04	$65,375,714.66	$1,444,653.02	1.08%	1.70%	$301,515.44	0.46%	$157,117.04	0.24%	$12,690.92	0.02%	$70,164.34	0.11%
21	Feb-04	$62,438,536.62	$1,452,979.64	1.08%	1.76%	$490,549.33	0.79%	$81,744.40	0.13%	$107,518.41	0.17%	$82,641.36	0.13%
22	Mar-04	$58,878,046.66	$1,566,676.60	1.17%	2.10%	$292,002.44	0.50%	$80,477.13	0.14%	$62,580.28	0.11%	$56,222.29	0.10%
23	Apr-04	$55,989,663.92	$1,575,145.23	1.18%	1.81%	$398,080.34	0.71%	$77,425.27	0.14%	$44,559.16	0.08%	$98,947.00	0.18%
24	May-04	$53,241,106.92	$1,605,432.43	1.20%	1.77%	$457,427.98	0.86%	$85,762.93	0.16%	$36,693.26	0.07%	$68,829.67	0.13%
25	Jun-04	$50,205,207.20	$1,686,409.95	1.26%	1.95%	$350,192.72	0.70%	$179,383.65	0.36%	$58,910.43	0.12%	$75,919.06	0.15%
26	Jul-04	$47,544,476.76	$1,729,561.84	1.29%	1.80%	$237,747.99	0.50%	$101,724.65	0.21%	$130,817.53	0.28%	$90,852.18	0.19%
27	Aug-04	$44,985,568.22	$1,757,143.90	1.31%	1.78%	$258,502.62	0.57%	$123,324.90	0.27%	$49,792.23	0.11%	$140,466.68	0.31%
28	Sep-04	$42,379,198.73	$1,831,967.33	1.37%	1.83%	$272,512.99	0.64%	$91,663.55	0.22%	$77,957.84	0.18%	$70,233.25	0.17%
29	Oct-04	$40,152,554.23	$1,880,098.84	1.40%	1.66%	$306,143.43	0.76%	$73,354.11	0.18%	$39,243.48	0.10%	$81,404.06	0.20%
30	Nov-04	$37,885,979.28	$1,947,293.86	1.45%	1.72%	$388,535.91	1.03%	$111,383.70	0.29%	$47,032.48	0.12%	$31,801.37	0.08%
31	Dec-04	$36,090,010.97	$1,984,799.46	1.48%	1.44%	$242,688.79	0.67%	$153,328.70	0.42%	$92,547.35	0.26%	$27,770.90	0.08%
32	Jan-05	$34,314,562.62	$2,003,846.21	1.50%	1.46%	$324,662.89	0.95%	$103,573.60	0.30%	$123,002.92	0.36%	$88,929.17	0.26%
33	Feb-05	$32,422,235.88	$2,092,161.52	1.56%	1.58%	$283,909.51	0.88%	$119,211.37	0.37%	$48,618.59	0.15%	$56,747.43	0.18%
34	Mar-05	$30,437,541.47	$2,088,715.41	1.56%	1.67%	$242,209.99	0.80%	$115,597.07	0.38%	$45,205.54	0.15%	$52,445.39	0.17%
35	Apr-05	$28,871,926.55	$2,117,603.75	1.58%	1.41%	$259,313.70	0.90%	$72,622.41	0.25%	$115,499.97	0.40%	$60,954.56	0.21%
36	May-05	$27,061,816.73	$2,135,693.25	1.59%	1.62%	$269,477.33	1.00%	$27,449.57	0.10%	$69,105.43	0.26%	$121,820.24	0.45%
37	Jun-05	$25,137,935.29	$2,207,857.13	1.65%	1.71%	$244,533.48	0.97%	$65,390.57	0.26%	$19,213.07	0.08%	$94,609.02	0.38%
38	Jul-05	$23,507,959.23	$2,277,678.52	1.70%	1.58%	$294,248.38	1.25%	$77,813.52	0.33%	$56,194.33	0.24%	$14,603.10	0.06%
39	Aug-05	$21,666,967.60	$2,282,076.82	1.70%	1.72%	$266,813.87	1.23%	$51,497.05	0.24%	$68,648.64	0.32%	$50,380.17	0.23%
40	Sep-05	$20,356,453.28	$2,269,690.16	1.69%	1.43%	$192,452.48	0.95%	$82,104.13	0.40%	$36,280.90	0.18%	$98,627.47	0.48%
41	Oct-05	$18,922,391.53	$2,333,009.48	1.74%	1.55%	$245,315.61	1.30%	$41,091.42	0.22%	$65,024.84	0.34%	$48,161.47	0.25%
42	Nov-05	$17,688,118.61	$2,405,139.25	1.80%	1.44%	$285,201.72	1.61%	$86,705.89	0.49%	$29,460.32	0.17%	$31,076.85	0.18%
43	Dec-05	$16,650,546.56	$2,420,439.01	1.81%	1.29%	$232,004.96	1.39%	$88,766.52	0.53%	$53,472.13	0.32%	$20,070.24	0.12%
44	Jan-06	$15,637,028.44	$2,423,541.51	1.81%	1.31%	$205,617.92	1.31%	$105,740.15	0.68%	$74,466.47	0.48%	$46,481.83	0.30%
45	Feb-06	$14,719,576.11	$2,428,005.80	1.81%	1.23%	$230,948.01	1.57%	$19,077.00	0.13%	$81,765.69	0.56%	$70,808.21	0.48%
46	Mar-06	$13,528,346.71	$2,467,693.10	1.84%	1.51%	$136,873.81	1.01%	$39,804.89	0.29%	$17,091.98	0.13%	$50,511.07	0.37%
47	Apr-06	$12,659,463.11	$2,476,165.19	1.85%	1.26%	$150,076.91	1.19%	$0.00	0.00%	$34,543.16	0.27%	$15,617.37	0.12%
48	May-06	$11,718,148.20	$2,489,396.64	1.86%	1.38%	$142,412.31	1.22%	$13,466.38	0.11%	$16,296.65	0.14%	$17,892.09	0.15%

2002-1 Non Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jun-02	$86,588,692.26	$0.00	0.00%	1.39%	$362,212.19	0.42%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jul-02	$94,767,519.16	$0.00	0.00%	1.31%	$693,616.30	0.73%	$126,311.02	0.13%	$19,097.15	0.02%	$0.00	0.00%
3	Aug-02	$92,254,072.37	$60,947.89	0.06%	1.46%	$431,336.23	0.47%	$344,294.63	0.37%	$60,132.71	0.07%	$0.00	0.00%
4	Sep-02	$89,810,577.41	$157,304.62	0.16%	1.42%	$720,415.11	0.80%	$242,988.76	0.27%	$153,737.75	0.17%	$0.00	0.00%
5	Oct-02	$87,376,244.27	$249,295.03	0.25%	1.44%	$734,615.83	0.84%	$300,133.41	0.34%	$129,308.04	0.15%	$57,581.39	0.07%
6	Nov-02	$84,915,975.71	$367,172.95	0.37%	1.48%	$888,426.80	1.05%	$426,639.14	0.50%	$172,380.32	0.20%	$57,596.13	0.07%
7	Dec-02	$82,810,844.96	$627,708.75	0.64%	1.18%	$1,103,482.13	1.33%	$326,510.65	0.39%	$198,915.07	0.24%	$51,945.14	0.06%
8	Jan-03	$80,153,573.60	$825,388.53	0.84%	1.71%	$697,625.72	0.87%	$172,617.66	0.22%	$164,236.65	0.20%	$58,710.42	0.07%
9	Feb-03	$77,905,304.62	$920,007.79	0.93%	1.37%	$900,183.41	1.16%	$280,232.35	0.36%	$125,012.21	0.16%	$91,798.89	0.12%
10	Mar-03	$75,032,892.62	$1,068,157.85	1.08%	1.94%	$1,358,251.43	1.81%	$371,672.38	0.50%	$145,289.68	0.19%	$99,810.05	0.13%
11	Apr-03	$72,282,444.72	$1,197,305.39	1.21%	1.87%	$1,019,541.26	1.41%	$551,836.48	0.76%	$275,621.90	0.38%	$81,947.75	0.11%
12	May-03	$69,775,380.70	$1,377,023.46	1.40%	1.70%	$1,048,778.68	1.50%	$334,511.49	0.48%	$458,815.64	0.66%	$155,767.41	0.22%
13	Jun-03	$66,849,145.87	$1,659,226.67	1.68%	2.07%	$1,328,593.75	1.99%	$422,669.97	0.63%	$152,896.05	0.23%	$280,279.07	0.42%
14	Jul-03	$63,955,886.60	$1,922,351.65	1.95%	2.08%	$1,189,467.56	1.86%	$583,175.02	0.91%	$279,740.59	0.44%	$136,337.98	0.21%
15	Aug-03	$61,328,727.88	$2,155,598.39	2.18%	1.92%	$1,115,228.24	1.82%	$491,312.18	0.80%	$414,921.75	0.68%	$142,881.28	0.23%
16	Sep-03	$58,656,780.66	$2,313,588.20	2.34%	1.99%	$1,149,705.53	1.96%	$361,711.76	0.62%	$259,576.06	0.44%	$312,064.10	0.53%
17	Oct-03	$56,027,105.42	$2,520,627.02	2.55%	1.99%	$1,326,673.13	2.37%	$345,703.52	0.62%	$302,642.02	0.54%	$236,373.61	0.42%
18	Nov-03	$53,890,339.83	$2,804,089.66	2.84%	1.64%	$1,279,697.67	2.37%	$408,187.62	0.76%	$270,358.31	0.50%	$198,445.83	0.37%
19	Dec-03	$51,889,498.07	$3,063,247.76	3.10%	1.55%	$1,121,087.51	2.16%	$309,279.84	0.60%	$186,007.02	0.36%	$197,040.62	0.38%
20	Jan-04	$50,052,575.56	$3,221,161.67	3.26%	1.43%	$1,079,073.95	2.16%	$300,046.08	0.60%	$143,227.87	0.29%	$176,175.26	0.35%
21	Feb-04	$47,645,268.40	$3,449,414.55	3.49%	1.93%	$790,171.46	1.66%	$338,472.09	0.71%	$158,926.40	0.33%	$147,531.03	0.31%
22	Mar-04	$45,082,759.18	$3,577,516.10	3.62%	2.07%	$694,102.35	1.54%	$204,397.47	0.45%	$213,476.91	0.47%	$126,508.12	0.28%
23	Apr-04	$43,040,928.20	$3,716,854.56	3.77%	1.74%	$816,862.88	1.90%	$114,294.63	0.27%	$101,677.15	0.24%	$147,560.37	0.34%
24	May-04	$41,212,965.79	$3,792,862.28	3.84%	1.59%	$943,802.06	2.29%	$287,767.32	0.70%	$57,647.03	0.14%	$202,728.11	0.49%
25	Jun-04	$38,994,698.89	$3,898,885.49	3.95%	1.92%	$1,008,105.60	2.59%	$218,242.11	0.56%	$167,552.40	0.43%	$115,416.52	0.30%
26	Jul-04	$36,669,549.11	$4,021,999.73	4.07%	2.02%	$1,172,808.69	3.20%	$257,487.56	0.70%	$106,258.67	0.29%	$90,552.15	0.25%
27	Aug-04	$34,722,161.99	$4,151,672.44	4.21%	1.81%	$804,285.31	2.32%	$282,138.88	0.81%	$129,217.95	0.37%	$93,698.50	0.27%
28	Sep-04	$32,905,760.46	$4,335,479.53	4.39%	1.74%	$768,628.48	2.34%	$174,088.79	0.53%	$140,581.18	0.43%	$77,429.29	0.24%
29	Oct-04	$31,062,885.46	$4,457,395.99	4.52%	1.79%	$843,453.20	2.72%	$201,837.04	0.65%	$93,266.51	0.30%	$107,665.70	0.35%
30	Nov-04	$29,526,692.48	$4,509,681.19	4.57%	1.58%	$706,593.12	2.39%	$218,411.96	0.74%	$134,274.57	0.45%	$102,109.11	0.35%
31	Dec-04	$28,083,266.90	$4,610,852.96	4.67%	1.53%	$917,970.11	3.27%	$222,965.45	0.79%	$160,100.45	0.57%	$70,725.88	0.25%
32	Jan-05	$26,694,811.64	$4,663,701.50	4.73%	1.51%	$721,370.28	2.70%	$218,369.29	0.82%	$166,099.31	0.62%	$123,313.51	0.46%
33	Feb-05	$25,260,180.61	$4,734,276.43	4.80%	1.59%	$784,755.96	3.11%	$118,055.30	0.47%	$141,859.22	0.56%	$153,102.94	0.61%
34	Mar-05	$23,696,315.69	$4,823,670.56	4.89%	1.72%	$809,299.89	3.42%	$261,779.72	1.10%	$73,898.26	0.31%	$102,499.07	0.43%
35	Apr-05	$22,357,403.70	$4,877,982.60	4.94%	1.57%	$592,019.78	2.65%	$201,644.77	0.90%	$106,218.22	0.48%	$138,928.82	0.62%
36	May-05	$20,942,444.48	$4,984,082.16	5.05%	1.66%	$671,430.74	3.21%	$179,989.07	0.86%	$85,337.02	0.41%	$106,581.67	0.51%
37	Jun-05	$19,575,731.77	$4,988,614.81	5.05%	1.66%	$571,500.73	2.92%	$129,565.82	0.66%	$142,991.55	0.73%	$154,966.80	0.79%
38	Jul-05	$18,336,817.08	$5,100,750.59	5.17%	1.59%	$677,906.78	3.70%	$185,380.80	1.01%	$90,717.86	0.49%	$154,488.33	0.84%
39	Aug-05	$16,819,683.78	$5,210,560.56	5.28%	1.81%	$687,745.80	4.09%	$162,366.37	0.97%	$128,191.70	0.76%	$86,437.46	0.51%
40	Sep-05	$15,581,554.82	$5,343,105.20	5.41%	1.66%	$412,302.70	2.65%	$183,476.09	1.18%	$87,847.74	0.56%	$38,444.75	0.25%
41	Oct-05	$14,557,201.79	$5,356,562.03	5.43%	1.51%	$437,306.48	3.00%	$129,384.67	0.89%	$157,425.27	1.08%	$24,777.48	0.17%
42	Nov-05	$13,657,647.79	$5,370,596.20	5.44%	1.41%	$385,850.59	2.83%	$113,915.31	0.83%	$91,830.56	0.67%	$89,106.60	0.65%
43	Dec-05	$12,921,116.90	$5,398,573.07	5.47%	1.20%	$398,697.14	3.09%	$125,724.63	0.97%	$77,034.76	0.60%	$82,927.88	0.64%
44	Jan-06	$12,112,121.39	$5,444,654.54	5.52%	1.55%	$232,855.73	1.92%	$103,243.38	0.85%	$58,462.82	0.48%	$69,315.49	0.57%
45	Feb-06	$11,281,806.55	$5,459,342.40	5.53%	1.42%	$284,292.52	2.52%	$59,908.46	0.53%	$56,513.16	0.50%	$30,786.14	0.27%
46	Mar-06	$10,495,272.10	$5,473,035.17	5.55%	1.40%	$263,944.13	2.51%	$65,372.72	0.62%	$49,713.50	0.47%	$42,216.87	0.40%
47	Apr-06	$9,754,197.44	$5,501,487.60	5.57%	1.37%	$217,482.17	2.23%	$83,932.90	0.86%	$20,294.44	0.21%	$41,543.96	0.43%
48	May-06	$8,950,459.33	$5,489,870.39	5.56%	1.48%	$262,791.06	2.94%	$35,541.94	0.40%	$40,427.33	0.45%	$26,293.91	0.29%

2002-1 Sub Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jun-02	$2,095,664.64	$0.00	0.00%	1.30%	$65,720.89	3.14%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jul-02	$2,259,297.31	$0.00	0.00%	1.16%	$48,269.93	2.14%	$23,514.03	1.04%	$13,869.29	0.61%	$0.00	0.00%
3	Aug-02	$2,170,047.73	$5,167.29	0.22%	2.47%	$79,217.44	3.65%	$28,332.09	1.31%	$13,917.68	0.64%	$0.00	0.00%
4	Sep-02	$2,092,172.52	$39,466.60	1.68%	2.13%	$96,814.86	4.63%	$18,321.06	0.88%	$15,318.39	0.73%	$0.00	0.00%
5	Oct-02	$1,976,633.86	$35,914.15	1.53%	3.31%	$97,683.66	4.94%	$36,058.92	1.82%	$18,321.06	0.93%	$0.00	0.00%
6	Nov-02	$1,888,374.20	$39,437.46	1.68%	2.59%	$52,063.96	2.76%	$33,660.79	1.78%	$21,224.41	1.12%	$16,231.50	0.86%
7	Dec-02	$1,802,549.36	$66,623.76	2.84%	2.57%	$106,746.85	5.92%	$17,090.83	0.95%	$16,495.67	0.92%	$15,057.73	0.84%
8	Jan-03	$1,713,190.38	$74,481.91	3.17%	2.71%	$24,345.13	1.42%	$10,378.20	0.61%	$17,090.83	1.00%	$6,912.75	0.40%
9	Feb-03	$1,633,664.01	$81,484.23	3.47%	2.47%	$45,332.49	2.77%	$663.52	0.04%	$0.00	0.00%	$6,912.75	0.42%
10	Mar-03	$1,528,653.20	$89,060.50	3.79%	3.20%	$67,666.06	4.43%	$9,303.89	0.61%	$0.00	0.00%	$0.00	0.00%
11	Apr-03	$1,498,721.24	$88,858.19	3.78%	0.57%	$89,688.88	5.98%	$1,430.02	0.10%	$9,303.89	0.62%	$0.00	0.00%
12	May-03	$1,420,648.44	$94,289.67	4.01%	2.53%	$47,181.09	3.32%	$17,633.28	1.24%	$0.00	0.00%	$0.00	0.00%
13	Jun-03	$1,384,517.08	$94,087.17	4.00%	0.98%	$36,615.71	2.64%	$0.00	0.00%	$17,633.28	1.27%	$0.00	0.00%
14	Jul-03	$1,309,185.17	$93,865.80	3.99%	2.50%	$48,245.78	3.69%	$12,347.19	0.94%	$0.00	0.00%	$17,550.77	1.34%
15	Aug-03	$1,289,333.73	$93,662.94	3.99%	0.04%	$94,889.93	7.36%	$18,587.62	1.44%	$12,347.19	0.96%	$17,550.77	1.36%
16	Sep-03	$1,182,058.25	$128,113.11	5.45%	3.16%	$39,120.96	3.31%	$18,528.32	1.57%	$3,133.41	0.27%	$0.00	0.00%
17	Oct-03	$1,107,459.94	$129,623.37	5.52%	2.57%	$16,924.94	1.53%	$4,184.17	0.38%	$2,763.16	0.25%	$0.00	0.00%
18	Nov-03	$1,081,671.29	$119,298.37	5.08%	0.64%	$27,751.57	2.57%	$0.00	0.00%	$4,184.17	0.39%	$2,763.16	0.26%
19	Dec-03	$1,041,494.11	$124,463.18	5.30%	1.50%	$80,312.36	7.71%	$3,546.38	0.34%	$0.00	0.00%	$0.00	0.00%
20	Jan-04	$1,021,467.91	$124,397.65	5.29%	0.25%	$14,462.48	1.42%	$44,335.22	4.34%	$3,546.38	0.35%	$0.00	0.00%
21	Feb-04	$948,468.93	$128,417.50	5.47%	2.55%	$49,606.30	5.23%	$0.00	0.00%	$19,467.26	2.05%	$3,546.38	0.37%
22	Mar-04	$890,211.77	$137,411.57	5.85%	2.24%	$22,026.47	2.47%	$14,462.48	1.62%	$0.00	0.00%	$23,013.64	2.59%
23	Apr-04	$859,901.84	$139,780.52	5.95%	1.17%	$41,006.77	4.77%	$0.00	0.00%	$14,462.48	1.68%	$17,917.92	2.08%
24	May-04	$819,107.74	$157,567.16	6.71%	1.72%	$35,958.72	4.39%	$16,108.73	1.97%	$14,462.48	1.77%	$0.00	0.00%
25	Jun-04	$781,050.61	$157,435.82	6.70%	1.64%	$14,553.70	1.86%	$2,001.64	0.26%	$16,108.73	2.06%	$0.00	0.00%
26	Jul-04	$755,711.83	$158,075.90	6.73%	0.96%	$54,095.79	7.16%	$0.00	0.00%	$0.00	0.00%	$16,108.73	2.13%
27	Aug-04	$713,503.55	$155,834.99	6.63%	1.83%	$37,126.17	5.20%	$0.00	0.00%	$0.00	0.00%	$16,108.73	2.26%
28	Sep-04	$654,589.81	$171,746.46	7.31%	2.28%	$22,794.59	3.48%	$29,327.11	4.48%	$0.00	0.00%	$0.00	0.00%
29	Oct-04	$608,835.57	$175,710.14	7.48%	2.02%	$5,045.33	0.83%	$0.00	0.00%	$14,812.89	2.43%	$0.00	0.00%
30	Nov-04	$556,201.86	$188,465.68	8.02%	2.19%	$6,097.59	1.10%	$5,045.33	0.91%	$106.76	0.02%	$0.00	0.00%
31	Dec-04	$532,030.52	$187,957.14	8.00%	1.23%	$21,111.62	3.97%	$0.00	0.00%	$0.00	0.00%	$106.76	0.02%
32	Jan-05	$509,908.86	$181,692.06	7.73%	1.11%	$2,203.99	0.43%	$7,104.24	1.39%	$0.00	0.00%	$106.76	0.02%
33	Feb-05	$482,503.73	$181,134.19	7.71%	1.48%	$13,373.26	2.77%	$2,203.99	0.46%	$7,104.24	1.47%	$0.00	0.00%
34	Mar-05	$450,731.51	$180,951.36	7.70%	1.70%	$0.00	0.00%	$3,172.21	0.70%	$2,203.99	0.49%	$7,104.24	1.58%
35	Apr-05	$431,307.73	$187,199.76	7.97%	1.03%	$22,857.71	5.30%	$0.00	0.00%	$0.00	0.00%	$2,203.99	0.51%
36	May-05	$411,829.45	$188,551.44	8.02%	1.07%	$21,338.85	5.18%	$9,435.23	2.29%	$0.00	0.00%	$0.00	0.00%
37	Jun-05	$388,917.26	$187,999.21	8.00%	1.37%	$35,303.88	9.08%	$8,249.33	2.12%	$9,435.23	2.43%	$0.00	0.00%
38	Jul-05	$369,160.37	$195,335.41	8.31%	1.17%	$25,069.97	6.79%	$15,512.24	4.20%	$0.00	0.00%	$0.00	0.00%
39	Aug-05	$338,376.67	$194,732.24	8.29%	1.76%	$11,869.22	3.51%	$7,344.94	2.17%	$15,335.14	4.53%	$0.00	0.00%
40	Sep-05	$315,064.22	$202,678.32	8.63%	1.52%	$0.00	0.00%	$11,793.23	3.74%	$9,713.90	3.08%	$0.00	0.00%
41	Oct-05	$289,067.67	$211,602.90	9.01%	1.67%	$12,568.18	4.35%	$5,881.36	2.03%	$0.00	0.00%	$0.00	0.00%
42	Nov-05	$280,169.10	$211,335.66	8.99%	-0.54%	$4,373.29	1.56%	$18,139.11	6.47%	$0.00	0.00%	$0.00	0.00%
43	Dec-05	$271,114.79	$211,203.37	8.99%	-0.53%	$158.49	0.06%	$5,328.39	1.97%	$0.00	0.00%	$0.00	0.00%
44	Jan-06	$256,025.74	$207,082.53	8.81%	1.03%	$6,520.41	2.55%	$0.00	0.00%	$5,328.39	2.08%	$0.00	0.00%
45	Feb-06	$234,079.11	$198,651.57	8.45%	1.56%	$15,068.56	6.44%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
46	Mar-06	$219,748.95	$198,319.13	8.44%	1.12%	$6,421.14	2.92%	$15,068.56	6.86%	$0.00	0.00%	$0.00	0.00%
47	Apr-06	$197,191.35	$202,673.58	8.63%	1.65%	$16,607.59	8.42%	$0.00	0.00%	$3,878.12	1.97%	$0.00	0.00%
48	May-06	$178,772.65	$206,419.16	8.78%	1.54%	$0.00	0.00%	$6,166.49	3.45%	$0.00	0.00%	$0.00	0.00%

2002-2 Characteristics of Receivables as of Cut-off Date

Closing Date	12/19/2002	Original Term
Cut-off Date	12/1/2002	Weighted Average Original Term	68
Number of Receivables	6,976	Maximum Original Term	84
Aggregate Outstanding Principal Balance	$125,025,000	Minimum Original Term	12
Outstanding Principal Balance		Remaining Term
Average Outstanding Principal Balance	$17,922.16	Weighted Average Remaining Term	66
Highest Outstanding Principal Balance	$64,712.49	Maximum Remaining Term	84
Lowest Outstanding Principal Balance	$1,064.17	Minimum Remaining Term	6
Original Amount Financed		Percentage of Outstanding Principal Balance - New vs. Used
Average Original Amount Financed	$18,354.74	New	43.57%
Highest Original Amount Financed	$66,372.15	Used	56.43%
Lowest Original Amount Financed	$2,163.59	Geographic Distribution of Receivables
Annual Percentage Rate (APR)		1- California	30.98%
Weighted Average APR	10.84%	2- Arizona	26.76%
Highest APR	29.90%	3- Nevada	24.65%
Lowest APR	5.49%	4- Oregon	8.29%
Credit Score*		5- New Mexico	5.10%
Weighted Average Credit Score	679	Prime	$63,336,981
Highest Credit Score	841	Non Prime	$59,724,011
Lowest Credit Score	448	Sub Prime	$1,964,009
		Total	$125,025,000

* Excludes receivables for which the Servicer does not have a record of the credit score.

2002-2 Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date
Range of Annual Percentage Rate	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance
5.49% to 5.99%	328	$5,346,927.21	4.28%
6.00% to 6.99%	536	$9,779,684.72	7.82%
7.00% to 7.99%	649	$13,054,538.19	10.44%
8.00% to 8.99%	901	$17,897,742.36	14.32%
9.00% to 9.99%	895	$17,641,279.79	14.11%
10.00% to 10.99%	660	$12,927,417.80	10.34%
11.00% to 11.99%	473	$8,628,241.16	6.90%
12.00% to 12.99%	636	$11,433,871.88	9.15%
13.00% to 13.99%	426	$7,204,283.83	5.76%
14.00% to 14.99%	442	$7,160,349.86	5.73%
15.00% to 15.99%	304	$4,565,099.70	3.65%
16.00% to 16.99%	189	$2,774,721.69	2.22%
17.00% to 17.99%	131	$1,820,121.63	1.46%
18.00% to 18.99%	153	$1,982,983.24	1.59%
19.00% to 19.99%	82	$960,900.34	0.77%
20.00% to 20.99%	36	$417,495.00	0.33%
21.00% to 21.99%	90	$941,772.67	0.75%
22.00% to 22.99%	22	$232,334.65	0.19%
23.00% to 23.99%	10	$125,541.09	0.10%
24.00% to 24.99%	11	$118,524.36	0.09%
25.00% to 25.99%	1	$9,760.58	0.01%
26.00% to 26.99%	0	$0.00	0.00%
27.00% to 27.99%	0	$0.00	0.00%
28.00% to 28.99%	0	$0.00	0.00%
29.00% to 29.99%	1	$1,408.68	0.00%
Total	6,976	$125,025,000.43	100%

2002-2 Total Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-02	$121,934,257.77	$0.00	0.00%	1.32%	$546,748.70	0.45%	$14,501.00	0.01%	$0.00	0.00%	$0.00	0.00%
2	Jan-03	$118,133,621.45	$0.00	0.00%	1.86%	$594,105.56	0.50%	$121,674.29	0.10%	$0.00	0.00%	$0.00	0.00%
3	Feb-03	$115,069,780.07	$81,525.92	0.07%	1.36%	$600,410.61	0.52%	$140,186.78	0.12%	$33,920.44	0.03%	$0.00	0.00%
4	Mar-03	$111,373,231.99	$122,141.35	0.10%	1.83%	$750,055.37	0.67%	$320,570.74	0.29%	$82,279.33	0.07%	$0.00	0.00%
5	Apr-03	$107,760,566.56	$146,474.08	0.12%	1.81%	$848,490.59	0.79%	$276,672.75	0.26%	$239,948.40	0.22%	$64,494.55	0.06%
6	May-03	$104,460,528.96	$327,092.26	0.26%	1.62%	$615,318.99	0.59%	$322,403.20	0.31%	$196,187.52	0.19%	$105,603.50	0.10%
7	Jun-03	$100,821,900.17	$508,201.42	0.41%	1.88%	$660,361.28	0.65%	$299,012.88	0.30%	$293,807.15	0.29%	$67,940.70	0.07%
8	Jul-03	$97,220,155.87	$617,218.01	0.49%	1.89%	$823,010.80	0.85%	$373,640.83	0.38%	$134,685.02	0.14%	$163,038.12	0.17%
9	Aug-03	$93,515,849.08	$729,896.51	0.58%	1.99%	$1,262,951.44	1.35%	$303,001.78	0.32%	$229,066.82	0.24%	$222,741.37	0.24%
10	Sep-03	$90,114,376.60	$868,137.86	0.69%	1.83%	$908,553.03	1.01%	$541,146.71	0.60%	$254,945.21	0.28%	$172,784.43	0.19%
11	Oct-03	$86,712,692.49	$1,142,839.03	0.91%	1.86%	$893,300.58	1.03%	$439,488.18	0.51%	$299,023.47	0.34%	$158,945.25	0.18%
12	Nov-03	$83,614,843.60	$1,344,871.31	1.08%	1.70%	$783,610.62	0.94%	$472,119.11	0.56%	$323,993.73	0.39%	$235,021.63	0.28%
13	Dec-03	$80,746,317.90	$1,531,994.94	1.23%	1.58%	$1,148,498.93	1.42%	$320,824.09	0.40%	$304,483.30	0.38%	$275,799.24	0.34%
14	Jan-04	$77,951,576.13	$1,763,158.16	1.41%	1.56%	$812,762.00	1.04%	$441,618.00	0.57%	$201,880.40	0.26%	$310,175.13	0.40%
15	Feb-04	$74,929,795.71	$1,918,757.08	1.53%	1.75%	$1,167,874.26	1.56%	$255,585.20	0.34%	$274,496.49	0.37%	$301,996.73	0.40%
16	Mar-04	$71,606,169.21	$2,127,297.10	1.70%	1.97%	$746,953.63	1.04%	$416,455.62	0.58%	$163,312.45	0.23%	$323,240.06	0.45%
17	Apr-04	$68,318,459.03	$2,251,577.08	1.80%	1.98%	$1,019,736.73	1.49%	$275,755.92	0.40%	$247,229.25	0.36%	$297,275.26	0.44%
18	May-04	$65,123,792.97	$2,470,572.24	1.98%	1.97%	$851,472.09	1.31%	$424,536.43	0.65%	$226,989.31	0.35%	$250,262.59	0.38%
19	Jun-04	$61,791,432.23	$2,561,496.36	2.05%	2.08%	$936,647.21	1.52%	$360,713.36	0.58%	$216,792.08	0.35%	$304,453.05	0.49%
20	Jul-04	$58,688,250.69	$2,773,968.42	2.22%	1.99%	$1,024,946.27	1.75%	$410,429.28	0.70%	$217,863.47	0.37%	$242,835.27	0.41%
21	Aug-04	$55,417,718.54	$2,991,140.21	2.39%	2.11%	$1,066,148.61	1.92%	$354,351.27	0.64%	$140,622.91	0.25%	$234,522.28	0.42%
22	Sep-04	$52,612,809.47	$3,143,370.86	2.51%	1.91%	$965,515.87	1.84%	$321,285.24	0.61%	$282,301.19	0.54%	$194,041.94	0.37%
23	Oct-04	$49,808,671.67	$3,291,925.88	2.63%	1.94%	$794,502.31	1.60%	$402,867.88	0.81%	$225,401.50	0.45%	$248,727.94	0.50%
24	Nov-04	$47,546,364.56	$3,390,783.90	2.71%	1.65%	$881,417.03	1.85%	$290,978.83	0.61%	$285,318.94	0.60%	$330,499.43	0.70%
25	Dec-04	$45,406,583.86	$3,576,498.19	2.86%	1.60%	$666,536.71	1.47%	$453,630.08	1.00%	$187,303.03	0.41%	$291,349.23	0.64%
26	Jan-05	$43,508,967.06	$3,680,819.67	2.94%	1.45%	$822,588.71	1.89%	$366,520.84	0.84%	$302,667.59	0.70%	$205,329.66	0.47%
27	Feb-05	$41,381,615.30	$3,808,638.97	3.05%	1.65%	$769,584.22	1.86%	$235,053.11	0.57%	$276,427.00	0.67%	$230,744.07	0.56%
28	Mar-05	$39,345,857.21	$3,854,636.57	3.08%	1.62%	$888,791.72	2.26%	$394,601.36	1.00%	$135,082.05	0.34%	$343,704.86	0.87%
29	Apr-05	$37,228,298.66	$3,925,008.57	3.14%	1.71%	$512,105.53	1.38%	$336,374.22	0.90%	$263,634.43	0.71%	$291,373.78	0.78%
30	May-05	$35,104,300.61	$4,113,565.43	3.29%	1.74%	$713,852.93	2.03%	$192,827.96	0.55%	$227,973.19	0.65%	$224,217.42	0.64%
31	Jun-05	$33,168,260.22	$4,162,346.06	3.33%	1.66%	$545,972.33	1.65%	$257,700.02	0.78%	$169,094.90	0.51%	$150,273.08	0.45%
32	Jul-05	$31,255,472.94	$4,235,445.81	3.39%	1.68%	$794,152.10	2.54%	$275,387.88	0.88%	$207,305.40	0.66%	$96,304.70	0.31%
33	Aug-05	$29,119,508.51	$4,287,089.49	3.43%	1.84%	$583,068.23	2.00%	$308,985.73	1.06%	$181,262.71	0.62%	$113,351.24	0.39%
34	Sep-05	$27,221,553.97	$4,369,974.00	3.50%	1.74%	$674,952.37	2.48%	$282,368.11	1.04%	$199,728.65	0.73%	$52,451.88	0.19%
35	Oct-05	$25,610,754.09	$4,393,144.36	3.51%	1.60%	$584,190.63	2.28%	$316,234.66	1.23%	$165,738.23	0.65%	$171,832.78	0.67%
36	Nov-05	$24,261,705.15	$4,527,531.99	3.62%	1.41%	$405,443.53	1.67%	$223,698.21	0.92%	$218,304.92	0.90%	$87,843.48	0.36%
37	Dec-05	$23,021,419.55	$4,551,821.54	3.64%	1.34%	$506,078.92	2.20%	$210,481.70	0.91%	$204,057.56	0.89%	$103,392.22	0.45%
38	Jan-06	$21,613,024.84	$4,546,306.02	3.64%	1.53%	$463,603.59	2.15%	$184,801.37	0.86%	$131,596.62	0.61%	$169,519.90	0.78%
39	Feb-06	$20,321,314.45	$4,613,773.04	3.69%	1.47%	$386,307.39	1.90%	$169,823.66	0.84%	$97,967.26	0.48%	$145,140.80	0.71%
40	Mar-06	$19,082,428.74	$4,616,708.12	3.69%	1.46%	$335,848.55	1.76%	$148,770.93	0.78%	$98,724.31	0.52%	$128,889.14	0.68%
41	Apr-06	$17,693,388.92	$4,619,973.59	3.70%	1.61%	$280,209.43	1.58%	$93,211.93	0.53%	$74,474.42	0.42%	$136,337.32	0.77%
42	May-06	$16,529,633.54	$4,635,216.70	3.71%	1.47%	$236,187.03	1.43%	$150,645.25	0.91%	$72,622.58	0.44%	$102,341.53	0.62%
43	Jun-06	$15,299,149.97	$4,712,653.52	3.77%	1.55%	$356,143.91	2.33%	$77,937.88	0.51%	$109,690.89	0.72%	$56,691.21	0.37%
44	Jul-06	$14,162,057.17	$4,750,268.83	3.80%	1.52%	$372,678.60	2.63%	$162,150.03	1.14%	$112,321.55	0.79%	$22,324.53	0.16%
45	Aug-06	$13,162,075.70	$4,776,657.53	3.82%	1.43%	$241,057.15	1.83%	$88,234.92	0.67%	$113,554.78	0.86%	$79,388.80	0.60%
46	Sep-06	$12,266,152.29	$4,786,841.27	3.83%	1.36%	$266,004.40	2.17%	$144,828.88	1.18%	$69,266.14	0.56%	$64,977.61	0.53%
47	Oct-06	$11,317,817.65	$4,801,688.81	3.84%	1.45%	$264,202.33	2.33%	$21,879.35	0.19%	$108,424.44	0.96%	$60,044.60	0.53%
48	Nov-06	$10,555,445.54	$4,805,490.31	3.84%	1.27%	$252,100.44	2.39%	$94,049.96	0.89%	$312.11	0.00%	$80,770.71	0.77%

2002-2 Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-02	$61,649,329.57	$0.00	0.00%	1.44%	$118,450.22	0.19%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jan-03	$59,489,719.65	$0.00	0.00%	2.14%	$216,850.18	0.36%	$19,834.99	0.03%	$0.00	0.00%	$0.00	0.00%
3	Feb-03	$57,724,957.04	$30,534.02	0.05%	1.63%	$23,551.82	0.04%	$47,084.14	0.08%	$0.00	0.00%	$0.00	0.00%
4	Mar-03	$55,551,809.59	$29,676.87	0.05%	2.22%	$227,286.93	0.41%	$0.00	0.00%	$24,191.01	0.04%	$0.00	0.00%
5	Apr-03	$53,527,460.68	$30,438.27	0.05%	2.07%	$203,474.97	0.38%	$121,700.44	0.23%	$0.00	0.00%	$24,191.01	0.05%
6	May-03	$51,976,904.77	$112,509.85	0.18%	1.44%	$162,389.39	0.31%	$134,671.05	0.26%	$72,016.27	0.14%	$24,191.01	0.05%
7	Jun-03	$50,314,558.87	$168,157.03	0.27%	1.63%	$124,636.70	0.25%	$82,750.96	0.16%	$120,491.20	0.24%	$36,458.95	0.07%
8	Jul-03	$48,254,048.09	$206,768.03	0.33%	2.19%	$166,088.81	0.34%	$99,400.16	0.21%	$0.00	0.00%	$122,046.86	0.25%
9	Aug-03	$46,311,235.45	$254,259.78	0.40%	2.09%	$187,581.83	0.41%	$66,540.22	0.14%	$62,834.53	0.14%	$85,587.91	0.18%
10	Sep-03	$44,669,333.10	$285,636.20	0.45%	1.74%	$212,936.15	0.48%	$101,032.54	0.23%	$22,261.76	0.05%	$62,834.53	0.14%
11	Oct-03	$43,090,150.35	$327,563.42	0.52%	1.68%	$131,522.64	0.31%	$105,390.80	0.24%	$57,056.89	0.13%	$44,511.98	0.10%
12	Nov-03	$41,566,151.86	$366,004.97	0.58%	1.64%	$185,546.35	0.45%	$106,930.74	0.26%	$84,930.00	0.20%	$57,056.89	0.14%
13	Dec-03	$40,148,394.06	$416,812.67	0.66%	1.53%	$322,251.96	0.80%	$50,491.73	0.13%	$56,728.04	0.14%	$62,201.80	0.15%
14	Jan-04	$38,790,448.78	$458,633.73	0.72%	1.48%	$228,959.21	0.59%	$108,022.53	0.28%	$26,807.72	0.07%	$78,987.87	0.20%
15	Feb-04	$37,241,846.40	$471,584.01	0.74%	1.77%	$299,447.60	0.80%	$59,308.03	0.16%	$68,247.87	0.18%	$82,598.28	0.22%
16	Mar-04	$35,546,889.61	$512,417.69	0.81%	1.99%	$264,982.22	0.75%	$106,139.66	0.30%	$29,134.43	0.08%	$109,439.39	0.31%
17	Apr-04	$33,901,281.94	$556,391.07	0.88%	1.97%	$283,093.16	0.84%	$133,061.01	0.39%	$74,530.08	0.22%	$56,932.81	0.17%
18	May-04	$32,384,992.56	$600,778.25	0.95%	1.85%	$169,415.96	0.52%	$128,065.64	0.40%	$125,988.81	0.39%	$82,963.51	0.26%
19	Jun-04	$30,658,574.67	$642,348.78	1.01%	2.12%	$206,762.61	0.67%	$79,011.82	0.26%	$51,438.43	0.17%	$148,951.32	0.49%
20	Jul-04	$29,145,837.56	$701,121.12	1.11%	1.93%	$239,135.64	0.82%	$66,455.17	0.23%	$79,011.82	0.27%	$142,654.01	0.49%
21	Aug-04	$27,526,429.74	$825,951.83	1.30%	2.08%	$303,758.13	1.10%	$69,720.02	0.25%	$8,971.55	0.03%	$72,618.62	0.26%
22	Sep-04	$26,243,651.14	$860,083.90	1.36%	1.74%	$303,174.05	1.16%	$20,295.77	0.08%	$41,640.91	0.16%	$46,781.36	0.18%
23	Oct-04	$24,928,712.57	$908,462.42	1.43%	1.82%	$194,405.45	0.78%	$121,617.10	0.49%	$0.00	0.00%	$39,627.46	0.16%
24	Nov-04	$23,822,752.95	$927,619.73	1.46%	1.58%	$247,129.71	1.04%	$62,894.65	0.26%	$90,037.45	0.38%	$16,844.15	0.07%
25	Dec-04	$22,677,249.57	$962,351.30	1.52%	1.67%	$178,634.77	0.79%	$86,146.79	0.38%	$58,228.05	0.26%	$14,136.41	0.06%
26	Jan-05	$21,689,164.47	$947,057.70	1.50%	1.48%	$192,322.64	0.89%	$123,629.87	0.57%	$53,801.39	0.25%	$22,029.45	0.10%
27	Feb-05	$20,638,949.78	$980,661.61	1.55%	1.61%	$208,117.13	1.01%	$51,010.71	0.25%	$91,997.94	0.45%	$22,029.45	0.11%
28	Mar-05	$19,544,921.14	$1,011,556.37	1.60%	1.70%	$202,691.70	1.04%	$110,289.83	0.56%	$13,777.92	0.07%	$69,264.09	0.35%
29	Apr-05	$18,530,611.10	$1,013,384.71	1.60%	1.63%	$179,902.50	0.97%	$69,034.71	0.37%	$74,245.41	0.40%	$61,386.74	0.33%
30	May-05	$17,542,791.11	$1,068,643.69	1.69%	1.62%	$206,647.38	1.18%	$47,079.74	0.27%	$44,797.06	0.26%	$80,171.78	0.46%
31	Jun-05	$16,603,137.55	$1,067,195.01	1.68%	1.59%	$84,406.60	0.51%	$62,529.51	0.38%	$45,006.41	0.27%	$58,138.36	0.35%
32	Jul-05	$15,656,862.96	$1,129,982.74	1.78%	1.63%	$247,297.83	1.58%	$41,919.74	0.27%	$37,347.57	0.24%	$12,641.13	0.08%
33	Aug-05	$14,557,529.72	$1,114,282.61	1.76%	1.83%	$201,340.38	1.38%	$56,405.46	0.39%	$17,122.99	0.12%	$23,756.98	0.16%
34	Sep-05	$13,575,823.19	$1,098,983.44	1.74%	1.75%	$145,979.20	1.08%	$95,632.60	0.70%	$11,228.77	0.08%	$26,020.14	0.19%
35	Oct-05	$12,737,987.09	$1,091,954.08	1.72%	1.61%	$150,987.72	1.19%	$67,535.25	0.53%	$66,430.65	0.52%	$27,009.61	0.21%
36	Nov-05	$12,128,739.30	$1,125,250.77	1.78%	1.25%	$102,990.24	0.85%	$43,465.28	0.36%	$39,137.57	0.32%	$42,944.07	0.35%
37	Dec-05	$11,481,815.42	$1,125,848.10	1.78%	1.37%	$168,681.93	1.47%	$14,920.52	0.13%	$43,465.28	0.38%	$38,484.04	0.34%
38	Jan-06	$10,712,593.73	$1,126,060.02	1.78%	1.60%	$60,973.84	0.57%	$75,062.01	0.70%	$14,920.52	0.14%	$53,181.81	0.50%
39	Feb-06	$10,110,144.50	$1,148,707.74	1.81%	1.37%	$25,129.80	0.25%	$41,909.93	0.41%	$4,663.24	0.05%	$30,801.22	0.30%
40	Mar-06	$9,412,809.91	$1,154,157.20	1.82%	1.56%	$47,624.53	0.51%	$4,396.13	0.05%	$0.00	0.00%	$4,663.24	0.05%
41	Apr-06	$8,761,962.37	$1,140,244.20	1.80%	1.53%	$54,237.13	0.62%	$0.00	0.00%	$4,396.13	0.05%	$0.00	0.00%
42	May-06	$8,254,898.29	$1,124,297.53	1.78%	1.29%	$72,438.30	0.88%	$42,867.43	0.52%	$0.00	0.00%	$0.00	0.00%
43	Jun-06	$7,701,313.61	$1,115,514.01	1.76%	1.43%	$148,089.77	1.92%	$13,432.68	0.17%	$27,860.06	0.36%	$0.00	0.00%
44	Jul-06	$7,144,327.74	$1,124,209.66	1.77%	1.47%	$114,676.59	1.61%	$82,498.55	1.15%	$20,595.74	0.29%	$0.00	0.00%
45	Aug-06	$6,598,858.85	$1,124,932.05	1.78%	1.48%	$66,618.29	1.01%	$31,330.70	0.47%	$57,191.99	0.87%	$11,309.24	0.17%
46	Sep-06	$6,169,404.08	$1,142,805.24	1.80%	1.29%	$68,297.82	1.11%	$68,131.48	0.47%	$5,185.32	0.87%	$26,105.86	0.17%
47	Oct-06	$5,665,753.31	$1,140,693.59	1.80%	1.47%	$69,003.47	1.22%	$6,706.18	0.47%	$34,085.49	0.87%	$19,981.94	0.17%
48	Nov-06	$5,328,205.31	$1,136,871.97	1.79%	1.09%	$82,660.92	1.55%	$45,406.22	0.47%	$0.00	0.87%	$28,095.87	0.17%

2002-2 Non Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-02	$58,371,611.23	$0.00	0.00%	1.18%	$369,814.19	0.63%	$14,501.00	0.02%	$0.00	0.00%	$0.00	0.00%
2	Jan-03	$56,785,963.75	$0.00	0.00%	1.55%	$315,688.73	0.56%	$90,959.30	0.16%	$0.00	0.00%	$0.00	0.00%
3	Feb-03	$55,516,666.74	$50,991.90	0.09%	1.09%	$516,678.87	0.93%	$70,976.06	0.13%	$33,920.44	0.06%	$0.00	0.00%
4	Mar-03	$54,025,989.67	$92,464.48	0.15%	1.44%	$439,114.59	0.81%	$311,143.49	0.58%	$35,961.74	0.07%	$0.00	0.00%
5	Apr-03	$52,477,102.20	$116,035.81	0.19%	1.55%	$556,542.72	1.06%	$140,794.80	0.27%	$230,521.15	0.44%	$18,176.96	0.03%
6	May-03	$50,825,724.78	$195,409.15	0.33%	1.73%	$418,127.64	0.82%	$171,070.85	0.34%	$124,171.25	0.24%	$70,165.91	0.14%
7	Jun-03	$48,937,477.49	$310,852.75	0.52%	2.08%	$525,102.76	1.07%	$216,261.92	0.44%	$156,654.62	0.32%	$31,481.75	0.06%
8	Jul-03	$47,473,857.36	$375,976.75	0.63%	1.52%	$589,607.91	1.24%	$274,240.67	0.58%	$134,685.02	0.28%	$40,991.26	0.09%
9	Aug-03	$45,799,685.29	$441,163.50	0.74%	1.85%	$999,427.96	2.18%	$197,973.16	0.43%	$166,232.29	0.36%	$137,153.46	0.30%
10	Sep-03	$44,095,758.67	$548,028.43	0.92%	1.92%	$615,656.78	1.40%	$398,234.27	0.90%	$194,195.05	0.44%	$109,949.90	0.25%
11	Oct-03	$42,383,769.51	$766,721.42	1.28%	1.96%	$707,167.27	1.67%	$290,814.14	0.69%	$233,082.85	0.55%	$90,025.83	0.21%
12	Nov-03	$40,874,446.19	$919,671.68	1.54%	1.73%	$538,786.95	1.32%	$364,794.12	0.89%	$206,078.70	0.50%	$167,554.27	0.41%
13	Dec-03	$39,472,871.19	$1,039,027.58	1.74%	1.61%	$786,371.47	1.99%	$259,561.92	0.66%	$247,361.01	0.63%	$198,473.40	0.50%
14	Jan-04	$38,068,522.59	$1,228,369.74	2.06%	1.65%	$506,952.04	1.33%	$333,595.47	0.88%	$164,302.24	0.43%	$215,668.97	0.57%
15	Feb-04	$36,640,055.65	$1,356,209.34	2.27%	1.72%	$817,342.71	2.23%	$196,277.17	0.54%	$206,248.62	0.56%	$208,233.76	0.57%
16	Mar-04	$35,054,021.29	$1,523,869.03	2.55%	1.95%	$416,477.96	1.19%	$287,124.06	0.82%	$134,178.02	0.38%	$203,030.23	0.58%
17	Apr-04	$33,472,953.60	$1,593,560.23	2.67%	1.98%	$668,294.23	2.00%	$124,520.75	0.37%	$162,400.96	0.49%	$240,342.45	0.72%
18	May-04	$31,834,263.76	$1,768,760.52	2.96%	2.08%	$621,598.39	1.95%	$263,029.20	0.83%	$99,111.03	0.31%	$167,299.08	0.53%
19	Jun-04	$30,254,009.97	$1,824,061.11	3.05%	2.05%	$659,481.24	2.18%	$250,754.25	0.83%	$150,863.23	0.50%	$155,501.73	0.51%
20	Jul-04	$28,684,926.64	$1,979,471.80	3.31%	2.07%	$741,318.81	2.58%	$283,313.81	0.99%	$132,515.22	0.46%	$100,181.26	0.35%
21	Aug-04	$27,095,011.96	$2,065,310.18	3.46%	2.13%	$741,493.58	2.74%	$275,185.66	1.02%	$131,651.36	0.49%	$155,567.23	0.57%
22	Sep-04	$25,604,193.20	$2,182,972.13	3.66%	2.07%	$638,150.73	2.49%	$259,237.87	1.01%	$231,214.69	0.90%	$147,260.58	0.58%
23	Oct-04	$24,142,287.02	$2,283,154.68	3.82%	2.08%	$584,427.15	2.42%	$280,365.99	1.16%	$195,953.88	0.81%	$209,100.48	0.87%
24	Nov-04	$23,008,610.22	$2,362,855.39	3.96%	1.73%	$608,429.55	2.64%	$228,084.18	0.99%	$195,025.54	0.85%	$292,774.39	1.27%
25	Dec-04	$22,042,159.55	$2,514,359.19	4.21%	1.52%	$463,490.12	2.10%	$333,356.40	1.51%	$129,074.98	0.59%	$277,078.03	1.26%
26	Jan-05	$21,143,590.28	$2,634,414.77	4.41%	1.44%	$586,563.92	2.77%	$205,049.51	0.97%	$241,950.90	1.14%	$183,165.42	0.87%
27	Feb-05	$20,088,909.42	$2,728,733.83	4.57%	1.71%	$516,523.73	2.57%	$163,915.18	0.82%	$169,462.83	0.84%	$208,714.62	1.04%
28	Mar-05	$19,192,827.64	$2,737,025.04	4.58%	1.50%	$621,983.64	3.24%	$255,535.64	1.33%	$121,304.13	0.63%	$266,389.84	1.39%
29	Apr-05	$18,124,403.97	$2,801,922.44	4.69%	1.78%	$329,343.10	1.82%	$237,538.57	1.31%	$160,613.13	0.89%	$229,987.04	1.27%
30	May-05	$17,012,027.18	$2,935,323.99	4.91%	1.87%	$489,299.82	2.88%	$142,888.29	0.84%	$133,730.56	0.79%	$144,045.64	0.85%
31	Jun-05	$16,053,219.56	$2,985,695.12	5.00%	1.71%	$455,277.89	2.84%	$195,170.51	1.22%	$104,686.03	0.65%	$75,278.56	0.47%
32	Jul-05	$15,099,637.01	$2,996,504.88	5.02%	1.74%	$526,457.01	3.49%	$233,468.14	1.55%	$150,866.20	1.00%	$66,807.41	0.44%
33	Aug-05	$14,091,198.26	$3,054,689.05	5.11%	1.84%	$351,203.71	2.49%	$232,183.01	1.65%	$145,290.35	1.03%	$89,594.26	0.64%
34	Sep-05	$13,212,940.91	$3,153,014.55	5.28%	1.72%	$507,438.62	3.84%	$157,064.26	1.19%	$176,325.48	1.33%	$26,431.74	0.20%
35	Oct-05	$12,450,841.62	$3,183,317.94	5.33%	1.59%	$407,185.52	3.27%	$234,739.20	1.89%	$86,362.80	0.69%	$132,648.77	1.07%
36	Nov-05	$11,744,684.74	$3,277,536.65	5.49%	1.53%	$260,626.04	2.22%	$164,213.40	1.40%	$166,222.57	1.42%	$44,899.41	0.38%
37	Dec-05	$11,165,276.94	$3,301,669.37	5.53%	1.32%	$337,396.99	3.02%	$177,772.02	1.59%	$131,627.97	1.18%	$64,908.18	0.58%
38	Jan-06	$10,535,117.01	$3,296,045.60	5.52%	1.47%	$370,441.54	3.52%	$101,236.02	0.96%	$108,975.87	1.03%	$103,393.31	0.98%
39	Feb-06	$9,870,711.03	$3,340,968.57	5.59%	1.56%	$343,057.28	3.48%	$103,030.16	1.04%	$93,304.02	0.95%	$93,694.57	0.95%
40	Mar-06	$9,346,963.21	$3,338,657.86	5.59%	1.31%	$280,744.98	3.00%	$144,374.80	1.54%	$73,840.74	0.79%	$103,580.89	1.11%
41	Apr-06	$8,656,880.21	$3,348,713.15	5.61%	1.65%	$198,284.49	2.29%	$90,745.27	1.05%	$70,078.29	0.81%	$115,057.09	1.33%
42	May-06	$8,023,788.06	$3,373,553.15	5.65%	1.60%	$163,748.73	2.04%	$107,777.82	1.34%	$70,155.92	0.87%	$89,396.75	1.11%
43	Jun-06	$7,384,291.79	$3,445,122.55	5.77%	1.64%	$192,421.47	2.61%	$64,505.20	0.87%	$81,830.83	1.11%	$56,691.21	0.77%
44	Jul-06	$6,831,224.16	$3,474,499.37	5.82%	1.55%	$224,206.72	3.28%	$79,651.48	1.17%	$91,725.81	1.34%	$22,324.53	0.33%
45	Aug-06	$6,383,442.39	$3,500,634.84	5.86%	1.37%	$140,817.28	2.21%	$56,904.22	0.89%	$56,362.79	0.88%	$68,079.56	1.07%
46	Sep-06	$5,924,673.23	$3,493,094.55	5.85%	1.43%	$180,405.05	3.04%	$64,270.38	1.08%	$64,080.82	1.08%	$38,871.75	0.66%
47	Oct-06	$5,497,023.64	$3,510,205.94	5.88%	1.40%	$182,583.82	3.32%	$15,173.17	0.28%	$61,911.93	1.13%	$40,062.66	0.73%
48	Nov-06	$5,082,554.74	$3,513,981.06	5.88%	1.41%	$153,225.05	3.01%	$48,643.74	0.96%	$312.11	0.01%	$52,674.84	1.04%

2002-2 Sub Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-02	$1,913,316.97	$0.00	0.00%	1.45%	$58,484.29	3.06%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jan-03	$1,857,938.05	$0.00	0.00%	1.68%	$61,566.65	3.31%	$10,880.00	0.59%	$0.00	0.00%	$0.00	0.00%
3	Feb-03	$1,828,156.29	$0.00	0.00%	0.47%	$60,179.92	3.29%	$22,126.58	1.21%	$0.00	0.00%	$0.00	0.00%
4	Mar-03	$1,795,432.73	$0.00	0.00%	0.62%	$83,653.85	4.66%	$9,427.25	0.53%	$22,126.58	1.23%	$0.00	0.00%
5	Apr-03	$1,756,003.68	$0.00	0.00%	0.96%	$88,472.90	5.04%	$14,177.51	0.81%	$9,427.25	0.54%	$22,126.58	1.26%
6	May-03	$1,657,899.41	$19,173.26	0.98%	3.26%	$34,801.96	2.10%	$16,661.33	1.00%	$0.00	0.00%	$11,246.58	0.68%
7	Jun-03	$1,569,863.81	$29,191.64	1.49%	2.72%	$10,621.82	0.68%	$0.00	0.00%	$16,661.33	1.06%	$0.00	0.00%
8	Jul-03	$1,492,250.42	$34,473.23	1.76%	2.72%	$67,314.08	4.51%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
9	Aug-03	$1,404,928.34	$34,473.23	1.76%	3.07%	$75,941.65	5.41%	$38,488.40	2.74%	$0.00	0.00%	$0.00	0.00%
10	Sep-03	$1,349,284.83	$34,473.23	1.76%	2.03%	$79,960.10	5.93%	$41,879.90	3.10%	$38,488.40	2.85%	$0.00	0.00%
11	Oct-03	$1,238,772.63	$48,554.19	2.47%	3.65%	$54,610.67	4.41%	$43,283.24	3.49%	$8,883.73	0.72%	$24,407.44	1.97%
12	Nov-03	$1,174,245.54	$59,194.66	3.01%	2.53%	$59,277.32	5.05%	$394.25	0.03%	$32,985.03	2.81%	$10,410.47	0.89%
13	Dec-03	$1,125,052.65	$76,154.69	3.88%	2.00%	$39,875.50	3.54%	$10,770.44	0.96%	$394.25	0.04%	$15,124.04	1.34%
14	Jan-04	$1,092,604.76	$76,154.69	3.88%	1.18%	$76,850.75	7.03%	$0.00	0.00%	$10,770.44	0.99%	$15,518.29	1.42%
15	Feb-04	$1,047,893.66	$90,963.73	4.63%	1.85%	$51,083.95	4.87%	$0.00	0.00%	$0.00	0.00%	$11,164.69	1.07%
16	Mar-04	$1,005,258.31	$91,010.38	4.63%	1.78%	$65,493.45	6.52%	$23,191.90	2.31%	$0.00	0.00%	$10,770.44	1.07%
17	Apr-04	$944,223.49	$101,625.78	5.17%	2.51%	$68,349.34	7.24%	$18,174.16	1.92%	$10,298.21	1.09%	$0.00	0.00%
18	May-04	$904,536.65	$101,033.47	5.14%	1.76%	$60,457.74	6.68%	$33,441.59	3.70%	$1,889.47	0.21%	$0.00	0.00%
19	Jun-04	$878,847.59	$95,086.47	4.84%	0.97%	$70,403.36	8.01%	$30,947.29	3.52%	$14,490.42	1.65%	$0.00	0.00%
20	Jul-04	$857,486.49	$93,375.50	4.75%	0.64%	$44,491.82	5.19%	$60,660.30	7.07%	$6,336.43	0.74%	$0.00	0.00%
21	Aug-04	$796,276.84	$99,878.20	5.09%	2.55%	$20,896.90	2.62%	$9,445.59	1.19%	$0.00	0.00%	$6,336.43	0.80%
22	Sep-04	$764,965.13	$100,314.83	5.11%	1.48%	$24,191.09	3.16%	$41,751.60	5.46%	$9,445.59	1.23%	$0.00	0.00%
23	Oct-04	$737,672.08	$100,308.78	5.11%	1.27%	$15,669.71	2.12%	$884.79	0.12%	$29,447.62	3.99%	$0.00	0.00%
24	Nov-04	$715,001.39	$100,308.78	5.11%	0.96%	$25,857.77	3.62%	$0.00	0.00%	$255.95	0.04%	$20,880.89	2.92%
25	Dec-04	$687,174.74	$99,787.70	5.08%	1.37%	$24,411.82	3.55%	$34,126.89	4.97%	$0.00	0.00%	$134.79	0.02%
26	Jan-05	$676,212.31	$99,347.20	5.06%	-0.38%	$43,702.15	6.46%	$37,841.46	5.60%	$6,915.30	1.02%	$134.79	0.02%
27	Feb-05	$653,756.10	$99,243.53	5.05%	1.02%	$44,943.36	6.87%	$20,127.22	3.08%	$14,966.23	2.29%	$0.00	0.00%
28	Mar-05	$608,108.43	$106,055.16	5.40%	2.19%	$64,116.38	10.54%	$28,775.89	4.73%	$0.00	0.00%	$8,050.93	1.32%
29	Apr-05	$573,283.59	$109,701.42	5.59%	1.86%	$2,859.93	0.50%	$29,800.94	5.20%	$28,775.89	5.02%	$0.00	0.00%
30	May-05	$549,482.32	$109,597.75	5.58%	1.30%	$17,905.73	3.26%	$2,859.93	0.52%	$49,445.57	9.00%	$0.00	0.00%
31	Jun-05	$511,903.11	$109,455.93	5.57%	2.04%	$6,287.84	1.23%	$0.00	0.00%	$19,402.46	3.79%	$16,856.16	3.29%
32	Jul-05	$498,972.97	$108,958.19	5.55%	0.25%	$20,397.26	4.09%	$0.00	0.00%	$19,091.63	3.83%	$16,856.16	3.38%
33	Aug-05	$470,780.53	$118,117.83	6.01%	1.70%	$30,524.14	6.48%	$20,397.26	4.33%	$18,849.37	4.00%	$0.00	0.00%
34	Sep-05	$432,789.87	$117,976.01	6.01%	2.12%	$21,534.55	4.98%	$29,671.25	6.86%	$12,174.40	2.81%	$0.00	0.00%
35	Oct-05	$421,925.38	$117,872.34	6.00%	0.01%	$26,017.39	6.17%	$13,960.21	3.31%	$12,944.78	3.07%	$12,174.40	2.89%
36	Nov-05	$388,281.11	$124,744.57	6.35%	1.99%	$41,827.25	10.77%	$16,019.53	4.13%	$12,944.78	3.33%	$0.00	0.00%
37	Dec-05	$374,327.19	$124,304.07	6.33%	0.71%	$0.00	0.00%	$17,789.16	4.75%	$28,964.31	7.74%	$0.00	0.00%
38	Jan-06	$365,314.10	$124,200.40	6.32%	-0.41%	$32,188.21	8.81%	$8,503.34	2.33%	$7,700.23	2.11%	$12,944.78	3.54%
39	Feb-06	$340,458.92	$124,096.73	6.32%	1.71%	$18,120.31	5.32%	$24,883.57	7.31%	$0.00	0.00%	$20,645.01	6.06%
40	Mar-06	$322,655.62	$123,893.06	6.31%	1.30%	$7,479.04	2.32%	$0.00	0.00%	$24,883.57	7.71%	$20,645.01	6.40%
41	Apr-06	$274,546.34	$131,016.24	6.67%	2.28%	$27,687.81	10.08%	$2,466.66	0.90%	$0.00	0.00%	$21,280.23	7.75%
42	May-06	$250,947.19	$137,366.02	6.99%	1.83%	$0.00	0.00%	$0.00	0.00%	$2,466.66	0.98%	$12,944.78	5.16%
43	Jun-06	$213,544.57	$152,016.96	7.74%	2.10%	$15,632.67	7.32%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
44	Jul-06	$186,505.27	$151,559.80	7.72%	1.99%	$33,795.29	18.12%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
45	Aug-06	$179,774.46	$151,090.64	7.69%	0.06%	$33,621.58	18.70%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
46	Sep-06	$172,074.98	$150,941.48	7.69%	0.48%	$17,301.53	10.05%	$12,427.02	7.22%	$0.00	0.00%	$0.00	0.00%
47	Oct-06	$155,040.70	$150,789.28	7.68%	1.73%	$12,615.04	8.14%	$0.00	0.00%	$12,427.02	8.02%	$0.00	0.00%
48	Nov-06	$144,685.49	$154,637.28	7.87%	1.29%	$16,214.47	11.21%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%

2003-1 Characteristics of Receivables as of Cut-off Date

Closing Date	6/12/2003	Original Term
Cut-off Date	6/1/2003	Weighted Average Original Term	68
Number of Receivables	18,512	Maximum Original Term	84
Aggregate Outstanding Principal Balance	$318,020,002	Minimum Original Term	12
Outstanding Principal Balance		Remaining Term
Average Outstanding Principal Balance	$17,179.13	Weighted Average Remaining Term	64
Highest Outstanding Principal Balance	$160,624.37	Maximum Remaining Term	84
Lowest Outstanding Principal Balance	$1,009.92	Minimum Remaining Term	6
Original Amount Financed		Percentage of Outstanding Principal Balance - New vs. Used
Average Original Amount Financed	$18,448.86	New	46.90%
Highest Original Amount Financed	$178,658.85	Used	53.10%
Lowest Original Amount Financed	$1,552.00	Geographic Distribution of Receivables
Annual Percentage Rate (APR)		1- Arizona	30.32%
Weighted Average APR	9.55%	2- California	27.40%
Highest APR	25.00%	3- Nevada	21.86%
Lowest APR	4.49%	4- New Mexico	5.03%
Credit Score*		5- Kansas	3.02%
Weighted Average Credit Score	687	Prime	$186,838,069
Highest Credit Score	891	Non Prime	$127,207,234
Lowest Credit Score	468	Sub Prime	$3,974,699
		Total	$318,020,002

* Excludes receivables for which the Servicer does not have a record of the credit score.

2003-1 Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date
Range of Annual Percentage Rate	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance
4.49% to 4.99%	776	$12,225,403.09	3.84%
5.00% to 5.99%	2,031	$38,558,618.88	12.12%
6.00% to 6.99%	2,241	$43,487,113.68	13.67%
7.00% to 7.99%	2,300	$43,246,621.03	13.60%
8.00% to 8.99%	1,992	$37,098,189.78	11.67%
9.00% to 9.99%	1,942	$35,123,937.86	11.04%
10.00% to 10.99%	1,309	$22,792,763.19	7.17%
11.00% to 11.99%	1,025	$17,682,660.04	5.56%
12.00% to 12.99%	1,138	$18,378,373.73	5.78%
13.00% to 13.99%	824	$12,602,163.88	3.96%
14.00% to 14.99%	804	$11,900,682.56	3.74%
15.00% to 15.99%	550	$7,585,676.74	2.39%
16.00% to 16.99%	431	$5,342,874.84	1.68%
17.00% to 17.99%	289	$3,255,870.08	1.02%
18.00% to 18.99%	311	$3,546,661.99	1.12%
19.00% to 19.99%	144	$1,420,155.54	0.45%
20.00% to 20.99%	88	$819,433.07	0.26%
21.00% to 21.99%	242	$2,243,369.35	0.71%
22.00% to 22.99%	31	$311,269.40	0.10%
23.00% to 23.99%	27	$267,751.80	0.08%
24.00% to 24.99%	15	$114,949.37	0.04%
25.00% to 25.99%	2	$15,461.89	0.00%
Total	18,512	$318,020,001.79	100%

2003-1 Total Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jun-03	$309,884,675.90	$0.00	0.00%	1.90%	$705,116.71	0.23%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jul-03	$300,855,978.92	$0.00	0.00%	1.84%	$1,183,727.53	0.39%	$282,843.62	0.09%	$36,477.67	0.01%	$0.00	0.00%
3	Aug-03	$291,106,480.17	$57,661.32	0.02%	1.83%	$1,473,212.23	0.51%	$425,021.44	0.15%	$231,073.14	0.08%	$15,046.67	0.01%
4	Sep-03	$282,005,556.85	$179,819.38	0.06%	1.69%	$1,371,831.55	0.49%	$548,011.40	0.19%	$311,682.68	0.11%	$135,202.93	0.05%
5	Oct-03	$272,459,349.88	$496,067.03	0.16%	1.85%	$1,856,248.56	0.68%	$594,373.69	0.22%	$330,742.65	0.12%	$260,554.56	0.10%
6	Nov-03	$263,929,429.69	$864,581.27	0.27%	1.61%	$1,869,848.08	0.71%	$723,613.45	0.27%	$372,303.17	0.14%	$257,790.46	0.10%
7	Dec-03	$255,191,505.77	$1,299,704.60	0.41%	1.71%	$2,015,657.18	0.79%	$872,336.68	0.34%	$330,291.90	0.13%	$260,946.86	0.10%
8	Jan-04	$247,039,132.47	$1,684,084.51	0.53%	1.58%	$1,694,249.16	0.69%	$626,249.69	0.25%	$536,220.46	0.22%	$211,148.14	0.09%
9	Feb-04	$238,660,252.99	$2,002,675.42	0.63%	1.68%	$1,666,970.00	0.70%	$452,368.77	0.19%	$503,963.77	0.21%	$285,913.98	0.12%
10	Mar-04	$229,186,207.50	$2,269,191.57	0.71%	2.00%	$1,697,917.00	0.74%	$452,369.70	0.20%	$229,368.84	0.10%	$460,423.06	0.20%
11	Apr-04	$220,841,449.83	$2,555,933.69	0.80%	1.75%	$1,913,287.90	0.87%	$583,501.99	0.26%	$347,873.36	0.16%	$274,179.23	0.12%
12	May-04	$212,156,450.22	$2,825,891.97	0.89%	1.88%	$2,185,844.61	1.03%	$749,404.60	0.35%	$490,560.28	0.23%	$262,733.94	0.12%
13	Jun-04	$202,597,876.68	$3,024,038.75	0.95%	2.12%	$2,158,104.42	1.07%	$703,956.98	0.35%	$496,639.85	0.25%	$475,894.05	0.23%
14	Jul-04	$193,644,095.39	$3,347,000.85	1.05%	2.03%	$2,054,060.10	1.06%	$797,608.30	0.41%	$360,264.08	0.19%	$440,057.83	0.23%
15	Aug-04	$184,899,141.27	$3,519,433.28	1.11%	2.02%	$2,287,715.35	1.24%	$784,651.95	0.42%	$608,189.01	0.33%	$401,415.09	0.22%
16	Sep-04	$176,514,841.56	$3,868,252.51	1.22%	1.98%	$1,826,734.83	1.03%	$1,018,854.76	0.58%	$534,583.28	0.30%	$399,160.73	0.23%
17	Oct-04	$169,492,447.28	$4,181,172.73	1.31%	1.67%	$2,307,260.79	1.36%	$719,312.06	0.42%	$536,879.55	0.32%	$534,289.01	0.32%
18	Nov-04	$161,974,338.58	$4,487,509.62	1.41%	1.84%	$1,918,047.20	1.18%	$971,764.89	0.60%	$598,735.42	0.37%	$523,682.38	0.32%
19	Dec-04	$155,107,793.72	$4,910,456.56	1.54%	1.72%	$1,929,412.83	1.24%	$960,995.18	0.62%	$769,269.09	0.50%	$530,791.63	0.34%
20	Jan-05	$148,668,169.41	$5,199,814.00	1.64%	1.64%	$2,012,452.62	1.35%	$689,907.32	0.46%	$671,293.47	0.45%	$653,196.10	0.44%
21	Feb-05	$142,144,422.91	$5,439,885.02	1.71%	1.70%	$1,817,983.14	1.28%	$593,381.20	0.42%	$520,509.16	0.37%	$656,027.71	0.46%
22	Mar-05	$135,265,871.86	$5,645,194.76	1.78%	1.83%	$1,913,390.68	1.41%	$555,873.75	0.41%	$397,112.99	0.29%	$759,861.13	0.56%
23	Apr-05	$128,753,075.73	$5,873,722.39	1.85%	1.77%	$1,753,701.51	1.36%	$638,289.54	0.50%	$448,664.96	0.35%	$576,822.95	0.45%
24	May-05	$122,236,341.44	$6,059,496.49	1.91%	1.81%	$1,836,879.10	1.50%	$667,233.20	0.55%	$526,673.60	0.43%	$560,416.35	0.46%
25	Jun-05	$115,369,199.05	$6,313,643.27	1.99%	1.92%	$1,736,557.30	1.51%	$770,269.63	0.67%	$452,569.60	0.39%	$548,219.43	0.48%
26	Jul-05	$108,863,917.50	$6,538,389.55	2.06%	1.88%	$2,106,122.10	1.93%	$775,863.35	0.71%	$489,964.31	0.45%	$501,981.13	0.46%
27	Aug-05	$102,585,032.85	$6,728,753.28	2.12%	1.87%	$1,671,992.89	1.63%	$916,807.80	0.89%	$515,128.08	0.50%	$568,188.55	0.55%
28	Sep-05	$96,984,261.14	$7,068,741.41	2.22%	1.75%	$1,232,635.99	1.27%	$804,697.99	0.83%	$535,042.16	0.55%	$411,426.62	0.42%
29	Oct-05	$91,476,422.04	$7,403,074.41	2.33%	1.76%	$1,427,528.06	1.56%	$427,178.08	0.47%	$524,817.58	0.57%	$373,024.32	0.41%
30	Nov-05	$86,867,367.58	$7,599,518.67	2.39%	1.55%	$1,220,799.55	1.41%	$490,585.68	0.56%	$329,452.57	0.38%	$496,103.78	0.57%
31	Dec-05	$83,070,105.19	$7,823,454.01	2.46%	1.30%	$1,263,831.11	1.52%	$676,809.01	0.81%	$250,853.79	0.30%	$388,500.13	0.47%
32	Jan-06	$78,736,073.05	$8,041,605.83	2.53%	1.54%	$1,122,469.84	1.43%	$356,278.53	0.45%	$346,821.69	0.44%	$329,878.28	0.42%
33	Feb-06	$74,538,632.61	$8,167,624.89	2.57%	1.53%	$920,525.42	1.23%	$286,883.04	0.38%	$177,577.08	0.24%	$283,339.92	0.38%
34	Mar-06	$69,761,596.96	$8,333,092.16	2.62%	1.72%	$820,091.49	1.18%	$287,099.75	0.41%	$68,168.64	0.10%	$131,851.21	0.19%
35	Apr-06	$66,063,997.70	$8,366,820.67	2.63%	1.44%	$800,851.97	1.21%	$279,911.28	0.42%	$110,617.85	0.17%	$109,567.93	0.17%
36	May-06	$62,158,022.43	$8,393,872.53	2.64%	1.55%	$1,182,795.23	1.90%	$287,942.30	0.46%	$107,418.16	0.17%	$134,968.37	0.22%
37	Jun-06	$58,143,062.02	$8,479,360.28	2.67%	1.61%	$944,169.13	1.62%	$339,282.95	0.58%	$140,353.45	0.24%	$117,636.97	0.20%
38	Jul-06	$54,552,958.56	$8,544,142.44	2.69%	1.52%	$954,411.54	1.75%	$448,576.82	0.82%	$205,625.59	0.38%	$129,592.29	0.24%
39	Aug-06	$51,055,424.70	$8,640,099.48	2.72%	1.53%	$973,368.46	1.91%	$398,865.88	0.78%	$216,752.39	0.42%	$145,992.07	0.29%
40	Sep-06	$47,823,763.72	$8,720,040.73	2.74%	1.48%	$958,973.48	2.01%	$291,528.89	0.61%	$178,257.10	0.37%	$165,557.28	0.35%
41	Oct-06	$44,799,937.15	$8,881,766.48	2.79%	1.44%	$780,264.98	1.74%	$327,452.35	0.73%	$132,005.96	0.29%	$81,609.57	0.18%
42	Nov-06	$42,077,678.77	$8,921,568.47	2.81%	1.35%	$736,973.12	1.75%	$211,743.55	0.50%	$190,048.64	0.45%	$44,075.14	0.10%
43	Dec-06	$39,921,161.28	$8,975,936.59	2.82%	1.08%	$786,062.55	1.97%	$320,165.67	0.80%	$123,893.94	0.31%	$94,691.86	0.24%
44	Jan-07	$37,361,255.64	$8,984,925.66	2.83%	1.35%	$567,815.72	1.52%	$204,799.70	0.55%	$206,464.56	0.55%	$49,822.19	0.13%
45	Feb-07	$35,023,104.65	$9,042,931.34	2.84%	1.29%	$455,769.75	1.30%	$110,816.22	0.32%	$130,683.71	0.37%	$104,399.30	0.30%

2003-1 Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jun-03	$140,510,489.79	$0.00	0.00%	2.23%	$200,785.07	0.14%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jul-03	$175,722,823.27	$0.00	0.00%	2.00%	$216,385.72	0.12%	$28,733.98	0.02%	$15,046.67	0.01%	$0.00	0.00%
3	Aug-03	$169,522,726.90	$0.00	0.00%	2.03%	$361,796.77	0.21%	$67,117.54	0.04%	$28,733.98	0.02%	$15,046.67	0.01%
4	Sep-03	$163,941,552.65	$7,839.26	0.00%	1.79%	$228,601.05	0.14%	$167,811.00	0.10%	$41,676.97	0.03%	$29,873.89	0.02%
5	Oct-03	$158,335,738.31	$55,736.94	0.03%	1.84%	$383,389.74	0.24%	$228,205.50	0.14%	$57,774.10	0.04%	$41,230.35	0.03%
6	Nov-03	$153,453,555.77	$111,415.90	0.06%	1.54%	$382,580.65	0.25%	$243,149.52	0.16%	$145,013.76	0.09%	$60,573.14	0.04%
7	Dec-03	$148,439,350.87	$248,910.08	0.13%	1.64%	$398,137.49	0.27%	$253,176.94	0.17%	$121,194.78	0.08%	$130,305.59	0.09%
8	Jan-04	$143,729,917.36	$325,909.04	0.17%	1.53%	$338,250.34	0.24%	$145,245.70	0.10%	$239,845.80	0.17%	$95,105.15	0.07%
9	Feb-04	$138,984,946.00	$459,773.08	0.25%	1.58%	$387,047.10	0.28%	$121,126.09	0.09%	$195,467.77	0.14%	$99,651.92	0.07%
10	Mar-04	$133,411,157.63	$519,008.05	0.28%	1.99%	$420,894.34	0.32%	$98,983.04	0.07%	$78,965.28	0.06%	$191,741.06	0.14%
11	Apr-04	$128,546,698.85	$608,702.75	0.33%	1.72%	$452,463.34	0.35%	$152,509.93	0.12%	$84,225.43	0.07%	$103,794.41	0.08%
12	May-04	$123,759,750.13	$686,191.24	0.37%	1.72%	$592,258.58	0.48%	$132,824.52	0.11%	$142,762.36	0.12%	$92,450.24	0.07%
13	Jun-04	$118,089,553.94	$755,499.67	0.40%	2.13%	$555,411.55	0.47%	$249,725.77	0.21%	$123,058.30	0.10%	$141,276.58	0.12%
14	Jul-04	$112,958,415.20	$872,333.28	0.47%	1.96%	$630,742.25	0.56%	$249,200.47	0.22%	$125,913.62	0.11%	$97,561.38	0.09%
15	Aug-04	$108,001,077.00	$888,392.49	0.48%	1.93%	$676,944.05	0.63%	$254,862.28	0.24%	$155,432.56	0.14%	$95,712.51	0.09%
16	Sep-04	$103,193,211.55	$989,518.75	0.53%	1.91%	$529,216.45	0.51%	$397,721.70	0.39%	$112,817.17	0.11%	$151,435.16	0.15%
17	Oct-04	$99,394,300.67	$1,054,902.54	0.56%	1.49%	$903,953.81	0.91%	$251,494.73	0.25%	$215,185.00	0.22%	$181,663.91	0.18%
18	Nov-04	$95,064,832.69	$1,184,900.20	0.63%	1.77%	$447,706.60	0.47%	$421,397.41	0.44%	$221,301.85	0.23%	$176,671.69	0.19%
19	Dec-04	$90,957,355.88	$1,332,856.04	0.71%	1.72%	$573,756.64	0.63%	$339,687.96	0.37%	$297,136.84	0.33%	$174,704.24	0.19%
20	Jan-05	$87,257,318.82	$1,424,825.50	0.76%	1.57%	$510,576.56	0.59%	$238,503.45	0.27%	$259,993.57	0.30%	$262,040.62	0.30%
21	Feb-05	$83,539,785.08	$1,536,920.04	0.82%	1.61%	$419,819.31	0.50%	$258,049.24	0.31%	$193,516.36	0.23%	$239,013.61	0.29%
22	Mar-05	$79,224,683.72	$1,658,261.55	0.89%	1.90%	$550,576.08	0.69%	$176,246.62	0.22%	$140,714.86	0.18%	$229,483.02	0.29%
23	Apr-05	$75,481,506.47	$1,737,065.74	0.93%	1.70%	$382,475.64	0.51%	$175,191.61	0.23%	$160,354.70	0.21%	$179,257.13	0.24%
24	May-05	$71,621,312.80	$1,776,648.65	0.95%	1.79%	$469,839.64	0.66%	$173,692.06	0.24%	$156,826.98	0.22%	$233,398.11	0.33%
25	Jun-05	$67,698,051.15	$1,805,118.58	0.97%	1.85%	$356,668.87	0.53%	$197,661.00	0.29%	$135,258.91	0.20%	$281,147.74	0.42%
26	Jul-05	$63,868,418.82	$1,920,120.65	1.03%	1.85%	$429,007.22	0.67%	$215,533.97	0.34%	$103,177.11	0.16%	$193,127.75	0.30%
27	Aug-05	$60,358,759.28	$1,940,115.40	1.04%	1.76%	$398,441.17	0.66%	$190,232.61	0.32%	$213,895.62	0.35%	$182,723.51	0.30%
28	Sep-05	$57,023,349.35	$2,065,738.79	1.11%	1.73%	$300,764.05	0.53%	$209,731.52	0.37%	$162,259.45	0.28%	$140,563.95	0.25%
29	Oct-05	$53,630,891.41	$2,159,217.55	1.16%	1.79%	$364,684.88	0.68%	$96,863.01	0.18%	$126,024.15	0.23%	$136,914.30	0.26%
30	Nov-05	$50,894,966.35	$2,240,284.80	1.20%	1.54%	$291,217.79	0.57%	$181,231.94	0.36%	$73,317.21	0.14%	$124,762.85	0.25%
31	Dec-05	$48,641,303.72	$2,315,233.84	1.24%	1.29%	$225,659.82	0.46%	$246,084.51	0.51%	$89,230.42	0.18%	$43,076.20	0.09%
32	Jan-06	$46,276,782.41	$2,349,908.54	1.26%	1.40%	$265,682.71	0.57%	$92,088.78	0.20%	$118,118.56	0.26%	$70,639.85	0.15%
33	Feb-06	$43,892,801.53	$2,370,034.84	1.27%	1.45%	$259,462.85	0.59%	$56,797.22	0.13%	$48,711.31	0.11%	$112,083.12	0.26%
34	Mar-06	$41,098,114.04	$2,402,838.87	1.29%	1.68%	$191,659.27	0.47%	$46,513.27	0.11%	$14,248.94	0.03%	$33,033.16	0.08%
35	Apr-06	$38,889,320.54	$2,435,853.62	1.30%	1.43%	$234,230.52	0.60%	$29,952.41	0.08%	$29,858.72	0.08%	$17,506.61	0.05%
36	May-06	$36,537,156.59	$2,454,685.89	1.31%	1.54%	$263,476.52	0.72%	$30,645.95	0.08%	$16,672.87	0.05%	$29,466.81	0.08%
37	Jun-06	$34,218,266.19	$2,465,924.45	1.32%	1.56%	$310,080.37	0.91%	$83,044.17	0.24%	$0.00	0.00%	$31,890.74	0.09%
38	Jul-06	$32,061,241.68	$2,495,058.24	1.34%	1.51%	$245,124.45	0.76%	$63,169.63	0.20%	$46,045.28	0.14%	$0.00	0.00%
39	Aug-06	$30,128,906.45	$2,475,594.98	1.32%	1.42%	$312,208.44	1.04%	$87,263.46	0.29%	$38,450.11	0.13%	$46,045.28	0.15%
40	Sep-06	$28,245,803.22	$2,511,064.65	1.34%	1.43%	$218,560.82	0.77%	$120,876.60	0.43%	$30,276.80	0.11%	$35,955.90	0.13%
41	Oct-06	$26,404,726.00	$2,554,569.09	1.37%	1.44%	$150,666.12	0.57%	$72,826.89	0.28%	$54,958.57	0.21%	$12,092.38	0.05%
42	Nov-06	$24,824,217.17	$2,555,859.89	1.37%	1.30%	$201,083.76	0.81%	$39,358.39	0.16%	$46,633.25	0.19%	$29,441.96	0.12%
43	Dec-06	$23,552,138.64	$2,578,322.83	1.38%	1.04%	$166,724.56	0.71%	$55,056.32	0.23%	$15,277.81	0.06%	$47,137.65	0.20%
44	Jan-07	$21,936,012.55	$2,576,486.06	1.38%	1.40%	$108,916.20	0.50%	$39,129.28	0.18%	$64,868.15	0.30%	$25,168.89	0.11%
45	Feb-07	$20,570,646.36	$2,571,005.89	1.38%	1.25%	$98,593.97	0.48%	$42,641.17	0.21%	$26,854.25	0.13%	$40,811.44	0.20%

2003-1 Non Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jun-03	$96,509,753.30	$0.00	0.00%	1.44%	$482,692.94	0.50%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jul-03	$121,309,963.91	$0.00	0.00%	1.60%	$874,399.11	0.72%	$243,187.41	0.20%	$21,431.00	0.02%	$0.00	0.00%
3	Aug-03	$117,866,236.19	$57,661.32	0.05%	1.55%	$1,056,389.69	0.90%	$326,740.73	0.28%	$191,416.93	0.16%	$0.00	0.00%
4	Sep-03	$114,481,293.18	$159,390.76	0.13%	1.54%	$1,053,910.65	0.92%	$340,932.64	0.30%	$248,822.97	0.22%	$105,329.04	0.09%
5	Oct-03	$110,722,960.10	$400,322.97	0.31%	1.82%	$1,320,317.45	1.19%	$326,867.85	0.30%	$250,920.38	0.23%	$219,324.21	0.20%
6	Nov-03	$107,198,326.61	$707,180.56	0.56%	1.70%	$1,347,363.70	1.26%	$430,280.05	0.40%	$187,688.76	0.18%	$189,969.15	0.18%
7	Dec-03	$103,613,564.54	$983,337.00	0.77%	1.78%	$1,504,705.38	1.45%	$556,494.46	0.54%	$169,811.98	0.16%	$117,177.62	0.11%
8	Jan-04	$100,343,177.07	$1,276,972.87	1.00%	1.61%	$1,282,766.26	1.28%	$447,425.83	0.45%	$259,793.11	0.26%	$88,958.72	0.09%
9	Feb-04	$96,842,450.34	$1,434,265.51	1.13%	1.79%	$1,162,628.85	1.20%	$311,107.88	0.32%	$274,917.84	0.28%	$172,798.41	0.18%
10	Mar-04	$93,036,644.13	$1,631,910.70	1.28%	2.02%	$1,166,450.32	1.25%	$317,186.97	0.34%	$130,268.76	0.14%	$240,890.28	0.26%
11	Apr-04	$89,664,989.25	$1,830,124.52	1.44%	1.79%	$1,405,183.76	1.57%	$388,204.01	0.43%	$212,648.24	0.24%	$154,121.10	0.17%
12	May-04	$85,904,206.20	$2,022,594.31	1.59%	2.06%	$1,455,432.76	1.69%	$614,008.21	0.71%	$290,209.87	0.34%	$117,820.29	0.14%
13	Jun-04	$82,180,749.42	$2,107,868.58	1.66%	2.08%	$1,508,198.53	1.84%	$399,940.43	0.49%	$362,369.03	0.44%	$306,114.28	0.37%
14	Jul-04	$78,458,148.02	$2,285,176.54	1.80%	2.12%	$1,336,162.24	1.70%	$514,202.93	0.66%	$175,752.52	0.22%	$338,980.43	0.43%
15	Aug-04	$74,807,816.48	$2,437,184.70	1.92%	2.12%	$1,528,354.51	2.04%	$498,466.02	0.67%	$438,366.37	0.59%	$294,490.06	0.39%
16	Sep-04	$71,316,851.15	$2,685,952.14	2.11%	2.08%	$1,268,003.52	1.78%	$562,412.62	0.79%	$401,383.14	0.56%	$222,122.97	0.31%
17	Oct-04	$68,177,412.98	$2,924,331.28	2.30%	1.92%	$1,337,854.44	1.96%	$458,958.92	0.67%	$290,971.34	0.43%	$306,639.53	0.45%
18	Nov-04	$65,045,533.48	$3,101,347.70	2.44%	1.95%	$1,433,368.85	2.20%	$504,455.20	0.78%	$368,575.16	0.57%	$270,301.91	0.42%
19	Dec-04	$62,438,638.97	$3,345,987.70	2.63%	1.66%	$1,313,314.24	2.10%	$621,307.22	1.00%	$434,128.58	0.70%	$316,233.93	0.51%
20	Jan-05	$59,834,816.39	$3,513,043.99	2.76%	1.70%	$1,490,700.65	2.49%	$425,121.48	0.71%	$400,018.53	0.67%	$371,349.41	0.62%
21	Feb-05	$57,133,171.71	$3,633,631.51	2.86%	1.80%	$1,381,179.90	2.42%	$324,866.74	0.57%	$319,084.19	0.56%	$394,520.21	0.69%
22	Mar-05	$54,627,572.80	$3,707,293.85	2.91%	1.71%	$1,323,633.98	2.42%	$379,627.13	0.69%	$256,398.13	0.47%	$500,791.76	0.92%
23	Apr-05	$51,920,392.84	$3,848,003.25	3.02%	1.87%	$1,349,773.58	2.60%	$442,026.84	0.85%	$288,310.26	0.56%	$389,657.21	0.75%
24	May-05	$49,302,404.85	$3,996,383.07	3.14%	1.85%	$1,333,689.60	2.71%	$493,541.14	1.00%	$348,775.53	0.71%	$327,018.24	0.66%
25	Jun-05	$46,436,624.19	$4,222,876.37	3.32%	2.02%	$1,352,691.50	2.91%	$552,277.39	1.19%	$317,310.69	0.68%	$249,821.77	0.54%
26	Jul-05	$43,804,457.72	$4,332,681.82	3.41%	1.94%	$1,636,492.63	3.74%	$539,966.93	1.23%	$376,049.76	0.86%	$291,603.46	0.67%
27	Aug-05	$41,091,880.85	$4,486,265.78	3.53%	2.02%	$1,241,361.86	3.02%	$702,716.28	1.71%	$301,232.46	0.73%	$385,465.04	0.94%
28	Sep-05	$38,867,274.92	$4,710,499.32	3.70%	1.79%	$900,337.55	2.32%	$559,836.15	1.44%	$372,782.71	0.96%	$270,862.67	0.70%
29	Oct-05	$36,804,589.83	$4,951,853.56	3.89%	1.72%	$1,027,230.53	2.79%	$310,554.51	0.84%	$367,484.28	1.00%	$236,110.02	0.64%
30	Nov-05	$34,976,546.78	$5,063,492.36	3.98%	1.58%	$884,162.87	2.53%	$299,070.04	0.86%	$246,947.55	0.71%	$340,031.78	0.97%
31	Dec-05	$33,477,793.26	$5,203,342.59	4.09%	1.33%	$1,009,138.82	3.01%	$384,393.42	1.15%	$161,623.37	0.48%	$326,095.11	0.97%
32	Jan-06	$31,589,116.20	$5,369,759.51	4.22%	1.69%	$831,547.21	2.63%	$264,189.75	0.84%	$228,703.13	0.72%	$249,853.60	0.79%
33	Feb-06	$29,823,254.95	$5,471,468.83	4.30%	1.64%	$628,802.34	2.11%	$230,085.82	0.77%	$128,865.77	0.43%	$171,256.80	0.57%
34	Mar-06	$27,901,011.56	$5,598,824.98	4.40%	1.77%	$602,238.21	2.16%	$226,306.72	0.81%	$53,919.70	0.19%	$98,818.05	0.35%
35	Apr-06	$26,472,584.57	$5,600,428.57	4.40%	1.44%	$530,387.26	2.00%	$237,044.97	0.90%	$76,345.85	0.29%	$92,061.32	0.35%
36	May-06	$24,955,390.34	$5,609,360.84	4.41%	1.56%	$881,467.75	3.53%	$240,620.98	0.96%	$90,745.29	0.36%	$101,088.28	0.41%
37	Jun-06	$23,306,881.00	$5,682,235.01	4.47%	1.69%	$617,981.85	2.65%	$256,238.78	1.10%	$130,365.12	0.56%	$81,332.95	0.35%
38	Jul-06	$21,906,735.23	$5,719,780.41	4.50%	1.54%	$678,266.64	3.10%	$385,407.19	1.76%	$149,702.10	0.68%	$129,592.29	0.59%
39	Aug-06	$20,372,011.04	$5,835,320.71	4.59%	1.67%	$634,157.76	3.11%	$311,602.42	1.53%	$178,302.28	0.88%	$90,068.58	0.44%
40	Sep-06	$19,074,999.72	$5,879,870.79	4.62%	1.53%	$719,788.55	3.77%	$154,877.34	0.81%	$147,980.30	0.78%	$125,283.85	0.66%
41	Oct-06	$17,925,220.41	$5,994,750.26	4.71%	1.43%	$581,695.27	3.25%	$243,412.05	1.36%	$77,047.39	0.43%	$69,517.19	0.39%
42	Nov-06	$16,825,109.30	$6,033,521.07	4.74%	1.41%	$514,514.33	3.06%	$132,592.50	0.79%	$139,048.51	0.83%	$14,633.18	0.09%
43	Dec-06	$15,956,503.19	$6,066,242.73	4.77%	1.15%	$619,337.99	3.88%	$247,377.07	1.55%	$86,626.56	0.54%	$43,187.33	0.27%
44	Jan-07	$15,033,393.30	$6,073,651.14	4.77%	1.27%	$418,470.62	2.78%	$159,102.80	1.06%	$141,596.41	0.94%	$11,973.42	0.08%
45	Feb-07	$14,091,648.78	$6,132,013.10	4.82%	1.34%	$311,570.82	2.21%	$61,942.58	0.44%	$97,393.77	0.69%	$63,587.86	0.45%

2003-1 Sub Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jun-03	$2,864,432.81	$0.00	0.00%	0.92%	$21,638.70	0.76%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jul-03	$3,823,191.74	$0.00	0.00%	1.38%	$92,942.70	2.43%	$10,922.23	0.29%	$0.00	0.00%	$0.00	0.00%
3	Aug-03	$3,717,517.08	$0.00	0.00%	1.50%	$55,025.77	1.48%	$31,163.17	0.84%	$10,922.23	0.29%	$0.00	0.00%
4	Sep-03	$3,582,711.03	$12,589.36	0.32%	2.15%	$89,319.85	2.49%	$39,267.76	1.10%	$21,182.74	0.59%	$0.00	0.00%
5	Oct-03	$3,400,651.47	$40,007.12	1.01%	3.08%	$152,541.37	4.49%	$39,300.34	1.16%	$22,048.17	0.65%	$0.00	0.00%
6	Nov-03	$3,277,547.31	$45,984.81	1.16%	2.04%	$139,903.73	4.27%	$50,183.88	1.53%	$39,600.65	1.21%	$7,248.17	0.22%
7	Dec-03	$3,138,590.36	$67,457.52	1.70%	2.42%	$112,814.31	3.59%	$62,665.28	2.00%	$39,285.14	1.25%	$13,463.65	0.43%
8	Jan-04	$2,966,038.04	$81,202.60	2.04%	3.07%	$73,232.56	2.47%	$33,578.16	1.13%	$36,581.55	1.23%	$27,084.27	0.91%
9	Feb-04	$2,832,856.65	$108,636.83	2.73%	2.45%	$117,294.05	4.14%	$20,134.80	0.71%	$33,578.16	1.19%	$13,463.65	0.48%
10	Mar-04	$2,738,405.74	$118,272.82	2.98%	1.68%	$110,572.34	4.04%	$36,199.69	1.32%	$20,134.80	0.74%	$27,791.72	1.01%
11	Apr-04	$2,629,761.72	$117,106.42	2.95%	2.03%	$55,640.80	2.12%	$42,788.05	1.63%	$50,999.69	1.94%	$16,263.72	0.62%
12	May-04	$2,492,493.89	$117,106.42	2.95%	2.62%	$138,153.27	5.54%	$2,571.87	0.10%	$57,588.05	2.31%	$52,463.41	2.10%
13	Jun-04	$2,327,573.32	$160,670.50	4.04%	3.11%	$94,494.34	4.06%	$54,290.78	2.33%	$11,212.52	0.48%	$28,503.19	1.22%
14	Jul-04	$2,227,532.17	$189,491.03	4.77%	2.05%	$87,155.61	3.91%	$34,204.90	1.54%	$58,597.94	2.63%	$3,516.02	0.16%
15	Aug-04	$2,090,247.79	$193,856.09	4.88%	2.78%	$82,416.79	3.94%	$31,323.65	1.50%	$14,390.08	0.69%	$11,212.52	0.54%
16	Sep-04	$2,004,778.86	$192,781.62	4.85%	1.85%	$29,514.86	1.47%	$58,720.44	2.93%	$20,382.97	1.02%	$25,602.60	1.28%
17	Oct-04	$1,920,733.63	$201,938.91	5.08%	1.85%	$65,452.54	3.41%	$8,858.41	0.46%	$30,723.21	1.60%	$45,985.57	2.39%
18	Nov-04	$1,863,972.41	$201,261.72	5.06%	1.11%	$36,971.75	1.98%	$45,912.28	2.46%	$8,858.41	0.48%	$76,708.78	4.12%
19	Dec-04	$1,711,798.87	$231,612.82	5.83%	2.98%	$42,341.95	2.47%	$0.00	0.00%	$38,003.67	2.22%	$39,853.46	2.33%
20	Jan-05	$1,576,034.20	$261,944.51	6.59%	2.85%	$11,175.41	0.71%	$26,282.39	1.67%	$11,281.37	0.72%	$19,806.07	1.26%
21	Feb-05	$1,471,466.12	$269,333.47	6.78%	2.48%	$16,983.93	1.15%	$10,465.22	0.71%	$7,908.61	0.54%	$22,493.89	1.53%
22	Mar-05	$1,413,615.34	$279,639.36	7.04%	1.49%	$39,180.62	2.77%	$0.00	0.00%	$0.00	0.00%	$29,586.35	2.09%
23	Apr-05	$1,351,176.42	$288,653.40	7.26%	1.66%	$21,452.29	1.59%	$21,071.09	1.56%	$0.00	0.00%	$7,908.61	0.59%
24	May-05	$1,312,623.79	$286,464.77	7.21%	0.81%	$33,349.86	2.54%	$0.00	0.00%	$21,071.09	1.61%	$0.00	0.00%
25	Jun-05	$1,234,523.70	$285,648.32	7.19%	2.06%	$27,196.93	2.20%	$20,331.24	1.65%	$0.00	0.00%	$17,249.92	1.40%
26	Jul-05	$1,191,040.96	$285,587.08	7.19%	1.12%	$40,622.25	3.41%	$20,362.45	1.71%	$10,737.44	0.90%	$17,249.92	1.45%
27	Aug-05	$1,134,392.72	$302,372.10	7.61%	1.61%	$32,189.86	2.84%	$23,858.91	2.10%	$0.00	0.00%	$0.00	0.00%
28	Sep-05	$1,093,636.87	$292,503.30	7.36%	1.07%	$31,534.39	2.88%	$35,130.32	3.21%	$0.00	0.00%	$0.00	0.00%
29	Oct-05	$1,040,940.81	$292,003.30	7.35%	1.55%	$35,612.65	3.42%	$19,760.56	1.90%	$31,309.15	3.01%	$0.00	0.00%
30	Nov-05	$995,854.45	$295,741.51	7.44%	1.33%	$45,418.89	4.56%	$10,283.70	1.03%	$9,187.81	0.92%	$31,309.15	3.14%
31	Dec-05	$951,008.21	$304,877.58	7.67%	1.37%	$29,032.47	3.05%	$46,331.08	4.87%	$0.00	0.00%	$19,328.82	2.03%
32	Jan-06	$870,174.45	$321,937.78	8.10%	2.23%	$25,239.92	2.90%	$0.00	0.00%	$0.00	0.00%	$9,384.83	1.08%
33	Feb-06	$822,576.13	$326,121.22	8.20%	1.62%	$32,260.23	3.92%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
34	Mar-06	$762,471.36	$331,428.31	8.34%	1.97%	$26,194.01	3.44%	$14,279.76	1.87%	$0.00	0.00%	$0.00	0.00%
35	Apr-06	$702,092.59	$330,538.48	8.32%	2.02%	$36,234.19	5.16%	$12,913.90	1.84%	$4,413.28	0.63%	$0.00	0.00%
36	May-06	$665,475.50	$329,825.80	8.30%	1.41%	$37,850.96	5.69%	$16,675.37	2.51%	$0.00	0.00%	$4,413.28	0.66%
37	Jun-06	$617,914.83	$331,200.82	8.33%	1.82%	$16,106.91	2.61%	$0.00	0.00%	$9,988.33	1.62%	$4,413.28	0.71%
38	Jul-06	$584,981.65	$329,303.79	8.28%	1.36%	$31,020.45	5.30%	$0.00	0.00%	$9,878.21	1.69%	$0.00	0.00%
39	Aug-06	$554,507.21	$329,183.79	8.28%	1.29%	$27,002.26	4.87%	$0.00	0.00%	$0.00	0.00%	$9,878.21	1.78%
40	Sep-06	$502,960.78	$329,105.29	8.28%	1.98%	$20,624.11	4.10%	$15,774.95	3.14%	$0.00	0.00%	$4,317.53	0.86%
41	Oct-06	$469,990.74	$332,447.13	8.36%	1.55%	$47,903.59	10.19%	$11,213.41	2.39%	$0.00	0.00%	$0.00	0.00%
42	Nov-06	$428,352.30	$332,187.51	8.36%	1.88%	$21,375.03	4.99%	$39,792.66	9.29%	$4,366.88	1.02%	$0.00	0.00%
43	Dec-06	$412,519.45	$331,371.03	8.34%	0.30%	$0.00	0.00%	$17,732.28	4.30%	$21,989.57	5.33%	$4,366.88	1.06%
44	Jan-07	$391,849.79	$334,788.46	8.42%	1.02%	$40,428.90	10.32%	$6,567.62	1.68%	$0.00	0.00%	$12,679.88	3.24%
45	Feb-07	$360,054.39	$339,912.35	8.55%	1.72%	$45,604.96	12.67%	$6,232.47	1.73%	$6,435.69	1.79%	$0.00	0.00%

2003-2 Characteristics of Receivables as of Cut-off Date

Closing Date	12/9/2003	Original Term
Cut-off Date	12/1/2003	Weighted Average Original Term	67
Number of Receivables	12,173	Maximum Original Term	84
Aggregate Outstanding Principal Balance	$225,025,001	Minimum Original Term	12
Outstanding Principal Balance		Remaining Term
Average Outstanding Principal Balance	$18,485.58	Weighted Average Remaining Term	66
Highest Outstanding Principal Balance	$116,311.75	Maximum Remaining Term	84
Lowest Outstanding Principal Balance	$1,099.04	Minimum Remaining Term	9
Original Amount Financed		Percentage of Outstanding Principal Balance - New vs. Used
Average Original Amount Financed	$18,858.70	New	55.65%
Highest Original Amount Financed	$116,311.75	Used	44.35%
Lowest Original Amount Financed	$2,637.92	Geographic Distribution of Receivables
Annual Percentage Rate (APR)		1- Arizona	31.97%
Weighted Average APR	8.53%	2- California	27.46%
Highest APR	29.00%	3- Nevada	19.05%
Lowest APR	3.99%	4- New Mexico	8.11%
Credit Score*		5- Oregon	7.25%
Weighted Average Credit Score	692	Prime	$144,835,766
Highest Credit Score	870	Non Prime	$77,349,235
Lowest Credit Score	468	Sub Prime	$2,840,000
		Total	$225,025,001

* Excludes receivables for which the Servicer does not have a record of the credit score.

2003-2 Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date
Range of Annual Percentage Rate	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance
3.99%	526	$9,599,747.80	4.27%
4.00% to 4.99%	1,445	$26,411,606.85	11.74%
5.00% to 5.99%	1,559	$30,952,282.60	13.76%
6.00% to 6.99%	1,558	$31,468,081.49	13.98%
7.00% to 7.99%	1,299	$26,133,063.84	11.61%
8.00% to 8.99%	1,102	$21,832,780.55	9.70%
9.00% to 9.99%	1,116	$21,115,780.90	9.38%
10.00% to 10.99%	636	$12,284,448.49	5.46%
11.00% to 11.99%	581	$10,493,339.95	4.66%
12.00% to 12.99%	571	$9,745,092.64	4.33%
13.00% to 13.99%	390	$6,253,101.17	2.78%
14.00% to 14.99%	343	$5,411,920.06	2.41%
15.00% to 15.99%	276	$3,993,975.33	1.77%
16.00% to 16.99%	216	$2,934,631.70	1.30%
17.00% to 17.99%	128	$1,650,076.87	0.73%
18.00% to 18.99%	145	$1,714,532.01	0.76%
19.00% to 19.99%	73	$853,599.14	0.38%
20.00% to 20.99%	36	$410,268.89	0.18%
21.00% to 21.99%	128	$1,359,874.92	0.60%
22.00% to 22.99%	15	$139,112.86	0.06%
23.00% to 23.99%	19	$184,277.97	0.08%
24.00% to 24.99%	8	$64,522.24	0.03%
25.00% to 25.99%	1	$6,678.82	0.00%
26.00% to 26.99%	1	$4,803.48	0.00%
27.00% to 27.99%	0	$0.00	0.00%
28.00% to 28.99%	0	$0.00	0.00%
29.00% to 29.99%	1	$7,400.00	0.00%
Total	12,173	$225,025,000.57	100%

2003-2 Total Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-03	$219,343,333.84	$0.00	0.00%	1.88%	$279,265.31	0.13%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jan-04	$213,192,501.71	$0.00	0.00%	1.53%	$691,349.90	0.32%	$121,172.74	0.06%	$0.00	0.00%	$0.00	0.00%
3	Feb-04	$206,963,857.67	$60,437.63	0.03%	1.59%	$792,201.08	0.38%	$196,193.54	0.09%	$73,102.63	0.04%	$0.00	0.00%
4	Mar-04	$200,093,832.24	$161,869.15	0.07%	1.88%	$868,710.52	0.43%	$340,557.24	0.17%	$60,847.98	0.03%	$23,925.64	0.01%
5	Apr-04	$193,736,406.55	$365,731.93	0.16%	1.71%	$671,400.42	0.35%	$404,611.49	0.21%	$223,456.71	0.12%	$19,326.15	0.01%
6	May-04	$187,238,681.75	$555,159.50	0.25%	1.80%	$1,106,851.54	0.59%	$104,459.06	0.06%	$253,476.81	0.14%	$158,944.42	0.08%
7	Jun-04	$180,746,982.80	$677,194.03	0.30%	1.84%	$949,436.57	0.53%	$376,226.47	0.21%	$19,474.60	0.01%	$286,236.35	0.16%
8	Jul-04	$174,224,194.98	$882,770.53	0.39%	1.88%	$1,072,696.41	0.62%	$319,421.71	0.18%	$176,656.11	0.10%	$170,790.61	0.10%
9	Aug-04	$167,158,512.18	$1,121,721.16	0.50%	2.12%	$1,144,081.79	0.68%	$305,444.10	0.18%	$89,714.59	0.05%	$165,997.24	0.10%
10	Sep-04	$160,701,735.66	$1,264,333.40	0.56%	1.94%	$987,841.36	0.61%	$498,257.27	0.31%	$157,620.91	0.10%	$157,988.38	0.10%
11	Oct-04	$154,415,711.25	$1,569,744.04	0.70%	1.92%	$1,197,091.46	0.78%	$327,418.71	0.21%	$294,269.97	0.19%	$159,766.09	0.10%
12	Nov-04	$148,480,512.02	$1,755,128.80	0.78%	1.83%	$1,460,371.29	0.98%	$263,210.55	0.18%	$205,241.92	0.14%	$238,537.65	0.16%
13	Dec-04	$142,647,800.65	$1,858,722.19	0.83%	1.84%	$1,209,799.63	0.85%	$542,115.96	0.38%	$243,059.68	0.17%	$330,137.87	0.23%
14	Jan-05	$137,325,897.76	$2,045,734.43	0.91%	1.68%	$1,434,671.67	1.04%	$424,446.02	0.31%	$416,635.28	0.30%	$285,734.80	0.21%
15	Feb-05	$132,000,191.70	$2,264,428.86	1.01%	1.72%	$1,367,467.81	1.04%	$336,209.00	0.25%	$217,946.87	0.17%	$404,531.26	0.31%
16	Mar-05	$126,316,974.74	$2,461,345.11	1.09%	1.88%	$1,159,838.80	0.92%	$558,144.95	0.44%	$199,999.78	0.16%	$341,162.78	0.27%
17	Apr-05	$120,681,473.64	$2,689,120.70	1.20%	1.90%	$1,045,063.61	0.87%	$354,172.06	0.29%	$401,700.76	0.33%	$183,432.39	0.15%
18	May-05	$115,349,123.51	$2,846,351.93	1.26%	1.83%	$1,470,179.76	1.27%	$374,545.83	0.32%	$256,012.35	0.22%	$230,500.19	0.20%
19	Jun-05	$109,912,752.73	$2,918,897.96	1.30%	1.91%	$1,101,306.29	1.00%	$406,275.40	0.37%	$347,487.02	0.32%	$338,643.38	0.31%
20	Jul-05	$104,571,260.52	$3,241,122.27	1.44%	1.91%	$1,349,550.86	1.29%	$528,572.29	0.51%	$245,858.62	0.24%	$188,385.19	0.18%
21	Aug-05	$98,860,598.77	$3,315,910.31	1.47%	2.07%	$1,104,687.88	1.12%	$396,510.45	0.40%	$319,340.07	0.32%	$199,611.96	0.20%
22	Sep-05	$93,985,335.29	$3,509,640.72	1.56%	1.84%	$824,175.06	0.88%	$342,401.31	0.36%	$214,694.93	0.23%	$212,577.05	0.23%
23	Oct-05	$89,705,873.95	$3,575,210.93	1.59%	1.66%	$1,040,681.98	1.16%	$323,416.86	0.36%	$232,310.20	0.26%	$196,611.60	0.22%
24	Nov-05	$85,529,192.42	$3,732,990.78	1.66%	1.66%	$1,069,454.00	1.25%	$428,574.74	0.50%	$166,881.85	0.20%	$176,754.34	0.21%
25	Dec-05	$82,229,721.71	$3,861,932.36	1.72%	1.30%	$1,232,195.74	1.50%	$328,971.95	0.40%	$371,864.13	0.45%	$145,529.70	0.18%
26	Jan-06	$78,307,988.00	$3,966,064.43	1.76%	1.62%	$870,861.97	1.11%	$325,451.35	0.42%	$152,602.59	0.19%	$375,864.16	0.48%
27	Feb-06	$74,486,709.76	$4,151,891.49	1.85%	1.62%	$720,005.67	0.97%	$145,292.81	0.20%	$196,182.43	0.26%	$208,392.92	0.28%
28	Mar-06	$70,353,823.92	$4,308,233.19	1.91%	1.77%	$752,858.71	1.07%	$117,695.35	0.17%	$93,224.44	0.13%	$158,510.73	0.23%
29	Apr-06	$66,910,047.10	$4,414,845.36	1.96%	1.54%	$725,077.61	1.08%	$214,851.07	0.32%	$50,795.00	0.08%	$112,219.83	0.17%
30	May-06	$63,463,744.29	$4,454,791.87	1.98%	1.57%	$802,842.85	1.27%	$333,757.27	0.53%	$108,182.74	0.17%	$101,085.69	0.16%
31	Jun-06	$60,195,811.85	$4,494,063.24	2.00%	1.53%	$597,972.85	0.99%	$270,232.40	0.45%	$137,581.99	0.23%	$98,124.00	0.16%
32	Jul-06	$56,767,524.93	$4,542,371.62	2.02%	1.63%	$840,693.66	1.48%	$187,401.79	0.33%	$134,087.75	0.24%	$118,891.25	0.21%
33	Aug-06	$53,563,143.18	$4,608,483.42	2.05%	1.58%	$771,915.55	1.44%	$286,189.24	0.53%	$127,567.44	0.24%	$129,635.28	0.24%
34	Sep-06	$50,596,257.35	$4,691,145.77	2.08%	1.52%	$798,483.26	1.58%	$274,904.61	0.54%	$211,985.17	0.42%	$101,824.27	0.20%
35	Oct-06	$47,638,401.75	$4,775,608.15	2.12%	1.55%	$695,006.64	1.46%	$240,817.72	0.51%	$147,536.60	0.31%	$164,875.96	0.35%
36	Nov-06	$45,233,301.67	$4,843,924.03	2.15%	1.31%	$650,758.52	1.44%	$147,067.25	0.33%	$125,020.31	0.28%	$126,905.40	0.28%
37	Dec-06	$43,217,415.83	$4,870,608.77	2.16%	1.08%	$979,746.71	2.27%	$168,925.79	0.39%	$81,693.33	0.19%	$81,358.53	0.19%
38	Jan-07	$40,761,763.48	$4,911,209.13	2.18%	1.41%	$525,612.08	1.29%	$157,157.41	0.39%	$110,958.07	0.27%	$110,254.18	0.27%
39	Feb-07	$38,408,985.01	$4,945,491.27	2.20%	1.39%	$693,255.47	1.80%	$173,459.64	0.45%	$38,558.45	0.10%	$93,230.91	0.24%

2003-2 Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-03	$140,832,488.81	$0.00	0.00%	2.14%	$37,945.94	0.03%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jan-04	$136,592,631.42	$0.00	0.00%	1.66%	$240,650.49	0.18%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
3	Feb-04	$132,291,611.15	$0.00	0.00%	1.73%	$265,833.66	0.20%	$101,517.95	0.08%	$0.00	0.00%	$0.00	0.00%
4	Mar-04	$127,918,352.84	$43,402.15	0.03%	1.82%	$314,317.32	0.25%	$138,182.63	0.11%	$28,373.78	0.02%	$0.00	0.00%
5	Apr-04	$123,785,931.13	$96,510.97	0.07%	1.70%	$185,138.85	0.15%	$150,080.88	0.12%	$118,177.99	0.10%	$434.09	0.00%
6	May-04	$119,487,703.10	$179,923.61	0.12%	1.85%	$421,767.42	0.35%	$51,382.64	0.04%	$113,364.04	0.09%	$63,175.85	0.05%
7	Jun-04	$115,408,699.69	$241,430.99	0.17%	1.75%	$213,123.10	0.18%	$162,111.03	0.14%	$19,474.60	0.02%	$119,397.30	0.10%
8	Jul-04	$111,134,845.17	$309,985.57	0.21%	1.90%	$320,719.22	0.29%	$26,345.02	0.02%	$27,315.89	0.02%	$129,001.81	0.12%
9	Aug-04	$106,844,188.76	$419,714.87	0.29%	1.95%	$410,668.46	0.38%	$59,181.71	0.06%	$0.00	0.00%	$63,016.00	0.06%
10	Sep-04	$102,859,389.78	$457,260.55	0.32%	1.82%	$329,720.24	0.32%	$283,158.97	0.28%	$48,411.96	0.05%	$27,315.89	0.03%
11	Oct-04	$98,999,248.37	$548,512.76	0.38%	1.78%	$323,348.88	0.33%	$97,543.48	0.10%	$231,524.15	0.23%	$28,387.24	0.03%
12	Nov-04	$95,358,043.68	$582,354.77	0.40%	1.69%	$427,532.32	0.45%	$61,852.07	0.06%	$97,543.48	0.10%	$178,062.98	0.19%
13	Dec-04	$91,750,993.82	$590,581.05	0.41%	1.71%	$322,500.69	0.35%	$212,579.58	0.23%	$79,933.95	0.09%	$220,677.83	0.24%
14	Jan-05	$88,169,314.01	$696,700.17	0.48%	1.74%	$411,857.77	0.47%	$99,585.94	0.11%	$139,571.22	0.16%	$134,301.95	0.15%
15	Feb-05	$84,877,604.97	$769,132.71	0.53%	1.60%	$458,879.66	0.54%	$134,464.01	0.16%	$72,711.41	0.09%	$165,292.48	0.19%
16	Mar-05	$81,306,169.62	$875,829.42	0.60%	1.80%	$351,803.55	0.43%	$126,157.02	0.16%	$74,743.42	0.09%	$101,403.46	0.12%
17	Apr-05	$78,021,519.19	$945,046.52	0.65%	1.67%	$298,509.08	0.38%	$73,659.53	0.09%	$94,431.93	0.12%	$86,908.13	0.11%
18	May-05	$74,645,939.21	$986,228.58	0.68%	1.76%	$435,877.95	0.58%	$133,118.24	0.18%	$45,515.32	0.06%	$66,052.89	0.09%
19	Jun-05	$71,271,236.45	$1,009,991.55	0.70%	1.79%	$281,988.00	0.40%	$69,899.83	0.10%	$80,931.05	0.11%	$90,165.20	0.13%
20	Jul-05	$67,956,743.02	$1,119,084.47	0.77%	1.80%	$408,217.02	0.60%	$77,759.14	0.11%	$41,735.25	0.06%	$77,026.47	0.11%
21	Aug-05	$64,299,222.86	$1,134,821.75	0.78%	2.01%	$301,403.66	0.47%	$155,130.64	0.24%	$35,159.38	0.05%	$67,745.36	0.11%
22	Sep-05	$61,229,577.49	$1,198,418.15	0.83%	1.75%	$249,967.52	0.41%	$73,623.63	0.12%	$86,817.27	0.14%	$18,210.21	0.03%
23	Oct-05	$58,471,783.66	$1,177,886.50	0.81%	1.61%	$390,440.72	0.67%	$80,459.41	0.14%	$73,623.63	0.13%	$39,769.97	0.07%
24	Nov-05	$55,784,746.68	$1,242,401.29	0.86%	1.60%	$295,179.68	0.53%	$140,522.38	0.25%	$50,904.49	0.09%	$44,401.73	0.08%
25	Dec-05	$53,663,604.05	$1,265,193.43	0.87%	1.23%	$415,899.85	0.78%	$154,006.56	0.29%	$112,148.11	0.21%	$64,759.52	0.12%
26	Jan-06	$51,049,772.05	$1,307,939.16	0.90%	1.62%	$220,592.20	0.43%	$162,783.35	0.32%	$71,537.69	0.14%	$149,769.67	0.29%
27	Feb-06	$48,658,880.32	$1,427,131.15	0.99%	1.52%	$218,992.91	0.45%	$31,966.53	0.07%	$79,086.95	0.16%	$56,306.82	0.12%
28	Mar-06	$45,935,151.27	$1,490,742.94	1.03%	1.75%	$124,630.13	0.27%	$11,634.78	0.03%	$14,319.78	0.03%	$48,322.51	0.11%
29	Apr-06	$43,707,168.40	$1,509,439.29	1.04%	1.49%	$195,242.28	0.45%	$77,035.06	0.18%	$0.00	0.00%	$21,669.39	0.05%
30	May-06	$41,483,377.29	$1,525,062.21	1.05%	1.52%	$224,581.90	0.54%	$82,302.42	0.20%	$53,229.83	0.13%	$0.00	0.00%
31	Jun-06	$39,370,185.75	$1,532,082.27	1.06%	1.48%	$192,687.56	0.49%	$128,085.48	0.33%	$48,480.32	0.12%	$25,013.32	0.06%
32	Jul-06	$37,134,000.37	$1,567,057.95	1.08%	1.60%	$289,449.74	0.78%	$94,647.84	0.25%	$44,988.64	0.12%	$52,395.66	0.14%
33	Aug-06	$35,099,897.81	$1,576,791.19	1.09%	1.51%	$237,885.24	0.68%	$112,617.54	0.32%	$81,455.52	0.23%	$57,978.83	0.17%
34	Sep-06	$33,080,947.16	$1,622,128.52	1.12%	1.54%	$331,791.51	1.00%	$92,245.06	0.28%	$81,378.32	0.25%	$60,477.67	0.18%
35	Oct-06	$31,095,501.30	$1,653,293.78	1.14%	1.55%	$241,701.04	0.78%	$72,471.64	0.23%	$46,846.90	0.15%	$61,637.46	0.20%
36	Nov-06	$29,522,730.66	$1,673,560.06	1.16%	1.28%	$236,420.57	0.80%	$27,723.49	0.09%	$12,672.85	0.04%	$68,892.19	0.23%
37	Dec-06	$28,177,850.01	$1,665,849.33	1.15%	1.08%	$387,915.48	1.38%	$46,985.19	0.17%	$7,033.33	0.02%	$39,325.78	0.14%
38	Jan-07	$26,545,006.16	$1,668,810.93	1.15%	1.40%	$208,047.66	0.78%	$77,332.84	0.29%	$59,792.18	0.23%	$53,334.32	0.20%
39	Feb-07	$25,008,040.87	$1,686,557.04	1.16%	1.36%	$283,766.10	1.13%	$65,091.69	0.26%	$29,945.50	0.12%	$64,932.79	0.26%

2003-2 Non Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-03	$75,735,455.18	$0.00	0.00%	1.40%	$223,055.69	0.29%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jan-04	$73,928,450.33	$0.00	0.00%	1.24%	$388,267.47	0.53%	$102,909.06	0.14%	$0.00	0.00%	$0.00	0.00%
3	Feb-04	$72,072,983.72	$57,088.47	0.07%	1.31%	$453,321.80	0.63%	$68,459.66	0.09%	$73,102.63	0.10%	$0.00	0.00%
4	Mar-04	$69,696,036.66	$115,117.84	0.15%	1.95%	$478,850.04	0.69%	$193,211.50	0.28%	$6,258.27	0.01%	$23,925.64	0.03%
5	Apr-04	$67,520,302.81	$251,486.69	0.33%	1.75%	$424,892.76	0.63%	$254,530.61	0.38%	$96,115.61	0.14%	$7,061.24	0.01%
6	May-04	$65,394,095.21	$355,485.01	0.46%	1.73%	$591,288.19	0.90%	$28,623.42	0.04%	$140,112.77	0.21%	$83,937.75	0.13%
7	Jun-04	$63,075,379.68	$395,876.43	0.51%	1.97%	$681,823.20	1.08%	$203,340.19	0.32%	$0.00	0.00%	$166,839.05	0.26%
8	Jul-04	$60,936,457.11	$531,068.66	0.69%	1.81%	$708,214.73	1.16%	$265,758.87	0.44%	$149,340.22	0.25%	$41,788.80	0.07%
9	Aug-04	$58,242,294.39	$659,152.94	0.85%	2.41%	$668,211.78	1.15%	$223,894.30	0.38%	$76,935.82	0.13%	$102,981.24	0.18%
10	Sep-04	$55,865,367.95	$752,810.04	0.97%	2.15%	$589,738.62	1.06%	$215,098.30	0.39%	$109,208.95	0.20%	$130,672.49	0.23%
11	Oct-04	$53,489,936.20	$967,344.09	1.25%	2.18%	$789,315.28	1.48%	$201,630.78	0.38%	$62,745.82	0.12%	$131,378.85	0.25%
12	Nov-04	$51,268,556.14	$1,124,980.84	1.45%	2.07%	$907,790.77	1.77%	$201,358.48	0.39%	$79,453.99	0.15%	$60,474.67	0.12%
13	Dec-04	$49,143,081.66	$1,220,347.95	1.58%	2.02%	$835,069.15	1.70%	$312,893.69	0.64%	$163,125.73	0.33%	$81,215.59	0.17%
14	Jan-05	$47,505,343.90	$1,291,314.66	1.67%	1.51%	$896,165.97	1.89%	$324,860.08	0.68%	$277,064.06	0.58%	$151,432.85	0.32%
15	Feb-05	$45,495,541.55	$1,437,576.55	1.86%	1.97%	$830,903.87	1.83%	$179,874.60	0.40%	$145,235.46	0.32%	$239,238.78	0.53%
16	Mar-05	$43,471,387.33	$1,527,796.09	1.98%	2.01%	$739,465.49	1.70%	$395,432.42	0.91%	$125,256.36	0.29%	$239,759.32	0.55%
17	Apr-05	$41,202,943.81	$1,680,667.91	2.17%	2.27%	$694,211.09	1.68%	$269,764.19	0.65%	$289,434.32	0.70%	$96,524.26	0.23%
18	May-05	$39,291,776.19	$1,796,717.08	2.32%	1.99%	$926,926.48	2.36%	$217,336.80	0.55%	$210,497.03	0.54%	$164,447.30	0.42%
19	Jun-05	$37,280,825.80	$1,845,500.14	2.39%	2.12%	$740,236.13	1.99%	$294,014.38	0.79%	$255,807.63	0.69%	$248,478.18	0.67%
20	Jul-05	$35,280,198.65	$2,058,631.53	2.66%	2.15%	$893,089.55	2.53%	$430,483.00	1.22%	$157,532.92	0.45%	$111,358.72	0.32%
21	Aug-05	$33,263,500.50	$2,117,428.51	2.74%	2.20%	$766,395.35	2.30%	$230,722.12	0.69%	$252,583.55	0.76%	$121,118.26	0.36%
22	Sep-05	$31,532,863.94	$2,240,309.16	2.90%	1.99%	$513,558.32	1.63%	$268,777.68	0.85%	$121,605.15	0.39%	$165,687.44	0.53%
23	Oct-05	$30,085,819.88	$2,321,495.86	3.00%	1.73%	$572,038.75	1.90%	$222,600.74	0.74%	$158,686.57	0.53%	$138,910.57	0.46%
24	Nov-05	$28,679,650.03	$2,412,017.36	3.12%	1.72%	$678,784.01	2.37%	$270,217.85	0.94%	$115,977.36	0.40%	$132,352.61	0.46%
25	Dec-05	$27,532,231.83	$2,518,329.90	3.26%	1.43%	$748,751.22	2.72%	$150,594.05	0.55%	$259,716.02	0.94%	$80,770.18	0.29%
26	Jan-06	$26,291,762.26	$2,579,600.28	3.34%	1.59%	$611,755.84	2.33%	$162,668.00	0.62%	$56,693.55	0.22%	$226,094.49	0.86%
27	Feb-06	$24,921,171.78	$2,639,698.52	3.41%	1.78%	$441,617.12	1.77%	$105,740.76	0.42%	$117,095.48	0.47%	$134,251.59	0.54%
28	Mar-06	$23,567,514.68	$2,720,819.65	3.52%	1.79%	$571,094.05	2.42%	$96,259.98	0.41%	$71,319.14	0.30%	$110,188.22	0.47%
29	Apr-06	$22,376,240.48	$2,808,735.47	3.63%	1.65%	$475,702.89	2.13%	$130,022.64	0.58%	$40,994.41	0.18%	$82,964.92	0.37%
30	May-06	$21,232,095.67	$2,824,289.95	3.65%	1.62%	$513,585.27	2.42%	$238,980.73	1.13%	$54,952.91	0.26%	$101,085.69	0.48%
31	Jun-06	$20,118,907.48	$2,856,541.26	3.69%	1.62%	$386,332.09	1.92%	$119,015.08	0.59%	$89,101.67	0.44%	$73,110.68	0.36%
32	Jul-06	$18,953,076.21	$2,869,873.96	3.71%	1.71%	$536,325.74	2.83%	$92,753.95	0.49%	$78,441.42	0.41%	$66,495.59	0.35%
33	Aug-06	$17,802,559.82	$2,926,252.52	3.78%	1.73%	$494,971.19	2.78%	$157,767.33	0.89%	$46,111.92	0.26%	$71,656.45	0.40%
34	Sep-06	$16,903,119.11	$2,963,577.54	3.83%	1.45%	$453,940.13	2.69%	$159,663.95	0.94%	$114,802.48	0.68%	$41,346.60	0.24%
35	Oct-06	$15,953,961.43	$3,015,643.93	3.90%	1.55%	$414,366.30	2.60%	$160,629.98	1.01%	$89,436.01	0.56%	$92,693.36	0.58%
36	Nov-06	$15,157,466.07	$3,054,750.08	3.95%	1.35%	$381,340.66	2.52%	$119,343.76	0.79%	$112,347.46	0.74%	$58,013.21	0.38%
37	Dec-06	$14,520,755.45	$3,091,171.55	4.00%	1.05%	$550,632.68	3.79%	$119,906.74	0.83%	$74,660.00	0.51%	$42,032.75	0.29%
38	Jan-07	$13,724,532.83	$3,128,946.47	4.05%	1.42%	$288,518.38	2.10%	$79,824.57	0.58%	$51,165.89	0.37%	$56,919.86	0.41%
39	Feb-07	$12,932,336.63	$3,145,932.50	4.07%	1.45%	$391,152.11	3.02%	$83,708.09	0.65%	$8,612.95	0.07%	$28,298.12	0.22%

2003-2 Sub Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-03	$2,775,389.85	$0.00	0.00%	1.67%	$18,263.68	0.66%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jan-04	$2,671,419.96	$0.00	0.00%	2.48%	$62,431.94	2.34%	$18,263.68	0.68%	$0.00	0.00%	$0.00	0.00%
3	Feb-04	$2,599,262.80	$3,349.16	0.12%	1.52%	$73,045.62	2.81%	$26,215.93	1.01%	$0.00	0.00%	$0.00	0.00%
4	Mar-04	$2,479,442.74	$3,349.16	0.12%	2.98%	$75,543.16	3.05%	$9,163.11	0.37%	$26,215.93	1.06%	$0.00	0.00%
5	Apr-04	$2,430,172.61	$17,734.27	0.62%	0.80%	$61,368.81	2.53%	$0.00	0.00%	$9,163.11	0.38%	$11,830.82	0.49%
6	May-04	$2,356,883.44	$19,750.88	0.70%	1.64%	$93,795.93	3.98%	$24,453.00	1.04%	$0.00	0.00%	$11,830.82	0.50%
7	Jun-04	$2,262,903.43	$39,886.61	1.40%	2.29%	$54,490.27	2.41%	$10,775.25	0.48%	$0.00	0.00%	$0.00	0.00%
8	Jul-04	$2,152,892.70	$41,716.30	1.47%	2.74%	$43,762.46	2.03%	$27,317.82	1.27%	$0.00	0.00%	$0.00	0.00%
9	Aug-04	$2,072,029.03	$42,853.35	1.51%	2.00%	$65,201.55	3.15%	$22,368.09	1.08%	$12,778.77	0.62%	$0.00	0.00%
10	Sep-04	$1,976,977.93	$54,262.81	1.91%	2.43%	$68,382.50	3.46%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
11	Oct-04	$1,926,526.68	$53,887.19	1.90%	1.06%	$84,427.30	4.38%	$28,244.45	1.47%	$0.00	0.00%	$0.00	0.00%
12	Nov-04	$1,853,912.20	$47,793.19	1.68%	1.84%	$125,048.20	6.75%	$0.00	0.00%	$28,244.45	1.52%	$0.00	0.00%
13	Dec-04	$1,753,725.17	$47,793.19	1.68%	2.61%	$52,229.79	2.98%	$16,642.69	0.95%	$0.00	0.00%	$28,244.45	1.61%
14	Jan-05	$1,651,239.85	$57,719.60	2.03%	2.72%	$126,647.93	7.67%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
15	Feb-05	$1,627,045.17	$57,719.60	2.03%	0.00%	$77,684.28	4.77%	$21,870.39	1.34%	$0.00	0.00%	$0.00	0.00%
16	Mar-05	$1,539,417.78	$57,719.60	2.03%	2.41%	$68,569.76	4.45%	$36,555.51	2.37%	$0.00	0.00%	$0.00	0.00%
17	Apr-05	$1,457,010.64	$63,406.27	2.23%	2.33%	$52,343.44	3.59%	$10,748.34	0.74%	$17,834.51	1.22%	$0.00	0.00%
18	May-05	$1,411,408.11	$63,406.27	2.23%	1.22%	$107,375.33	7.61%	$24,090.79	1.71%	$0.00	0.00%	$0.00	0.00%
19	Jun-05	$1,360,690.48	$63,406.27	2.23%	1.46%	$79,082.16	5.81%	$42,361.19	3.11%	$10,748.34	0.79%	$0.00	0.00%
20	Jul-05	$1,334,318.85	$63,406.27	2.23%	0.27%	$48,244.29	3.62%	$20,330.15	1.52%	$46,590.45	3.49%	$0.00	0.00%
21	Aug-05	$1,297,875.41	$63,660.05	2.24%	0.86%	$36,888.87	2.84%	$10,657.69	0.82%	$31,597.14	2.43%	$10,748.34	0.83%
22	Sep-05	$1,222,893.86	$70,913.41	2.50%	2.19%	$60,649.22	4.96%	$0.00	0.00%	$6,272.51	0.51%	$28,679.40	2.35%
23	Oct-05	$1,148,270.41	$75,828.57	2.67%	2.22%	$78,202.51	6.81%	$20,356.71	1.77%	$0.00	0.00%	$17,931.06	1.56%
24	Nov-05	$1,064,795.71	$78,572.13	2.77%	2.42%	$95,490.31	8.97%	$17,834.51	1.67%	$0.00	0.00%	$0.00	0.00%
25	Dec-05	$1,033,885.83	$78,409.03	2.76%	0.80%	$67,544.67	6.53%	$24,371.34	2.36%	$0.00	0.00%	$0.00	0.00%
26	Jan-06	$966,453.69	$78,524.99	2.76%	2.17%	$38,513.93	3.99%	$0.00	0.00%	$24,371.34	2.52%	$0.00	0.00%
27	Feb-06	$906,657.66	$85,061.82	3.00%	2.04%	$59,395.64	6.55%	$7,585.52	0.84%	$0.00	0.00%	$17,834.51	1.97%
28	Mar-06	$851,157.97	$96,670.60	3.40%	1.95%	$57,134.53	6.71%	$9,800.59	1.15%	$7,585.52	0.89%	$0.00	0.00%
29	Apr-06	$826,638.22	$96,670.60	3.40%	0.55%	$54,132.44	6.55%	$7,793.37	0.94%	$9,800.59	1.19%	$7,585.52	0.92%
30	May-06	$748,271.33	$105,439.71	3.71%	2.39%	$64,675.68	8.64%	$12,474.12	1.67%	$0.00	0.00%	$0.00	0.00%
31	Jun-06	$706,718.62	$105,439.71	3.71%	1.66%	$18,953.20	2.68%	$23,131.84	3.27%	$0.00	0.00%	$0.00	0.00%
32	Jul-06	$680,448.35	$105,439.71	3.71%	0.93%	$14,918.18	2.19%	$0.00	0.00%	$10,657.69	1.57%	$0.00	0.00%
33	Aug-06	$660,685.55	$105,439.71	3.71%	0.33%	$39,059.12	5.91%	$15,804.37	2.39%	$0.00	0.00%	$0.00	0.00%
34	Sep-06	$612,191.08	$105,439.71	3.71%	1.96%	$12,751.62	2.08%	$22,995.60	3.76%	$15,804.37	2.58%	$0.00	0.00%
35	Oct-06	$588,939.02	$106,670.44	3.76%	0.85%	$38,939.30	6.61%	$7,716.10	1.31%	$11,253.69	1.91%	$10,545.14	1.79%
36	Nov-06	$553,104.94	$115,613.89	4.07%	1.63%	$32,997.29	5.97%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
37	Dec-06	$518,810.37	$113,587.89	4.00%	1.62%	$41,198.55	7.94%	$2,033.86	0.39%	$0.00	0.00%	$0.00	0.00%
38	Jan-07	$492,224.49	$113,451.73	3.99%	1.27%	$29,046.04	5.90%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
39	Feb-07	$468,607.51	$113,001.73	3.98%	1.10%	$18,337.26	3.91%	$24,659.86	5.26%	$0.00	0.00%	$0.00	0.00%

2004-1 Characteristics of Receivables as of Cut-off Date

Closing Date	7/8/2004	Original Term
Cut-off Date	7/1/2004	Weighted Average Original Term	67
Number of Receivables	14,395	Maximum Original Term	84
Aggregate Outstanding Principal Balance	$250,025,001	Minimum Original Term	12
Outstanding Principal Balance		Remaining Term
Average Outstanding Principal Balance	$17,368.88	Weighted Average Remaining Term	64
Highest Outstanding Principal Balance	$121,120.72	Maximum Remaining Term	84
Lowest Outstanding Principal Balance	$1,013.60	Minimum Remaining Term	6
Original Amount Financed		Percentage of Outstanding Principal Balance - New vs. Used
Average Original Amount Financed	$18,885.27	New	55.83%
Highest Original Amount Financed	$130,291.25	Used	44.17%
Lowest Original Amount Financed	$2,142.05	Geographic Distribution of Receivables
Annual Percentage Rate (APR)		1- Arizona	33.39%
Weighted Average APR	8.65%	2- California	25.69%
Highest APR	27.00%	3- Nevada	19.38%
Lowest APR	3.99%	4- New Mexico	10.88%
Credit Score*		5- Oregon	6.04%
Weighted Average Credit Score	690	Prime	$154,264,150
Highest Credit Score	847	Non Prime	$92,517,649
Lowest Credit Score	472	Sub Prime	$3,243,203
		Total	$250,025,001

* Excludes receivables for which the Servicer does not have a record of the credit score.

2004-1 Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date
Range of Annual Percentage Rate	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance
3.99%	654	$11,117,830.48	4.45%
4.00% to 4.99%	1,544	$26,062,802.74	10.42%
5.00% to 5.99%	1,557	$30,180,154.23	12.07%
6.00% to 6.99%	1,427	$28,604,542.17	11.44%
7.00% to 7.99%	1,666	$32,422,596.84	12.97%
8.00% to 8.99%	1,575	$29,091,984.19	11.64%
9.00% to 9.99%	1,423	$26,312,543.53	10.52%
10.00% to 10.99%	921	$15,620,206.03	6.25%
11.00% to 11.99%	772	$12,968,205.34	5.19%
12.00% to 12.99%	730	$10,976,319.64	4.39%
13.00% to 13.99%	495	$7,436,142.93	2.97%
14.00% to 14.99%	449	$6,234,220.15	2.49%
15.00% to 15.99%	293	$3,605,274.53	1.44%
16.00% to 16.99%	268	$3,083,310.05	1.23%
17.00% to 17.99%	163	$1,896,924.77	0.76%
18.00% to 18.99%	164	$1,786,557.07	0.71%
19.00% to 19.99%	83	$734,677.09	0.29%
20.00% to 20.99%	38	$325,523.02	0.13%
21.00% to 21.99%	144	$1,327,571.41	0.53%
22.00% to 22.99%	6	$39,578.26	0.02%
23.00% to 23.99%	14	$119,099.52	0.05%
24.00% to 24.99%	7	$62,293.94	0.02%
25.00% to 25.99%	1	$7,168.19	0.00%
26.00% to 26.99%	0	$0.00	0.00%
27.00% to 27.99%	1	$9,474.97	0.00%
Total	14,395	$250,025,001.09	100%

2004-1 Total Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jul-04	$242,749,978.31	$0.00	0.00%	1.97%	$640,386.67	0.26%	$20,422.90	0.01%	$0.00	0.00%	$0.00	0.00%
2	Aug-04	$234,279,609.89	$58,922.28	0.02%	2.03%	$924,308.61	0.39%	$282,490.73	0.12%	$20,422.90	0.01%	$0.00	0.00%
3	Sep-04	$226,718,924.29	$158,728.07	0.06%	1.77%	$1,132,691.94	0.50%	$309,327.53	0.14%	$99,370.10	0.04%	$20,422.90	0.01%
4	Oct-04	$219,079,223.89	$276,906.42	0.11%	1.84%	$1,296,825.55	0.59%	$357,221.06	0.16%	$165,460.36	0.08%	$52,695.16	0.02%
5	Nov-04	$210,883,297.88	$475,151.08	0.19%	2.06%	$1,164,363.85	0.55%	$430,952.53	0.20%	$158,113.24	0.07%	$90,785.26	0.04%
6	Dec-04	$203,432,473.94	$659,888.63	0.26%	1.87%	$1,303,456.63	0.64%	$480,952.46	0.24%	$142,932.99	0.07%	$143,462.44	0.07%
7	Jan-05	$196,212,849.46	$821,134.47	0.33%	1.83%	$1,292,614.66	0.66%	$351,439.73	0.18%	$346,852.70	0.18%	$183,872.68	0.09%
8	Feb-05	$189,281,764.52	$1,058,367.90	0.42%	1.78%	$1,314,733.62	0.69%	$333,217.90	0.18%	$213,906.71	0.11%	$263,836.99	0.14%
9	Mar-05	$181,758,776.82	$1,250,138.72	0.50%	2.01%	$1,426,885.79	0.79%	$507,252.87	0.28%	$200,765.88	0.11%	$153,390.55	0.08%
10	Apr-05	$174,530,025.40	$1,361,539.11	0.54%	1.96%	$1,518,761.10	0.87%	$415,731.13	0.24%	$367,497.10	0.21%	$103,222.86	0.06%
11	May-05	$167,370,788.28	$1,550,528.20	0.62%	1.98%	$1,747,061.72	1.04%	$612,325.74	0.37%	$293,341.82	0.18%	$196,058.96	0.12%
12	Jun-05	$159,445,171.34	$1,654,276.96	0.66%	2.25%	$1,577,051.74	0.99%	$565,266.83	0.35%	$402,038.08	0.25%	$326,530.20	0.20%
13	Jul-05	$152,204,804.38	$1,965,955.75	0.79%	2.10%	$2,019,340.87	1.33%	$571,102.73	0.38%	$276,173.10	0.18%	$261,441.47	0.17%
14	Aug-05	$144,479,776.56	$2,226,857.19	0.89%	2.28%	$1,527,840.04	1.06%	$671,668.60	0.46%	$382,804.34	0.26%	$198,305.18	0.14%
15	Sep-05	$137,853,976.80	$2,486,086.32	0.99%	2.01%	$1,324,125.18	0.96%	$524,681.96	0.38%	$424,513.50	0.31%	$222,395.50	0.16%
16	Oct-05	$131,061,061.84	$2,662,523.94	1.06%	2.10%	$1,241,338.49	0.95%	$459,242.69	0.35%	$372,077.24	0.28%	$285,286.91	0.22%
17	Nov-05	$125,566,445.78	$2,909,689.25	1.16%	1.74%	$1,059,571.60	0.84%	$460,220.93	0.37%	$384,919.22	0.31%	$327,963.08	0.26%
18	Dec-05	$120,607,048.42	$3,142,157.53	1.26%	1.58%	$1,391,916.10	1.15%	$474,053.14	0.39%	$225,432.83	0.19%	$379,913.11	0.32%
19	Jan-06	$115,019,387.86	$3,360,862.48	1.34%	1.84%	$968,403.42	0.84%	$441,999.86	0.38%	$379,127.62	0.33%	$226,386.33	0.20%
20	Feb-06	$110,303,389.50	$3,549,078.89	1.42%	1.58%	$768,012.65	0.70%	$284,997.30	0.26%	$286,157.72	0.26%	$141,642.35	0.13%
21	Mar-06	$104,547,898.87	$3,661,072.24	1.46%	1.96%	$661,256.31	0.63%	$218,436.57	0.21%	$99,762.50	0.10%	$131,681.43	0.13%
22	Apr-06	$99,658,922.37	$3,672,808.68	1.47%	1.72%	$983,470.01	0.99%	$222,444.58	0.22%	$101,861.20	0.10%	$110,536.02	0.11%
23	May-06	$95,111,704.67	$3,751,212.49	1.50%	1.64%	$997,854.18	1.05%	$363,595.95	0.38%	$123,590.81	0.13%	$94,705.77	0.10%
24	Jun-06	$90,039,884.86	$3,825,537.10	1.53%	1.85%	$935,341.95	1.04%	$329,596.27	0.37%	$233,101.54	0.26%	$111,993.40	0.12%
25	Jul-06	$85,091,781.17	$3,963,281.00	1.59%	1.85%	$1,000,662.93	1.18%	$335,422.27	0.39%	$202,350.02	0.24%	$78,673.84	0.09%
26	Aug-06	$80,344,993.88	$3,981,095.54	1.59%	1.83%	$922,266.64	1.15%	$307,879.91	0.38%	$172,075.43	0.21%	$125,750.33	0.16%
27	Sep-06	$76,266,349.34	$4,197,119.76	1.68%	1.64%	$1,062,092.29	1.39%	$198,053.95	0.26%	$159,135.03	0.21%	$73,615.38	0.10%
28	Oct-06	$72,354,145.45	$4,306,685.69	1.72%	1.62%	$1,055,952.88	1.46%	$261,316.35	0.36%	$78,806.31	0.11%	$92,407.10	0.13%
29	Nov-06	$68,881,917.29	$4,375,433.68	1.75%	1.48%	$879,350.62	1.28%	$334,428.21	0.49%	$168,798.75	0.25%	$73,120.50	0.11%
30	Dec-06	$65,929,885.02	$4,425,757.13	1.77%	1.26%	$1,086,162.79	1.65%	$250,245.03	0.38%	$180,259.12	0.27%	$78,938.08	0.12%
31	Jan-07	$62,583,802.74	$4,546,321.75	1.82%	1.49%	$825,944.22	1.32%	$131,719.68	0.21%	$127,413.25	0.20%	$52,288.41	0.08%
32	Feb-07	$59,637,232.90	$4,618,623.84	1.85%	1.34%	$922,763.07	1.55%	$127,469.12	0.21%	$94,917.30	0.16%	$41,113.41	0.07%

2004-1 Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jul-04	$149,325,090.12	$0.00	0.00%	2.20%	$164,715.62	0.11%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Aug-04	$144,034,316.60	$10,448.45	0.01%	2.04%	$153,986.46	0.11%	$123,801.20	0.09%	$0.00	0.00%	$0.00	0.00%
3	Sep-04	$138,998,633.75	$65,592.11	0.04%	1.94%	$251,125.88	0.18%	$45,786.74	0.03%	$46,740.61	0.03%	$0.00	0.00%
4	Oct-04	$134,353,479.08	$91,642.25	0.06%	1.77%	$169,112.83	0.13%	$88,222.46	0.07%	$42,177.28	0.03%	$40,729.61	0.03%
5	Nov-04	$129,451,146.17	$170,462.82	0.11%	1.96%	$246,443.08	0.19%	$70,535.73	0.05%	$6,896.58	0.01%	$40,729.61	0.03%
6	Dec-04	$125,250,428.45	$205,650.88	0.13%	1.61%	$294,699.13	0.24%	$77,419.61	0.06%	$8,715.76	0.01%	$521.59	0.00%
7	Jan-05	$120,818,264.41	$236,465.33	0.15%	1.78%	$229,020.43	0.19%	$69,917.63	0.06%	$66,128.28	0.05%	$521.59	0.00%
8	Feb-05	$116,922,958.87	$254,131.08	0.16%	1.51%	$468,555.26	0.40%	$108,548.42	0.09%	$43,768.06	0.04%	$48,598.66	0.04%
9	Mar-05	$112,718,378.22	$300,684.17	0.19%	1.73%	$359,655.48	0.32%	$183,045.30	0.16%	$103,358.55	0.09%	$24,466.50	0.02%
10	Apr-05	$108,167,279.50	$312,597.64	0.20%	1.96%	$407,717.09	0.38%	$129,180.23	0.12%	$149,917.68	0.14%	$80,635.98	0.07%
11	May-05	$103,628,369.65	$403,978.16	0.26%	1.99%	$501,974.77	0.48%	$171,279.76	0.17%	$94,633.25	0.09%	$80,563.64	0.08%
12	Jun-05	$98,838,561.16	$479,758.97	0.31%	2.16%	$489,502.28	0.50%	$209,139.36	0.21%	$104,963.76	0.11%	$97,480.51	0.10%
13	Jul-05	$94,753,945.53	$569,534.66	0.37%	1.86%	$594,539.38	0.63%	$183,906.46	0.19%	$68,115.71	0.07%	$90,489.19	0.10%
14	Aug-05	$90,218,644.55	$649,632.97	0.42%	2.12%	$219,524.16	0.24%	$197,039.73	0.22%	$77,351.04	0.09%	$83,408.11	0.09%
15	Sep-05	$86,256,125.02	$723,471.83	0.47%	1.89%	$476,287.05	0.55%	$57,630.34	0.07%	$121,884.70	0.14%	$61,726.65	0.07%
16	Oct-05	$82,097,270.99	$747,467.23	0.48%	2.02%	$374,073.76	0.46%	$257,648.05	0.31%	$48,601.82	0.06%	$120,589.65	0.15%
17	Nov-05	$79,058,917.34	$813,872.24	0.53%	1.45%	$428,584.71	0.54%	$136,298.58	0.17%	$220,632.65	0.28%	$106,367.23	0.13%
18	Dec-05	$76,051,613.06	$962,600.99	0.62%	1.47%	$433,077.50	0.57%	$195,303.52	0.26%	$53,945.13	0.07%	$150,423.57	0.20%
19	Jan-06	$72,696,838.48	$1,051,679.45	0.68%	1.71%	$264,476.72	0.36%	$157,473.58	0.22%	$186,882.49	0.26%	$55,005.83	0.08%
20	Feb-06	$69,932,622.49	$1,112,948.52	0.72%	1.39%	$322,141.77	0.46%	$87,220.72	0.12%	$173,139.95	0.25%	$68,987.73	0.10%
21	Mar-06	$66,490,180.37	$1,141,537.49	0.74%	1.82%	$196,662.82	0.30%	$72,538.05	0.11%	$30,864.44	0.05%	$88,747.50	0.13%
22	Apr-06	$63,324,431.39	$1,150,433.42	0.75%	1.72%	$401,777.18	0.63%	$68,395.49	0.11%	$30,531.06	0.05%	$69,881.45	0.11%
23	May-06	$60,352,216.86	$1,173,730.88	0.76%	1.65%	$271,541.66	0.45%	$98,450.56	0.16%	$54,337.69	0.09%	$49,671.77	0.08%
24	Jun-06	$57,235,467.88	$1,192,260.54	0.77%	1.76%	$379,904.71	0.66%	$94,730.58	0.17%	$40,001.38	0.07%	$67,580.66	0.12%
25	Jul-06	$54,068,568.75	$1,243,243.85	0.81%	1.83%	$256,937.13	0.48%	$163,650.18	0.30%	$18,518.82	0.03%	$13,428.17	0.02%
26	Aug-06	$51,105,079.74	$1,240,358.48	0.80%	1.77%	$341,998.90	0.67%	$151,881.78	0.30%	$79,337.61	0.16%	$18,238.86	0.04%
27	Sep-06	$48,694,493.95	$1,324,632.02	0.86%	1.49%	$352,314.60	0.72%	$65,494.88	0.13%	$92,122.11	0.19%	$38,557.77	0.08%
28	Oct-06	$46,106,080.87	$1,374,248.29	0.89%	1.63%	$240,549.52	0.52%	$118,822.88	0.26%	$39,513.50	0.09%	$68,565.82	0.15%
29	Nov-06	$43,856,395.20	$1,398,916.49	0.91%	1.46%	$236,695.76	0.54%	$29,343.42	0.07%	$112,527.63	0.26%	$55,484.57	0.13%
30	Dec-06	$41,963,662.60	$1,448,750.44	0.94%	1.23%	$280,255.29	0.67%	$104,720.09	0.25%	$20,534.40	0.05%	$45,075.87	0.11%
31	Jan-07	$39,849,794.93	$1,518,450.58	0.98%	1.44%	$263,551.70	0.66%	$38,348.67	0.10%	$45,467.32	0.11%	$9,342.10	0.02%
32	Feb-07	$37,922,335.37	$1,548,710.50	1.00%	1.34%	$269,611.01	0.71%	$70,115.65	0.18%	$37,302.68	0.10%	$9,342.10	0.02%

2004-1 Non Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jul-04	$90,259,103.99	$0.00	0.00%	1.58%	$432,131.87	0.48%	$20,422.90	0.02%	$0.00	0.00%	$0.00	0.00%
2	Aug-04	$87,189,837.83	$48,473.83	0.05%	2.00%	$693,966.99	0.80%	$148,811.43	0.17%	$20,422.90	0.02%	$0.00	0.00%
3	Sep-04	$84,777,580.50	$84,241.12	0.09%	1.46%	$791,787.59	0.93%	$263,540.79	0.31%	$52,629.49	0.06%	$20,422.90	0.02%
4	Oct-04	$81,928,673.60	$167,411.33	0.18%	1.89%	$1,077,475.95	1.32%	$243,881.17	0.30%	$123,283.08	0.15%	$11,965.55	0.01%
5	Nov-04	$78,740,483.67	$284,136.56	0.31%	2.23%	$843,276.56	1.07%	$360,416.80	0.46%	$126,099.23	0.16%	$50,055.65	0.06%
6	Dec-04	$75,620,806.75	$420,351.87	0.45%	2.22%	$980,798.29	1.30%	$340,843.46	0.45%	$134,217.23	0.18%	$131,157.60	0.17%
7	Jan-05	$72,975,514.06	$531,305.70	0.57%	1.87%	$1,024,268.74	1.40%	$240,127.31	0.33%	$263,001.89	0.36%	$183,351.09	0.25%
8	Feb-05	$70,070,391.75	$750,873.38	0.81%	2.13%	$776,686.04	1.11%	$222,252.18	0.32%	$111,021.33	0.16%	$215,238.33	0.31%
9	Mar-05	$66,847,396.64	$882,119.30	0.95%	2.42%	$998,511.90	1.49%	$289,621.12	0.43%	$94,990.03	0.14%	$110,664.91	0.17%
10	Apr-05	$64,294,434.62	$975,157.34	1.05%	1.93%	$1,073,830.35	1.67%	$274,990.01	0.43%	$191,724.26	0.30%	$22,586.88	0.04%
11	May-05	$61,797,203.87	$1,063,597.01	1.15%	1.92%	$1,132,888.45	1.83%	$433,335.80	0.70%	$188,098.95	0.30%	$115,495.32	0.19%
12	Jun-05	$58,799,507.79	$1,091,308.45	1.18%	2.36%	$1,011,025.57	1.72%	$337,764.09	0.57%	$279,011.03	0.47%	$229,049.69	0.39%
13	Jul-05	$55,800,510.40	$1,304,577.92	1.41%	2.40%	$1,333,821.39	2.39%	$355,191.85	0.64%	$195,348.01	0.35%	$170,952.28	0.31%
14	Aug-05	$52,751,240.16	$1,473,720.01	1.59%	2.48%	$1,202,344.84	2.28%	$431,624.00	0.82%	$292,518.53	0.55%	$114,897.07	0.22%
15	Sep-05	$50,142,062.30	$1,659,344.92	1.79%	2.22%	$783,708.44	1.56%	$432,210.21	0.86%	$302,628.80	0.60%	$147,734.08	0.29%
16	Oct-05	$47,611,669.95	$1,797,985.78	1.94%	2.20%	$820,867.67	1.72%	$198,068.07	0.42%	$297,343.80	0.62%	$164,697.26	0.35%
17	Nov-05	$45,195,495.97	$1,988,650.93	2.15%	2.16%	$606,386.16	1.34%	$277,525.29	0.61%	$160,760.00	0.36%	$195,464.23	0.43%
18	Dec-05	$43,327,735.68	$2,059,695.21	2.23%	1.74%	$861,806.55	1.99%	$255,321.57	0.59%	$171,487.70	0.40%	$225,962.97	0.52%
19	Jan-06	$41,159,931.92	$2,189,530.03	2.37%	2.04%	$599,682.57	1.46%	$276,756.67	0.67%	$168,817.08	0.41%	$167,853.93	0.41%
20	Feb-06	$39,238,823.33	$2,313,977.52	2.50%	1.88%	$379,320.50	0.97%	$193,249.68	0.49%	$113,017.77	0.29%	$55,823.50	0.14%
21	Mar-06	$36,982,008.90	$2,386,842.86	2.58%	2.18%	$389,665.38	1.05%	$123,704.56	0.33%	$64,371.16	0.17%	$42,933.93	0.12%
22	Apr-06	$35,296,841.41	$2,390,067.78	2.58%	1.75%	$518,081.54	1.47%	$154,049.09	0.44%	$49,136.18	0.14%	$40,654.57	0.12%
23	May-06	$33,741,483.73	$2,445,382.46	2.64%	1.65%	$671,575.19	1.99%	$246,398.76	0.73%	$47,716.19	0.14%	$44,376.97	0.13%
24	Jun-06	$31,850,134.14	$2,500,728.71	2.70%	1.99%	$502,989.84	1.58%	$217,079.63	0.68%	$160,332.94	0.50%	$44,412.74	0.14%
25	Jul-06	$30,099,321.23	$2,583,456.38	2.79%	1.91%	$712,096.70	2.37%	$142,703.30	0.47%	$176,235.22	0.59%	$65,245.67	0.22%
26	Aug-06	$28,346,436.46	$2,604,687.75	2.82%	1.95%	$526,282.48	1.86%	$155,998.13	0.55%	$85,134.01	0.30%	$107,511.47	0.38%
27	Sep-06	$26,764,193.34	$2,736,646.76	2.96%	1.84%	$685,566.01	2.56%	$108,255.48	0.40%	$67,012.92	0.25%	$27,453.80	0.10%
28	Oct-06	$25,489,463.76	$2,795,448.44	3.02%	1.57%	$762,973.48	2.99%	$142,493.47	0.56%	$22,116.56	0.09%	$23,841.28	0.09%
29	Nov-06	$24,314,037.65	$2,839,034.39	3.07%	1.49%	$569,138.92	2.34%	$289,933.64	1.19%	$56,271.12	0.23%	$7,189.64	0.03%
30	Dec-06	$23,288,348.84	$2,839,523.89	3.07%	1.32%	$714,265.23	3.07%	$128,902.41	0.55%	$159,724.72	0.69%	$23,415.92	0.10%
31	Jan-07	$22,094,382.56	$2,891,178.58	3.13%	1.58%	$479,959.97	2.17%	$79,151.66	0.36%	$81,945.93	0.37%	$42,946.31	0.19%
32	Feb-07	$21,091,217.63	$2,933,420.75	3.17%	1.36%	$586,737.49	2.78%	$52,242.12	0.25%	$57,614.62	0.27%	$31,771.31	0.15%

2004-1 Sub Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Jul-04	$3,165,784.20	$0.00	0.00%	1.47%	$43,539.18	1.38%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Aug-04	$3,055,455.46	$0.00	0.00%	2.05%	$76,355.16	2.50%	$9,878.10	0.32%	$0.00	0.00%	$0.00	0.00%
3	Sep-04	$2,942,710.04	$8,894.84	0.27%	2.17%	$89,778.47	3.05%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
4	Oct-04	$2,797,071.21	$17,852.84	0.55%	2.95%	$50,236.77	1.80%	$25,117.43	0.90%	$0.00	0.00%	$0.00	0.00%
5	Nov-04	$2,691,668.04	$20,551.70	0.63%	2.13%	$74,644.21	2.77%	$0.00	0.00%	$25,117.43	0.93%	$0.00	0.00%
6	Dec-04	$2,561,238.74	$33,885.88	1.04%	2.76%	$27,959.21	1.09%	$62,689.39	2.45%	$0.00	0.00%	$11,783.25	0.46%
7	Jan-05	$2,419,070.99	$53,363.44	1.65%	3.05%	$39,325.49	1.63%	$41,394.79	1.71%	$17,722.53	0.73%	$0.00	0.00%
8	Feb-05	$2,288,413.90	$53,363.44	1.65%	2.89%	$69,492.32	3.04%	$2,417.30	0.11%	$59,117.32	2.58%	$0.00	0.00%
9	Mar-05	$2,193,001.96	$67,335.25	2.08%	2.17%	$68,718.41	3.13%	$34,586.45	1.58%	$2,417.30	0.11%	$18,259.14	0.83%
10	Apr-05	$2,068,311.28	$73,784.13	2.28%	2.86%	$37,213.66	1.80%	$11,560.89	0.56%	$25,855.16	1.25%	$0.00	0.00%
11	May-05	$1,945,214.76	$82,953.03	2.56%	2.89%	$112,198.50	5.77%	$7,710.18	0.40%	$10,609.62	0.55%	$0.00	0.00%
12	Jun-05	$1,807,102.39	$83,209.54	2.57%	3.20%	$76,523.89	4.23%	$18,363.38	1.02%	$18,063.29	1.00%	$0.00	0.00%
13	Jul-05	$1,650,348.45	$91,843.17	2.83%	3.51%	$90,980.10	5.51%	$32,004.42	1.94%	$12,709.38	0.77%	$0.00	0.00%
14	Aug-05	$1,509,891.85	$103,504.21	3.19%	3.36%	$105,971.04	7.02%	$43,004.87	2.85%	$12,934.77	0.86%	$0.00	0.00%
15	Sep-05	$1,455,789.48	$103,269.57	3.18%	1.57%	$64,129.69	4.41%	$34,841.41	2.39%	$0.00	0.00%	$12,934.77	0.89%
16	Oct-05	$1,352,120.90	$117,070.93	3.61%	2.88%	$46,397.06	3.43%	$3,526.57	0.26%	$26,131.62	1.93%	$0.00	0.00%
17	Nov-05	$1,312,032.47	$107,166.08	3.30%	1.14%	$24,600.73	1.88%	$46,397.06	3.54%	$3,526.57	0.27%	$26,131.62	1.99%
18	Dec-05	$1,227,699.68	$119,861.33	3.70%	2.58%	$97,032.05	7.90%	$23,428.05	1.91%	$0.00	0.00%	$3,526.57	0.29%
19	Jan-06	$1,162,617.46	$119,653.00	3.69%	2.16%	$104,244.13	8.97%	$7,769.61	0.67%	$23,428.05	2.02%	$3,526.57	0.30%
20	Feb-06	$1,131,943.68	$122,152.85	3.77%	0.80%	$66,550.38	5.88%	$4,526.90	0.40%	$0.00	0.00%	$16,831.12	1.49%
21	Mar-06	$1,075,709.60	$132,691.89	4.09%	1.94%	$74,928.11	6.97%	$22,193.96	2.06%	$4,526.90	0.42%	$0.00	0.00%
22	Apr-06	$1,037,649.57	$132,307.48	4.08%	1.28%	$63,611.29	6.13%	$0.00	0.00%	$22,193.96	2.14%	$0.00	0.00%
23	May-06	$1,018,004.08	$132,099.15	4.07%	0.06%	$54,737.33	5.38%	$18,746.63	1.84%	$21,536.93	2.12%	$657.03	0.06%
24	Jun-06	$954,282.84	$132,547.85	4.09%	2.19%	$52,447.40	5.50%	$17,786.06	1.86%	$32,767.22	3.43%	$0.00	0.00%
25	Jul-06	$923,891.19	$136,580.77	4.21%	0.98%	$31,629.10	3.42%	$29,068.79	3.15%	$7,595.98	0.82%	$0.00	0.00%
26	Aug-06	$893,477.68	$136,049.31	4.19%	1.00%	$53,985.26	6.04%	$0.00	0.00%	$7,603.81	0.85%	$0.00	0.00%
27	Sep-06	$807,662.05	$135,840.98	4.19%	2.58%	$24,211.68	3.00%	$24,303.59	3.01%	$0.00	0.00%	$7,603.81	0.94%
28	Oct-06	$758,600.82	$136,988.96	4.22%	1.94%	$52,429.88	6.91%	$0.00	0.00%	$17,176.25	2.26%	$0.00	0.00%
29	Nov-06	$711,484.44	$137,482.80	4.24%	1.93%	$73,515.94	10.33%	$15,151.15	2.13%	$0.00	0.00%	$10,446.29	1.47%
30	Dec-06	$677,873.58	$137,482.80	4.24%	1.49%	$91,642.27	13.52%	$16,622.53	2.45%	$0.00	0.00%	$10,446.29	1.54%
31	Jan-07	$639,625.25	$136,692.59	4.21%	1.72%	$82,432.55	12.89%	$14,219.35	2.22%	$0.00	0.00%	$0.00	0.00%
32	Feb-07	$623,679.90	$136,492.59	4.21%	0.16%	$66,414.57	10.65%	$5,111.35	0.82%	$0.00	0.00%	$0.00	0.00%

2004-2 Characteristics of Receivables as of Cut-off Date

Closing Date	12/15/2004	Original Term
Cut-off Date	12/1/2004	Weighted Average Original Term	68
Number of Receivables	13,750	Maximum Original Term	84
Aggregate Outstanding Principal Balance	$233,025,033	Minimum Original Term	12
Outstanding Principal Balance		Remaining Term
Average Outstanding Principal Balance	$16,947.28	Weighted Average Remaining Term	63
Highest Outstanding Principal Balance	$117,520.94	Maximum Remaining Term	84
Lowest Outstanding Principal Balance	$1,002.50	Minimum Remaining Term	6
Original Amount Financed		Percentage of Outstanding Principal Balance - New vs. Used
Average Original Amount Financed	$18,982.54	New	49.66%
Highest Original Amount Financed	$119,996.44	Used	50.34%
Lowest Original Amount Financed	$2,100.99	Geographic Distribution of Receivables
Annual Percentage Rate (APR)		1- Arizona	30.70%
Weighted Average APR	8.77%	2- California	20.43%
Highest APR	32.00%	3- Nevada	19.11%
Lowest APR	3.90%	4- New Mexico	15.43%
Credit Score*		5- Oregon	6.24%
Weighted Average Credit Score	692	Prime	$134,964,446
Highest Credit Score	858	Non Prime	$95,216,692
Lowest Credit Score	397	Sub Prime	$2,843,895
		Total	$233,025,033

* Excludes receivables for which the Servicer does not have a record of the credit score.

2004-2 Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date
Range of Annual Percentage Rate	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance
3.00% to 3.99%	91	$1,862,310.11	0.80%
4.00% to 4.99%	1,526	$26,503,683.38	11.37%
5.00% to 5.99%	1,935	$38,116,102.14	16.36%
6.00% to 6.99%	1,660	$33,300,077.67	14.29%
7.00% to 7.99%	1,309	$25,976,719.31	11.15%
8.00% to 8.99%	1,155	$22,525,509.23	9.67%
9.00% to 9.99%	1,185	$19,960,604.91	8.57%
10.00% to 10.99%	787	$12,355,008.20	5.30%
11.00% to 11.99%	784	$11,772,697.30	5.05%
12.00% to 12.99%	783	$10,761,738.21	4.62%
13.00% to 13.99%	611	$8,170,542.83	3.51%
14.00% to 14.99%	528	$6,717,023.74	2.88%
15.00% to 15.99%	378	$4,300,642.88	1.85%
16.00% to 16.99%	292	$3,549,114.59	1.52%
17.00% to 17.99%	193	$2,174,859.72	0.93%
18.00% to 18.99%	165	$1,679,652.36	0.72%
19.00% to 19.99%	92	$962,202.88	0.41%
20.00% to 20.99%	41	$376,574.22	0.16%
21.00% to 21.99%	173	$1,490,136.88	0.64%
22.00% to 22.99%	13	$109,407.93	0.05%
23.00% to 23.99%	22	$176,144.77	0.08%
24.00% to 24.99%	21	$146,627.95	0.06%
25.00% to 25.99%	1	$8,785.36	0.00%
26.00% to 26.99%	1	$5,363.01	0.00%
27.00% to 27.99%	0	$0.00	0.00%
28.00% to 28.99%	0	$0.00	0.00%
29.00% to 29.99%	2	$8,627.25	0.00%
30.00% to 30.99%	0	$0.00	0.00%
31.00% to 31.99%	0	$0.00	0.00%
32.00% to 32.99%	2	$14,876.24	0.01%
Total	13,750	$233,025,033.07	100%

2004-2 Total Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-04	$209,378,285.76	$0.00	0.00%	1.93%	$1,010,322.27	0.48%	$20,881.00	0.01%	$0.00	0.00%	$0.00	0.00%
2	Jan-05	$219,707,314.06	$24,248.37	0.01%	1.74%	$1,105,467.90	0.50%	$244,834.43	0.11%	$0.00	0.00%	$0.00	0.00%
3	Feb-05	$212,153,446.60	$89,972.81	0.04%	1.91%	$960,995.08	0.45%	$301,747.27	0.14%	$123,324.08	0.06%	$0.00	0.00%
4	Mar-05	$204,665,993.24	$198,507.36	0.09%	1.93%	$1,504,710.30	0.74%	$236,752.88	0.12%	$122,999.15	0.06%	$65,784.20	0.03%
5	Apr-05	$197,308,586.04	$274,903.66	0.12%	1.93%	$1,283,129.29	0.65%	$376,851.75	0.19%	$132,310.37	0.07%	$94,854.16	0.05%
6	May-05	$190,094,946.79	$404,791.21	0.17%	1.93%	$1,435,986.36	0.76%	$520,930.43	0.27%	$256,560.40	0.13%	$70,831.57	0.04%
7	Jun-05	$181,883,771.07	$554,256.25	0.24%	2.30%	$1,318,901.58	0.73%	$528,531.91	0.29%	$346,603.34	0.19%	$136,679.04	0.08%
8	Jul-05	$174,250,757.05	$869,430.77	0.37%	2.17%	$2,003,481.69	1.15%	$485,992.85	0.28%	$334,179.41	0.19%	$125,825.86	0.07%
9	Aug-05	$166,513,636.42	$916,376.48	0.39%	2.26%	$1,270,468.36	0.76%	$689,790.38	0.41%	$304,766.58	0.18%	$287,040.25	0.17%
10	Sep-05	$159,529,284.84	$1,184,642.55	0.51%	2.07%	$1,288,955.08	0.81%	$401,691.40	0.25%	$387,025.64	0.24%	$253,904.68	0.16%
11	Oct-05	$152,273,895.60	$1,537,133.94	0.66%	2.20%	$1,534,057.77	1.01%	$538,878.15	0.35%	$227,570.09	0.15%	$286,704.43	0.19%
12	Nov-05	$145,716,602.78	$1,758,430.54	0.75%	2.03%	$1,349,486.48	0.93%	$583,831.82	0.40%	$376,717.30	0.26%	$230,643.13	0.16%
13	Dec-05	$140,074,948.11	$1,956,476.57	0.84%	1.76%	$1,402,453.51	1.00%	$573,864.57	0.41%	$416,081.36	0.30%	$229,033.64	0.16%
14	Jan-06	$134,610,638.31	$2,032,797.16	0.87%	1.73%	$1,028,444.35	0.76%	$530,804.54	0.39%	$289,953.18	0.22%	$422,308.81	0.31%
15	Feb-06	$129,046,776.67	$2,289,254.45	0.98%	1.81%	$843,373.48	0.65%	$327,673.98	0.25%	$257,173.59	0.20%	$339,135.28	0.26%
16	Mar-06	$122,870,981.04	$2,563,668.63	1.10%	2.06%	$826,768.97	0.67%	$282,476.99	0.23%	$144,840.72	0.12%	$109,016.87	0.09%
17	Apr-06	$117,880,292.78	$2,634,973.61	1.13%	1.69%	$955,699.87	0.81%	$207,006.16	0.18%	$197,166.53	0.17%	$48,747.17	0.04%
18	May-06	$112,750,808.94	$2,674,206.21	1.15%	1.78%	$1,298,907.20	1.15%	$195,353.60	0.17%	$103,476.86	0.09%	$105,755.17	0.09%
19	Jun-06	$107,736,498.10	$2,709,429.82	1.16%	1.78%	$1,402,620.30	1.30%	$265,838.37	0.25%	$92,731.59	0.09%	$72,202.44	0.07%
20	Jul-06	$102,815,287.77	$2,794,445.56	1.20%	1.78%	$1,168,913.48	1.14%	$426,859.01	0.42%	$185,608.67	0.18%	$24,273.89	0.02%
21	Aug-06	$98,244,874.81	$2,794,943.00	1.20%	1.69%	$1,071,902.19	1.09%	$409,919.80	0.42%	$207,440.22	0.21%	$123,866.89	0.13%
22	Sep-06	$93,654,887.11	$2,942,761.50	1.26%	1.74%	$975,497.93	1.04%	$506,712.12	0.54%	$286,006.23	0.31%	$85,823.68	0.09%
23	Oct-06	$89,275,686.21	$3,062,068.81	1.31%	1.70%	$913,699.89	1.02%	$362,824.45	0.41%	$286,919.31	0.32%	$46,728.89	0.05%
24	Nov-06	$85,438,406.83	$3,156,956.33	1.35%	1.52%	$875,319.73	1.02%	$208,684.65	0.24%	$234,724.28	0.27%	$108,409.86	0.13%
25	Dec-06	$82,093,003.37	$3,271,663.60	1.40%	1.32%	$1,027,442.37	1.25%	$252,617.55	0.31%	$187,939.87	0.23%	$93,430.46	0.11%
26	Jan-07	$78,536,147.27	$3,377,418.73	1.45%	1.46%	$712,817.58	0.91%	$401,298.34	0.51%	$168,981.81	0.22%	$78,158.92	0.10%
27	Feb-07	$75,099,383.27	$3,422,919.29	1.47%	1.44%	$674,850.96	0.90%	$201,783.34	0.27%	$208,364.64	0.28%	$84,408.22	0.11%

2004-2 Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-04	$119,485,460.48	$0.00	0.00%	2.18%	$54,315.34	0.05%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jan-05	$126,850,592.17	$0.00	0.00%	1.93%	$200,763.44	0.16%	$48,328.46	0.04%	$0.00	0.00%	$0.00	0.00%
3	Feb-05	$122,357,145.43	$5,619.29	0.00%	2.02%	$198,518.46	0.16%	$98,206.09	0.08%	$19,074.43	0.02%	$0.00	0.00%
4	Mar-05	$118,065,157.45	$44,311.73	0.03%	1.94%	$286,713.38	0.24%	$37,691.49	0.03%	$20,508.87	0.02%	$19,074.43	0.02%
5	Apr-05	$113,770,243.99	$62,149.93	0.05%	1.99%	$239,884.68	0.21%	$110,472.12	0.10%	$16,709.82	0.01%	$17,545.07	0.02%
6	May-05	$109,686,956.13	$93,542.46	0.07%	1.90%	$176,426.34	0.16%	$118,754.79	0.11%	$65,806.37	0.06%	$0.00	0.00%
7	Jun-05	$105,476,923.48	$140,247.49	0.10%	2.02%	$216,184.71	0.20%	$85,065.40	0.08%	$111,972.21	0.11%	$8,222.42	0.01%
8	Jul-05	$101,230,528.32	$235,243.77	0.17%	2.10%	$375,326.62	0.37%	$113,130.96	0.11%	$57,056.73	0.06%	$25,675.91	0.03%
9	Aug-05	$96,894,222.84	$214,071.29	0.16%	2.20%	$214,434.52	0.22%	$225,238.93	0.23%	$63,142.63	0.07%	$82,319.18	0.08%
10	Sep-05	$93,022,626.12	$284,718.09	0.21%	1.97%	$212,900.49	0.23%	$47,581.88	0.05%	$142,727.95	0.15%	$84,480.16	0.09%
11	Oct-05	$89,178,861.80	$364,062.30	0.27%	2.00%	$365,982.86	0.41%	$127,275.29	0.14%	$14,204.81	0.02%	$141,944.20	0.16%
12	Nov-05	$85,769,770.46	$435,047.80	0.32%	1.77%	$144,105.35	0.17%	$157,631.99	0.18%	$93,168.96	0.11%	$86,760.47	0.10%
13	Dec-05	$82,698,653.17	$517,515.29	0.38%	1.59%	$235,107.61	0.28%	$39,343.32	0.05%	$103,097.38	0.12%	$77,723.40	0.09%
14	Jan-06	$79,806,634.43	$506,140.90	0.38%	1.50%	$227,515.20	0.29%	$124,335.82	0.16%	$76,373.61	0.10%	$133,187.74	0.17%
15	Feb-06	$76,951,000.96	$587,987.78	0.44%	1.51%	$112,571.76	0.15%	$85,708.10	0.11%	$107,749.85	0.14%	$74,523.10	0.10%
16	Mar-06	$73,877,070.78	$683,869.68	0.51%	1.70%	$154,044.65	0.21%	$84,713.79	0.11%	$725.92	0.00%	$43,696.19	0.06%
17	Apr-06	$71,114,568.36	$696,266.97	0.52%	1.52%	$149,475.04	0.21%	$45,625.92	0.06%	$24,139.21	0.03%	$30,015.50	0.04%
18	May-06	$68,260,621.76	$715,029.46	0.53%	1.62%	$231,783.31	0.34%	$94,893.05	0.14%	$3,353.50	0.00%	$0.00	0.00%
19	Jun-06	$65,354,996.89	$699,553.85	0.52%	1.69%	$168,309.90	0.26%	$42,777.58	0.07%	$43,498.02	0.07%	$3,319.05	0.01%
20	Jul-06	$62,438,024.54	$694,489.12	0.51%	1.74%	$210,624.19	0.34%	$33,102.08	0.05%	$42,777.58	0.07%	$24,273.89	0.04%
21	Aug-06	$59,787,519.51	$694,011.16	0.51%	1.60%	$183,665.28	0.31%	$71,233.49	0.12%	$22,734.15	0.04%	$53,119.47	0.09%
22	Sep-06	$57,193,240.51	$747,766.20	0.55%	1.60%	$241,329.15	0.42%	$90,249.05	0.16%	$50,164.27	0.09%	$12,027.04	0.02%
23	Oct-06	$54,507,852.24	$769,410.55	0.57%	1.70%	$209,748.03	0.38%	$59,131.53	0.11%	$67,820.09	0.12%	$0.00	0.00%
24	Nov-06	$52,193,795.65	$813,934.87	0.60%	1.48%	$141,903.41	0.27%	$33,869.07	0.06%	$45,274.93	0.09%	$0.00	0.00%
25	Dec-06	$50,314,066.73	$829,523.14	0.61%	1.15%	$315,182.86	0.63%	$17,314.03	0.03%	$45,103.46	0.09%	$0.00	0.00%
26	Jan-07	$48,007,411.63	$825,220.08	0.61%	1.54%	$183,596.00	0.38%	$28,805.97	0.06%	$66,035.91	0.14%	$27,929.27	0.06%
27	Feb-07	$46,109,761.95	$815,191.23	0.60%	1.25%	$143,221.04	0.31%	$52,587.12	0.11%	$32,964.19	0.07%	$27,929.27	0.06%

2004-2 Non Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-04	$87,436,283.24	$0.00	0.00%	1.67%	$946,259.55	1.08%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jan-05	$90,089,105.16	$24,248.37	0.03%	1.51%	$829,558.55	0.92%	$196,505.97	0.22%	$0.00	0.00%	$0.00	0.00%
3	Feb-05	$87,068,084.12	$84,353.52	0.09%	1.80%	$741,513.83	0.85%	$175,282.50	0.20%	$104,249.65	0.12%	$0.00	0.00%
4	Mar-05	$83,932,333.68	$154,195.63	0.16%	1.95%	$1,116,073.74	1.33%	$199,061.39	0.24%	$74,231.60	0.09%	$46,709.77	0.06%
5	Apr-05	$80,983,618.86	$212,753.73	0.22%	1.84%	$991,877.46	1.22%	$241,491.79	0.30%	$115,600.55	0.14%	$49,050.41	0.06%
6	May-05	$77,974,710.94	$311,248.75	0.33%	1.93%	$1,171,486.18	1.50%	$387,707.94	0.50%	$165,866.19	0.21%	$42,572.89	0.05%
7	Jun-05	$74,170,299.55	$394,839.71	0.41%	2.54%	$1,088,047.22	1.47%	$396,963.94	0.54%	$233,844.61	0.32%	$110,501.15	0.15%
8	Jul-05	$70,882,591.61	$603,203.96	0.63%	2.25%	$1,558,106.90	2.20%	$351,354.68	0.50%	$244,301.29	0.34%	$100,149.95	0.14%
9	Aug-05	$67,622,813.25	$660,192.76	0.69%	2.29%	$984,821.50	1.46%	$447,158.15	0.66%	$227,983.18	0.34%	$204,721.07	0.30%
10	Sep-05	$64,559,105.26	$858,724.44	0.90%	2.20%	$1,037,655.57	1.61%	$333,728.11	0.52%	$226,904.39	0.35%	$169,424.52	0.26%
11	Oct-05	$61,277,802.09	$1,104,354.70	1.16%	2.40%	$1,120,470.84	1.83%	$398,714.97	0.65%	$213,365.28	0.35%	$144,760.23	0.24%
12	Nov-05	$58,213,235.78	$1,255,265.80	1.32%	2.31%	$1,154,224.23	1.98%	$417,710.35	0.72%	$270,660.45	0.46%	$143,882.66	0.25%
13	Dec-05	$55,735,216.03	$1,354,725.41	1.42%	1.94%	$1,083,806.92	1.94%	$524,995.09	0.94%	$310,677.32	0.56%	$151,310.24	0.27%
14	Jan-06	$53,240,324.35	$1,438,268.34	1.51%	2.00%	$744,493.46	1.40%	$372,215.76	0.70%	$213,579.57	0.40%	$289,121.07	0.54%
15	Feb-06	$50,595,635.89	$1,608,313.74	1.69%	2.16%	$719,296.94	1.42%	$226,284.41	0.45%	$133,941.18	0.26%	$264,612.18	0.52%
16	Mar-06	$47,564,722.14	$1,779,050.26	1.87%	2.45%	$628,734.11	1.32%	$197,763.20	0.42%	$128,433.33	0.27%	$65,320.68	0.14%
17	Apr-06	$45,418,582.37	$1,831,470.26	1.92%	1.88%	$728,864.96	1.60%	$143,718.73	0.32%	$173,027.32	0.38%	$18,731.67	0.04%
18	May-06	$43,220,323.65	$1,852,140.37	1.95%	1.97%	$1,003,158.77	2.32%	$90,373.68	0.21%	$100,123.36	0.23%	$105,755.17	0.24%
19	Jun-06	$41,164,838.48	$1,909,680.33	2.01%	1.89%	$1,191,997.70	2.90%	$197,670.58	0.48%	$49,233.57	0.12%	$68,883.39	0.17%
20	Jul-06	$39,204,887.15	$2,000,294.15	2.10%	1.85%	$908,396.52	2.32%	$376,742.20	0.96%	$117,440.88	0.30%	$0.00	0.00%
21	Aug-06	$37,328,365.40	$1,998,649.10	2.10%	1.82%	$848,679.90	2.27%	$314,387.90	0.84%	$184,706.07	0.49%	$45,357.21	0.12%
22	Sep-06	$35,431,070.17	$2,068,124.36	2.17%	1.88%	$685,659.90	1.94%	$387,232.91	1.09%	$226,094.64	0.64%	$73,796.64	0.21%
23	Oct-06	$33,789,615.02	$2,155,572.71	2.26%	1.69%	$673,337.83	1.99%	$269,432.23	0.80%	$219,099.22	0.65%	$46,728.89	0.14%
24	Nov-06	$32,292,734.31	$2,206,288.91	2.32%	1.58%	$723,851.37	2.24%	$149,971.44	0.46%	$159,797.70	0.49%	$108,409.86	0.34%
25	Dec-06	$30,843,975.68	$2,305,560.91	2.42%	1.57%	$675,292.19	2.19%	$235,303.52	0.76%	$142,836.41	0.46%	$63,778.81	0.21%
26	Jan-07	$29,624,902.80	$2,420,735.79	2.54%	1.34%	$483,975.70	1.63%	$344,413.74	1.16%	$102,945.90	0.35%	$28,168.46	0.10%
27	Feb-07	$28,144,706.81	$2,476,620.20	2.60%	1.67%	$508,204.36	1.81%	$139,216.65	0.49%	$175,400.45	0.62%	$34,417.76	0.12%

2004-2 Sub Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-04	$2,456,542.04	$0.00	0.00%	0.08%	$9,747.38	0.40%	$20,881.00	0.85%	$0.00	0.00%	$0.00	0.00%
2	Jan-05	$2,767,616.73	$0.00	0.00%	0.57%	$75,145.91	2.72%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
3	Feb-05	$2,728,217.05	$0.00	0.00%	0.25%	$20,962.79	0.77%	$28,258.68	1.04%	$0.00	0.00%	$0.00	0.00%
4	Mar-05	$2,668,502.11	$0.00	0.00%	0.95%	$101,923.18	3.82%	$0.00	0.00%	$28,258.68	1.06%	$0.00	0.00%
5	Apr-05	$2,554,723.19	$0.00	0.00%	2.47%	$51,367.15	2.01%	$24,887.84	0.97%	$0.00	0.00%	$28,258.68	1.11%
6	May-05	$2,433,279.72	$0.00	0.00%	2.70%	$88,073.84	3.62%	$14,467.70	0.59%	$24,887.84	1.02%	$28,258.68	1.16%
7	Jun-05	$2,236,548.04	$19,169.05	0.67%	4.07%	$14,669.65	0.66%	$46,502.57	2.08%	$786.52	0.04%	$17,955.47	0.80%
8	Jul-05	$2,137,637.13	$30,983.04	1.09%	2.36%	$70,048.17	3.28%	$21,507.21	1.01%	$32,821.39	1.54%	$0.00	0.00%
9	Aug-05	$1,996,600.33	$42,112.43	1.48%	3.31%	$71,212.34	3.57%	$17,393.30	0.87%	$13,640.77	0.68%	$0.00	0.00%
10	Sep-05	$1,947,553.46	$41,200.02	1.45%	1.00%	$38,399.02	1.97%	$20,381.41	1.05%	$17,393.30	0.89%	$0.00	0.00%
11	Oct-05	$1,817,231.71	$68,716.94	2.42%	3.14%	$47,604.07	2.62%	$12,887.89	0.71%	$0.00	0.00%	$0.00	0.00%
12	Nov-05	$1,733,596.54	$68,116.94	2.40%	2.24%	$51,156.90	2.95%	$8,489.48	0.49%	$12,887.89	0.74%	$0.00	0.00%
13	Dec-05	$1,641,078.90	$84,235.87	2.96%	2.55%	$83,538.98	5.09%	$9,526.16	0.58%	$2,306.66	0.14%	$0.00	0.00%
14	Jan-06	$1,563,679.54	$88,387.92	3.11%	2.23%	$56,435.69	3.61%	$34,252.96	2.19%	$0.00	0.00%	$0.00	0.00%
15	Feb-06	$1,500,139.81	$92,952.93	3.27%	1.87%	$11,504.78	0.77%	$15,681.47	1.05%	$15,482.56	1.03%	$0.00	0.00%
16	Mar-06	$1,429,188.11	$100,748.69	3.54%	2.14%	$43,990.21	3.08%	$0.00	0.00%	$15,681.47	1.10%	$0.00	0.00%
17	Apr-06	$1,347,142.05	$107,236.38	3.77%	2.47%	$77,359.87	5.74%	$17,661.51	1.31%	$0.00	0.00%	$0.00	0.00%
18	May-06	$1,269,863.52	$107,036.38	3.76%	2.40%	$63,965.12	5.04%	$10,086.87	0.79%	$0.00	0.00%	$0.00	0.00%
19	Jun-06	$1,216,662.73	$100,195.64	3.52%	1.76%	$42,312.70	3.48%	$25,390.21	2.09%	$0.00	0.00%	$0.00	0.00%
20	Jul-06	$1,172,376.08	$99,662.29	3.50%	1.47%	$49,892.77	4.26%	$17,014.73	1.45%	$25,390.21	2.17%	$0.00	0.00%
21	Aug-06	$1,128,989.90	$102,282.74	3.60%	1.47%	$39,557.01	3.50%	$24,298.41	2.15%	$0.00	0.00%	$25,390.21	2.25%
22	Sep-06	$1,030,576.43	$126,870.94	4.46%	2.84%	$48,508.88	4.71%	$29,230.16	2.84%	$9,747.32	0.95%	$0.00	0.00%
23	Oct-06	$978,218.95	$137,085.55	4.82%	1.94%	$30,614.03	3.13%	$34,260.69	3.50%	$0.00	0.00%	$0.00	0.00%
24	Nov-06	$951,876.87	$136,732.55	4.81%	0.77%	$9,564.95	1.00%	$24,844.14	2.61%	$29,651.65	3.12%	$0.00	0.00%
25	Dec-06	$934,960.96	$136,579.55	4.80%	-0.05%	$36,967.32	3.95%	$0.00	0.00%	$0.00	0.00%	$29,651.65	3.17%
26	Jan-07	$903,832.84	$131,462.86	4.62%	1.11%	$45,245.88	5.01%	$28,078.63	3.11%	$0.00	0.00%	$22,061.19	2.44%
27	Feb-07	$844,914.51	$131,107.86	4.61%	2.17%	$23,425.56	2.77%	$9,979.57	1.18%	$0.00	0.00%	$22,061.19	2.61%

2005-1 Characteristics of Receivables as of Cut-off Date

Closing Date	12/8/2005	Original Term
Cut-off Date	12/1/2005	Weighted Average Original Term	68
Number of Receivables	21,142	Maximum Original Term	84
Aggregate Outstanding Principal Balance	$350,000,000	Minimum Original Term	18
Outstanding Principal Balance		Remaining Term
Average Outstanding Principal Balance	$16,554.73	Weighted Average Remaining Term	61
Highest Outstanding Principal Balance	$148,391.78	Maximum Remaining Term	84
Lowest Outstanding Principal Balance	$1,001.50	Minimum Remaining Term	6
Original Amount Financed		Percentage of Outstanding Principal Balance - New vs. Used
Average Original Amount Financed	$19,274.89	New	48.23%
Highest Original Amount Financed	$163,057.14	Used	51.77%
Lowest Original Amount Financed	$2,058.00	Geographic Distribution of Receivables
Annual Percentage Rate (APR)		1- Arizona	29.05%
Weighted Average APR	9.97%	2- Nevada	19.48%
Highest APR	29.99%	3- California	16.06%
Lowest APR	4.50%	4- New Mexico	15.12%
Credit Score*		5- Oregon	6.80%
Weighted Average Credit Score	675	Prime	$170,484,495
Highest Credit Score	870	Non Prime	$170,649,967
Lowest Credit Score	361	Sub Prime	$8,865,538
		Total	$350,000,000

* Excludes receivables for which the Servicer does not have a record of the credit score.

2005-1 Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date
Range of Annual Percentage Rate	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance
4.50% to 4.99%	648	$8,794,404.90	2.51%
5.00% to 5.99%	1,642	$26,024,454.04	7.44%
6.00% to 6.99%	2,059	$37,593,413.56	10.74%
7.00% to 7.99%	2,303	$43,320,736.13	12.38%
8.00% to 8.99%	2,380	$43,782,067.83	12.51%
9.00% to 9.99%	2,700	$49,440,711.96	14.13%
10.00% to 10.99%	1,997	$35,120,446.38	10.03%
11.00% to 11.99%	1,594	$26,629,425.86	7.61%
12.00% to 12.99%	1,537	$24,288,181.36	6.94%
13.00% to 13.99%	1,077	$16,012,356.34	4.57%
14.00% to 14.99%	938	$13,081,091.78	3.74%
15.00% to 15.99%	629	$7,983,205.11	2.28%
16.00% to 16.99%	461	$5,327,721.64	1.52%
17.00% to 17.99%	371	$4,430,264.21	1.27%
18.00% to 18.99%	298	$3,321,724.73	0.95%
19.00% to 19.99%	141	$1,275,025.63	0.36%
20.00% to 20.99%	71	$664,539.25	0.19%
21.00% to 21.99%	225	$2,248,120.00	0.64%
22.00% to 22.99%	32	$315,045.44	0.09%
23.00% to 23.99%	25	$241,013.87	0.07%
24.00% to 24.99%	11	$92,954.62	0.03%
25.00% to 25.99%	1	$3,160.67	0.00%
26.00% to 26.99%	0	$0.00	0.00%
27.00% to 27.99%	0	$0.00	0.00%
28.00% to 28.99%	0	$0.00	0.00%
29.00% to 29.99%	2	$9,934.77	0.00%
Total	21,142	$350,000,000.08	100%

2005-1 Total Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-05	$339,431,904.52	$13,107.84	0.00%	1.57%	$2,396,905.03	0.71%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jan-06	$327,244,253.16	$40,788.66	0.01%	1.95%	$2,382,460.80	0.73%	$500,539.34	0.15%	$23,092.38	0.01%	$0.00	0.00%
3	Feb-06	$315,994,032.00	$286,054.21	0.08%	1.80%	$2,054,805.35	0.65%	$522,247.46	0.17%	$168,029.13	0.05%	$0.00	0.00%
4	Mar-06	$302,970,367.85	$485,237.87	0.14%	2.19%	$2,007,919.31	0.66%	$585,443.42	0.19%	$307,483.91	0.10%	$13,659.92	0.00%
5	Apr-06	$291,536,076.48	$767,174.39	0.22%	1.93%	$2,547,888.85	0.87%	$660,484.09	0.23%	$265,153.49	0.09%	$84,184.12	0.03%
6	May-06	$279,176,640.01	$1,002,665.63	0.29%	2.15%	$2,630,131.69	0.94%	$649,031.18	0.23%	$365,739.63	0.13%	$157,402.19	0.06%
7	Jun-06	$267,865,157.48	$1,276,245.41	0.36%	2.00%	$2,641,829.00	0.99%	$892,386.11	0.33%	$437,024.49	0.16%	$202,769.01	0.08%
8	Jul-06	$256,661,330.03	$1,641,956.96	0.47%	2.02%	$2,928,806.44	1.14%	$950,307.98	0.37%	$660,776.89	0.26%	$234,300.67	0.09%
9	Aug-06	$244,771,845.78	$2,017,375.86	0.58%	2.19%	$2,745,117.64	1.12%	$816,060.99	0.33%	$588,401.59	0.24%	$328,699.72	0.13%
10	Sep-06	$234,229,811.83	$2,270,218.85	0.65%	1.99%	$2,664,297.36	1.14%	$947,877.78	0.40%	$541,161.95	0.23%	$410,798.43	0.18%
11	Oct-06	$224,113,099.13	$2,624,830.46	0.75%	1.95%	$3,052,410.37	1.36%	$881,648.63	0.39%	$529,324.81	0.24%	$361,657.96	0.16%
12	Nov-06	$215,329,492.58	$3,061,345.58	0.87%	1.71%	$2,994,390.34	1.39%	$925,411.73	0.43%	$483,251.17	0.22%	$284,029.31	0.13%
13	Dec-06	$207,551,710.27	$3,357,159.65	0.96%	1.52%	$3,452,638.11	1.66%	$875,418.56	0.42%	$696,511.41	0.34%	$352,073.59	0.17%
14	Jan-07	$199,244,664.82	$3,809,710.16	1.09%	1.68%	$2,819,421.30	1.42%	$818,383.39	0.41%	$526,213.31	0.26%	$302,526.68	0.15%
15	Feb-07	$191,644,776.68	$4,094,249.93	1.17%	1.55%	$2,904,374.20	1.52%	$875,644.58	0.46%	$490,266.36	0.26%	$357,478.13	0.19%

2005-1 Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-05	$164,699,319.58	$0.00	0.00%	1.79%	$376,341.58	0.23%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jan-06	$158,589,820.36	$2,485.88	0.00%	1.97%	$277,829.93	0.18%	$102,026.39	0.06%	$0.00	0.00%	$0.00	0.00%
3	Feb-06	$153,327,044.32	$58,734.87	0.03%	1.65%	$353,323.62	0.23%	$38,086.05	0.02%	$22,020.41	0.01%	$0.00	0.00%
4	Mar-06	$147,081,754.21	$89,666.45	0.05%	2.11%	$256,277.40	0.17%	$192,905.89	0.13%	$39,542.72	0.03%	$0.00	0.00%
5	Apr-06	$141,887,074.98	$147,243.95	0.09%	1.71%	$470,650.66	0.33%	$98,728.70	0.07%	$111,882.74	0.08%	$0.00	0.00%
6	May-06	$136,065,241.45	$193,925.87	0.11%	2.02%	$431,542.33	0.32%	$115,073.22	0.08%	$66,290.77	0.05%	$55,462.44	0.04%
7	Jun-06	$130,746,851.51	$275,846.84	0.16%	1.86%	$499,295.37	0.38%	$127,072.56	0.10%	$69,332.83	0.05%	$57,520.18	0.04%
8	Jul-06	$125,723,194.24	$362,360.85	0.21%	1.78%	$548,255.22	0.44%	$92,804.01	0.07%	$115,015.90	0.09%	$35,545.97	0.03%
9	Aug-06	$119,991,288.03	$445,352.74	0.26%	2.11%	$446,294.84	0.37%	132,555.36	0.11%	$79,200.15	0.07%	$79,160.01	0.07%
10	Sep-06	$115,013,115.55	$489,160.27	0.29%	1.86%	$542,109.79	0.47%	76,576.54	0.07%	$96,427.96	0.08%	$70,563.76	0.06%
11	Oct-06	$110,582,741.06	$482,192.15	0.28%	1.66%	$705,287.06	0.64%	130,785.16	0.12%	$89,502.56	0.08%	$120,431.23	0.11%
12	Nov-06	$106,427,515.83	$581,098.91	0.34%	1.57%	$607,652.81	0.57%	226,582.60	0.21%	$55,048.38	0.05%	$60,282.44	0.06%
13	Dec-06	$102,682,403.68	$662,119.83	0.39%	1.41%	$673,878.92	0.66%	172,059.91	0.17%	$107,857.48	0.11%	$49,460.02	0.05%
14	Jan-07	$98,803,973.63	$732,197.09	0.43%	1.51%	$503,766.00	0.51%	175,238.35	0.18%	$114,329.72	0.12%	$21,836.42	0.02%
15	Feb-07	$95,232,151.21	$789,414.24	0.46%	1.39%	$696,292.41	0.73%	267,626.09	0.28%	$47,865.67	0.05%	$23,262.00	0.02%

2005-1 Non Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-05	$166,055,265.77	$13,107.84	0.01%	1.36%	$1,788,550.24	1.08%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jan-06	$160,214,014.59	$33,796.73	0.02%	1.94%	$1,759,685.39	1.10%	$371,191.85	0.23%	$23,092.38	0.01%	$0.00	0.00%
3	Feb-06	$154,512,089.09	$210,324.04	0.12%	1.93%	$1,455,866.30	0.94%	$431,136.79	0.28%	$142,533.32	0.09%	$0.00	0.00%
4	Mar-06	$148,161,582.14	$358,623.16	0.21%	2.22%	$1,558,058.77	1.05%	$291,077.60	0.20%	$242,124.08	0.16%	$13,659.92	0.01%
5	Apr-06	$142,356,486.26	$574,704.22	0.34%	2.06%	$1,852,821.31	1.30%	$527,857.38	0.37%	$104,476.71	0.07%	$72,772.37	0.05%
6	May-06	$136,223,180.56	$755,722.52	0.44%	2.23%	$1,921,727.05	1.41%	$493,594.33	0.36%	$273,256.62	0.20%	$78,656.62	0.06%
7	Jun-06	$130,545,405.62	$935,513.44	0.55%	2.11%	$1,970,969.32	1.51%	$707,503.67	0.54%	$356,105.39	0.27%	$119,056.59	0.09%
8	Jul-06	$124,737,125.66	$1,192,343.24	0.70%	2.20%	$2,114,854.71	1.70%	$793,817.16	0.64%	$513,105.83	0.41%	$176,828.41	0.14%
9	Aug-06	$118,906,773.23	$1,475,462.80	0.86%	2.25%	$2,097,172.40	1.76%	$599,862.17	0.50%	$495,688.87	0.42%	$225,374.50	0.19%
10	Sep-06	$113,730,466.75	$1,663,647.77	0.97%	2.05%	$1,970,796.60	1.73%	$821,166.26	0.72%	$367,424.19	0.32%	$326,722.10	0.29%
11	Oct-06	$108,337,410.17	$2,024,628.99	1.19%	2.18%	$2,201,263.54	2.03%	$711,572.94	0.66%	$401,222.25	0.37%	$204,067.57	0.19%
12	Nov-06	$103,953,697.86	$2,335,297.71	1.37%	1.82%	$2,131,013.29	2.05%	$681,095.08	0.66%	$402,277.66	0.39%	$200,100.28	0.19%
13	Dec-06	$100,145,284.85	$2,522,298.44	1.48%	1.60%	$2,489,409.47	2.49%	$634,972.17	0.63%	$570,919.88	0.57%	$292,958.63	0.29%
14	Jan-07	$95,970,393.61	$2,882,466.42	1.69%	1.81%	$2,151,131.26	2.24%	$590,144.83	0.61%	$388,027.07	0.40%	$273,436.99	0.28%
15	Feb-07	$92,084,889.36	$3,114,135.46	1.82%	1.72%	$1,962,337.82	2.13%	$583,075.80	0.63%	$385,317.64	0.42%	$314,477.35	0.34%

2005-1 Sub Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Dec-05	$8,677,319.17	$0.00	0.00%	0.96%	$232,013.21	2.67%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Jan-06	$8,440,418.21	$4,506.05	0.05%	1.44%	$344,945.48	4.09%	$27,321.10	0.32%	$0.00	0.00%	$0.00	0.00%
3	Feb-06	$8,154,898.59	$16,995.30	0.19%	1.89%	$245,615.43	3.01%	$53,024.62	0.65%	$3,475.40	0.04%	$0.00	0.00%
4	Mar-06	$7,727,031.50	$36,948.26	0.42%	2.98%	$193,583.14	2.51%	$101,459.93	1.31%	$25,817.11	0.33%	$0.00	0.00%
5	Apr-06	$7,292,515.24	$45,226.22	0.51%	3.08%	$224,416.88	3.08%	$33,898.01	0.46%	$48,794.04	0.67%	$11,411.75	0.16%
6	May-06	$6,888,218.00	$53,017.24	0.60%	2.96%	$276,862.31	4.02%	$40,363.63	0.59%	$26,192.24	0.38%	$23,283.13	0.34%
7	Jun-06	$6,572,900.34	$64,885.13	0.73%	2.42%	$171,564.31	2.61%	$57,809.88	0.88%	$11,586.27	0.18%	$26,192.24	0.40%
8	Jul-06	$6,201,010.12	$87,252.87	0.98%	2.85%	$265,696.51	4.28%	$63,686.81	1.03%	$32,655.16	0.53%	$21,926.29	0.35%
9	Aug-06	$5,873,784.52	$96,560.32	1.09%	2.62%	$201,650.40	3.43%	$83,643.46	1.42%	$13,512.57	0.23%	$24,165.21	0.41%
10	Sep-06	$5,486,229.53	$117,410.81	1.32%	3.05%	$151,390.97	2.76%	$50,134.98	0.91%	$77,309.80	1.41%	$13,512.57	0.25%
11	Oct-06	$5,192,947.90	$118,009.32	1.33%	2.52%	$145,859.77	2.81%	$39,290.53	0.76%	$38,600.00	0.74%	$37,159.16	0.72%
12	Nov-06	$4,948,278.89	$144,948.96	1.63%	2.20%	$255,724.24	5.17%	$17,734.05	0.36%	$25,925.13	0.52%	$23,646.59	0.48%
13	Dec-06	$4,724,021.74	$172,741.38	1.95%	2.08%	$289,349.72	6.13%	$68,386.48	1.45%	$17,734.05	0.38%	$9,654.94	0.20%
14	Jan-07	$4,470,297.58	$195,046.65	2.20%	2.36%	$164,524.04	3.68%	$53,000.21	1.19%	$23,856.52	0.53%	$7,253.27	0.16%
15	Feb-07	$4,327,736.11	$190,700.23	2.15%	1.31%	$245,743.97	5.68%	$24,942.69	0.58%	$57,083.05	1.32%	$19,738.78	0.46%

2006-1 Characteristics of Receivables as of Cut-off Date

Closing Date	10/10/2006	Original Term
Cut-off Date	9/1/2006	Weighted Average Original Term	70
Number of Receivables	19,702	Maximum Original Term	84
Aggregate Outstanding Principal Balance	$355,000,000	Minimum Original Term	12
Outstanding Principal Balance		Remaining Term
Average Outstanding Principal Balance	$18,018.48	Weighted Average Remaining Term	65
Highest Outstanding Principal Balance	$100,994.83	Maximum Remaining Term	84
Lowest Outstanding Principal Balance	$1,022.08	Minimum Remaining Term	6
Original Amount Financed		Percentage of Outstanding Principal Balance - New vs. Used
Average Original Amount Financed	$20,252.30	New	48.58%
Highest Original Amount Financed	$104,000.00	Used	51.42%
Lowest Original Amount Financed	$1,994.55	Geographic Distribution of Receivables
Annual Percentage Rate (APR)		1- Arizona	24.89%
Weighted Average APR	10.68%	2- Nevada	19.21%
Highest APR	30.00%	3- New Mexico	14.56%
Lowest APR	5.49%	4- California	11.50%
Credit Score*		5- Texas	8.44%
Weighted Average Credit Score	669	Prime	$160,376,482
Highest Credit Score	840	Non Prime	$183,565,480
Lowest Credit Score	388	Sub Prime	$11,058,038
		Total	$355,000,000

* Excludes receivables for which the Servicer does not have a record of the credit score.

2006-1 Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date
Range of Annual Percentage Rate	Number of Receivables	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance
5.00% to 5.99%	217	$3,591,011.13	1.01%
6.00% to 6.99%	1,518	$24,521,053.34	6.91%
7.00% to 7.99%	2,190	$39,835,732.53	11.22%
8.00% to 8.99%	2,942	$57,343,671.47	16.15%
9.00% to 9.99%	3,009	$59,670,652.58	16.81%
10.00% to 10.99%	2,200	$43,980,239.16	12.39%
11.00% to 11.99%	1,581	$30,024,949.40	8.46%
12.00% to 12.99%	1,658	$29,849,756.45	8.41%
13.00% to 13.99%	1,096	$18,934,955.37	5.33%
14.00% to 14.99%	939	$15,359,903.78	4.33%
15.00% to 15.99%	739	$11,163,042.27	3.14%
16.00% to 16.99%	452	$6,434,805.13	1.81%
17.00% to 17.99%	358	$4,998,208.12	1.41%
18.00% to 18.99%	323	$4,083,615.66	1.15%
19.00% to 19.99%	135	$1,658,734.60	0.47%
20.00% to 20.99%	72	$795,120.88	0.22%
21.00% to 21.99%	202	$2,041,711.00	0.58%
22.00% to 22.99%	28	$256,847.43	0.07%
23.00% to 23.99%	30	$358,779.96	0.10%
24.00% to 24.99%	7	$53,722.72	0.02%
25.00% to 25.99%	1	$4,114.44	0.00%
28.00% to 28.99%	1	$13,435.27	0.00%
29.00% to 29.99%	3	$24,314.60	0.01%
30.00% to 30.99%	1	$1,622.89	0.00%
Total	19,702	$355,000,000.18	100%

2006-1 Total Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Sep-06	$343,597,864.16	$0.00	0.00%	1.84%	$2,522,287.19	0.73%	$38,193.62	0.01%	$0.00	0.00%	$0.00	0.00%
2	Oct-06	$331,864,299.45	$90,240.75	0.03%	1.95%	$3,255,226.88	0.98%	$883,503.52	0.27%	$41,540.51	0.01%	$0.00	0.00%
3	Nov-06	$321,831,801.44	$409,525.76	0.12%	1.62%	$2,969,641.03	0.92%	$1,094,472.76	0.34%	$425,919.87	0.13%	$17,799.69	0.01%
4	Dec-06	$312,736,313.37	$795,404.68	0.22%	1.43%	$4,067,814.16	1.30%	$1,141,068.46	0.36%	$746,416.25	0.24%	$160,496.11	0.05%
5	Jan-07	$302,768,350.12	$1,243,921.32	0.35%	1.67%	$3,119,764.13	1.03%	$1,198,251.79	0.40%	$727,566.76	0.24%	$297,840.28	0.10%
6	Feb-07	$291,917,726.90	$1,860,632.20	0.52%	1.90%	$2,716,928.23	0.93%	$1,059,799.46	0.36%	$517,531.24	0.18%	$361,866.75	0.12%

2006-1 Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Sep-06	$154,148,473.58	$0.00	0.00%	2.29%	$353,027.45	0.23%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Oct-06	$148,459,128.08	$24,022.28	0.01%	2.10%	$629,046.59	0.42%	$110,134.56	0.07%	$0.00	0.00%	$0.00	0.00%
3	Nov-06	$143,916,712.13	$114,689.03	0.07%	1.59%	$384,647.08	0.27%	$263,336.84	0.18%	$50,723.07	0.04%	$0.00	0.00%
4	Dec-06	$139,786,998.36	$187,973.89	0.12%	1.41%	$579,576.88	0.41%	$212,409.41	0.15%	$154,413.18	0.11%	$50,723.07	0.04%
5	Jan-07	$135,410,020.03	$248,227.06	0.15%	1.57%	$480,760.84	0.36%	$74,559.43	0.06%	$135,320.53	0.10%	$67,293.55	0.05%
6	Feb-07	$130,599,136.51	$374,075.88	0.23%	1.82%	$450,747.71	0.35%	$205,428.68	0.16%	$27,188.47	0.02%	$108,952.43	0.08%

2006-1 Non Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Sep-06	$178,696,453.13	$0.00	0.00%	1.43%	$1,854,474.63	1.04%	$38,193.62	0.02%	$0.00	0.00%	$0.00	0.00%
2	Oct-06	$173,061,871.10	$44,358.96	0.02%	1.80%	$2,319,681.65	1.34%	$692,930.18	0.40%	$41,540.51	0.02%	$0.00	0.00%
3	Nov-06	$167,879,930.76	$246,188.77	0.13%	1.63%	$2,247,564.33	1.34%	$718,865.24	0.43%	$337,351.56	0.20%	$17,799.69	0.01%
4	Dec-06	$163,206,711.21	$521,923.18	0.28%	1.44%	$2,944,170.84	1.80%	$829,507.55	0.51%	$497,983.48	0.31%	$105,566.23	0.06%
5	Jan-07	$158,005,264.97	$864,748.65	0.47%	1.71%	$2,411,558.54	1.53%	$933,143.04	0.59%	$542,579.41	0.34%	$197,360.35	0.12%
6	Feb-07	$152,335,974.91	$1,308,501.65	0.71%	1.94%	$1,908,623.64	1.25%	$821,488.97	0.54%	$433,886.18	0.28%	$217,260.89	0.14%

2006-1 Sub Prime Static Pool Data

		End-of-Period	Cumulative			Delinquencies
Month	Date	Pool Balance	Net Losses		Prepayments	30-59 Days		60-89 Days		90-119 Days		120+ Days
1	Sep-06	$10,752,937.45	$0.00	0.00%	1.60%	$314,785.11	2.93%	$0.00	0.00%	$0.00	0.00%	$0.00	0.00%
2	Oct-06	$10,343,300.27	$21,859.51	0.20%	2.38%	$306,498.64	2.96%	$80,438.78	0.78%	$0.00	0.00%	$0.00	0.00%
3	Nov-06	$10,035,158.55	$48,647.96	0.44%	1.69%	$337,429.62	3.36%	$112,270.68	1.12%	$37,845.24	0.38%	$0.00	0.00%
4	Dec-06	$9,742,603.80	$85,507.61	0.77%	1.61%	$544,066.44	5.58%	$99,151.50	1.02%	$94,019.59	0.97%	$4,206.81	0.04%
5	Jan-07	$9,353,065.12	$130,945.61	1.18%	2.33%	$227,444.75	2.43%	$190,549.32	2.04%	$49,666.82	0.53%	$33,186.38	0.35%
6	Feb-07	$8,982,615.48	$178,054.67	1.61%	2.24%	$357,556.88	3.98%	$32,881.81	0.37%	$56,456.59	0.63%	$35,653.43	0.40%

Prospectus

Franklin Auto Trusts
Asset Backed Notes
__________________

Franklin Receivables LLC
Depositor

Franklin Capital Corporation
Sponsor, Originator and Servicer

You should consider carefully the risk factors beginning on page 9 in this prospectus and the risk factors in the related prospectus supplement.

The notes and the certificates will represent obligations of or interests in, the related trust only and are not guaranteed by, Franklin Capital Corporation, Franklin Receivables LLC, Franklin Resources, Inc. or any of their respective affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

The prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for the related trust.

The issuing entities:

Franklin Receivables LLC may periodically form separate trusts to be issuing entities to issue asset-backed notes in one or more series with one or more classes.  Each trust will consist of:

•

a specified pool of motor vehicle retail installment sales contracts and installment loans secured by new and used automobiles, including passenger cars, minivans and sport/utility vehicles, and/or light-duty trucks;

•

collections on the receivables;

•

certain proceeds from the exercise of rights against motor vehicle dealers;

•

security interests in the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•

funds in the accounts of the trust;

•

any credit enhancements, interest rate swaps or other hedge arrangements described herein and specified as applicable in the accompanying prospectus supplement and issued in favor of the trust; and

•

certain rights in the related trust documents.

The securities:

•

will represent indebtedness of the trust that issued those securities, in the case of the notes, or beneficial interests in the trust that issued those securities, in the case of the certificates;

•

will be paid only from the assets of the trust that issued those securities;

•

will represent the right to receive payments in the amounts, at the rates and at the times described in the accompanying prospectus supplement;

•

may benefit from one or more forms of credit enhancement to be specified in the accompanying prospectus supplement;

•

will be rated investment grade by at least one rating agency; and

•

will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2007

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	4
PROSPECTUS SUMMARY	5
The Issuing Entity	5
Depositor	5
Sponsor, Originator and Servicer	5
Additional Sellers	5
Trustee	5
Indenture Trustee	5
Securities	5
Receivables	5
Property of the Trust	6
Distribution Account	6
Pre-Funding	6
Revolving Period	6
Credit Enhancement	7
Repurchases and Purchases of Certain Receivables	7
Servicing	7
Advances	7
Optional Purchase	7
Auction	8
Changes in Payment Priorities	8
Removal of Pool Assets	8
Minimum Denominations	8
Registration	8
Tax Status	8
ERISA Considerations	8
RISK FACTORS	9
THE ISSUING ENTITIES	19
Formation of the Issuing Entities	19
Property of the Issuing Entities	19
THE TRUSTEE OF THE ISSUING ENTITY	21
THE INDENTURE TRUSTEE	21
THE RECEIVABLES	22
General	22
Underwriting of Motor Vehicle Loans	23
Servicing of Receivables – Delinquencies, Charge-off Policies and Net Losses	24
USE OF PROCEEDS	25
THE DEPOSITOR	25
Franklin Receivables LLC	25
FRANKLIN CAPITAL CORPORATION	26
General	26
Dealer Relationships	27
Loan Origination	27
Credit Evaluation Procedures	27
Loss Exposure Management	28
Contract Processing, Purchase, Servicing and Administration	29
Servicing	29
Delinquency Control and Collection Strategy	30
Repossession	31
Securitization	31
FRANKLIN RESOURCES, INC.	32
YIELD AND PREPAYMENT CONSIDERATIONS	32
CERTIFICATE AND NOTE FACTORS AND TRADING INFORMATION	34
THE CERTIFICATES	34
General	34
Distributions of Interest and Principal	34
THE NOTES	35
General	35
Principal and Interest on the Notes	35
The Indenture	36
CERTAIN INFORMATION REGARDING THE SECURITIES	41
Fixed Rate Securities	41
Floating Rate Securities	41
Derivative Arrangements	49
Variable Funding Note	49
Interest Rate Flexibility For a Variable Funding Note	49
Pro-Rata Pay/Subordinate Securities	49
Revolving Period	49
Pre-Funding	50
No Cross-Default or Cross-Collateralization	50
Book-Entry Registration	51
Statements to Trustees and the Trust	54
Statements to Securityholders	54
List of Securityholders	57
DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS	57
Sale and Assignment of Receivables	57
Eligibility Criteria	58
Custody of Receivable Files	59
Accounts	59
Servicing Procedures	61
Collections	61
Advances	62
Servicing Compensation	62
Distributions	63
Net Deposits	63
Credit and Cash Flow Enhancement	63
Evidence as to Compliance	66
Certain Matters regarding the Servicer; Servicer Liability and Indemnification	66
Servicer Default	67
Rights upon Servicer Default	68
Waiver of Past Defaults	69
Amendment	69
Insolvency Event	70
Payment of Notes	70
Termination	70
Duties of the Trustee and Indenture Trustee	71
The Trustee and the Indenture Trustee	71
Indemnification of the Insurer	72
THE SWAP AGREEMENT	72
Payments under the Swap Agreement	72
Conditions Precedent	73
Defaults under Swap Agreement	73
Early Termination of Swap Agreement	73
Assignment	74
Modification and Amendment of Swap Agreement	74
Governing Law	74
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES	75
General	75
Security Interests in Vehicles	75
Repossession	76
Notice of Sale; Redemption Rights	77
Deficiency Judgments and Excess Proceeds	77
Insolvency Matters	77
Consumer Protection Laws	78
Forfeiture for Drug, RICO and Money Laundering Violations	79
Other Limitations	79
Transfers of Vehicles	79
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	79
Trusts Treated as Partnerships or Disregarded Entities (Owner Trusts)	80
Tax Consequences to Holders of the Notes Issued by a Partnership or a Disregarded Entity	80
CERTAIN STATE AND LOCAL TAXATION	83
ERISA CONSIDERATIONS	84
RATINGS	85
PLAN OF DISTRIBUTION	85
NOTICE TO CANADIAN RESIDENTS	87
Resale Restrictions	87
Representations of Purchasers	87
Rights of Action and Enforcement	87
Notice to British Columbia Residents	87
AVAILABLE INFORMATION	87
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	88
LEGAL OPINIONS	88
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	89
Initial Settlement	89
Secondary Market Trading	89
Certain U.S. Federal Withholding Taxes and Documentation Requirements	91
INDEX OF TERMS	93

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about your securities in two separate documents that provide progressively more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of notes; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including information about:

•

the type of securities offered;

•

the timing and amount of interest and principal payments;

•

the receivables underlying your securities;

•

the credit enhancement, if any;

•

the ratings; and

•

the method for selling the securities.

Whenever information in the prospectus supplement is more specific than the information in the prospectus, you should rely on the information in the prospectus supplement.

You should rely only on information and representations made in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  See “Available Information” and “Incorporation of Certain Documents by Reference.”  We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted. A listing of the pages on which some of such terms are defined is found in the “Index of Terms.”  You can request information incorporated by reference from Franklin Resources Inc. by calling us at (650) 312-2000 or writing to us at One Franklin Parkway, San Mateo, California 94403.

To understand the structure of these securities, you must read carefully this prospectus and the accompanying prospectus supplement in their entirety.

_______________________

PROSPECTUS SUMMARY

The following summary contains a short description of the main structural features that a trust’s securities may have.  For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security.  To fully understand the terms of a trust’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

The Issuing Entity

A separate trust will be formed by the depositor to issue each series of securities.  Each trust will be created by a trust agreement between the depositor and the trustee specified in the related prospectus supplement.

Depositor

Franklin Receivables LLC, a Delaware limited liability company, a wholly owned subsidiary of Franklin Capital Corporation.

Sponsor, Originator and Servicer

Franklin Capital Corporation, a Utah corporation and a wholly-owned subsidiary of Franklin Resources, Inc., a Delaware corporation.

Additional Sellers

If so specified in the prospectus supplement, an affiliate of Franklin Capital Corporation.  Any reference herein to an additional seller or additional sellers is a reference to the applicable additional seller or sellers from  which the depositor purchases the related receivables.

Trustee

The prospectus supplement will name the applicable trustee for the related trust.

Indenture Trustee

If a trust issues notes, the prospectus supplement will name the indenture trustee.  To the extent specified in the related prospectus supplement, certain duties and obligations of the indenture trustee specified herein may be performed by an indenture administrator and certain rights and benefits of the indenture trustee specified herein may be for an indenture administrator.

Securities

A trust’s securities may include one or more classes of notes.  You will find the following information about each class of notes being offered in the prospectus supplement:

•

its principal amount;

•

its interest rate, which may be fixed, variable or adjustable or any combination;

•

the timing, amount and priority or subordination of payments of principal and interest;

•

the method for calculating the amount of principal payments;

•

the final payment date for the notes;

•

whether and when it may be redeemed prior to its final payment date; and

•

how losses on the receivables are allocated among classes of securities.

Some classes of securities may be entitled to:

•

principal payments with disproportionate, nominal or no interest payments; or

•

interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of notes that is not being offered to the public.

Receivables

The depositor will purchase the receivables from the originator and any additional seller.  The depositor will then sell the receivables to the trust on the closing date specified in the related prospectus supplement.  The receivables comprising the property of the trust will consist of a pool of motor vehicle retail installment sale contracts that are secured by new and used automobiles, including passenger cars, minivans and sport/utility vehicles, and/or light-duty trucks.  The receivables will consist of receivables financed under Franklin Capital Corporation’s prime, non-prime and sub-prime credit programs.  You will find a detailed description of the characteristics of the trust’s receivables in the related prospectus supplement.   The receivables arise or will arise from loans originated by motor vehicle dealers and purchased by Franklin Capital Corporation pursuant to agreements with the dealers or other third parties for subsequent sale to the depositor. If so specified in the related prospectus supplement, the receivables will also include motor vehicle retail installment sale contracts or loans directly originated by Franklin Capital Corporation or acquired in bulk and other purchases from third-party lenders.

Property of the Trust

The property of the related trust will include the following:

•

the receivables and collections on the receivables;

•

security interests in the vehicles financed by the receivables;

•

bank accounts and the proceeds thereof;

•

rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

•

remedies for breaches of representations and warranties made by the dealers that originated the receivables;

•

remedies for breaches of representations and warranties made by Franklin Capital Corporation;

•

the receivables files; and

•

other rights under documents relating to the receivables.

In addition, as described below, if specified in the related prospectus supplement, the trust may acquire motor vehicle retail installment sale contracts after the date of issuance of the securities which will be secured by additional new or used automobiles and light-duty trucks.  These receivables will be underwritten under the same criteria and standards utilized by Franklin Capital Corporation to underwrite the other receivables.

Distribution Account

Either the trustee or the indenture trustee will establish and maintain one or more separate accounts for each series for the benefit of the securityholders.  On each distribution date, the trustee or the indenture trustee, as the case may be, will be required to pass through and distribute to the certificateholders, or pay to the noteholders, as the case may be, on the date specified in the related prospectus supplement from amounts held in the distribution account, the amounts of interest, principal or other amounts distributable with respect to the applicable classes of certificates and notes as specified in the related prospectus supplement.

Pre-Funding

If and to the extent so specified in the related prospectus supplement, a portion of the net proceeds from the offering of the securities of a series may be deposited in a segregated pre-funding account with the trustee or indenture trustee, as the case may be, for the benefit of the securityholders.  In this case, the deposited funds may be used to acquire additional receivables for the trust during a set period after the initial issuance of the securities.  Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal on some or all classes of the related securities.

For a more detailed description of the pre-funding account, you should refer to the section entitled “Certain Information Regarding the Securities — Pre-Funding” in this prospectus.

Revolving Period

If specified in a prospectus supplement, during the period beginning on the related closing date and ending on the distribution date to be specified in the related prospectus supplement, which may not exceed three years from the date of issuance of the related securities, all amounts that represent principal collections on the receivables that otherwise would be used for payment of principal of the securities on the next related distribution date will instead be used to purchase additional receivables, which will be required to have the same eligibility criteria and general characteristics as the initial pool of receivables or such other characteristics as described in the related prospectus supplement.

A trust may have both a pre-funding account and revolving period.  In this event, the prospectus supplement will specify which funds will be applied first to the purchase of additional receivables.

Credit Enhancement

Each trust may include features designed to provide protection from losses on assets of the trust to one or more classes of securities.  These features are referred to as “credit enhancement.”  Credit enhancement may consist of one or more of the following:

•

subordination of one or more classes of securities;

•

one or more reserve accounts;

•

overcollateralization;

•

excess interest collections;

•

letters of credit, cash collateral accounts or other credit or liquidity facilities;

•

surety bonds;

•

interest rate cap or floor agreements, or interest rate or currency swap agreements;

•

guaranteed investment contracts; or

•

cash deposits.

In addition, each trust may include features designed to ensure the timely payment of amounts owed to securityholders.  These features may include any one or more of the following:

•

yield supplement agreements or accounts or overcollateralization features related to yield supplement requirements;

•

liquidity facilities; or

•

cash deposits.

The specific terms of any credit enhancement applicable to a trust or to the securities issued by a trust will be described in detail in the applicable prospectus supplement.

Repurchases and Purchases of Certain Receivables

The depositor will be required to repurchase a receivable from the trust if: (a) the depositor breaches one of its representations or warranties with respect to a receivable and (b) the receivable is materially and adversely affected by the breach. The depositor will also be required to repurchase a receivable for other events specified in the related prospectus supplement.  In addition, in the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable.   Some of these arrangements may obligate the servicer to repurchase the receivable.

Servicing

The servicer will be appointed to act as servicer for the receivables.  In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables.  As specified in the related prospectus supplement, each month the servicer will either retain from collections or the trust will pay the servicer a monthly fee based on the outstanding principal balance of the receivables.  The amount of the servicing fee will be specified in the related prospectus supplement.  The servicer will also be entitled to retain from collections on the receivables a supplemental servicing fee equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the monthly period.  In addition, the servicer will be entitled to receive net investment income from reinvestment of collections on the receivables.

Advances

If and to the extent specified in the related prospectus supplement, the servicer may be obligated to advance to the trust monthly payments of interest or monthly payments of principal and interest in respect of a delinquent receivable or servicer approved deferrals of monthly payments that the servicer, in its sole discretion, determines are recoverable from subsequent payments on or with respect to the related receivable or from other receivables. The servicer will not be obligated to make an advance if it determines that it will not be able to recover the advance from an obligor.  The servicer will be entitled to reimbursement of advances from subsequent payments on or with respect to the receivables to the extent described in the related prospectus supplement.

Optional Purchase

The servicer may purchase all of the receivables held by the related trust when the outstanding aggregate principal balance of the receivables declines to 10% or less (or such other percentage specified in the related prospectus supplement, which will not exceed 50%) of the original total principal balance of the receivables as of the cutoff date.  The servicer’s exercise of this right would cause early redemption of the securities issued by the related trust.

Auction

If specified in a related prospectus supplement, if the servicer fails to purchase any remaining receivables on the first permitted date for such optional purchase, the trustee may offer for sale by means of an auction all such remaining receivables.

For a more detailed description of the bidding process, you should refer to the section entitled “Description of the Purchase Agreements and Trust Documents—Termination” in this prospectus for more detailed information on a trustee’s or indenture trustee’s auction of receivables.

Changes in Payment Priorities

Each prospectus supplement will provide a description of the conditions under which changes in the priority of payments to holders of the securities would be made on any given payment date.

Removal of Pool Assets

Each prospectus supplement will provide a description of the circumstances under which receivables may or are required to be removed from the related trust.

Minimum Denominations

Each prospectus supplement will provide a description of the minimum denominations of the securities to be issued by the related trust.

Registration

The securities will be issued either:

•

in book-entry form initially held through the Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear System in Europe or Asia;

or

•

in fully registered, certificated form.

If the related prospectus supplement specifies that the securities will not be offered in certificated form, securityholders will be able to receive certificated securities only in the limited circumstances described in this prospectus and the related prospectus supplement.

Tax Status

Special tax counsel to the trust, set forth in the applicable prospectus supplement, will deliver an opinion for federal income tax purposes:

1.

as to the characterization as debt of the notes issued by the trust; and

2.

that the trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation.

By purchasing a note, you will be agreeing to treat the note as indebtedness for tax purposes.

Alternative characterizations of the trust and the notes are possible.  For a more detailed description of the federal income tax consequences of an investment in the securities, you should refer to the sections entitled “Certain Federal Income Tax Consequences” in this prospectus and the applicable prospectus supplement.  Potential investors are encouraged to consult their own tax advisors with respect to state, local and foreign tax consequences of an investment in the securities, which may differ substantially from federal income tax consequences.

ERISA Considerations

Any notes included in the offered securities may be eligible for purchase by employee benefit plans or other retirement arrangements that are subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended.  For more detailed information regarding the ERISA eligibility of any class of notes, you should refer to “ERISA Considerations” in this prospectus and the related prospectus supplement.

RISK FACTORS

You May Suffer Losses Due to Defaults by Obligors with Marginal or Negative Credit History, and the Interest Rates on Your Notes May Not be Sufficient to Cover Your Losses

The receivables supporting a particular series of notes may include obligations of borrowers with marginal or negative credit history. Because of the greater credit risk associated with non-prime and sub-prime motor vehicle retail installment sale contracts, the interest rates charged on those contracts are generally higher than those rates charged on prime motor vehicle retail installment sale contracts.  No assurance, however, can be made that the interest rates on the receivables in a particular pool will be sufficient to cover losses on other receivables in that pool. Although Franklin Capital Corporation believes that it carefully reviews and evaluates an obligor’s creditworthiness before acceptance, you cannot be sure that the underwriting standards employed by Franklin Capital Corporation will be sufficient to protect you from losses resulting from defaults by obligors.  You bear the risk of losses resulting from a failure of Franklin Capital Corporation’s underwriting standards to accurately assess the creditworthiness of the obligors on the receivables supporting a particular series of notes.  This failure could result in greater than expected delinquencies and losses on those receivables.

You Must Rely for Repayment Only Upon the Trust’s Assets which May Not be Sufficient to Make Full Payments on Your Notes

Your notes are either secured by or represent beneficial ownership interests solely in the assets of the related trust.  The receivables, and to the extent provided in the related prospectus supplement, a pre-funding account and/or any credit enhancement, will constitute the only significant assets of the trust.  Your notes will not represent an interest in or obligation of the seller, the servicer, the depositor, Franklin Resources, Inc. or any other person.  The seller, the servicer or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the prospectus supplement.  Distributions on any class of notes will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the notes specified in the prospectus supplement.  We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your notes.  The notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any provider of credit enhancement unless specified in the prospectus supplement.

A Class of Notes will be Subject to Greater Credit Risk if it is Subordinated to Another Class of Notes

Payments of interest and/or principal on any class of notes may be subordinated in priority of payment to interest and/or principal due on one or more other classes of notes in the same series.  As a result, if your class of notes is subordinated, you will not receive any distributions on a payment date until the full amount of interest and/or principal of senior classes has been allocated to those senior notes.  In addition, a subordinate class of notes of a series may not be entitled to vote on some matters while any senior classes remain outstanding.  Consequently, holders of certain classes of notes of a series may have the right to take actions that are detrimental to the interests of the securityholders of certain other classes of notes of the same series. The prospectus supplement will describe the extent of any subordination.

Interests of Other Persons in the Financed Vehicles could be Superior to the Trust’s Interest, Which May Result in Reduced Payments on Your Notes

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust’s interest in the vehicle because of the failure to identify the trust as the secured party on the related certificate of title.  While the motor vehicle dealer or other third party will assign to the depositor its security interest in the financed vehicles, and the depositor will assign to the trust its security interest in the financed vehicles, the servicer will continue to hold the certificates in the capacity of an administrative lienholder of title or ownership for the vehicles.  However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the trust as the new secured party.  Because the trust will not be identified as the secured party on any certificate of title or ownership, the security interest of the trust in the vehicles may be defeated through fraud, forgery, negligence or error, and as a result the trust may not have a perfected security interest in the financed vehicles in every state. In addition, holders of some types of liens, such as tax liens or mechanic liens, may have a priority over the trust’s security interest.

If another person acquires a security interest in a financed vehicle that is superior to the trust’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the notes.

Neither the depositor nor the servicer will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the trust.

For a more detailed description of risks related to unperfected security interests in financed vehicles, see “Certain Legal Aspects of the Receivables — Security Interests in Vehicles.”

The Bankruptcy of Your Issuing Entity could Result in Losses or Delays in Payments on Your Notes

If your issuing entity becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, and “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from applicable court, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in limited circumstances.

The Bankruptcy of the Originator, any Additional Seller or the Depositor could Result in Losses or Delays in Payments on Your Notes

If the originator, any additional seller or the depositor becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes.  The originator and any additional seller will sell the receivables to the depositor and the depositor will in turn transfer the receivables to the trust.  However, if either the originator, any additional seller or the depositor becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the originator, any additional seller or the depositor, as the case may be, still owns the receivables by concluding that: (a) the transfer to the depositor or to the trust was a pledge of the receivables and not a “true sale” or (b) that the assets and liabilities of the depositor should be consolidated with the assets and liabilities of the originator or any additional seller.  If a court were to reach this conclusion, you could experience losses or delays in payments on your notes as a result of, among other things:

•

the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

•

tax or government liens on the seller’s or the depositor’s property having a prior claim on collections before the collections are used to make payments on your notes; and

•

the trust not having a perfected security interest in either one or more of the financed vehicles securing the receivables or any cash collections held by the seller at the time the seller becomes the subject of a bankruptcy proceeding.

Each of the depositor and the originator and any additional seller will take steps in structuring each transaction described in this prospectus and the applicable prospectus supplement to minimize the risk that a court would consolidate the depositor with the originator or any additional seller for bankruptcy purposes or conclude that the sale of receivables to the depositor was not a “true sale.”

A Servicer Default may Result in Additional Costs, Increased Servicing Fees by a Substitute Servicer or a Diminution in Servicing Performance, including Higher Delinquencies and Defaults, any of which may have an Adverse Effect on Your Notes

If a servicer default occurs, the indenture trustee or the noteholders in a given series of notes may remove the servicer without the consent of the trustee or the certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•

the cost of the transfer of servicing to the successor;

•

the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

•

the servicing fees charged by the successor.

In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Paying the Servicer a Fee Based on a Percentage of the Receivables may Result in the Inability to Obtain a Successor Servicer

Because the servicer is paid its base servicing fee based on a percentage of the aggregate outstanding amount of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool.  In this event a higher servicing fee may need to be negotiated (with majority noteholder approval), resulting in less available funds that may be distributed to noteholders on a related payment date.  Also if there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period, resulting in increased delinquencies and/or defaults on the receivables.

The Bankruptcy of the Servicer could Delay the Appointment of a Successor Servicer or Reduce Payments on Your Notes

In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the receivables may occur.  Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.

Proceeds of the Sale of Receivables may not be Sufficient to Pay Your Notes in Full

If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by the trust only in limited circumstances.  However, there is no assurance that the market value of those receivables will at any time be equal to or greater than the aggregate principal amount of the notes or the sum of the aggregate principal amount of the notes and the aggregate principal balance of the certificates.  Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full.  This deficiency will be exacerbated in the case of any notes where the aggregate principal balance of the notes exceeds the aggregate principal balance of the receivables.

The Rating of a Third Party Credit Enhancement Provider may Affect the Ratings of the Notes

If a trust enters into any third party credit enhancement arrangement, the rating agencies that rate the trust’s notes will consider the provisions of arrangement and the rating of any third party credit enhancement provided.  If a rating agency downgrades the debt rating of any third party credit provided, it is also likely to downgrade the rating of the notes.  Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

Paid-Ahead Simple Interest Contracts may Affect the Weighted Average Life of the Notes

If an obligor on a simple interest contract makes a payment on the contract ahead of schedule (for example, because the obligor intends to go on vacation), the weighted average life of the notes could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related receivable and the obligor will generally not be required to make any scheduled payments during the period for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent during this period. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes the required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by that obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the receivable.

The payment by the trust of the paid-ahead principal amount on the notes will generally shorten the weighted average life of the notes. However, depending on the length of time during which a paid-ahead simple interest receivable is not amortizing as described above, the weighted average life of the notes may be extended. In addition, to the extent the servicer makes advances on a paid-ahead simple interest receivable which subsequently goes into default, because liquidation proceeds for this receivable will be applied first to reimburse the servicer for its advances, the loss on this receivable may be larger than would have been the case had advances not been made.

The originator’s portfolio of retail installment sale contracts has historically included simple interest receivables which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of receivables in the trust which may become paid-ahead simple interest receivables as described above or the number or the principal amount of the scheduled payments which may be paid-ahead.

The Purchase of Additional Receivables after the Closing Date may Adversely Affect the Characteristics of the Receivables held by the Trust or the Average Life of and Rate of Return on the Notes

If so specified in the related prospectus supplement, a trust may either use amounts on deposit of principal collections received on its receivables to purchase additional receivables from the depositor after the related closing date during a specified revolving period or use funds on deposit in a pre-funding account during a specified funding period to purchase additional receivables or may use both features.  All additional receivables purchased from the depositor must meet the selection criteria applicable to the receivables purchased by the trust on the closing date.  The credit quality of the additional receivables may be lower than the credit quality of the initial receivables, however, and could adversely affect the performance of the related receivables pool.  In addition, the rate of prepayments on the additional receivables may be higher than the rate of prepayments on the initial receivables, which could reduce the average life of and rate of return on your notes.  You will bear all reinvestment risk associated with any prepayment of your notes.

Geographic Concentration of Trust’s Receivables May Adversely Affect Your Notes

Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of a trust’s receivables could adversely affect the notes of that trust.  Economic factors include, but are not limited to, interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions, generally.  Franklin Capital Corporation currently purchases a majority of its motor vehicle retail installment sale contracts through a network dealers located in the following sixteen states: Arizona, California, Colorado, Georgia, Hawaii, Illinois, Kansas, Minnesota, Missouri, Nevada, New Mexico, North Carolina, Oregon, Texas, Utah and Washington.  Economic conditions in these states and in the western United States are often volatile and from time to time have been adversely affected by diverse factors including disasters, contractions in key industries and declining real estate values. Generally, economic conditions in these states have been favorable during recent years. Consequently, economic conditions in recent years have not had an adverse effect on the loss and delinquency experience of the receivables. However, we are unable to make predictions regarding future economic conditions in these states and in the western United States.  An economic downturn in one or more of these states likely would result in a deterioration of the loss, delinquency and repossession experience of the receivables, which in turn could lead to losses for securityholders.

Prepayments on the Receivables May Adversely Affect the Average Life of and Rate of Return on Your Notes

Faster than expected prepayments on the receivables will cause the trust to make payments on its notes earlier than expected.  Franklin Capital Corporation cannot predict the effect of prepayments on the average life of your notes.  Franklin Capital Corporation, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the receivables.  If the weighted average life of your notes is shortened, the expected rate and amount of return on your notes may be reduced. You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your notes.  All of the receivables by their terms may be prepaid at any time without penalty.  Prepayments include:

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prepayments in whole or in part by obligors;

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liquidations due to default;

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partial payments with proceeds from physical damage, extended warranty, credit life and credit disability insurance policies;

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required purchases of receivables by the servicer or repurchases of receivables by the depositor for specified breaches of their representations or covenants;

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if so specified in the related prospectus supplement, amounts on deposit in the pre-funding account at the end of the funding period being applied to the payment of principal of the notes; and

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an optional purchase of a trust’s receivables by the servicer when their aggregate principal balance is 10% or less (or such other percentage specified in the related prospectus supplement) of the original total principal balance of the receivables as of the cutoff date.

You May Suffer Losses on Your Notes because the Servicer will Hold Collections and Commingle Them with Its Own Funds

The servicer will not be required to deposit into the collection account of the related trust, and instead will generally be permitted to hold with its own funds, (a) collections it receives from obligors on the receivables and (b) the purchase price of receivables required to be repurchased from the trust until the business day prior to the next date on which distributions are made on the notes.  During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds.  If the servicer is unable for any reason to remit these amounts to the trust on the distribution date, you might incur a loss on your notes.  To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate purchase amount with respect to receivables purchased by the servicer.

For more information about the servicer’s obligations regarding payment on the receivables, see “Description of the Purchase Agreements and the Trust Documents — Collections.”

If a Trust Enters into an Interest Rate Swap, Payments on Your Notes will be Dependent on Payments Made Under the Swap Agreement

If a trust enters into an interest rate swap, its ability to protect itself from shortfalls in cash flow caused by interest rate changes will depend to a large extent on the terms of a swap agreement and whether the swap counterparty performs its obligations under the swap.  If the trust does not receive the payments it expects from the swap, the trust may not have adequate funds to make all payments to securityholders when due, if ever.

Termination of a Swap Agreement and the Inability to Locate a Replacement Swap Counterparty May Cause Termination of the Trust

A swap agreement may be terminated if certain events occur. Most of these events are generally beyond the control of the trust or the swap counterparty.  If an event of default under a swap agreement occurs and the trustee is not able to assign the swap agreement to another party, obtain a swap agreement on substantially the same terms or is unable to establish any other arrangement satisfactory to the rating agencies, the trustee may terminate the swap agreement.  In addition, the trust may terminate and the trustee would then sell the assets of the trust.  In this type of situation, it is impossible to predict how long it would take to sell the assets of the trust or what amount of proceeds would be received.  Some of the possible adverse consequences of a sale of the assets of the trust are:

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the proceeds from the sale of assets under those circumstances may not be sufficient to pay all amounts owed to you;

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amounts available to pay you will be further reduced if the trust is required to make a termination payment to the swap counterparty;

•

the termination of the swap agreement may expose the trust to interest rate risk, further reducing amounts available to pay you;

•

the sale may result in payments to you significantly earlier than expected, reducing the weighted average life of the notes and the yield to maturity; and

•

a significant delay in arranging a sale of the trust’s assets could result in a delay in principal payments.  This would, in turn, increase the weighted average life of the notes and could reduce the return on your notes.

Additional information about termination of the trust and sale of the trust’s assets, including a description of how the proceeds of a sale would be distributed will be included in the applicable prospectus supplement.  Any swap agreement involves risk.  A trust will be exposed to this risk should it use this mechanism.  For this reason, only investors capable of understanding these risks should invest in the notes.  You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap is involved.

The Absence of a Secondary Market could Limit your Ability to Resell Your Notes

Unless otherwise specified in the prospectus supplement, the notes will not be listed on any securities exchange.  As a result, if you want to sell your notes you must locate a purchaser that is willing to purchase those notes.  If the underwriters intend to make a secondary market for the notes, the underwriters will do so by offering to buy the notes from investors that wish to sell.  However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity.  There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future.  As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Receivables that Fail to Comply with Consumer Protection Laws may be Unenforceable, which may Result in Losses on Your Investment

Many federal and state consumer protection laws regulate consumer contracts including the receivables.  If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables.  If that occurs, payments on your notes could be delayed or reduced.

A Reduction or Withdrawal of the Rating on Your Notes Will Adversely Affect their Market Value

At the initial issuance of the notes of a trust, at least one nationally recognized statistical rating organization will rate the offered notes in one of the four highest rating categories.  A rating is not a recommendation to purchase, hold or sell the notes, and it does not comment as to market price or suitability for a particular investor.  The ratings of the notes address the likelihood of the payment of principal and interest on the notes according to their terms.  We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant.  A reduction or withdrawal of a security’s rating will adversely affect its market value.

Because the Notes are Issued in Book-Entry Form, Your Rights Can Only be Exercised Indirectly

The notes will be issued only in book-entry form.  Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, or the Euroclear System in Europe or Asia.  Transfers of interests in the notes within The Depository Trust Company, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems.  So long as the notes are in book-entry form, you will not be entitled to receive a physical note or certificate representing your interest.   As a result, you will only be able to exercise the rights of a securityholder indirectly through The Depository Trust Company, Clearstream or Euroclear and their participating organizations.  Specifically, you may be limited in your ability to resell or pledge the notes to persons or entities that do not participate in The Depository Trust Company, Clearstream or Euroclear system.  Physical notes will only be issued in the limited circumstances described in this prospectus and the related prospectus supplement.

THE ISSUING ENTITIES

Formation of the Issuing Entities

Franklin Receivables LLC (the “Depositor”) will establish an issuing entity, which shall be a trust (a “Trust”), with respect to each series of asset-backed certificates (the “Certificates”) and/or asset-backed notes (the “Notes”; and together with the Certificates, the “Securities”) by selling and assigning the assets of each Trust (the “Trust Property”), as described below, to the applicable trustee (the “Trustee”) pursuant to the Trust Documents (as defined in this prospectus). Prior to the Depositor’s transfer and assignment to the Trust of the related motor vehicle retail installment sales contracts (the “Receivables”), the Trust will have no assets or obligations. No Trust will engage in any business activity other than acquiring, holding and, if so specified in the related prospectus supplement, selling the Trust Property, issuing Certificates and Notes, if any, of the related series and distributing payments thereon.

The Trust for each series will not engage in any activity other than:

1.

issuing the Notes and the Certificates;

2.

entering into and performing its obligations under any currency exchange rate or interest rate protection agreement between the Trust and a counterparty;

3.

acquiring the Receivables and the other assets of the Trust from the Depositor in exchange for the Notes and the Certificates;

4.

assigning, granting, transferring, pledging, mortgaging and conveying the Trust's property pursuant to the related Indenture;

5.

managing and distributing to the holders of the Certificates any portion of the Trust's property released from the lien of the related Indenture;

6.

entering into and performing its obligations under the financing documents;

7.

engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities;

8.

engaging in any other activities as may be required, to the extent permitted under the related financing documents, to conserve the Trust's property and the making of distributions to the holders of the Notes and Certificates; and

9.

engaging in ancillary or related activities as specified in the applicable Prospectus Supplement.

Each Trust will be structured, and each Sale and Servicing Agreement will contain non-petition clauses, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the applicable Trust or the Depositor until at least one year and one day after the date on which all applicable securities have been paid in full.

Property of the Issuing Entities

Each Certificate will represent a fractional undivided ownership interest in, and each Note, if any, will represent an obligation of, the related Trust. The property of each Trust will include: (a) motor vehicle retail installment sale contracts, as specified in the related prospectus supplement, entered into by and between motor vehicle dealers (the “Dealers”) and retail purchasers (the “Obligors”) of new and used automobiles and light-duty trucks (the “Financed Vehicles”) and (b) all payments received thereunder on or after the cutoff date (the “Initial Cutoff Date”) with respect to the initial Receivables (the “Initial Receivables”) or on or after the cutoff date (the “Subsequent Cutoff Date”; the Subsequent Cutoff Date and the Initial Cutoff Date are each referred to in this prospectus as a “Cutoff Date” ) with respect to subsequent Receivables (the “Subsequent Receivables”), as the case may be, and, with respect to Precomputed Receivables (as defined in this prospectus), certain monies received thereunder on or prior to the related Cutoff Date that are due after that Cutoff Date, as specified in the related prospectus supplement. The Receivables (a) were or will be originated by Dealers in accordance with Franklin Capital Corporation’s (“Franklin Capital” or the “Servicer”) requirements under agreements with Dealers for assignment to Franklin Capital; (b) have been or will be so assigned; and (c) evidence or will evidence the indirect financing made available to the Obligors. If specified in the related prospectus supplement, the Receivables may be originated directly by Franklin Capital or acquired by Franklin Capital in bulk and other purchases from third-party lenders. On or before the closing date specified in the related prospectus supplement (the “Closing Date”), Franklin Capital and/or, if so specified in the related prospectus supplement, an affiliate of Franklin Capital (each, a “Seller”) will sell the Initial Receivables to the Depositor for transfer to the Trust.  Subsequent Receivables, if any, will be conveyed to the Trust during the applicable Funding Period (as defined in this prospectus), as provided in the related prospectus supplement. Any such Subsequent Receivables will constitute property of the Trust.

The property of each Trust will also include, to the extent set forth in the prospectus supplement:

(a)

those amounts as from time to time may be held in separate trust accounts (such as the “Collection Account,” the “Certificate Distribution Account,” the “Payahead Account,” and the “Distribution Account” as may be specified in the related prospectus supplement) established and maintained pursuant to the Trust Documents, and the proceeds of those accounts;

(b)

security interests in the related Financed Vehicles and any accessions thereto;

(c)

amounts payable to the Servicer under any Dealer recourse obligations (as specified in the related prospectus supplement) (in the event of breach of the warranties of a Dealer);

(d)

the rights to proceeds of credit life, credit disability, extended warranty and physical damage insurance policies covering the related Financed Vehicles;

(e)

the rights of the Depositor under the Trust Documents;

(f)

certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables;

(g)

the receivables files;

(h)

the certificate policy and/or the note policy, as the case may be, if any, as specified in the related prospectus supplement;

(i)

any and all proceeds of the foregoing; and

(j)

any other property assigned to the Trust, as specified in the related prospectus supplement.

To the extent specified in the related prospectus supplement, a Payahead Account, a Pre-Funding Account (each as defined in this prospectus), a reserve account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an indenture trustee (the “Indenture Trustee”) for the benefit of holders of the related Securities.

The Receivables transferred to the Trust, will consist of receivables financed under Franklin Capital’s prime (the “Prime Receivables”), non-prime (“Non-Prime Receivables”) and sub-prime (“Sub-Prime Receivables”) credit programs. Currently, there is no maximum limit on the amount of Non-Prime Receivables and Sub-Prime Receivables that may constitute the Trust Property for any Trust.

The Servicer will service the Receivables held by each Trust, and will receive compensation for acting as the Servicer. See “Description of the Purchase Agreements and the Trust Documents — Servicing Compensation.”  To facilitate servicing and to minimize administrative burden and expense, the Servicer will retain physical possession of the Receivables and documents relating thereto as custodian for the Trustee or the Indenture Trustee, as the case may be. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of the security interests in the Financed Vehicles to any Trustee or Indenture Trustee.  In the absence of such amendment, a Trustee or Indenture Trustee may not have a perfected security interest in the related Financed Vehicles in certain states. See “Certain Legal Aspects of the Receivables — Security Interests in Vehicles.”  Neither a Trustee nor an Indenture Trustee will be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicle.

If the protection provided to the holders of any Securities by the subordination of any Securities or by any credit enhancement is insufficient, the holders of those securities (the “Securityholders”) would have to look for payment on their Securities to the Obligors on the related Receivables, the proceeds from the repossession and sale of the related Financed Vehicles which secure those Receivables, and the proceeds, if any, from Dealer recourse obligations.  In that event, certain factors, such as the Trustee’s or the Indenture Trustee’s not having perfected security interests in the related Financed Vehicles in certain states, may affect the related Trust’s ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders.  See “Certain Legal Aspects of the Receivables.”

THE TRUSTEE OF THE ISSUING ENTITY

The identity of the Trustee for each Trust and a description of its experience as a trustee in securitization transactions will be included will be specified in the related prospectus supplement. The Trustee’s liability in connection with the issuance and sale of the Securities of any series will be limited solely to the express obligations of the Trustee contained in the related Trust Documents.  Under the Trust Documents, the Trustee will not be held answerable or accountable under any circumstances except for those arising from its own willful misconduct, bad faith or gross negligence or for inaccuracies in any representations or warranties expressly made by the Trustee.  In addition, the Trustee has the right to seek adequate security or indemnities from the related Certificateholders prior to the undertaking of any course of action requested by such Certificateholders.  A Trustee may resign at any time, in which event the Depositor or its successor will be obligated to appoint a successor trustee which is eligible under the related Trust Documents. The Depositor also may remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In such circumstances, the Depositor will be obligated to appoint a successor trustee eligible under the related Trust Documents. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related prospectus supplement and will not become effective until acceptance of the appointment by the successor trustee.

THE INDENTURE TRUSTEE

The identity of the Indenture Trustee for a series of Notes and a description of its experience as an indenture trustee in securitization transactions will be included will be specified in the related prospectus supplement.  The Indenture Trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the Indenture Trustee set forth in the related Indenture, as applicable.  Under the Indenture, the Indenture Trustee, and its officer’s, directors, employees and agents, are indemnified by the related Trust for all costs, losses, liabilities and expenses (including attorneys fees) incurred in connection with the performance of its duties, except those resulting from its own willful misconduct, negligence or bad faith.  The Indenture Trustee for one series of Notes may serve as the Trustee with respect to another series of Securities.  The Indenture Trustee may resign at any time, in which event the related Trust will be obligated to appoint a successor trustee eligible under the Indenture which, if so specified in the related prospectus supplement, shall be acceptable to the third-party credit enhancement provider, if any, so long as no Insurer Default has occurred and is continuing. The related Trust may also remove the Indenture Trustee, with the consent of the third-party credit enhancement provider, if any, (and will remove the Indenture Trustee at the direction of any such third party enhancement provider, so long as no Insurer Default has occurred and is continuing) if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, or if the Indenture Trustee becomes insolvent. In such circumstances, the related Trust will be obligated to appoint a successor trustee eligible under the Indenture which, unless the related prospectus supplement provides otherwise, shall be acceptable to the third-party credit enhancement provider, if any, so long as no Insurer Default has occurred and is continuing. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, including the approval of the issuer of any credit enhancement, if any, specified in the related prospectus supplement and will not become effective until acceptance of the appointment by a successor trustee.

If and to the extent so specified in the related prospectus supplement, certain duties and obligations of the Indenture Trustee specified herein may be performed by an indenture administrator and certain rights and benefits of the Indenture Trustee specified herein may be for an indenture administrator.  The Indenture Administrator of a series of Notes, if any, and a description of its experience as an indenture administrator in securitization transactions will be included in the related prospectus supplement.  The Indenture Administrator’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the Indenture Administrator set forth in the related Indenture, as applicable.  Under the Indenture, the Indenture Administrator, and its officer’s, directors, employees and agents, are indemnified by the related Trust for all costs, losses, liabilities and expenses (including attorneys fees) incurred in connection with the performance of its duties, except those resulting from its own willful misconduct, negligence or bad faith.

THE RECEIVABLES

General

The related prospectus supplement will specify either that some or all of the Receivables were or will originated directly by Franklin Capital or be acquired in bulk and other purchases from third-party lenders or the Receivables held by each Trust will be purchased by Franklin Capital in its ordinary course of business from Dealers pursuant to its underwriting standards.  Franklin Capital’s underwriting standards emphasize a review of the borrower’s creditworthiness and ability to repay his or her obligations underlying the related motor vehicle retail installment sale contract, as well as the asset value of the related motor vehicle. The related prospectus supplement will specify whether similar underwriting standards will have been applied to Receivables originated by any third-party lender from which Receivables are acquired. Each of the Receivables to be held by a Trust (a) will be originated in the United States; (b) will be secured by new or used automobiles and light-duty trucks; (c) will provide for level monthly payments which fully amortize the amount financed over its original term to maturity (except for the last payment which may be minimally different); (d) will be either a Precomputed Receivable or Simple Interest Receivable (as defined below).

In addition, the related prospectus supplement will provide additional selection criteria, if any, which may include geographic location, percentage by principal balance of the Receivables of new vehicles and used vehicles, credit grade, original term to maturity, remaining term to maturity, date of origination, contractual annual percentage rate, percentage by principal balance of the Receivables financed through Dealers and the exclusion of Receivables originated under certain low rate programs.  Franklin Capital reviews each pool to verify that it is reasonably representative of the total managed assets.  For a description of Franklin Capital’s loss and delinquency experience on its managed pool portfolio, see “The Receivables —Delinquency and Loss Experience” in the related prospectus supplement.

No selection procedures believed to be adverse to the Securityholders of any series will be utilized in selecting the Receivables from qualifying motor vehicle retail installment sale contracts owned by Franklin Capital. Franklin Capital’s underwriting criteria include specific limits as to the amount of financing that may be provided to a particular borrower which is based on several factors, including a borrower’s credit history and the value of the vehicle to be financed. However, the established underwriting procedures provide for financing above such limits if certain conditions are satisfied. Accordingly, there is no established maximum that may be financed in respect of any borrower or any vehicle. Franklin Capital’s underwriters may decide to approve financing in excess of the value of a vehicle if they determine that other factors (such as a borrower’s income, employment history, credit history, length of residency and total outstanding debt) compensate for the increased loan-to-value ratio of such financing. To the extent financing is provided to a borrower in excess of the value of the vehicle to be financed, a default by that borrower could result in the Trust realizing a loss of the amount financed in excess of the value of that vehicle. Any obligation of a Trust to purchase Subsequent Receivables shall be subject to such additional conditions as may be specified in the related prospectus supplement.

“Precomputed Receivables” consist of either: (a) monthly actuarial receivables (“Actuarial Receivables”) or (b) receivables that provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method, similar to the “Rule of 78’s” (“Rule of 78’s Receivables”). An Actuarial Receivable provides for amortization of the loan over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the annual percentage rate (“APR”) of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78’s Receivable provides for the payment by the borrower of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the “Rule of 78’s.”

“Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest which is based on a 30 day month and a 360 day year, and which is calculated on the basis of the outstanding principal balance of the receivable multiplied by 1/360 of the stated APR and further multiplied by the period elapsed since the preceding payment of principal was made. As regular payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the borrower pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

If a Rule of 78’s Receivable is prepaid, the borrower is required to pay earned interest on that Receivable and is not required to pay any “unearned” add-on interest included in the gross Receivable. If a Simple Interest Receivable is prepaid, the borrower is required to pay interest through the date of prepayment. The amount of a rebate in respect of “unearned” add-on interest under a Rule of 78’s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

Unless otherwise specified in the related prospectus supplement, each Trust will account for the Rule of 78’s Receivables as if those Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78’s Receivable in excess of the then outstanding principal balance of that Receivable and accrued interest thereon (calculated pursuant to the actuarial method) and not rebated to the borrower as described above will not be paid to holders of Notes (“Noteholders”) or passed through to holders of Certificates (“Certificateholders”), but will be paid to the Servicer as additional servicing compensation. Unless otherwise specified in the related prospectus supplement, each Trust will account for the Simple Interest Receivables by allocating principal and interest payments thereon in accordance with the simple interest method.

Information with respect to the Receivables held by each Trust will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition, distribution by APR, states of origination and portion secured by new and used automobiles and light-duty trucks.

Underwriting of Motor Vehicle Loans

Franklin Capital, in its capacity as originator (the “Originator”), generally purchases all of the related retail installment sale contracts secured by new or used motor vehicles from the Dealers, however it may directly originate retail installment sale contracts through an affiliate.  These contracts are underwritten using the Originator’s standard underwriting procedures.  The Receivables are originated by Dealers in accordance with the Originator’s requirements under existing Dealer Agreements and will be purchased in accordance with the Originator’s underwriting procedures which emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.

The Originator requires that applications received from Dealers be signed by the applicant and contain, among other information, the applicant’s name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment.  Upon receipt of the above information, the Originator obtains a credit report from an independent credit bureau reporting agency.  The Originator reviews the credit report to determine the applicant’s current credit status and past credit performance.  The Originator considers both negative factors including past due credit, repossessions, loans charged off by other lenders and previous bankruptcy and also positive factors such as amount of credit and favorable payment history in addition to considering credit scores from independent credit bureau reporting agencies.  The Originator’s credit decision also takes into account income requirements and the ratio of income to total debt.  The Originator makes its final credit decision based upon the degree of credit risk perceived and the amount of credit requested.

The Originator’s retail installment sale contract requires that Obligors maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss.  At the time of purchase, an Obligor signs a statement which indicates that he or she either has or will have the necessary insurance, and which shows the name and address of the insurance company along with a description of the type of coverage.  The Originator generally requires Obligors to provide it with evidence of compliance with the foregoing insurance requirements; however, the originator performs no ongoing verification of insurance coverage.  The Originator will not be obligated to make payments to a Trust for any loss when third party insurance has not been maintained.

The amount of a retail installment sale contract secured by a new or used motor vehicle generally will not exceed a weighted average of 120% of the dealer invoice cost of the related vehicle plus select accessories at the dealer cost, sales tax, title and registration fees, insurance premiums for credit life and credit disability insurance and certain fees for extended service contract or, in the case of used motor vehicles, the NADA average trade-in value (as adjusted for higher/lower mileage).

Servicing of Receivables – Delinquencies, Charge-off Policies and Net Losses

Certain information (including an historical delinquency and loss experience table) concerning Franklin Capital’s delinquency and loss experience with respect to its portfolio of retail installment sale contracts for new and used automobiles and light-duty trucks acquired will be set forth in the related prospectus supplement.

Franklin Capital measures delinquency on a contractual basis which classifies the accounts into 30, 60, 90 and 120+ categories based on the number of days elapsed from the date a payment is due under the motor vehicle retail installment sale contract (the “due date”). Amounts delinquent must not exceed $25.00 in the aggregate, after application of any portion of such installment payment necessary to satisfy any prior shortfalls, for a contract to be considered current.

Franklin Capital’s collectors are assigned to specific delinquent accounts and attempt to contact the delinquent borrower by telephone and letter, based on the duration of the delinquency and history of the account. Repossession procedures typically begin when a motor vehicle retail installment sale contract becomes forty-five (45) to sixty (60) days delinquent, however, repossession procedures for sub-prime contracts will typically begin earlier. Repossession is carried out by independent contractors in conformity with specific procedures adopted by Franklin Capital.

Franklin Capital’s policy is to charge off a delinquent account as follows: (a) at the end of the month in which Franklin Capital has determined in good faith that all amounts it expects to recover on a motor vehicle have been received; (b) other than in the case of bankruptcy, at the end of the month in which more than $25.00 of a scheduled payment is 120 or more days delinquent and the motor vehicle has been in Franklin Capital’s possession for at least 45 days; (c) at the end of the month in which more than $25.00 of a scheduled payment is 120 or more days delinquent, Franklin Capital has not repossessed  the motor vehicle and the borrower is not in bankruptcy; (d) at the end of the month in which a repossessed motor vehicle is sold and the proceeds received; or (e) in the case of bankruptcies, at the end of the month in which more than $25.00 of a scheduled payment is 180 or more days delinquent.  Notwithstanding the foregoing,  if the borrower resumes payments under a court-approved plan, once three payments have been made, any reduction or forgiveness of the balance of the loan by a bankruptcy court, a “cram-down” loss, will be taken as a charge-off.

Policies for charging-off an account do not differ based upon whether a receivable is owned by Franklin Capital or sold to a Trust. The proceeds of resale of repossessed financed motor vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable.

Franklin Capital follows specific procedures with respect to extensions of the contract maturity date. Generally, an extension requires the demonstration of financial difficulties based on extraordinary circumstances and the approval of management.

USE OF PROCEEDS

The net proceeds to be received by the Depositor from the sale of each related series of Securities will be applied to the purchase of the related Receivables from the Seller and, if specified in the related prospectus supplement, to the deposit of the related Pre-Funded Amount, if any, in the related Pre-Funding Account and/or to provide for other forms of credit enhancement specified in the related prospectus supplement.  Unless specified in the related prospectus supplement, there are no other expenses incurred in connection with the selection and acquisition of the Pool Assets that will be payable from offering proceeds, nor are there any such material expenses that would be paid by a transaction party.

THE DEPOSITOR

Franklin Receivables LLC

Franklin Receivables LLC (“Franklin LLC”), a wholly-owned subsidiary of Franklin Capital, was formed in the State of Delaware in June 1998. Franklin LLC was organized for limited purposes, which include purchasing receivables from the Depositor and, if specified in the related prospectus supplement, any additional seller and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes.  Other than the obligation to obtain the consent of the Depositor with respect to amendments to the related Trust Documents or other consent rights given to the holder of the residual interest in the related Trust, the Depositor will have no ongoing duties with respect to each Trust.

Franklin LLC has taken and will take steps in structuring the transactions contemplated hereby and in the related prospectus supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by the Seller under any Insolvency Law will result in the consolidation of the assets and liabilities of Franklin LLC with those of the Seller. These steps include the creation of Franklin LLC as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement, operational agreement or other similar organizational documents containing certain limitations (including restrictions on the nature of Franklin LLC’s business and a restriction on Franklin LLC’s ability to commence a voluntary case or proceeding under any Insolvency Law). Franklin LLC’s organizational documents will include a provision that requires that one of its members be a special-purpose entity the board of directors of which has at least one director who qualifies under its organizational documents as an “Independent Director.”

If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the Depositor should be consolidated with the assets and liabilities of the Seller in the event of the application of any Insolvency Law to the Seller or a filing were made under any Insolvency Law by or against the Depositor, or if an attempt were made to litigate any of the foregoing issues, delays in the distributions on the Securities (and possible reductions in the amount of such distributions) could occur.

FRANKLIN CAPITAL CORPORATION

General

The material below describes Franklin Capital’s business operation as of the date hereof, which may change, as specified in the related prospectus supplement.

Franklin Capital, a subsidiary of Franklin Resources, Inc. (“Franklin Resources”), is a Utah corporation which commenced operations in November 1993 to expand Franklin Resources’ automotive lending activities. Franklin Capital conducts its business primarily in the Western and Southwestern regions of the United States and originates its loans through a network of automotive dealerships representing a wide variety of makes and models. Franklin Capital offers several different loan programs to finance new and used motor vehicles.  Franklin Capital originates indirectly and services motor vehicle retail installment sale contracts for itself and for Franklin Templeton Bank & Trust FSB.  Franklin Capital provides indirect financing (by the purchase of motor vehicle retail installment sale contracts from automotive dealers) of automotive purchases by individuals with prime, non-prime and sub-prime credit.

Prime. The prime market segment is comprised of individuals who are deemed to be relatively low credit risks due to, among other things, the dependable manner in which they have handled previous credit, an extensive and favorable prior credit history and/or their extensive financial resources. Because of the lower credit risk associated with prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally lower than those rates charged on non-prime or sub-prime motor vehicle retail installment sale contracts.

Non-Prime. The non-prime market segment is comprised of individuals who are deemed to be moderate credit risks due to, among other things, weaknesses in prior credit history, limited prior credit history and/or limited financial resources. Because of the greater credit risk associated with non-prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally higher than those rates charged on prime motor vehicle retail installment sale contracts.

Sub-Prime. The sub-prime market segment is comprised of individuals who are deemed to be relatively high credit risks due to, among other things, the poor manner in which they have handled previous credit as reflected in their prior or limited credit history. Because of the greater credit risk associated with sub-prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally much higher than those rates charged on prime or non-prime motor vehicle retail installment sale contracts. The range of APRs of the Receivables will be set forth in the related prospectus supplement.  You cannot be sure, however, that the interest rates on the Receivables in a particular pool will be sufficient to cover losses on other Receivables in such pool.

In the future, Franklin Capital may directly offer to consumers loans for the purchase of motor vehicles. The related prospectus supplement will disclose whether any Receivables to be sold to a Trust include loans originated directly by Franklin Capital. Unless the related prospectus supplement provides otherwise, the underwriting guidelines to be applied by Franklin Capital when originating automobile loans will be the same as those it applies when reviewing credit applications received from Dealers.

Franklin Capital has developed certain procedures and controls to investigate and analyze each credit applicant in an effort to eliminate those applicants whose credit characteristics indicate too great a probability of loss. This procedure includes an investigation, verification, and evaluation process of credit bureau reports as well as the general credit information provided by both Dealer and applicant. In addition, Franklin Capital uses collection procedures and systems that are designed to ensure that borrowers clearly understand their credit obligations. For example, Franklin Capital uses a monthly billing system in order to continually remind borrowers of their monthly payment obligations and has established a “welcoming” process that educates each borrower, both verbally and in writing, of its obligations.

Dealer Relationships

Franklin Capital solicits business from Dealers through its marketing representatives. The Franklin Capital marketing representatives mainly target new and used dealerships. Used-car-only dealerships are contracted on an exception basis. Before Franklin Capital will do business with a Dealer, a marketing representative is required to physically visit the potential Dealer in order to evaluate its operations. Once selected, if a Dealer is interested in Franklin Capital’s financing program, the Dealer and Franklin Capital enter into a non-exclusive written dealer agreement (a “Dealer Agreement”). Purchases of loans are generally without recourse to the Dealer, except that Franklin Capital has recourse for breaches of representations and warranties including, among others, that: (a) the financed motor vehicle is properly registered showing Franklin Capital as lienholder; (b) unless otherwise specified in the related motor vehicle retail installment sale contract, the full down payment specified in the contract was received by the Dealer in cash or cash equivalent (i.e., “trade-in”); (c) certain representations and warranties by the Dealer regarding the contract, the financed motor vehicle, the contract process and manner of sale are true and correct; and (d) the Dealer has complied with applicable laws and may have recourse to the extent of some or all of the “dealer reserve,” constituting the Dealer’s profit for the lending transaction.

Franklin Capital’s representatives train Dealers’ personnel in Franklin Capital’s finance programs. This training is continuous since dealerships generally experience a relatively high degree of personnel turnover. The training provided by Franklin Capital is designed to assist Dealers in identifying consumers who will qualify for financing by Franklin Capital and structuring transactions that meet Franklin Capital’s requirements.

In the event that an individual elects to finance the purchase of a motor vehicle through a Dealer, the Dealer will submit a borrower’s credit application to Franklin Capital and other financing sources for a review of the borrower’s credit worthiness and proposed transaction terms. Such reviews generally take into account, among other things, the individual’s credit history and capacity to pay, residence and job stability. After reviewing the credit application, each finance source will notify the Dealer whether it is willing to purchase the contract and, if so, under what conditions. If more than one finance source has offered to purchase the contract, the Dealer typically will select the source based on its relationship with the lender, an analysis of the “buy rate” or interest rate, discounts, fees, and/or other terms and conditions stipulated by the finance source.

Loan Origination

Current Loan Programs. Franklin Capital currently offers nine different loan programs (each priced according to the credit risk involved) designed to meet the needs of different prime, non-prime, and sub-prime borrowers. Franklin Capital’s current financing programs include: (a) three programs (the “Fast Fund,” “Platinum” and “Gold” programs) targeted to prime-quality borrowers with excellent credit history (within the Platinum program, Franklin Capital offers a “Fast Fund” program, which is an automatic pre-approval underwriting program for high credit quality borrowers); (b) four programs (the “Silver,” “Copper,” “Bronze” and “Dealer Special” programs) designed to meet the needs of certain non-prime borrowers with slightly less credit worthiness than Platinum and Gold borrowers; (c) one program (the “First-Time Buyer” program) for borrowers with limited or no credit history; and (d) one program (the “Subprime 1” program), for borrowers who have negative credit history. Franklin Capital used to have a second program (the “Subprime 2” program) for borrowers who have negative credit history, but this program was discontinued in March 1999.

Credit Evaluation Procedures

Each motor vehicle retail installment sale contract is purchased after a review in accordance with Franklin Capital’s current underwriting procedures described below. These procedures are intended to assess the ability of an applicant for a proposed motor vehicle retail installment sale contract to make payments under the related contract and the adequacy of the motor vehicle as collateral.

Following its commencement of business in 1993, Franklin Capital substantially expanded Franklin Resources’ automotive lending business. Franklin Capital experienced increased losses beginning in 1994 and as a result revised its original credit underwriting procedures.  Set forth below is a description of the current underwriting procedures.

Current Underwriting Procedures. The Dealers require an applicant to complete an application which generally includes such information as the applicant’s income, deposit accounts, liabilities, credit and employment history and other personal information. The application is reviewed for completeness and compliance with Franklin Capital’s guidelines. Franklin Capital generally requires verification of certain applicant and/or Dealer provided information prior to funding a loan. Franklin Capital evaluates applicants by considering, based on information provided in the application and the credit bureau reports referred to below, certain credit factors, including, among others, the related applicant’s credit bureau score, length and quality of credit history, loan-to-value ratio, down payment percentage, employment history, residency history, debt-to-income ratio and payment-to-income ratio. Of the foregoing factors, Franklin Capital places primary emphasis on an applicant’s credit bureau score.

Each of the various current loan programs offered by Franklin Capital sets forth specific criteria for the different credit factors reviewed by Franklin Capital (including the credit bureau score) which must be met in order for the applicant to qualify for a particular loan program. Franklin Capital’s underwriters are given a degree of discretion to purchase motor vehicle retail installment sale contracts with credit factors outside specified ranges of the credit criteria. Exceptions outside of the specified ranges require authorized approval and must be documented. In addition, authorized approval is required for approval (even those which fit the specified underwriting criteria for those programs) of all contracts that either: (a) contain outstanding balances greater than $50,000; or (b) are originated under the Subprime 1 program.

The Subprime 1 program was designed for borrowers with negative credit histories but who are in the process of reestablishing good credit. These borrowers may have experienced severe credit problems in the past, including bankruptcy and repossession, but have reestablished good credit. The borrowers must demonstrate stable employment and residency and should not have experienced any recent credit problems.

Loss Exposure Management

Franklin Capital believes it has designed its finance programs to limit the loss exposure on each transaction. The degree of exposure in any transaction is a function of:

(a)

the borrower’s intent to pay;

(b)

the borrower’s ability to pay;

(c)

the extent of credit granted compared to the value of the automobile; and

(d)

the possibility of physical damage to the automobile.

Franklin Capital seeks to control loss exposure by:

(a)

carefully analyzing the applicant’s credit history;

(b)

determining whether the applicant has sufficient disposable income to meet existing obligations, including the obligation resulting from the proposed transaction;

(c)

limiting the credit it is willing to extend based upon its assessment of the value of the underlying collateral and the applicant’s other credit characteristics; and

(d)

contractually requiring physical damage insurance to be maintained at all times to protect its financial interest.

Additionally, to insure performance within established guidelines, Franklin Capital monitors each underwriter’s performance by tracking the amount and type of contracts purchased by each underwriter and the ongoing performance of each underwriter’s contracts. To monitor compliance with underwriting guidelines, Franklin Capital’s credit committee meets to review all first and second payment defaults on a monthly basis.  In addition, an internal auditor from Franklin Resources separately samples files post-funding on a quarterly basis.

Upon purchase of a motor vehicle retail installment sale contract, Franklin Capital’s procedures require the acquisition of a security interest in the motor vehicle financed. Unless otherwise specified in the related prospectus supplement, all contracts purchased by Franklin Capital from Dealers are fully amortizing and provide for equal payments over the term of the contract (typically 24 to 84 months) other than the final payment which may be minimally different. The portions of such payments allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the contract was originated.

Each applicant for a motor vehicle retail installment sale contract is required to obtain insurance with respect to the motor vehicle being financed. Franklin Capital made the decision to stop tracking the maintenance of insurance and ceased force placing insurance in August 1997. Franklin Capital does not currently have lender’s comprehensive single interest insurance coverage, which generally covers losses due to physical damage, in the event that the insurance coverage maintained by a motor-vehicle owner is terminated. If so specified in the related prospectus supplement, Franklin Capital or any subsequent servicer may force place insurance. In such event, certain amounts in respect of a Receivable as to which insurance has been forced placed after the Initial Cutoff Date or Subsequent Cutoff Date, as applicable, may not be property of the Trust and may be payable to Franklin Capital to the extent specified in the related prospectus supplement. Uninsured losses on the Financed Vehicles will be borne by the related Trust.

Contract Processing, Purchase, Servicing and Administration

Once a loan application has been approved, Franklin Capital completes a series of processes and procedures which are designed to:

(a)

substantiate the accuracy of information critical to Franklin Capital’s original credit decision;

(b)

verify that the contract submitted by the Dealer complies with both the conditions under which the credit approval was granted and Franklin Capital’s transaction structure criteria; and

(c)

confirm that the documentation complies with Franklin Capital’s loss management requirements.

The extent of applicant verification is dependent on the perceived credit risk of the borrower. The prime loans receive minimum verification; the non-prime loans are more thoroughly investigated and the sub-prime loans are subjected to extensive verification. Only management may waive the verification requirement.

Upon a contract being released for purchase, Franklin Capital issues funds to the Dealer, and initiates a welcoming process through which Franklin Capital begins to educate the borrower about his or her financial obligations upon the purchase of the contract. This process is designed to ensure that borrowers clearly understand their credit obligations, including their responsibility to maintain insurance coverage on the financed motor vehicles.

Servicing

Franklin Capital’s servicing and administration activities have been designed to address non-prime and sub-prime credits as well as prime credits. Through such services, Franklin Capital

(a) collects payments;

(b) accounts for and posts all payments received;

(c) responds to borrower inquiries;

(d) takes action to maintain the security interest granted in the financed motor vehicle;

(e) investigates delinquencies and communicates with the borrower to obtain timely payments;

(f) reports tax information to the borrower;

(g) monitors the contract and its related collateral; and

(h) when necessary, attempts to repossess and dispose of the financed motor vehicle.

Franklin Capital maintains a Customer Service Department.  Customer Service Department will notify the Collections Department should information come to their attention that suggests a borrower is going to have a payment problem. Franklin Capital currently utilizes a monthly billing statement system (rather than payment coupon books) to remind borrowers of their monthly payment obligations, including the due date for next payment, any past due amount, and late charges or other fees. This system also serves as an early warning mechanism in the event a borrower has failed to notify Franklin Capital of an address change.

Under special circumstances, Franklin Capital may, provided the borrower has made 12 regular payments and is current, defer a payment by extending the original contract maturity date by one month. Deferrals require the approval of the Collections Department Manager or Customer Service Manager. Borrowers are assessed a fee on all deferrals.

For the past several years Franklin Capital has offered a Holiday extension to borrowers with simple interest contracts which have been current for a period of six months and have not had any extensions in the prior twelve months, allowing them to skip one monthly payment. Interest continues to accrue on the contracts and the borrowers will have to keep making payments until the principal balances of their respective loans are paid in full. Franklin Capital anticipates that it will continue to offer this promotion each December.

For borrowers who need to coordinate their payments with the timing of their incomes, Franklin Capital will allow them to modify the due date of their loan.

In the normal course of its servicing business, Franklin Capital may outsource certain of its administrative functions to unaffiliated third party service providers.  The third parties providing those administrative functions do not have discretion relating to activities that Franklin Capital believes would materially affect the amounts realized or collected with respect to the receivables or the timing of receipt of such amounts.

Moreover, Franklin Capital retains ultimate responsibility for those administrative functions under the Sale and Servicing Agreement and should any of those third parties not be able to provide those functions, Franklin Capital believes those third parties could easily be replaced.  Therefore, failure by the third party service providers to provide the administrative functions is not expected to result in any material disruption in Franklin Capital’s ability to perform its servicing functions under the Sale and Servicing Agreement.

None of the asset-backed securitization transactions involving Franklin Capital as servicer has defaulted or experienced an early amortization or other performance triggering event.  For more information regarding Franklin Capital’s servicing obligations with respect to the receivables, you should refer to “Description of the Purchase Agreements and the Trust Documents” in this prospectus.  Franklin Capital believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving Franklin Capital as servicer.

Delinquency Control and Collection Strategy

Franklin Capital’s collection procedure is organized on a “cradle-to-grave” basis, with an individual collector working the same accounts from origination through any decision to repossess. As the accounts are assigned randomly, each collector will be responsible for accounts from all of the different loan programs that Franklin Capital offers. Franklin Capital believes that this cradle-to-grave approach avoids miscommunication with delinquent borrowers, hinders subterfuge by experienced bill dodgers, and generally gives collectors a greater feeling of ownership of and responsibility for the collection process.

Franklin Capital’s collection efforts are centralized in its Salt Lake City headquarters. The focus of the collection effort is to make telephone contact with the delinquent borrower and secure a promise to pay. While letters are employed in the process, they are intended to supplement the calling effort, not to replace it. The riskier the account, the sooner contact is initiated. Regardless of program type, all accounts that become delinquent on their first payment date are called immediately upon the first day of delinquency in order to avert a potential first payment default. Franklin Capital’s collection procedure usually begins with the borrower (and, if applicable, any co-borrower) being contacted to inform him or her of the delinquency and the amount past due, and an attempt is made to obtain a promise to pay, generally within 3 to 5 business days of the call. If the borrower fails to make payment on the date agreed, the borrower is again contacted to discuss the delinquency and to obtain another promise to pay. Collectors will continue to contact delinquent borrowers until such delinquency has been satisfactorily resolved. Upon an account becoming 30 days past due, the borrower (and, if applicable, any co-borrower) is sent a strongly worded collection letter that informs the borrower of Franklin Capital’s intention to either accelerate the debt and repossess the motor vehicle, or gives the borrower the option to pay amounts past due, pay off the entire loan or surrender the motor vehicle. If the borrower does not respond to the collection letter, within 30 to 45 days after delinquency, Franklin Capital may have a local attorney send a letter notifying the borrower of possible legal action. Finally, for all non-sub-prime contracts delinquent 45 to 60 days, Franklin Capital will generally make a decision to repossess the motor vehicle (sub-prime contracts are handled more aggressively with a decision to repossess generally made prior to the 45th day of delinquency).

Franklin Capital rarely modifies loans, and the situations have been limited to ones in which the loan satisfies specified criteria and the modification has been deemed to be the only method by which Franklin Capital would be able to realize some recovery on the loan.

Repossession

Once a decision has been made to repossess a motor vehicle, Franklin Capital will engage an outside repossession agency to recover the motor vehicle. Generally, state law grants delinquent borrowers the right to redeem the motor vehicle (i.e., pay off the loan in full plus any related repossession expenses) within 10 days of repossession by the lender. In California, a borrower has a right both to redemption and to reinstatement (i.e., if the borrower makes the necessary payments to bring the loan current, Franklin Capital must return the motor vehicle to the borrower, who must continue making payments under the loan). The combined redemption and reinstatement period in California is 20 days and the borrower may request a 10 day extension to this period. Accordingly, Franklin Capital may have to wait 10 days (and up to 30 days in California) before it can sell the motor vehicle. Furthermore, in California, Franklin Capital may not accelerate a contract even though a borrower breaches its contractual obligations (including the maintenance of insurance) if the borrower continues to make monthly payments of principal and interest on the contract. Repossessed motor vehicles are generally resold by Franklin Capital through auctions.

If the net proceeds from the sale of the motor vehicle are not sufficient to pay-off the outstanding loan balance, the loan is transferred to the Recovery Department which is responsible for collecting any remaining deficiency balance directly from the borrower to the extent permitted by law.

If the borrower fails to respond to a request for payment, the account may be referred to a local attorney who will file suit and obtain a judgment. Franklin Capital will execute the judgment until the account is paid in full or the borrower files for bankruptcy.

If at any time during the collection process a borrower files bankruptcy, the account is immediately transferred to the Bankruptcy Department. The Bankruptcy Department is responsible for asserting Franklin Capital’s rights in bankruptcy court.

Securitization

Since 1998, one of the primary funding sources for Franklin Capital has been the packaging and sale of receivables through asset-backed securitizations.  Franklin Capital purchases receivables from Dealers and generally holds, or ages these receivables for an interim period prior to transferring them in connection with a securitization transaction.  During this interim period, Franklin Capital’s financing needs are met, in part, through the use of warehouse finance and other loan facilities.  These loan facilities are provided by a number of financial institutions and provide liquidity to fund Franklin Capital’s acquisition of receivables.

A significant portion of Franklin Capital’s receivables are sold in securitization transactions.  These assets support payments on the securities and are not available to Franklin Capital’s creditors generally.  Franklin Capital expects that securitizations will continue to be a material funding source.

Franklin Capital’s auto receivables asset backed securitization program was first established and utilized for the Franklin Auto Trust 1998-1 transaction.  For more information regarding Franklin Capital’s experience with respect to its entire portfolio of retail installment sale contracts, you should refer to “The Receivables—Delinquency and Loss Experience” and “Static Pools” in the prospectus supplement.

FRANKLIN RESOURCES, INC.

Franklin Resources and its predecessors have been engaged in the financial services business since 1947. Franklin Resources was organized in Delaware in November 1969. Franklin Resources’ principal executive and administrative offices are at One Franklin Parkway, San Mateo, California 94403.

Franklin Resources, the parent company of Franklin Capital, is a holding company primarily engaged, through various subsidiaries, in providing investment management, marketing, distribution, transfer agency, custodial and other administrative services to retail mutual funds and institutional, high net-worth, and private accounts that are distributed globally to the public under six distinct names: Franklin, Templeton, Mutual Series, Bissett, Fiduciary Trust, and Darby Overseas.  Included in the mutual fund category are closed-end investment companies whose shares are traded on various major U.S. and international stock exchanges, sponsored investment companies organized in the Grand Duchy of Luxembourg, which are distributed in marketplaces outside of North America and investment funds and portfolios organized in Canada as well as other international portfolios established in the United Kingdom and elsewhere.

Franklin Resources, through certain of its subsidiaries, also provides advisory services to variable annuity products and wealth management services.  Other subsidiaries offer estate planning and estate management services, consumer lending services, including automotive and credit card lending, and retail-banking services to high net-worth individuals, foundations and institutions.  Some of the subsidiaries of Franklin Resources also provides custodial, trustee and fiduciary services. On a worldwide basis, Franklin Resources, through its subsidiaries, provides U.S. and international individual and institutional investors with a broad range of investment products and services designed to meet varying investment objectives, which affords its clients the opportunity to allocate their investment resources among various investment products as changing worldwide economic and market conditions warrant.

A number of lawsuits have been filed in U.S. state and federal courts and in Canada against Franklin Resources and/or certain of its affiliates (collectively, the “Company”), and name certain of the Franklin Templeton mutual funds,  challenging certain of the Company’s practices in the mutual fund business.  In 2004 and 2005, the Company also settled certain governmental and regulatory investigations with respect to some of its practices in the mutual fund business.  In addition, from time to time, the Company, including Franklin Capital, is named in litigation in the ordinary course of business.  There also are pending regulatory and legislative actions and reforms affecting the mutual fund industry that could significantly increase Franklin Resources’ costs of doing business and/or negatively impact its revenues.  Franklin Resources files reports and other information with the Commission under the Exchange Act, which discuss these matters and other information regarding Franklin Resources.

YIELD AND PREPAYMENT CONSIDERATIONS

Interest paid on the Receivables will be passed through or paid, as the case may be, as specified in the related prospectus supplement, to Securityholders on each Distribution Date (as defined in this prospectus) in an amount equal to one-twelfth of the applicable annual interest rate (the “Pass-Through Rate”) applied to the applicable Certificate principal balance (the “Certificate Balance”) or the applicable annual Interest Rate (as defined in this prospectus) on the applicable Note principal balance (the “Note Balance”) as of the date specified in the prospectus supplement. In the event of prepayments on Receivables, Securityholders will nonetheless be entitled to receive interest for the full month in which such prepayment occurs.

All the Receivables are generally prepayable at any time without penalty. If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life (i.e., the weighted average life assuming that payments will be made as scheduled, and that no prepayments will be made). (For this purpose, the term “prepayments” also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal on a Receivable is outstanding. The payment characteristics of the Receivables held by a Trust will be specified in the related prospectus supplement.

The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. Franklin Capital has not as of the date of this prospectus prepared data on prepayment rates. Franklin Capital can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. Franklin Capital, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Securityholders of the related Trust. See “Description of the Purchase Agreements and the Trust Documents — Termination” regarding: (a) the Servicer’s option to purchase all of the Receivables of a Trust as of the last day of any month in which the Pool Balance (as defined below) of that Trust at the close of business on the last day of any Monthly Period (as defined in this prospectus) is 10% (or such other percentage specified in the related prospectus supplement, which will not exceed 50%) or less of the Pool Balance as of the Cutoff Date (the “Original Pool Balance”) (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Subsequent Cutoff Dates) and (b) the sale of the Receivables if so specified in the related prospectus supplement if satisfactory bids for the purchase of the Receivables are received.

The "Pool Balance" as of the end of any Monthly Period (as defined below) represents the aggregate principal balance of the Receivables (exclusive of Liquidated Receivables (as defined below)) at the end of that Monthly Period, after giving effect to all payments (other than Payaheads (as defined in this prospectus) remaining in the Payahead Account) received from Obligors and any Purchase Amounts (as defined in this prospectus) to be remitted by Franklin Capital, the Depositor or Servicer, as the case may be, and all losses, including Cram Down Losses (as defined below), realized on Receivables liquidated during that Monthly Period.

A "Liquidated Receivable" means, a Receivable as to which, as of the last day of the related Monthly Period, either: (a) the Servicer has determined in good faith that all amounts it expects to recover have been received, (b) other than with respect to an Obligor bankruptcy, more than $25.00 of a scheduled payment is 120 or more days delinquent and the Financed Vehicle has been in the Servicer’s possession for a period of at least 45 days, (c) more than $25.00 of a scheduled payment is 120 or more days delinquent, the Servicer has not repossessed the Financed Vehicle and the Obligor has not declared bankruptcy or (d) the Financed Vehicle has been sold and the proceeds received.   In any case, if more than $25.00 of principal and interest on a Receivable as of the last day of the related Monthly Period is 180 or more days delinquent, then that Receivable shall be a Liquidated Receivable and shall have a principal balance of zero.

“Cram Down Loss” means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the principal balance on that Receivable or otherwise modifying or restructuring the scheduled payments to be made on that Receivable, an amount equal to the amount by which the principal balance of that Receivable was reduced by the court.  A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

Since the rate of payment of principal on the Receivables will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Securities may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Receivables. Further, an investor should consider the risk that, in the case of any class of Securities purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a class of Securities purchased at a premium, a faster than anticipated rate of principal payments on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield.

CERTIFICATE AND NOTE FACTORS AND TRADING INFORMATION

The Servicer will compute each month a “Certificate Factor” for each class of Certificates which will be a fraction, expressed as a seven-digit decimal, the numerator of which will be the Certificate Balance of a class of Certificates as of the close of business on the Cutoff Date as specified in the related prospectus supplement in that month and the denominator of which will be the respective original outstanding principal balances of those classes of Certificates of the related series. The Certificate Factor will not change as a result of the addition of Subsequent Receivables. The Servicer will compute each month a “Note Factor” for each class of Notes, if any, which will be a fraction, expressed as a seven-digit decimal, the numerator of which will be the remaining outstanding principal balance with respect to such Notes as of each Cutoff Date as specified in the related prospectus supplement and the denominator of which will be the original outstanding principal balance of such class of Notes. Each Certificate Factor and each Note Factor will be 1.0000000 as of the Initial Cutoff Date for the related series; thereafter, the Certificate Factor and the Note Factor will decline to reflect reductions in the Certificate Balance of the applicable class of Certificates and the Note Factor will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, as the case may be, as a result of scheduled payments collected, prepayments and liquidations of the Receivables (and also as a result of a prepayment arising from application of amounts on deposit in the Pre-Funding Account). The amount of a Certificateholder’s pro rata share of the Certificate Balance for the related class of Certificates can be determined on any date by multiplying the original denomination of the holder’s Certificate by the applicable Certificate Factor as of the close of business on the most recent Cutoff Date. The amount of a Noteholder’s pro rata share of the aggregate outstanding principal balance of the applicable class of Notes can be determined by multiplying the original denomination of such Noteholder’s Note by the then applicable Note Factor.

Pursuant to each Trust and pursuant to the related Trust Documents, the Securityholders thereunder will be entitled to receive monthly reports concerning the payments received on the Receivables, additions of Subsequent Receivables, if any, and the reduction in the Pre-Funded Amount (as defined in this prospectus), if any, the Certificate Balance, the Note Balance, the Certificate Factor or Certificate Factors for each class of Certificates, the Note Factor or Note Factors for each class of Notes and various other items of information with respect to the related series. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities — Statements to Securityholders.”

THE CERTIFICATES

General

With respect to each Trust, one or more classes of Certificates of a given series may be issued pursuant to Trust Documents to be entered into among the Depositor, the Servicer, the Trustee, the Indenture Trustee, if any, and any other party identified in the related prospectus supplement, forms of which have been filed as exhibits to the Registration Statement (as defined in this prospectus) of which this prospectus forms a part.  The Certificates will not be offered by the related prospectus supplement.  The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of such forms of Trust Documents.

Any Certificates of a given series, which will be owned initially by the Depositor or its affiliates, will be entitled to equal and proportionate benefits under the applicable Trust Documents.

Distributions of Interest and Principal

The timing, sequential order, priority of distributions, allocations of losses, Pass-Through Rates and amounts of or methods of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series to be made on any Distribution Date will be described in the related prospectus supplement. Distributions of principal and interest on the Certificates will be made on the payment dates specified in the related prospectus supplement (each, a “Distribution Date”) and, except to the extent specified in the related prospectus supplement, distributions with respect to interest will be made prior to distributions with respect to principal. A series may include one or more classes of Certificates entitled to: (a) distributions in respect of principal with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no distributions in respect of principal (such Certificates, “Strip Certificates”). Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related prospectus supplement will specify the Pass-Through Rate for each class of Certificates, or the initial Pass-Through Rate and the method for determining the subsequent Pass-Through Rate. Unless otherwise specified in the related prospectus supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the Certificates may be subordinated to all or certain payments in respect of the Notes, if any, to the extent described in the related prospectus supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of the related class.

If and as provided in the related prospectus supplement, amounts remaining on deposit in the Collection Account after all required payments to the related Noteholders and Certificateholders have been made may be released to the Depositor, Franklin Capital (in any of its capacities, as applicable) or one or more third party credit or liquidity enhancement providers.

THE NOTES

General

A series of Securities may include one or more classes of Notes issued pursuant to the terms of an indenture (the “Indenture”) between the Trust and the Indenture Trustee specified in the related prospectus supplement, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Notes will be issued as a part of any series if and as specified in the related prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part, and the following summary may be supplemented by the related prospectus supplement.

Each class of Notes will initially be represented by a single Note registered in the name of Cede, the nominee of DTC. See “Certain Information Regarding the Securities — Book-Entry Registration.” Unless higher denominations are specified in the related prospectus supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Indenture Trustee will initially be designated as the registrar for the Notes of any series.

Principal and Interest on the Notes

Each class of Notes will have a stated principal amount and will bear interest at a rate or rates (the “Interest Rate”) specified in the related prospectus supplement. The timing, sequential order, priority of payments, allocations of losses, Interest Rates and amounts of or methods of determining payments of principal and interest on the Notes of any series to be made on any Distribution Date will be described in the related prospectus supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related prospectus supplement. Except to the extent provided in the related prospectus supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Notes entitled to: (a) principal payments with disproportionate, nominal or no interest payment or (b) interest payments with disproportionate, nominal or no principal payments (“Strip Notes”).  Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related prospectus supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related prospectus supplement.

In addition, if the related prospectus supplement so provides, principal on one or more classes of securities may be paid from amounts realized on the sale of securities by the related trust.

The Indenture

A form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.  The Depositor will provide a copy of the applicable Indenture (without exhibits) upon request to any holder of Notes issued thereunder.

Modification of Indenture without Noteholder Consent. Unless the related prospectus supplement provides otherwise, with respect to each Trust, the Indenture Trustee and the Trustee (on behalf of the related Trust) may, without the consent of the related Noteholders, and (a) with notice to the applicable Rating Agencies (as such term is defined in the related prospectus supplement, the “Rating Agencies”) and (b) unless otherwise provided in the related prospectus supplement, with the consent of the third-party credit enhancement provider, if any (and, if applicable, so long as no Insurer Default (as defined in the related prospectus supplement) has occurred and is continuing), enter into one or more supplemental indentures for any of the following purposes:

(a) to correct or amplify the description of the collateral or add additional collateral;

(b) to evidence and provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;

(c) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or powers conferred upon the Trust;

(d) to convey, transfer, assign, mortgage or pledge any property to or with the collateral agent;

(e) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture;

(f) to evidence and provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

(g)  to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); and

(h) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture;

provided, however, that any action specified in clauses (a) through (h) of this paragraph will not adversely affect in any material respect the interests of any related Noteholder or result in or cause a significant change to the permissible activities of the Trust.  Any such action shall be deemed not to adversely affect in any material respect the interests of any such holder if an opinion of counsel is provided to the effect that such action would not adversely affect in any material respect the interests of such holder.

Modifications of Indenture with Noteholder Consent. Unless the related prospectus supplement provides otherwise, with respect to each Trust, the Indenture Trustee may, (a) with the consent of (1) the holders representing a majority of the aggregate principal balance of the outstanding related Notes (a “Note Majority”) and (2) the third-party credit enhancement provider, if any (and, if applicable, so long as no Insurer Default has occurred and is continuing), and (b) with notice to the applicable Rating Agencies, execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

Unless the related prospectus supplement provides otherwise, without the consent of the third-party credit enhancement provider, if any (so long as no Insurer Default has occurred and is continuing), and the holder of each outstanding related Note affected thereby, however, no supplemental indenture may:

(a) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto;

(b) change the provisions of the Indenture relating to the application of collections on or the proceeds of the sale of, the collateral for the Notes to payment of principal of or interest on the Notes or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable;

(c) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

(d) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

(e) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Depositor, an affiliate of either of them or any obligor on the Notes;

(f) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee on behalf of the Trust to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

(g) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements;

(h) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provision for the mandatory partial prepayment of the Notes contained in the Indenture;

(i) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security provided by the lien of the Indenture; or

(j) if applicable, adversely affect the interests of the third-party credit enhancement provider, if any, without its consent.

Events of Default; Rights upon Event of Default. Unless otherwise specified in the related prospectus supplement, with respect to each Trust, “Events of Default” under the related Indenture will consist of:

(a) a default for five days or more in the payment of any interest on any Note after the same becomes due and payable;

(b) a default in the payment of the principal or of any installment of the principal of any Note when the same becomes due and payable;

(c) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Trustee delivers an officer’s certificate to the Indenture Trustee to the effect that the Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the related Notes then outstanding;

(d) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days (or for such longer period, not in excess of 90 days as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Trustee delivers an officer’s certificate to the Indenture Trustee to the effect that the Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

(e) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Distribution Date (prior to the final scheduled Distribution Date, if any, for such class) will generally be determined by the amount available to be deposited in the Note Distribution Account (as defined in this prospectus) for such Distribution Date. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a final scheduled Distribution Date, and then not until such final scheduled Distribution Date for such class of Notes.

Unless otherwise specified in the related prospectus supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by a Note Majority if: (a) the Trust has paid to the Indenture Trustee a sum sufficient to pay all amounts then due with respect to the Notes (without giving effect to such acceleration) and certain amounts payable to the Indenture Trustee and (b) all Events of Default (other than nonpayment of the principal of the Notes due solely as a result of such acceleration) have been cured or waived.

Unless otherwise specified in the related prospectus supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of the related Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless: (a) the holders of all the outstanding related Notes consent to such sale; (b) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (c) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders representing 66 2/3% of the aggregate principal balance of the outstanding related Notes. In the event the Notes are accelerated and the Receivables are sold, no distributions will be made on the Certificates until all of the interest on and principal of the Notes has been paid in full. In such event, all the funds, if any, on deposit in any reserve account or received from another source of credit support will be available to first pay interest on and principal of the Notes.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, if an Insurer Default has occurred and is continuing (in the case of a series of Notes with respect to which a guaranty insurance policy has been issued), a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee and the third party credit enhancer, if any, or if an Insurer Default has occurred and is continuing (in the case of a series of Notes with respect to which a guaranty insurance policy has been issued), a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture unless:

(a) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default;

(b) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

(c) such holder or holders have offered the Indenture Trustee reasonable indemnity;

(d) the Indenture Trustee has for 60 days failed to institute such proceeding;

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes; and

(f) in the case of a series of Notes with respect to which a guaranty insurance policy has been issued, unless otherwise specified in the related prospectus supplement, an Insurer Default has occurred and is continuing.

If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the related Trust and the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

No recourse may be taken, directly or indirectly, with respect to the obligations of a Trust, the Depositor, the Servicer, the Trustee or the Indenture Trustee on the related Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against: (a) the Depositor, the Servicer, the Indenture Trustee or the Trustee in its individual capacity or (b) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Depositor, the Servicer, such Trust, the Trustee or the Indenture Trustee or of any successor or assignee of the Depositor, the Servicer, the Indenture Trustee or the Trustee in its individual capacity, except as any such person may have expressly agreed (it being understood that the Indenture Trustee and the Trustee will have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless:

(a) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(b) such entity expressly assumes the Trust’s obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture;

(c) no Default or Event of Default shall have occurred and be continuing immediately after such merger or consolidation;

(d) the Trust has been advised that the ratings of the Notes then in effect would not be reduced or withdrawn by each Rating Agency then rating the Notes as a result of such merger or consolidation;

(e) unless the related prospectus supplement provides otherwise, the third-party credit enhancement provider, if any, has consented to such merger or consolidation, except that no such consent shall be required if an Insurer Default has occurred and is continuing;

(f) the Trust has received an opinion of counsel to the effect that such transaction would have no material adverse federal tax consequence to the Trust or to any Certificateholder or Noteholder;

(g) any action necessary to maintain the lien and security interest created by the Indenture has been taken; and

(h) the Trust has delivered to the Indenture Trustee an officers’ certificate of the Trust and an opinion of counsel each stating that such transaction and the supplemental indenture executed in connection with such transaction comply with the Indenture and that all conditions precedent relating to the transaction have been complied with (including any filing required by the Exchange Act (as defined in this prospectus)).

Also, each Trust may not convey or transfer all or substantially all of the Trust Property to any other entity, unless: (a) the entity that acquires the Trust Property (1) agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of Noteholders; (2) unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless the Trust against and from any loss, liability or expense arising under or related to the Indenture and the Notes, (3) expressly agrees to make all filings with the Commission (as defined in this prospectus) (and any other appropriate entity) required by the Exchange Act in connection with the Notes and (4) is organized under the laws of the United States or any state; and (b) the criteria specified in clauses (b) through (h) of the preceding paragraph have been complied with.

Each Trust will not, among other things, (a) except as expressly permitted by the Indenture, the Purchase Agreement (as defined in this prospectus), the Trust Documents or certain related documents for that Trust (collectively, the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust; (b) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or applicable state law) or assert any claim against any present or former holder of the related Notes because of the payment of taxes levied or assessed upon the collateral for the Notes; (c) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part; (d) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby; (e) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for the Notes or any part thereof, or any interest therein or proceeds thereof except as expressly permitted by the Related Documents; or (f) permit the lien of the Indenture not to constitute a valid first priority security interest in the Receivables.

No Trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled “The Trust.” No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

Trust Indenture Act.  The Indenture will comply with applicable provisions of the Trust Indenture Act.

Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the related classes of Notes if a default occurs under the related Indenture.  In these circumstances, the Indenture will provide for a successor trustee to be appointed for one or each of the related classes of Notes, in order that there be separate trustees for each of the classes of Notes.  So long as any amounts remain unpaid with respect to the Class A Notes, only the Indenture Trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class B Noteholders and Class C Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes and Class C Notes to the Class A Notes as described in this prospectus supplement), and only the Class A Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the Class A Notes are paid in full.  Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the Indenture Trustee for the Class B Notes, and for so long as any amounts remain unpaid with respect to the Class B Notes, only the Indenture Trustee for the Class B Noteholders will have the right to exercise remedies under the Indenture (but the Class C Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class C Notes to the Class B Notes as described in this prospectus supplement), and only the Class B Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the Class B Notes are paid in full.  Upon payment of the Class A Notes and Class B Notes in full, all rights to exercise remedies under the Indenture will transfer to the Indenture Trustee for the Class C Notes.  Any resignation of the original Indenture Trustee as described above with respect to any class of Notes will become effective only upon the appointment of a successor trustee for such class of Notes and such successor’s acceptance of such appointment.

CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

Any class of Notes or Certificates (other than some classes of Strip Notes or Strip Certificates) may be Fixed Rate Securities or Floating Rate Securities, as more fully described below and in the applicable prospectus supplement.  Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable prospectus supplement.

Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or other day count basis as is specified in the applicable prospectus supplement.  We refer you to “The Notes—Principal and Interest on the Notes” and “The Certificates—Distributions of Principal and Interest” above.

Floating Rate Securities

Interest on each class of Floating Rate Securities (which we refer to in this prospectus supplement as the “Base Rate”) will be determined by reference to an index, which shall be one or more of (a) the CD Rate (“CD Rate Notes”) (b) the Commercial Paper Rate (“Commercial Paper Rate Notes”), (c) the Federal Funds Rate (“Federal Funds Rate Notes”), (d) LIBOR (“LIBOR Securities”), (e) the Prime Rate (“Prime Rate Notes”), (f) the Treasury Rate (“Treasury Rate Notes”) or (g) for Notes denominated in euro, may include EURIBOR (“EURIBOR Notes”) or Euro LIBOR (“Euro LIBOR Notes”).  In addition, a Floating Rate Security may bear interest at a rate determined by reference to the lowest of two or more Base Rates.  The Base Rate for any Floating Rate Security will in turn be determined, if applicable, by reference to the Index Maturity specified in the applicable prospectus supplement.  The interest rate on each Floating Rate Security will be calculated by reference to such Base Rate, plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, in each case as specified in the applicable prospectus supplement.

A Floating Rate Security may also have either or both of the following:  (i) a maximum numerical limit, or ceiling (the “Maximum Interest Rate”), on the per annum interest rate in effect with respect to such Note from time to time, and (ii) a minimum numerical limit, or floor (the “Minimum Interest Rate”), on the per annum interest rate in effect with respect to such Note from time to time.  In addition to any Maximum Interest Rate which may apply to any Floating Rate Security pursuant to the foregoing, the interest rate on Floating Rate Securities will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.  Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis.  The limit does not apply to Floating Rate Securities in which US $2,500,000 or more has been invested.

The rate of interest on each Floating Rate Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified in the applicable prospectus supplement.  The dates on which such rate of interest will be reset (each, an “Interest Reset Date”) will be, in the case of Floating Rate Securities which reset (a) daily, each day; and (b) otherwise (that is, weekly, monthly, quarterly, semi-annually or annually), as specified in the applicable prospectus supplement.

The interest rate that will take effect with respect to a Floating Rate Security on an Interest Reset Date will be the rate determined as of the applicable “Interest Determination Date”.  Unless otherwise indicated in the applicable prospectus supplement: the Interest Determination Date with respect to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes will be such Interest Reset Date; the Interest Determination Date with respect to an Interest Reset Date for LIBOR Securities will be the second London Business Day preceding such Interest Reset Date; the Interest Determination Date with respect to an Interest Reset Date for EURIBOR and Euro LIBOR Notes will be the second TARGET Business Day before such Interest Reset Date; the Interest Determination Date with respect to an Interest Reset Date for Treasury Rate Notes will be the day of the week on which Treasury bills normally would be auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if, as a result of a legal holiday, an auction is held on the Friday of the week preceding an Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction.

The Base Rate in effect with respect to a Floating Rate Security on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, and the Base Rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the applicable Interest Reset Date, subject in either case to adjustment by any Spread and/or Spread Multiplier and to any Maximum Interest Rate and/or Minimum Interest Rate referred to above; provided, however, that the interest rate in effect with respect to a Floating Rate Security for the period from the closing date to the first Interest Reset Date (the “Initial Interest Rate”) will be as specified in the applicable prospectus supplement.

Each Floating Rate Security will bear interest from the closing date to the first Interest Reset Date at the Initial Interest Rate and thereafter upon the basis of the applicable rate determined as described below until the principal thereof is paid or otherwise made available for payment.  Interest will be payable on the dates (each, an “Interest Payment Date”) specified in the applicable prospectus supplement and, in each case, at any final scheduled payment date as to the principal amount due at such final scheduled payment date.

If any Interest Payment Date or final scheduled payment date for any Floating Rate Security falls on a day that is not a Business Day, then such Interest Payment Date or final scheduled payment date shall be postponed to the next succeeding day that is a Business Day, except that, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date or final scheduled payment date shall be the immediately preceding Business Day.  No interest shall accrue on the amounts so payable for the period from and after such final scheduled payment date.

The “record date” for Floating Rate Securities with respect to any Interest Payment Date shall be (i) if the related Notes are in global form, the Business Day prior to such Interest Payment Date and (ii) if the related Notes are in definitive form, the last Business Day of the month preceding such Interest Payment Date.

Unless otherwise specified in the applicable prospectus supplement, interest payable on any Interest Payment Date or final scheduled payment date with respect to a Floating Rate Security shall be the amount of interest accrued from and including the closing date or the most recent Interest Payment Date to but excluding such Interest Payment Date or such final scheduled payment date as to the principal amount due at such final scheduled payment date.

Accrued interest on a Floating Rate Security will be calculated by multiplying the principal amount of such Floating Rate Security by the actual number of days in the interest period, by the interest rate inclusive of Spread, and dividing by 360, or in the case of Treasury Rate Notes, by the actual number of days in the year or, in the case of EURIBOR Notes, by 365.

Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint and enter into agreements with a calculation agent.   The calculation agent will calculate the interest rate on or before any applicable Calculation Date, as specified in the applicable prospectus supplement. Upon the request of the registered holder of any Floating Rate Security, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the most recent Interest Reset Date with respect to such Floating Rate Security.  Unless otherwise specified in the applicable prospectus supplement, the “Calculation Date”, where applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day preceding the applicable Interest Payment Date or final scheduled payment date, as the case may be.

All percentages resulting from any calculation on Floating Rate Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) will be rounded upward to 9.87655% (or 0.0987655)), and all US Dollar amounts used in or resulting from such calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent or greater being rounded upward). All amounts in currencies other than US Dollars used in or resulting from calculations relating to Floating Rate Securities denominated in such other currencies will be rounded to the nearest full unit of the relevant currency (with 0.005 of the relevant subunit rounded upward) unless otherwise specified in the applicable prospectus supplement.

As previously described, the Initial Interest Rate in effect with respect to a Floating Rate Security from the closing date to the first Interest Reset Date will be specified in the applicable prospectus supplement, unless the Interest Determination Date does not occur until after the closing date.  The interest rate for each subsequent Interest Reset Date will be determined by the calculation agent by reference to the applicable Base Rate or Base Rates determined as set forth below, plus or minus any Spread and/or multiplied by any Spread Multiplier and subject to any Maximum Interest Rate and/or Minimum Interest Rate, as specified in the applicable prospectus supplement.

The Base Rate definitions that may be applicable for purposes of calculating interest on the Floating Rate Securities denominated in US Dollars include the following:

CD Rate:  Unless otherwise indicated in the applicable prospectus supplement, “CD Rate” will mean, with respect to any Interest Determination Date relating to a CD Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the CD Rate (a “CD Rate Interest Determination Date”),

(1)

the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) under the heading “CDs (secondary market),” or

(2)

if the rate referred to in clause (1) above is not yet published on the related Calculation Date, the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable prospectus supplement as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market),” or

(3)

if the rate referred to in clause (2) is not yet published on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the calculation agent (as specified in the applicable prospectus supplement) for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time, or

(4)

if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the CD Rate with respect to such CD Rate Interest Determination Date will be the CD Rate then in effect on such CD Rate Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.  “H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication.

Commercial Paper Rate:  Unless otherwise indicated in the applicable prospectus supplement, “Commercial Paper Rate” will mean, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Commercial Paper Rate (a “Commercial Paper Rate Interest Determination Date”),

(1)

the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement as published in H.15(519) under the caption “Commercial Paper–Nonfinancial,” or

(2)

if the rate described in clause (1) is not yet published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate on the applicable Interest Determination Date for commercial paper having the Index Maturity specified in the applicable prospectus supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper–Nonfinancial,” or

(3)

if the rate referred to in clause (2) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent (as specified in the applicable prospectus supplement) for commercial paper having the Index Maturity specified in the applicable prospectus supplement placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization, or

(4)

if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date.

“Money Market Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =

      D x 360        x 100

360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days for which interest is being calculated (from and including the last preceding Interest Payment Date for which interest on the relevant Floating Rate Security has been paid or provided for, or from the closing date, if applicable, and to but excluding the next following Interest Payment Date for such Note).

Federal Funds Rate:  Unless otherwise indicated in the applicable prospectus supplement, “Federal Funds Rate” will mean, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Federal Funds Rate (a “Federal Funds Rate Interest Determination Date”), the rate of interest on that date for Federal Funds as published in H.15(519) under the heading “Federal funds (effective),” as such rate is displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service (“Telerate Page 120”)) or, if not so published or displayed by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the Federal Funds Rate will be the rate of interest on such Federal Funds Rate Interest Determination Date as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading “Federal funds (effective)”.  If such rate is not published in either H.15(519) or H.15 Daily Update (or such other recognized electronic source) by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York, New York (which may include any underwriter or any of their respective affiliates) selected by the calculation agent (as specified in the applicable prospectus supplement) as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date.  Notwithstanding the foregoing, if the brokers selected as aforesaid by the calculation agent are not quoting as described above, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate then in effect on such Federal Funds Rate Interest Determination Date.

LIBOR:  Unless otherwise indicated in the applicable prospectus supplement, LIBOR will be determined by the calculation agent in accordance with the following provisions:

(1)

With respect to an Interest Determination Date relating to a LIBOR Security or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to LIBOR (a “LIBOR Interest Determination Date”), LIBOR will be as specified in the applicable prospectus supplement and will be determined as either (a) the arithmetic mean of the offered rates for deposits in US Dollars having the Index Maturity specified in the applicable prospectus supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Reuters Screen LIBO Page as of approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page (“LIBOR Reuters”), or (b) the rate for deposits in US Dollars having the Index Maturity designated in the applicable prospectus supplement commencing on the second London Business Day immediately following that LIBOR Interest Determination Date which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR Interest Determination Date (“LIBOR Telerate”). Unless otherwise specified in the applicable prospectus supplement, “Reuters Screen LIBO Page” will mean the display designated as page “LIBO” on the Reuters Money 3000 Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks), and “Telerate Page 3750” will mean the display designated as page "3750" on Moneyline Telerate (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for such deposits).  If neither LIBOR Reuters nor LIBOR Telerate is specified in the related prospectus supplement, LIBOR will be determined as if LIBOR Telerate had been specified.  If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (2) below.

(2)

With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in (1)(a) above, or if no rate appears on Telerate Page 3750 as specified in (1)(b) above, as applicable, LIBOR will be determined at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date on the basis of the rates at which deposits in US Dollars having the Index Maturity specified in the related prospectus supplement are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as specified in the applicable prospectus supplement) commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than US $1,000,000 that is representative for a single transaction in such market at such time.  The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations.  If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in New York, New York selected by the calculation agent (as specified in the applicable prospectus supplement) for loans in US Dollars to leading European banks, having the specified Index Maturity, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than US $1,000,000 that is representative for a single transaction in such market at such time.  Notwithstanding the foregoing, if the banks selected as aforesaid by the calculation agent are not quoting as described above, LIBOR in effect for the applicable period will be LIBOR in effect on such LIBOR Interest Determination Date.

Prime Rate:  Unless otherwise indicated in the applicable prospectus supplement, “Prime Rate” will mean, with respect to any Interest Determination Date relating to a Prime Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Prime Rate (a “Prime Rate Interest Determination Date”),

(1)

the rate on the applicable Interest Determination Date as published in H.15(519) under the heading “Bank Prime Loan,” or

(2)

if the rate referred to in clause (1) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank Prime Loan,” or

(3)

if the rate referred to in clause (2) is not so published by 5:00 P.M., New York City time, on the day that is one New York Business Day following the Interest Reset Date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

(4)

if fewer than four rates described in clause (3) are shown by 3:00 P.M., New York City time, on the related Calculation Date on the Reuters Screen US PRIME 1 Page, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the calculation agent, in The City of New York selected by the calculation agent (as specified in the applicable prospectus supplement), or

(5)

if the banks selected by the calculation agent (as specified in the applicable prospectus supplement) are not quoting as mentioned in clause (4), the Prime Rate for the applicable Prime Rate Interest Determination Date will be the Prime Rate in effect on the next preceding Prime Rate Interest Determination Date for which the Prime Rate may be determined as provided above.

“Reuters Screen US PRIME 1 Page” means the display on the Reuters Money 3000 Service or any successor service on the “US PRIME 1 Page” or any other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate:  Unless otherwise indicated in the applicable prospectus supplement, “Treasury Rate” will mean, with respect to any Interest Determination Date relating to a Treasury Rate Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to the Treasury Rate (a “Treasury Rate Interest Determination Date”),

(1)

the rate for the related Treasury Rate Interest Determination Date on which United States Treasury bills of the specified Index Maturity are auctioned which appears on either the Telerate Page 56 or the Telerate Page 57 opposite the Index Maturity under the heading “INVESTMENT RATE,” or

(2)

if on the Calculation Date for a Treasury Rate Interest Determination Date United States Treasury bills of the Index Maturity have been auctioned on the applicable Treasury Rate Interest Determination Date but such rate for such Treasury Rate Interest Determination Date does not appear on either the Telerate Page 56 or Telerate Page 57, the rate for that Treasury Rate Interest Determination Date will be the Bond Equivalent Yield of the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day in respect of the Index Maturity under the caption “U.S. Government securities/Treasury bills/Auction high,” or

(3)

if on the Calculation Date for a Treasury Rate Interest Determination Date United States Treasury bills of the Index Maturity have been auctioned on the applicable Treasury Rate Interest Determination Date but such rate for such Treasury Rate Interest Determination Date does not appear on either the Telerate Page 56 or Telerate Page 57 and such rate is not set forth in the H.15 Daily Update in respect of the Index Maturity under the caption “U.S. Government securities/Treasury bills/Auction high” or another recognized electronic source, the Treasury Rate for that Treasury Rate Interest Determination Date will be the Bond Equivalent Yield of the auction rate for those Treasury bills as announced by the United States Department of the Treasury, or

(4)

if the United States Treasury bills of the Index Maturity are not auctioned during any period of seven consecutive calendar days ending on and including any Friday and a Treasury Rate Interest Determination Date would have occurred if such Treasury bills had been auctioned during that seven-day period, a Treasury Rate Interest Determination Date will be deemed to have occurred on the day during that seven-day period on which such Treasury bills would have been auctioned in accordance with the usual practices of the United States Department of the Treasury, and the Treasury Rate for that Treasury Rate Interest Determination Date will be calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates quoted to the calculation agent for the issue of United States Treasury bills with a remaining maturity closest to the Index Maturity, as of approximately 3:30 P.M., New York City time, on the relevant Calculation Date, by three primary United States government securities dealers in The City of New York, which may include affiliates of the calculation agent, selected by the calculation agent (as specified in the applicable prospectus supplement), or so many of them as provides such a quotation to the calculation agent, and if none of the dealers provides such a quotation, the Treasury Rate for the relevant Treasury Rate Interest Determination Date will be the Treasury Rate determined as provided above for the Treasury Rate Interest Determination Date during the preceding seven-day period for which the Treasury Rate may be determined as provided above.

The calculation agent will request each of such dealers to provide a quotation of its secondary market bid rate specified above. “Bond Equivalent Yield” means, in respect of a Treasury bill with a maturity of six months or less for which the relevant rate is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =

      D x N             x 100

360 - (D x M)

where “D” refers to the per annum rate for the Treasury bill quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as applicable, and “M” refers to: if the Index Maturity approximately corresponds to the length of the period for which the Bond Equivalent Yield is being calculated, the actual number of days in that period, and, otherwise, the actual number of days in the period from and including the applicable Treasury Rate Interest Determination Date to but excluding the next following date scheduled to be a Treasury Rate Interest Determination Date for the Note. “Telerate Page 56” and “Telerate Page 57” will mean the displays designated as pages "56" and "57" on Moneyline Telerate (or such other pages as may replace the 56 and 57 pages on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying United States Treasury bill rates).

The Base Rate definitions that may be applicable for purposes of calculating interest on the Floating Rate Securities denominated in currencies other than US Dollars will be set forth in the applicable prospectus supplement and, for Notes denominated in euro may include the following:

EURIBOR:  Unless otherwise indicated in the applicable prospectus supplement, EURIBOR will be determined by the calculation agent in accordance with the following provisions:

(1)

With respect to an Interest Determination Date relating to a EURIBOR Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to EURIBOR (a “EURIBOR Interest Determination Date”), EURIBOR will be as specified in the applicable prospectus supplement and will be determined as the offered rate for deposits in euro having the Index Maturity specified in the applicable prospectus supplement, commencing on the second TARGET Business Day immediately following such EURIBOR Interest Determination Date, which appears on the Telerate Page 248 as of 11:00 A.M., Brussels time, on that EURIBOR Interest Determination Date. If no such rate appears on the Telerate Page 248, as applicable, EURIBOR in respect of that EURIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (2) below. Unless otherwise specified in the applicable prospectus supplement, "Telerate Page 248" will mean the display designated as page "248" on Moneyline Telerate (or such other page as may replace the 248 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying Euro-zone interbank offered rates for euro deposits).

(2)

If no rate appears on Telerate Page 248 as specified in (1) above on a EURIBOR Interest Determination Date, EURIBOR will be determined at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date on the basis of the rates at which deposits in euro having the Index Maturity specified in the applicable prospectus supplement are offered to prime banks in the Euro-zone interbank market by four major banks in the Euro-zone interbank market selected by the calculation agent (as specified in the applicable prospectus supplement) commencing on the second TARGET Business Day immediately following such EURIBOR Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The calculation agent will request the principal Euro-zone office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of such quotations.  If fewer than two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date by three leading banks in the Euro-zone selected by the calculation agent (as specified in the applicable prospectus supplement) for loans in euro to European banks, having the specified Index Maturity, commencing on the second TARGET Business Day immediately following such EURIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time.  Notwithstanding the foregoing, if the banks selected as aforesaid by the calculation agent are not quoting as described above, EURIBOR in effect for the applicable period will be EURIBOR in effect on such EURIBOR Interest Determination Date.

Euro LIBOR:  Unless otherwise indicated in the applicable prospectus supplement, Euro LIBOR will be determined by the calculation agent in accordance with the following provisions:

(1)

With respect to an Interest Determination Date relating to a Euro LIBOR Note or any Interest Determination Date for a Floating Rate Security for which the interest rate is determined with reference to Euro LIBOR (a “Euro LIBOR Interest Determination Date”), Euro LIBOR will be as specified in the applicable prospectus supplement and will be determined as the offered rate for deposits in euro having the Index Maturity specified in such prospectus supplement, commencing on the second TARGET Business Day immediately following such Euro LIBOR Interest Determination Date, which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that Euro LIBOR Interest Determination Date. If no such rate appears on the Telerate Page 3750, as applicable, Euro LIBOR in respect of that Euro LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (2) below.

(2)

If no rate appears on Telerate Page 3750 as specified in (1) above on a Euro LIBOR Interest Determination Date, Euro LIBOR will be determined at approximately 11:00 A.M., London time, on such Euro LIBOR Interest Determination Date on the basis of the rates at which deposits in euro having the Index Maturity specified in the related prospectus supplement are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as specified in the applicable prospectus supplement) commencing on the second TARGET Business Day immediately following such Euro LIBOR Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, Euro LIBOR for such Euro LIBOR Interest Determination Date will be the arithmetic mean of such quotations.  If fewer than two quotations are provided, Euro LIBOR for such Euro LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., London time, on such Euro LIBOR Interest Determination Date by three leading European banks in the London interbank market selected by the calculation agent (as specified in the applicable prospectus supplement) for loans in euro to European banks, having the specified Index Maturity, commencing on the second TARGET Business Day immediately following such Euro LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time.  Notwithstanding the foregoing, if the banks selected as aforesaid by the calculation agent are not quoting as described above, Euro LIBOR in effect for the applicable period will be Euro LIBOR in effect on such Euro LIBOR Interest Determination Date.

Derivative Arrangements

The Trust may also include a derivative arrangement for the payment of interest on the securities of a series or any class of securities.  A derivative arrangement, if included, will be a maturity liquidity facility, an interest rate cap or floor agreement or an interest rate or currency swap agreement.  The type of derivative arrangement, if any, for a series of securities or class of securities, along with a description of the provider of such derivative arrangement, will be specified in the applicable prospectus supplement.

Variable Funding Note

The applicable prospectus supplement for a Trust may provide that the Trust will issue one or more classes of Notes in the applicable series that have particular targeted maturity dates.  In order to have sufficient funds available on such targeted maturity dates, the Trust may also concurrently issue amortizing floating Notes, known as variable funding Notes.  These variable funding Notes will not be offered or sold to the public under that prospectus supplement and this prospectus, but their existence and material terms will be disclosed in the related prospectus supplement.  If on a particular targeted maturity date for a class of Notes the applicable Trust does not have sufficient funds available from collections on the related Receivables to repay these securities in full on the related payment date, the Trust will able to obtain an advance on the variable funding Notes for this purpose. If a draw is made on a variable funding Note to repay a class of Notes on its targeted maturity date, such variable funding Note will be entitled to payments of outstanding principal prior to all other classes of securities on subsequent payment dates until they are repaid in full.  If for any reason a class of Notes is not repaid in full on its targeted maturity date (due to the inability of the Trust to obtain an advance on a variable funding Note or otherwise), such failure to pay on such date will not constitute an event of default and the related Noteholders will be entitled to payments of principal prior to all other classes of securities on all subsequent payment dates until they are repaid in full.

Interest Rate Flexibility For a Variable Funding Note

Interest accrued on any class of variable funding Notes will be payable pari passu with interest due on the most senior class or classes of securities issued by that Trust.  The prospectus supplement may provide that the a variable funding Note may have different rates of interest than the other classes of securities being issued by that Trust, which may be fixed or floating.  The related prospectus supplement will specify the interest rate for each such class and the method, if any, for determining subsequent changes to the interest rate.

Pro-Rata Pay/Subordinate Securities

The applicable prospectus supplement for a Trust may provide that one or more classes of securities will be payable on an interest only or principal only basis.  In addition, the securities may include two or more classes that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both.  Distributions of principal or interest or both on any class of securities may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the Trust.  A series may include one or more classes of securities, as to which accrued interest will not be distributed but rather will be added to the principal or specified balance of the security on each payment date.

Revolving Period

The applicable prospectus supplement for a trust may provide that all or a portion of the principal collected on the Receivables may be applied by the Indenture Trustee to the acquisition of subsequent Receivables during the period specified in the related prospectus supplement, rather than used to distribute payments of principal to securityholders during that period.  The related prospectus supplement will specify the percentage of the asset pool represented by the revolving period and the maximum amount of additional assets that may be acquired during the revolving period, in each case, to the extent determinable.  These securities would then possess an interest only period or limited amortization period, also commonly referred to as a revolving period, which will be followed by an amortization period, during which principal would be paid.  Any revolving period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of the securities upon occurrence of certain events to be set forth in the related prospectus supplement.  In addition, the related prospectus supplement will specify any limitation on the ability of the sponsor or depositor to add assets and the requirements for assets that may be added to the pool.

Pre-Funding

If and to the extent so specified in the related prospectus supplement, a portion of the net proceeds from the offering of the Securities of a series (such amount, the “Pre-Funded Amount”) may be deposited in a segregated account (the “Pre-Funding Account”) with the Trustee or Indenture Trustee, as the case may be, for the benefit of the Securityholders. During the Funding Period, the Pre-Funded Amount will be reduced as it is used to purchase Subsequent Receivables subject to the satisfaction of certain conditions specified under “— Eligibility Criteria” above and otherwise in accordance with the Trust Documents. The maximum amount of the initial Pre-Funding Amount will not exceed 25% of the aggregate principal amount of the Securities as of the date of issuance of the related Securities. The maximum length of the Funding Period will not exceed 90 days from the date of issuance of the Securities. The length of the Funding Period will be set forth in the related prospectus supplement. In any event, the amount of the initial Pre-Funded Amount and the maximum length of the Funding Period is intended not to exceed the aggregate principal balance of Subsequent Receivables satisfying the eligibility criteria that the Seller anticipates it will be able to acquire and convey to the Trust during the Funding Period.  Amounts in the Pre-Funding Account may be invested by the Trustee or Indenture Trustee, as applicable, in Eligible Investments (as defined below).

To the extent a Pre-Funding Account is specified in the related prospectus supplement, the Securities will be prepaid in part on the Distribution Date on which the Funding Period ends (or on the Distribution Date immediately following the last day of the Funding Period, if the Funding Period does not end on a Distribution Date) in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of Subsequent Receivables, if any, on such Distribution Date. The aggregate principal amount of Securities to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account in such portions as specified in the related prospectus supplement. In that event, if and to the extent specified in the related prospectus supplement, a limited recourse mandatory prepayment premium (the “Prepayment Premium”) may be payable by the Trust to the offered Securityholders if the aggregate principal amount of the offered Securities to be prepaid pursuant to such mandatory prepayment exceeds such threshold amount as will be specified in the related prospectus supplement. The amount of the Prepayment Premium, if any, will be specified in the related prospectus supplement. A Trust’s obligation to pay the Prepayment Premium shall be limited to funds which are received from the Depositor under the Purchase Agreement as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making that payment. The ratings of any series of Securities with respect to which a Prepayment Premium is payable does not evaluate the Prepayment Premium or the likelihood that the Prepayment Premium will be paid.

No Cross-Default or Cross-Collateralization

The occurrence of an event of default with respect to one series of notes does not automatically result in a default under any other series of notes or other indebtedness of Franklin Capital, but may result in a default under certain other indebtedness if an event of default with respect to one series of notes occurs and is not cured within any applicable grace period.  In addition, the occurrence and continuation of certain events, such as the commencement of bankruptcy proceedings against Franklin Capital, may constitute a servicer default or an event of default under one or more series of notes as well as other indebtedness of Franklin Capital.  If any such event or any such uncured event of default occurs, Franklin Capital’s financial condition, cash flow and its ability to service the receivables or otherwise satisfy all of its debt obligations may be impaired, and you may suffer a loss in your investment.

Book-Entry Registration

Each class of Securities offered by this prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of DTC.  Unless otherwise specified in the related prospectus supplement, persons acquiring beneficial ownership interests in the Securities of any series may hold their interests through DTC in the United States or, in the case of any series of Notes, Clearstream Banking, société anonyme (“Clearstream”) or the Euroclear System (“Euroclear”) in Europe or Asia.  Clearstream and Euroclear will hold omnibus positions with respect to the Notes and, if the related prospectus supplement so provides, the Certificates on behalf of their participants (referred to in this prospectus as “Clearstream Participants” and “Euroclear Participants”, respectively) through customers’ securities accounts in their respective names on the books of their respective depositories (collectively, the “Depositories”) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. For additional information regarding clearance and settlement procedures see Annex I hereto.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations (“DTC Participants”) and facilitates the clearance and settlement of securities transactions between DTC Participants in such securities through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect DTC Participants”). The rules applicable to DTC and to DTC Participants are on file with the Commission.

Securityholders who are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through DTC Participants and Indirect DTC Participants (unless and until Definitive Notes (each as defined below) are issued). In addition, Securityholders will receive all distributions of principal of, and interest on, the Securities, from the Trustee or the Indenture Trustee, as applicable, through DTC and DTC Participants. Securityholders will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related prospectus supplement.  DTC Participants will receive a credit for the Securities on DTC’s records.  The ownership interest of each Securityholder will in turn be recorded on the respective records of the DTC Participants and Indirect DTC Participants.  Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participants or Indirect DTC Participants through which the Securityholders entered into the transactions.  Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of the Securityholders.

Unless and until Definitive Notes are issued, it is anticipated that the only Noteholder of the Notes, if any, will be Cede, as nominee of DTC. Note owners will not be recognized by the Indenture Trustee as Noteholders as those terms are used in the related Indenture. Note owners will be permitted to exercise the rights of Noteholders only indirectly through DTC Participants and DTC.

With respect to any series of Securities issued in book-entry form, while such Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. DTC Participants and Indirect DTC Participants with whom Securityholders have accounts with respect to the Securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

Transfers between DTC Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear Participant or Clearstream Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Cross-market transfers between persons directly holding Notes or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

The Certificates of a given series will be issued in fully registered, certificates form (“Definitive Certificates”).  With respect to any series of Securities, Notes will be issued in registered form to Note owners, or their nominees, rather than to DTC (such Notes being referred to in this prospectus as “Definitive Notes,” and, together with the Definitive Certificates, the “Definitive Securities”), only if: (a) the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Depositor is unable to locate a qualified successor; or (b) after the occurrence of an Event of Default, the holders representing a Note Majority advises the Indenture Trustee through DTC that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate owners or Note owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all applicable Noteholders of a given series through DTC Participants of the availability of Definitive Notes.  Upon surrender by DTC of the Definitive Notes representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as Definitive Notes to those Securityholders.

DTC has advised the Depositor that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the related Indenture only at the direction of one or more DTC Participants to whose DTC accounts the Notes are credited. Additionally, DTC has advised the Depositor that DTC will take those actions with respect to specified percentages of the Securityholders’ interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

Neither DTC nor Cede will consent or vote with respect to the Securities.  Under its usual procedures, DTC will mail an “Omnibus Proxy” to the related Trustee or Indenture Trustee as soon as possible after any applicable record date for that consent or vote.  The Omnibus Proxy will assign Cede’s consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg, was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, societe anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cl currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5% of Cl’s stock.

Further to the merger, the Board of Directors of New Cl decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream”. With effect from January 14, 2000, New CI has been renamed “Clearstream, International, societe anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, societe anonyme”, and Cedel Global Services was renamed “Clearstream Services, societe anonyme”.

On January 17, 2000, DBC was renamed “Clearstream Banking AG”. This means that there are now two entities in the corporate group headed by Cl which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG”.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States Dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks. Clearstream’s Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear S.A./N.V. as the Operator of Euroclear in Brussels to facilitate the settlement of trades between Clearstream and Euroclear.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters, agents or dealers with respect to any class or series of Securities offered by this prospectus. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. Therefore, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depository. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes under the Trust Documents on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository’s ability to effect such actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among DTC, Clearstream and Euroclear Participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

NEITHER THE TRUST, THE DEPOSITOR, THE SERVICER, FRANKLIN CAPITAL, FRANKLIN RESOURCES, THE TRUSTEE, THE INDENTURE TRUSTEE, NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY DTC PARTICIPANTS, CLEARSTREAM PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CLEARSTREAM, EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CLEARSTREAM, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL BALANCE OF, OR INTEREST ON, THE NOTES, (3) THE DELIVERY BY ANY DTC PARTICIPANT, CLEARSTREAM PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE AGREEMENT TO BE GIVEN TO NOTEHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC OR ITS NOMINEE AS THE NOTEHOLDER.

Issuance of Notes in book-entry form rather than as physical certificates or Notes may adversely affect the liquidity of Notes in the secondary market and the ability of the Note owners to pledge them. In addition, since distributions on the Notes will be made by the Indenture Trustee to DTC unless and until Definitive Notes are issued and DTC will credit such distributions to the accounts of its DTC Participants, with the DTC Participants further crediting such distributions to the accounts of Indirect participants or Note owners, Note owners may experience delays in the receipt of such distributions.

Statements to Trustees and the Trust

On a date to be specified in the related prospectus supplement, which shall be on prior to each Distribution Date, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee a statement setting forth with respect to a series of Securities substantially the same information that is required to be provided in the periodic reports provided to Securityholders of that series described under “—Statements to Securityholders” below.

Statements to Securityholders

On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders on that Distribution Date. On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on that Distribution Date. These statements will be based on the information in the related Servicer’s certificate setting forth certain information required under the Trust Documents (the “Servicer’s Certificate”). Each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to that Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to that Distribution Date or the period since the previous Distribution Date, as applicable:

(a)

the amount of the distribution allocable to interest on or with respect to each class of Securities;

(b)

the amount of the distribution allocable to principal on or with respect to each class of Securities;

(c)

the Certificate Balance and the Certificate Factor for each class of Certificates and the aggregate outstanding Note Balance and, if applicable, the Note Factor for each class of Notes, (i) prior to giving effect to all payments reported under (b) above on that date and (ii) after giving effect to all payments reported under (b) above on that date;

(d)

the amount of the Servicing Fee (as defined in this prospectus), the amount of any unpaid Servicing Fee, if any, and the change in that amount from that of the prior Distribution Date and the amount of any additional servicing compensation paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

(e)

the Pass-Through Rate, Interest Rate or other applicable rate of return, if any, for the next period for any class of Certificates or Notes with variable or adjustable rates;

(f)

the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under any credit enhancement;

(g)

the amount of the distribution allocable to the yield supplement deposit, if any, plus reinvestment income, if any, on the yield supplement account;

(h)

the number of and the aggregate principal balance of the Receivables as of the close of business on the first day and last day of the related monthly period (i) before giving effect to payments allocated to principal reported under the first bullet point above and (ii) after giving effect to payments allocated to principal reported under the first bullet point above;

(i)

the Noteholders’ Interest Carryover Shortfall, the Noteholders’ Principal Carryover Shortfall, the Certificateholders’ Interest Carryover Shortfall and the Certificateholders’ Principal Carryover Shortfall (each as defined in the related prospectus supplement), if any, in each case as applicable to each class of securities;

(j)

the amount, terms and purpose of Advances, if any, on that Distribution Date;

(k)

the balance of any related reserve account on that date, (i) before giving effect to changes thereto on that date and the amount of those changes and (ii) after giving effect to changes thereto on that date and the amount of those changes;

(l)

the amount of fees and expenses to be paid by the applicable Trust to the Trustee, the Indenture Trustee and the Indenture Administrator, if any, if not directly paid by the Servicer;

(m)

the Available Funds (as that term is defined in the prospectus supplement);

(n)

the amount available under any credit or cash flow enhancement, if any, including, any letter of credit, surety bond or insurance policy, as provided in the Sale and Servicing Agreement, and the amount as a percentage of the aggregate principal balance of the Receivables of the last day of that Monthly Period;

(o)

amounts, if any, on deposit in the pre-funding account, if any, and the amount withdrawn from the pre-funding account since the previous payment date to purchase additional Receivables;

(p)

amounts, if any, on deposit in the yield supplement account, if any, (i) before giving effect to changes thereto on that date and the amount of those changes and (ii) after giving effect to changes thereto on that date and the amount of those changes;

(q)

payments to and from third party credit or cash flow enhancement providers, if any;

(r)

the applicable record date, determination date, accrual period and Distribution Date for each class of Securities of that series;

(s)

the pool characteristics as of the last day of the related Monthly Period, including, but not limited to, the weighted average Interest Rate and weighted average remaining term to maturity;

(t)

delinquency and loss information on the Receivables for the related Monthly Period;

(u)

any addition or removal of Receivables in connection with a pre-funding period or revolving period (and, in the case of additions, any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new receivables);

(v)

the amount of the currency swap payments, if any, and the currency swap termination payments, if any, due to the currency swap counterparty under any currency swap agreement;

(w)

any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grade period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience;

(x)

any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the Monthly Period;

(y)

any material breaches of representations, warranties or covenants contained in the Receivables;

(z)

any new issuance of notes or other securities backed by the Receivables; and

(aa)

such other information as may be specified in the related prospectus supplement.

Unless higher denominations are specified in the related prospectus supplement, each amount set forth pursuant to subclauses (a), (b), (d), (f) and (aa) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial Note Balance, as applicable.

Unless and until Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede, as registered holder of the Notes and the nominee of DTC. Note owners may receive copies of such reports upon written request, together with a certification that they are Note owners, as the case may be, and payment of any expenses associated with the distribution of those reports, from the Trustee or the Indenture Trustee, as applicable. See “ – Book-Entry Registration” above.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of that Securityholder’s preparation of its federal income tax return. See “Certain Federal Income Tax Consequences.”

List of Securityholders

At such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of: (a) a statement of the applicants’ desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and (b) a copy of the communication that the applicants propose to transmit, afford those Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. The Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

At such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of: (a) a statement of the applicants’ desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and (b) a copy of the communication that the applicants propose to transmit, afford those Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. The Indenture will not provide for holding any annual or other meetings of Noteholders.

DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

The following summary describes certain terms of the Purchase Agreements (each a “Purchase Agreement”) pursuant to which the Depositor will purchase Receivables from the Seller, and certain terms of: (1) the Sale and Servicing Agreements to be entered into among the Depositor, the Servicer, in its individual capacity and as Servicer, the Trust and any other party, if any, specified in the related prospectus supplement (which additional party may include, among others, any party providing credit support or other services or any co-trustee) (each, a “Sale and Servicing Agreement”) and (2) the Trust Agreements to be entered into between the Depositor and the Trustee (each, a “Trust Agreement”).  The Trust Agreement and the Sale and Servicing Agreement are collectively referred to as the “Trust Documents”.  Pursuant to the Trust Documents, the related Trust will be created, the Depositor will sell and assign those Receivables to the Trust, Franklin Capital will agree to service those Receivables on behalf of the Trust. Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The Depositor will provide a copy of such agreements (without exhibits) upon request to a Securityholder described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the forms of Purchase Agreement and the Trust Documents.

Sale and Assignment of Receivables

On or prior to the Closing Date with respect to a series of Securities specified in the related prospectus supplement, the Seller will enter into a Purchase Agreement with the Depositor pursuant to which the Seller will, on or prior to such Closing Date, sell and assign to the Depositor, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing those Receivables and its rights to receive all payments on, or proceeds with respect to, those Receivables to the extent paid or payable after the applicable Cutoff Date. Pursuant to the Purchase Agreement, unless another party is identified in the related prospectus supplement as having so agreed, Franklin Capital will agree that, upon the occurrence of a breach of a representation or warranty under the related Trust Documents with respect to any of the Receivables of a Trust which causes the Depositor to be obligated to repurchase a Receivable, the Trust will be entitled to require Franklin Capital to repurchase such Receivables from the Trust, without recourse to either the Trust or Securityholders of such series. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Trust and, unless the related prospectus supplement provides otherwise, the third-party credit enhancement provider, if any. In addition, the Trust will pledge those rights to the collateral agent, as collateral for the Notes, if any, and those rights may be enforced directly by this entity.

On the Closing Date, the Depositor will sell and assign to the Trust, without recourse, the Depositor’s entire interest in the related Receivables and the proceeds thereof, including its security interest in the Financed Vehicles. Each Receivable transferred by the Depositor to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents. Concurrently with that transfer and assignment, the Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Depositor, and the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Depositor. The net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the acquisition of the related Receivables from the Depositor and, to the extent specified in the related prospectus supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account.

Eligibility Criteria

In the Purchase Agreement, Franklin Capital will represent and warrant to the Depositor, and in the Trust Documents the Depositor will represent and warrant to the Trustee and/or the Indenture Trustee, as the case may be, among other things, that:

(a) the information provided with respect to the Receivables is correct in all material respects;

(b) the Obligor on each Receivable is required to maintain physical damage insurance in accordance with the Servicer’s normal requirements;

(c) at the date of issuance of the Securities, the Initial Receivables and on the applicable transfer date of the Subsequent Receivables (the “Subsequent Transfer Date”), if any, the related Subsequent Receivables, as the case may be, are, to the best of its knowledge, free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses, or counterclaims against them have been asserted or threatened;

(d) at the date of issuance of the Securities, and on the applicable Subsequent Transfer Date, if any, each of the Initial Receivables or Subsequent Receivables, as the case may be, is or will be secured by a first perfected security interest in the related Financed Vehicle in favor of the Seller;

(e) each Receivable, at the time it was originated, complied, and at the date of issuance of the Securities, and on the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

(f) any other representations and warranties that may be set forth in the related prospectus supplement are true and correct in all material respects.

If the related prospectus supplement specifies that Subsequent Receivables are to be acquired by a Trust, then during the period specified in the related prospectus supplement (the “Funding Period”) pursuant to the Purchase Agreement, the Depositor will be obligated to purchase from the Seller and, pursuant to a Sale and Servicing Agreement sell to the Trust Subsequent Receivables. The aggregate principal balance of the Subsequent Receivables will be in an amount that the Seller anticipates will equal the amount deposited in the Pre-Funding Account on the date of the issuance of the related series. On each Subsequent Transfer Date, the Seller will sell and assign to the Depositor, without recourse, its entire interest in the Subsequent Receivables identified in a schedule attached to a supplemental conveyance relating to the Subsequent Receivables executed by the Seller and the Depositor. In connection with each purchase of Subsequent Receivables, the Trust will be required to pay to the Depositor a cash purchase price equal to the outstanding principal balance of each Subsequent Receivable as of its Subsequent Cutoff Date, which price the Depositor will pay to the Seller. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Depositor for payment to the Seller so long as the representations and warranties set forth in the preceding paragraph and under “The Receivables — General” apply to each Subsequent Receivable to be conveyed, and the conditions set forth below are satisfied. The Seller will convey the Subsequent Receivables to the Depositor on each such Subsequent Transfer Date pursuant to the Purchase Agreement and the applicable Subsequent Transfer Agreement (each, a “Subsequent Transfer Agreement”) executed by the Seller and the Depositor on the Subsequent Transfer Date and will include as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The Depositor will convey the Subsequent Receivables to the Trust on such Subsequent Transfer Date pursuant to a Sale and Servicing Agreement and the applicable Subsequent Transfer Assignment (each, a “Subsequent Transfer Assignment”) executed by the Depositor and the Trustee or the Indenture Trustee, as applicable, on the Subsequent Transfer Date and will include as an exhibit a schedule identifying the Subsequent Receivables transferred on such date.

Any conveyance of Subsequent Receivables to the related Trust will be subject to the following conditions, among others specified in the related prospectus supplement:

(a) each such Subsequent Receivable must satisfy the eligibility criteria specified in the second preceding paragraph as of its Subsequent Cutoff Date and such additional criteria as may be specified in the related prospectus supplement;

(b) the Seller shall have notified the Trustee, the Indenture Trustee, as applicable, the Rating Agencies and any third-party credit enhancement provider, if any, of the Subsequent Receivables to be conveyed to the Depositor and from the Depositor to the Trust;

(c) if and to the extent specified in the related prospectus supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such Subsequent Receivables to the Trust;

(d) neither the Seller nor the Depositor will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Securityholders; and

(e) the Trustee and/or the Indenture Trustee, as applicable, shall have received an executed assignment, and, if required, an officer’s certificate and a legal opinion.

As of the last day of the second (or, if the Depositor elects, the first) month following the discovery by the Depositor or receipt by the Depositor of notice from the Servicer, the Trustee, the Indenture Trustee or the third-party credit enhancement provider, if any, of a breach of any representation or warranty of the Depositor which the Trustee, or the Indenture Trustee, as the case may be, determines to materially and adversely affect the interests of the Securityholders in a Receivable, the Depositor, unless it cures the breach, will be required to purchase the Receivable from the Trustee and Franklin Capital will be required to purchase the Receivable from the Depositor, at a price equal to the amount of outstanding principal of and accrued interest on the Receivable (including one month’s interest thereon, in the month of payment, at the APR less, so long as Franklin Capital is the Servicer, the Servicing Fee and other fees and expenses), after giving effect to the receipt of any moneys collected (from whatever source) on the related Receivable, if any (such price is hereinafter referred to as the “Purchase Amount”). The “second month” shall mean the month following the month in which discovery occurs or notice is given, and the “first month” shall mean the month in which discovery occurs or notice is given. The purchase obligation will constitute the sole remedy available to the Securityholders, the Trustee and the Indenture Trustee, if any, and the third-party credit enhancement provider, if any, for any such uncured breach.

Custody of Receivable Files

Pursuant to the Trust Documents, the Servicer will service and administer the Receivables. The Trust Documents will also designate the Servicer as custodian to maintain possession, as the Trustee’s and Indenture Trustee’s, if any, agent, of the motor vehicle retail installment sale contracts and any other documents relating to the Receivables. The documents will not be physically segregated from other similar documents that are in the Servicer’s possession and will not be stamped or marked to reflect the transfer to a Trust. However, Uniform Commercial Code financing statements reflecting the transfer and assignment of the Receivables to the Depositor and by the Depositor to the Trustee will be filed, and the Seller’s accounting records and computer systems will be marked to reflect such transfer and assignment. See “Certain Legal Aspects of the Receivables — Security Interests in Vehicles.”

Accounts

With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the “Collection Account”). The Servicer will establish and maintain with the related Indenture Trustee or the collateral agent, as applicable, an account, in the name of such Indenture Trustee or the collateral agent, as applicable, on behalf of the related Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, reserve account or other credit enhancement for payment to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the “Note Distribution Account”). The Servicer will establish and maintain with the related Trustee an account, in the name of the Trustee on behalf of related Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, reserve account or other credit or cash flow enhancement for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the “Certificate Distribution Account,” and together with the Note Distribution Account, the “Distribution Accounts”). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account specified in the related prospectus supplement in the name of the related Trustee on behalf of the related Certificateholders.

If specified in the related prospectus supplement, the Servicer will also establish an additional account (the “Payahead Account”) in the name of the Trustee or the Indenture Trustee, into which early payments by or on behalf of the Obligors which constitute neither scheduled payments, full prepayments, nor certain partial prepayments as described below (“Payaheads”) will be deposited until such time as the payment falls due.

In addition, the Servicer may establish as additional segregated trust accounts, if specified in the related prospectus supplement, a Pre-Funding Account and one or more spread accounts or reserve or other accounts in the name of the Trustee or the Indenture Trustee on behalf of the Securityholders.

For any series of Securities, funds in the Collection Account, the Note Distribution Account, the Certificate Distribution Account, any Payahead Account and any Pre-Funding Account, reserve account and other accounts identified as such in the related prospectus supplement (collectively, the “Accounts”) will be invested as provided in the related Sale and Servicing Agreement in Eligible Investments. “Eligible Investments” are limited to: (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), provided, that at the time of the investment, the commercial paper or other short-term senior unsecured debt obligations of such depository institution or trust company shall have a minimum credit rating satisfying each of the Rating Agencies rating the related Securities; (c) commercial paper having a minimum credit rating satisfying each of the Rating Agencies rating the related Securities; (d) investments in money market funds having a minimum credit rating satisfying each of the Rating Agencies rating the related Securities; (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and (f) other investments acceptable to the Rating Agencies rating the related Securities which are consistent with the rating of the related Securities. The related prospectus supplement will specify whether and the extent to which investment earnings on funds deposited in the Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be deposited in the applicable Collection Account on each Distribution Date and treated as collections of interest on the related Receivables or distributed to the Servicer, as additional servicing compensation, the Depositor or any other person. Investment Earnings on a Pre-Funding Account will be deposited in the applicable Collection Account on each Distribution Date and treated as collections of interest on the Receivables.

The Accounts will be maintained as Eligible Deposit Accounts. “Eligible Deposit Account” means either: (a) a segregated account with an Eligible Institution (as defined below) or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. “Eligible Institution” means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either: (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

Notwithstanding the foregoing, if the Servicer meets the rating or other requirements, if any, specified in the related prospectus supplement, the Servicer may maintain the Accounts in its own name and may commingle funds therein with its own funds, and remit funds monthly to the Trustee or Indenture Trustee.

Servicing Procedures

The Servicer, for the benefit of each Trust, shall manage, service, administer and make collections on the Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others.  The Servicer shall not be obligated, and does not currently intend, to (i) pay any premium of force-placed insurance concerning any Financed Vehicle or (ii) monitor any Obligor’s maintenance of such insurance.  The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors with respect to the Receivables, investigating delinquencies, sending payment statements or coupon books to Obligors, accounting for collections and furnishing monthly and annual statements to the trustees with respect to distributions.  The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer.  Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered to execute and deliver, on behalf of itself, each trust, the trustees, the related Securityholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles securing the Receivables.  If the Servicer commences or participates in such a legal proceeding in its own name, the related Trust will be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other related property of the Trust with respect to such Receivable to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant.  If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee on behalf of the related Trust shall, at the Servicer’s expense and written direction, take steps to enforce such Receivable, including bring suit in its name or the name of the Trust, the Indenture Trustee, the related Noteholders or the related Certificateholders.  The Trustee on behalf of the related Trust is required, upon the written request of the Servicer, to furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under the Sale and Servicing Agreement.

The Servicer will be required to make reasonable efforts to collect all payments due with respect to the Receivables and will be required to continue such collection procedures as it follows with respect to its own motor vehicle retail installment sale contracts, in a manner consistent with the Trust Documents.  Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement, modify the original due dates (except that the Servicer may extend the original due dates by periods not to exceed 25 days or unless required by law or court order) or the amount of the scheduled payments (unless the obligor is in default or, in the judgment of the Servicer, such default is imminent) or extend the final payment date of any Receivable beyond the Final Scheduled Distribution Date (as that term is defined with respect to any pool of Receivables in the related prospectus supplement). Some of these arrangements may result in the Servicer being required to purchase the Receivable for the Purchase Amount, while others may result in the Servicer being required to make Advances (as defined in this prospectus). If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law.

Collections

The Servicer will be required to deposit all payments on Receivables received (net of amounts in respect of the Servicing Fee, the Supplemental Servicing Fee (as defined in this prospectus) and reimbursement for Advances, if any, included in such payments) and all proceeds of Receivables collected during each Monthly Period (net of amounts in respect of the Servicing Fee, the Supplemental Servicing Fee and reimbursement for Advances, if any, included in such proceeds) into the Collection Account as specified in the related prospectus supplement. However, at any time that and for so long as: (a) there exists no Servicer Default; (b) the credit enhancement provider, if any, consents; and (c) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the Servicer may in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer. If the conditions specified above are satisfied, the Servicer and the Depositor, as the case may be, will be required to remit the aggregate Purchase Amount of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the Distribution Date.

For purposes of the Trust Documents, collections on a Receivable made during a calendar month preceding a Distribution Date (the “Monthly Period”) are required to be applied first to the scheduled payment thereof. To the extent that such collections on a Receivable during a Monthly Period exceed the scheduled payment on such Receivable, the collections (other than Payaheads) are required to be applied to prepay the Receivable in full. In the case of Precomputed Receivables, if the collections are insufficient to prepay the Receivable in full, they generally are required to be treated as Payaheads until such later Monthly Period as such Payaheads may be applied either to the scheduled payment or to prepay the Receivable in full.

Advances

If and to the extent specified in the related prospectus supplement, the Servicer may be required to advance (each, an “Advance”) monthly payments of interest or monthly payments of principal and interest in respect of a delinquent Receivable or Servicer approved deferrals of monthly payments that the Servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to the related Receivable or from other Receivables. The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described in the related prospectus supplement.

Servicing Compensation

The Servicer is entitled under the Trust Documents to receive or retain, as specified in the related prospectus supplement on each Distribution Date a servicing fee (the “Servicing Fee”) for the related Monthly Period at the rate specified in the related prospectus supplement (the “Servicing Fee Rate”) multiplied by the Pool Balance as of the first day of the related Monthly Period. The Servicer is also entitled to retain from collections a supplemental servicing fee (the “Supplemental Servicing Fee”) for each Monthly Period equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period plus reinvestment proceeds on any payments received in respect of Receivables. If specified in the related prospectus supplement, the Servicer may be entitled to additional compensation from investment earnings (net of losses) on certain accounts or otherwise. The Servicer, in its discretion at its election, may defer receipt of all or any portion of the Servicing Fee, the Supplemental Servicing Fee or any additional compensation from investment earnings for any Monthly Period to and until a later Monthly Period for any reason, including in order to avoid a shortfall in any payments due on any Securities. Any such deferred amount shall be payable to (or may be retained from subsequent collections by) the Servicer on demand.

The Servicing Fee and the Supplemental Servicing Fee and any other amounts specified in the related prospectus supplement (collectively, the “Servicer Fee”) are intended to compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Securityholders, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Servicer Fee will also compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements to the Trustee and any Indenture Trustee with respect to distributions and generating federal income tax information for the Trust. The Servicer Fee also will reimburse the Servicer for certain taxes, the Trustee’s and the Indenture Trustee’s fees, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

With respect to each series of Securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Securityholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related prospectus supplement.

With respect to each Trust, on each Distribution Date, collections on the related Receivables will be withdrawn by the Indenture Trustee, based upon information to be provided by the Servicer, from the related Collection Account and will be paid to the Noteholders and/or Certificateholders to the extent provided in the related Prospectus Supplement.  Credit enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for payment to the Securityholders on that date to the extent specified in the related prospectus supplement.  As more fully described in the related prospectus supplement:

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payments of principal of a class of Securities of a given series will be subordinate to payments of interest on that class;

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payments in respect of one or more classes of Certificates of that series may be subordinate to payments in respect of Notes, if any, of that series or other classes of Certificates of that series; and

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payments in respect of one or more classes of Notes of that series may be subordinated to payments in respect of other classes of Notes of that series.

Net Deposits

As an administrative convenience, unless otherwise specified in the related prospectus supplement, the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts on the related Receivables for any Trust for or with respect to the related Monthly Period net of distributions to be made to the Servicer for the related Trust with respect to such Monthly Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the third-party credit enhancement provider, if any, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, with respect to each class of Securities of a given series, if any, will be set forth in the applicable prospectus supplement.  If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement will be in the form of subordination of one or more classes of Securities, reserve accounts, yield supplement accounts, yield supplement overcollateralization, surety bonds, cash collateral accounts, derivative agreements, letters of credit, certain repurchase obligations, overcollateralization, excess interest, cash deposits, credit or liquidity facilities or guaranteed investment contracts or any combination of the foregoing.  If specified in the related prospectus supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series.

The presence of a reserve account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due on those Securities and to decrease the likelihood that that securityholders will experience losses.  Credit or cash flow enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those Securities.  If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement.  In addition, if a form of credit enhancement covers more than one class of Securities, securityholders of any of that class will be subject to the risk that that credit enhancement will be exhausted by the claims of securityholders of other classes.

Subordination of Principal and/or Interest.  If provided in the related prospectus supplement, payments of principal of certain classes of Securities will be subordinated to payments of principal of other classes of Securities and/or payments of interest on certain classes of Securities will be subordinated to payments of interest on other classes of Securities.

Reserve Account.  If provided in the related prospectus supplement and pursuant to the related Sale and Servicing Agreement, the Depositor or a third party will establish for a series or class of Securities an account, as specified in the related prospectus supplement, to be designated as a reserve account, which will be maintained with the related Trustee or Indenture Trustee, as applicable.  Unless otherwise specified in the prospectus supplement, the reserve account will be funded by an initial deposit by the Depositor or a third party on the Closing Date in the amount set forth in the related prospectus supplement.  To the extent provided in the related prospectus supplement, the amount on deposit in the reserve account will be increased on each payment date thereafter up to the specified reserve account balance, to be set forth in the related prospectus supplement, by the deposit in the reserve account of the amount of collections on the related Receivables remaining on each payment date after all specified payments on that date are made.  The related prospectus supplement will describe the circumstances and manner under which payments may be made out of the reserve account, either to holders of the Securities covered by that prospectus supplement or to the Depositor or a third party.  Monies on deposit in the reserve account may be invested in Eligible Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement.

Yield Supplement Account.  A yield supplement account may be established with respect to any class or series of Securities.  The terms relating to any of yield supplement account will be set forth in the related prospectus supplement.  Each yield supplement account will be designed to hold funds to be applied by the related Trustee or, if that Trust issues Notes, the related Indenture Trustee, to provide payments to Securityholders in respect of Receivables that have APRs less than the applicable Required Rate.  Unless otherwise specified in the related prospectus supplement, each yield supplement account will be maintained with the same entity with which the related collection account is maintained and will be created on the related closing date with an initial deposit in an amount and by the Depositor or other person specified in the related prospectus supplement.

On each payment date, the related Trustee or Indenture Trustee will transfer to the collection account from monies on deposit in the yield supplement account the applicable yield supplement deposit, if any, specified in the related prospectus supplement in respect of the Receivables having APRs less than the Required Rate for that payment date.  Unless otherwise specified in the related prospectus supplement, amounts on deposit on any payment date in the yield supplement account in excess of the Required Yield Supplement Amount specified in the related prospectus supplement, after giving effect to all payments to be made on that Distribution Date, will be released to the Depositor.  The Depositor or other person specified in the related prospectus supplement will not have any obligation after the related Closing Date to deposit any amounts into the yield supplement account after the related Closing Date even if the amount on deposit in that account is less than the Required Yield Supplement Amount for any Distribution Date.  Monies on deposit in the yield supplement account may be invested in Eligible Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement or Trust Documents.

Yield Supplement Overcollateralization.  In lieu of, or in addition to, a yield supplement account, the related prospectus supplement may provide that a specified percentage of pool overcollaterlization will be created on the related closing date to provide credit enhancement to compensate for low APRs on certain of the Receivables.  The related prospectus supplement will set forth a schedule providing for the planned amortization of this required overcollateralization and the formula upon which such schedule was calculated.

Surety Bond.  The prospectus supplement may provide that the Trust enter into agreements with an insurer such that the insurer may guarantee payments of principal and/or interest on the Securities.  If, on the date so specified in the prospectus supplement, the amount on deposit in the collection account after giving effect to all amounts deposited to or payable from a payahead account, a pre-funding account or a capitalized interest agreement with respect to the related payment date, is less than the sum of the Base Servicing Fee, and amounts due to securityholders on the related payment date, the applicable trustee by delivering a notice to the insurer shall demand payment under the surety bond in an amount equal to the deficiency.  The related prospectus supplement will describe the circumstances and manner under which payments may be made under the surety bond, either to securityholders, or the Trustee or the indenture trustee, as the case may be.  The related prospectus supplement will set forth the material provisions of each such surety bond and will contain certain information regarding each insurer.  In addition, the related prospectus supplement will set forth all other information (including financial information pertaining to the insurer, to the extent required) as set forth in Regulation AB Items 1114(a) and (b).

Cash Collateral Account.  The prospectus supplement may provide that upon the occurrence of an Event of Default or a Servicer Default, a segregated cash collateral account may be established as security for the servicer’s obligations under the sale and servicing agreement.

Derivative Agreement.  If specified in a related prospectus supplement, a trust may enter into one or more currency swap agreements to reduce its exposure to currency risks and/or one or more interest rate swaps to reduce its exposure to interest rate risks and/or one or more interest rate swaps to reduce its exposure to basis risks between receivables that pay based on one index and Securities that pay based on a different index.  Each Trust may also purchase an interest rate cap agreement to protect against interest rate risks.  In addition, and if specified and described in the related prospectus supplement, the related Trust may enter into derivative agreements that can take the form of a currency swap agreement or an interest rate floor agreement.  Each such swap, floor or cap agreement will be entered into with a counterparty acceptable to the rating agencies and will contain such terms as are usual and customary for derivative transactions of these type.  The related prospectus supplement will set forth the material provisions of each such swap, floor or cap agreement and will contain certain information regarding each counterparty.  In addition, the related prospectus supplement will set forth the “significance estimate” and “significance percentage” of such derivative agreement and all other information (including financial information pertaining to the counterparty, to the extent required) as set forth in Regulation AB Items 1115(a) and (b).

Letter of Credit.  The prospectus supplement may provide that the Trust enter into agreements with an letter of credit provider such that the letter of credit provider may issue a letter of credit in favor of the Trust.  If, on the date so specified in the prospectus supplement, the amount on deposit in the collection account after giving effect to all amounts deposited to or payable from a payahead account, a pre-funding account or a capitalized interest agreement with respect to the related payment date, is less than the sum of the Base Servicing Fee, and amounts due to securityholders on the related payment date, the applicable trustee by delivering a draw notice to the letter of credit provider shall demand payment under the letter of credit in an amount equal to the deficiency.  The related prospectus supplement will describe the circumstances and manner under which payments may be made under the letter of credit, either to securityholders, or the Trustee or the indenture trustee, as the case may be.  The related prospectus supplement will set forth the material provisions of each such letter of credit and will contain certain information regarding each insurer.  In addition, the related prospectus supplement will set forth all other information (including financial information pertaining to the letter of credit provider, to the extent required) as set forth in Regulation AB Items 1114(a) and (b).

Repurchase Obligation.  Each Dealer Agreement obligates the related Center or other dealer to repurchase any Contract for the outstanding principal balance of that Contract, if the Center or other dealer breaches specific representations and warranties as set forth in the Dealer Agreement.  The representations and warranties typically relate to the origination of the Contract and the security interest in the related Financed Vehicle and not the creditworthiness of the Obligor under the Contract.  In addition, the Seller will be required to repurchase Receivables from the trust if there is a breach of a representation or warranty relating to those Receivables that materially adversely affects those Receivables.  Unless otherwise set forth in the related prospectus supplement, the Servicer may also be required to purchase Receivables from the trust if it breaches certain of its servicing obligations with respect to those Receivables.

Overcollateralization.  Overcollateralization is the excess of the aggregate principal balance of the Receivables over the aggregate principal balance of the Securities. Overcollateralization may be created by the initial or subsequent deposit of Receivables or may build over time from the application of certain excess cash amounts generated by the Receivables to accelerate the amortization of the applicable class or classes of Securities.

Excess Interest. More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses, and interest on the notes for each payment period, as described in the accompanying prospectus supplement. Any such excess in interest payments from obligors will serve as additional credit enhancement.

Cash Deposits. The depositor may fund accounts or may otherwise provide cash deposits to provide additional funds that may be applied to make payments on the securities issued by the trust. Any such arrangements will be disclosed in the accompanying prospectus supplement.

 Credit or Liquidity Facilities.  Issued by a financial institution or other entity, any such facility will cover specified losses on the receivables or shortfalls in payments due on specified securities issued by the applicable trust, if so provided in the related prospectus supplement.

Guaranteed Investment Contracts.  Specified available funds may be invested under a guaranteed investment contract issued by an insurance company, financial institution or other entity.

Evidence as to Compliance

The Trust Documents will provide that a firm of independent public accountants will furnish to the Trustee and the Indenture Trustee, if any, and the third-party credit enhancement provider, if any, annually, beginning in the calendar year following the establishment of the related Trust, a statement as to compliance by the Servicer during the preceding twelve months (or, for the initial report with respect to any Securities for such longer or shorter period as shall have elapsed from the date of issuance of the related Securities) with certain standards relating to the servicing of the Receivables, the Servicer’s accounting and computer systems with respect thereto, and certain other matters.

The Trust Documents will also provide for delivery to the Trustee and the Indenture Trustee, if any, and the third-party credit enhancement provider, if any, annually, commencing in the calendar year following the establishment of the related Trust, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the applicable Trust Documents throughout the preceding twelve months (or, for the initial report with respect to any Securities for such longer or shorter period as shall have elapsed from the date of issuance of the related Securities) or, if there has been a default in the fulfillment of any such obligation, describing each such default.  The Servicer has agreed to give each Trustee and each Indenture Trustee notice of specified Servicer Defaults under the related Sale and Servicing Agreement.

Each Sale and Servicing Agreement will require the Servicer to furnish to the related Trust and the Indenture Trustee any report or information required to facilitate compliance by the issuing entity with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518.70 Fed. Reg. 1.506.1.531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Trustee or the Indenture Trustee, as the case may be.

Certain Matters regarding the Servicer; Servicer Liability and Indemnification

The Trust Documents will provide that the initial Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer’s performance of such duties is no longer permissible under applicable law, and the third-party credit enhancement provider, if any, does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or does not elect to delegate those duties to another person. No such resignation will become effective until the Trustee or, if Notes have been issued, the Indenture Trustee, or a successor servicer has assumed the Servicer’s servicing obligations and duties under the Trust Documents.

The Trust Documents will further provide that neither the Servicer, nor any of its directors, officers, employees, and agents will be under any liability to any Trust or any Securityholders for taking any action or for refraining from taking any action pursuant to the Trust Documents, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of duties, or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Documents will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the Trust Documents and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Trust Documents, the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor out of any Account held by the Trustee, the Indenture Trustee or a collateral agent, as applicable.

Any entity into which the Servicer or the Depositor, as the case may be, may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor, as the case may be, is a party, or any entity succeeding to the business of the Servicer or the Depositor, as the case may be, which assumes the obligations of the Servicer or the Depositor, as the case may be, will be the successor of the Servicer or the Depositor, as the case may be, under the Trust Documents. The Servicer may at any time perform its duties as Servicer through one or more subservicers, but no such delegation shall relieve the Servicer of its obligations under the Trust Documents.  The related prospectus supplement will set forth the provisions to be contained in the related Sale and Servicing Agreement regarding how transition expenses will be funded.

Upon a termination of the Servicer, the Indenture Trustee will select and appoint a successor servicer to perform the outgoing Servicer’s duties and undertake its responsibilities and liabilities.  The appointed successor servicer must be an established financial institution with a net worth of at least $100,000,000 and whose regular business includes the servicing of contracts.  The successor servicer will hold all the rights of the outgoing Servicer under the Trust Documents and will receive compensation mutually agreed upon between the successor servicer and the Indenture Trustee.  The Indenture Trustee will not be liable for any difference in compensation between the outgoing Servicer and the successor servicer.  No successor servicer appointed in accordance with the Trust Documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the Servicer, the outgoing Servicer shall transfer all cash amounts that are to be held by the successor servicer to the successor servicer and shall provide the successor servicer with all information regarding the receivables files that is required for the proper servicing of the receivables.   All reasonable and documented costs, expenses and fees incurred in connection with the transfer of receivables files to the successor servicer under the provisions described in this paragraph will be paid by the outgoing Servicer.  The Trustee and the Indenture Trustee will provide prompt written notice of any resignation or termination of the Servicer to the Certificateholders and Noteholders, respectively, upon either occurrence.

Servicer Default

“Servicer Default” under the Sale and Servicing Agreements will consist of any of the following events:

(a) any failure by the Servicer (and/or any other party identified in the related prospectus supplement as so obligated) to deliver collections to the Trustee or the Indenture Trustee, as applicable, for deposit in any of the Accounts, which failure continues unremedied for 3 business days after the Servicer receives written notice from the Trustee, the Indenture Trustee or any third-party credit enhancement provider or after discovery of such failure by the Servicer;

(b) any failure by the Depositor or the Servicer, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in the Trust Documents, the Notes or the Certificates which failure materially and adversely affects the rights of Securityholders or any third-party credit enhancement provider and which continues unremedied for 30 days after the giving of written notice of such failure (1) to the Depositor or the Servicer, as applicable, by the Trustee, the Indenture Trustee or any third-party credit enhancement provider, or (2) to the Depositor or the Servicer, as applicable, and to the Trustee or the Indenture Trustee by Securityholders evidencing not less than 25% of a class of Securities constituting at least 25% of the then Pool Balance for such series; (or such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer delivers an officer’s certificate to the Trustee and, if applicable, Indenture Trustees to such effect and to the effect that the Servicer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default);

(c) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or acknowledgement in writing of its inability to pay its obligations;

(d) if specified in the related prospectus supplement, so long as an Insurer Default (as defined in the related prospectus supplement) shall not have occurred and be continuing, an Insurance Agreement Trigger Event (as defined in the related prospectus supplement, if applicable) shall have occurred.

Rights upon Servicer Default

In the case of any Trust that has issued Notes, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing more than 50% of principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under the related Sale and Servicing Agreement whereupon the related Indenture Trustee or a successor servicer appointed by that Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under that Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing more than 50% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under the related Sale and Servicing Agreement whereupon such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under that Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than that appointment has occurred, such trustee or official may have the power to prevent the related Indenture Trustee, Trustee, Noteholders or Certificateholders from effecting a transfer of servicing. In the event that the related Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the related Sale and Servicing Agreement. Notwithstanding the foregoing, if and to the extent specified in the related prospectus supplement, a third-party credit enhancement provider may exercise the rights and remedies of the Trustee, Indenture Trustee, Noteholders and Certificateholders specified above.

Waiver of Past Defaults

With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Accounts in accordance with the related Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Accounts in accordance with the related Sale and Servicing Agreement. No such waiver will impair such Noteholders’ or Certificateholders’ rights with respect to subsequent defaults. Notwithstanding the foregoing, if and to the extent specified in the related prospectus supplement, a third-party credit enhancement provider may exercise the rights and remedies of the Trustee, Indenture Trustee, Noteholders and Certificateholders specified above.

Amendment

Unless otherwise specified in the related prospectus supplement, the Sale and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those agreements or of modifying in any manner the rights of the related Noteholders or Certificateholders; provided that such action will not adversely affect in any material respect the interests of any such Noteholder or Certificateholder or result in or cause a significant change to the permissible activities of the Trust.  An amendment shall be deemed not to adversely affect in any material respect the interests of any such holder if an opinion of counsel is provided to the effect that such amendment would not adversely affect in any material respect the interests of such holder.

Unless otherwise specified in the related prospectus supplement, the Purchase Agreements and Sale and Servicing Agreements may also be amended by the Depositor, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may: (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (b) reduce the aforesaid percentage of the Notes or Certificates of the related series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of the related series.

In addition, holders of certain classes of Securities of a series may have the right to take actions that are detrimental to the interests of the Securityholders of certain other classes of Securities of the related series, as specified in the related prospectus supplement. In certain cases, the senior classes of securities may have the exclusive right to remove the Servicer, waive defaults or control the disposition of collateral. In addition, because of the relative size of the senior classes to the subordinate classes in most senior/subordinate structures, the senior classes may effectively have voting control over the Trust on matters that require the vote of all classes of securities. In no event, however, will any class of securities have the right to affect the interest rate or payment priorities of another class of Securities.

Notwithstanding any of the foregoing, if and to the extent specified in the related prospectus supplement, the consent of the third-party credit enhancement provider, if any, for the related series may be required to any such amendment.

Insolvency Event

Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders of that Trust and the delivery to the applicable Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the related Trust is insolvent.

Payment of Notes

Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

Termination

With respect to each Trust, the obligations of the Servicer, the Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the related Sale and Servicing Agreement will terminate upon the latest of: (a) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables; (b) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Sale and Servicing Agreement and the payment of any fees or other amounts owing to the third-party credit enhancement provider, if any, for the related Trust; and (c) the occurrence of either event described below or such other events provided in the related prospectus supplement.

The related prospectus supplement will specify whether the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Monthly Period, when the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% (or such other percentage specified in the related prospectus supplement, which will not exceed 50%) or less of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Cutoff Dates), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Monthly Period. If specified in the related prospectus supplement, any such repurchase may require the consent of the third-party credit enhancement provider, if any, of the related series. Any such sale will be without recourse to either the Trust or Securityholders of such series.

If and to the extent provided in the related prospectus supplement with respect to a Trust, the Trustee or, if Notes are outstanding, the Indenture Trustee, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than 10% of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Subsequent Cutoff Dates) specified in the related prospectus supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the Trustee or Indenture Trustee, as applicable, receives satisfactory bids as described in such prospectus supplement, then the Receivables remaining in such Trust will be sold to the highest bidder. If specified in the related prospectus supplement, any such sale may require the consent of the third-party credit enhancement provider, if any, of the related series.

As more fully described in the related prospectus supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement will effect early retirement of the Certificates of such series.

Duties of the Trustee and Indenture Trustee

The Trustee and any Indenture Trustee will make no representations as to the validity or sufficiency of the Trust Documents, the Certificates (other than the authentication of the Certificates) or the Notes or any Receivables or related documents, and is not accountable for the use or application by the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates, the Notes or the Receivables. The Trustee and any Indenture Trustee have not independently verified the Receivables. If no Event of Default has occurred, the Trustee or the Indenture Trustee is required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee or the Indenture Trustee under the Trust Documents, in which case it is only required to examine them to determine whether they conform to the requirements of the Trust Documents. The Trustee and any Indenture Trustee shall not be charged with knowledge of a breach of a representation or warranty, or a failure by the Servicer to perform its duties under the Trust Documents which failure constitutes an Event of Default unless the Trustee or the Indenture Trustee obtains actual knowledge of such breach or such failure as specified in the Trust Documents.

The Trustee and any Indenture Trustee are under no obligation to exercise any of the rights or powers vested in them by the Trust Documents or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders, unless such Securityholders have offered to the Trustee or the Indenture Trustee, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Securityholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Document or any related agreement, unless that holder previously has given to the Trustee or the Indenture Trustee written notice of default and unless the Securityholders then outstanding evidencing not less than 25% of a class of Securities constituting at least 25% of the then Pool Balance for such series have made written request upon the Trustee or the Indenture Trustee to institute such proceeding in its own name as Trustee or Indenture Trustee thereunder and have offered to the Trustee or Indenture Trustee reasonable indemnity and the Trustee or Indenture Trustee has, for a period of 30 days, neglected or refused to institute any such proceeding.

The Trustee and the Indenture Trustee

The Trustee and any Indenture Trustee for each Trust will be specified in the related prospectus supplement. The Trustee or the Indenture Trustee, in its individual capacity or otherwise, may hold Securities in its own name or as pledgee. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) with (unless the related prospectus supplement provides otherwise) the consent of the third-party credit enhancement provider, if any, so long as no Insurer Default has occurred and is continuing, shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by the Trust Documents shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

The Trustee and any Indenture Trustee may resign at any time, in which event the Depositor with (unless the related prospectus supplement provides otherwise) the consent of the third-party credit enhancement provider, if any, so long as no Insurer Default has occurred and is continuing, will be obligated to appoint a successor trustee. The Depositor with (unless the related prospectus supplement provides otherwise) the consent of the third-party credit enhancement provider, if any (so long as no Insurer Default has occurred and is continuing), may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Trust Documents, becomes legally unable to act or becomes insolvent. In those circumstances, the Depositor will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. Any Indenture Trustee may be removed as set forth in the related prospectus supplement.

The Trust Documents will provide that the Servicer will pay the Trustee’s and any Indenture Trustee’s fees. The Trust Documents will further provide that the Trustee and any Indenture Trustee will be entitled to indemnification by the Depositor and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Trustee or any Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents). The Trust Documents will further provide that the Servicer will indemnify the Trustee and any Indenture Trustee for certain taxes that may be asserted in connection with the transaction.

Indemnification of the Insurer

The Trust Documents may provide that the third-party credit enhancement provider with respect to a Trust will be indemnified by the Depositor and the Servicer for, and held harmless against, any loss, liability, fee, disbursement or expense incurred by such third-party credit enhancement provider not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents) and arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financial Vehicle.

THE SWAP AGREEMENT

The following summary describes certain terms of a swap agreement that a Trust may enter into in order to reduce its exposure to interest rate risks.  A trust will not enter into a swap agreement unless the related prospectus supplement specifies that it will do so.  The provisions of any particular swap agreement may differ from those described in this section and will be described in the related prospectus supplement.  In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any swap agreement that is entered into by the related trust.

Payments under the Swap Agreement

If specified in the related prospectus supplement, on the Closing Date a Trust will enter into a 1992 International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreement (Multi Currency-Cross Border) (such agreement, the “1992 Master Agreement”) with a third-party (the “Swap Counterparty”), as modified to reflect the transactions described below (the 1992 Master Agreement, as so modified, the “Swap Agreement”).  The Swap Agreement will incorporate certain relevant standard definitions published by ISDA.

Under the Swap Agreement, the Trust will generally pay to the Swap Counterparty amounts in respect of interest and principal, as applicable, due on each Distribution Date under the Swap Agreement and the Swap Counterparty will generally pay to the Trust amounts equal to the interest or principal payable on the relevant Securities.  If the Trust is unable to make any payment due to be made by it to the Swap Counterparty under the Swap Agreement, the Swap Counterparty generally will not be obligated to make its corresponding payment to the Trust under the Swap Agreement.

If so specified in the related prospectus supplement, if on any specified payment date under the Swap Agreement the amount of funds from collections and other sources available to the Trust to make any payment owed to the Swap Counterparty is less than the amount due to the Swap Counterparty, the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the relevant Securities on that date may be reduced in the same proportion as the proportion that the shortfall in the amount owed to the Swap Counterparty represents of the total amount due.  Under such circumstances, if on a subsequent specified payment date, amounts are available and are paid by the Trust to the Swap Counterparty to reimburse all or any part of the shortfall, then the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the Securities on that date will be increased in the same proportion as the proportion that the amount of the reimbursement represents of the amount otherwise owed by the Swap Counterparty on that date.

The Trust generally will not be obligated to pay interest to the Swap Counterparty on any shortfalls in payments, and, correspondingly, Certificateholders generally will not be entitled to receive interest on any amounts not paid as a result of the proportional reduction described above.

Unless the Swap Agreement is terminated early as described below under “—Early Termination of Swap Agreement,” the Swap Agreement will terminate on the earlier of: (a) the scheduled maturity date of the Securities and (b) the date on which all amounts due in respect of the Swap Agreement have been paid.

Conditions Precedent

The respective obligations of the Swap Counterparty and the Trust to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (a) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default shall have occurred and be continuing and (b) no Early Termination Date (as defined in the Swap Agreement) shall have occurred or been effectively designated.

Defaults under Swap Agreement

Events of default under the Swap Agreement (each, a “Swap Event of Default”) and termination events under the Swap Agreement (each, a “Swap Termination Event”) will each be specified in the related prospectus supplement.

Early Termination of Swap Agreement

Upon the occurrence of any Swap Event of Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date upon the occurrence and continuance of such Swap Event of Default.  A Swap Agreement will terminate on an Early Termination Date.  With respect to Swap Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Swap Agreement with respect to each Early Termination Date) and will occur only upon notice and, in certain cases, after the party causing the Early Termination Date has used reasonable efforts to transfer its rights and obligations under such Swap Agreement to a related entity within a limited period after notice has been given of the Early Termination Date, all as set forth in the Swap Agreement.  The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Termination”.

Upon any Swap Termination Event, the Trust or the Swap Counterparty may be liable to make a termination payment to the other party (regardless, if applicable, of which of such parties may have caused the related termination).   Such termination payment will be calculated on the basis that the Trust is the Affected Party (as defined in the Swap Agreement), subject to certain exceptions.  The amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding amounts previously due but unpaid to the Swap Counterparty are due and payable on the first Distribution Date that would have occurred after the Early Termination Date).  Any such termination payment could, if interest rates have changed significantly, be substantial.

The related prospectus supplement will specify whether the defaulting party will or will not be entitled to any portion of the termination payment related to the market value of the Swap Agreement because of its default with respect to any particular Swap Event of Default or Swap Termination Event.

If a Swap Termination Event occurs and the Trust does not terminate, the Trust will not be protected from the interest rate fluctuations hedged by the Swap Agreement, and payments to Noteholders and Certificateholders may be adversely affected.

Generally, the applicable Sale and Servicing Agreement or Indenture will provide that upon the occurrence of: (a) any Swap Event of Default arising from any action taken, or failure to act, by the Swap Counterparty or (b) a Swap Termination Event (except as described in the following sentence) with respect to which the Swap Counterparty is an Affected Party, the Trustee may and will, at the direction of the requisite percentage of the Securityholders specified in such agreement, by notice to the Swap Counterparty, designate an Early Termination Date with respect to the Swap Agreement.  If a Swap Termination Event occurs because the Trust or the Depositor becomes subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, the Trustee will be required by the terms of such agreement to terminate the Swap Agreement.

Assignment

The related prospectus supplement will describe the conditions under which the Trust or the Swap Counterparty will be permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement.  The Swap Counterparty shall have no obligation to assign the Swap Agreement, obtain a replacement swap agreement or collateralize its payment obligations thereunder in the event of a ratings downgrade, and neither the Trust nor the Securityholders will have any remedy against the Swap Counterparty if the Swap Counterparty fails to make such an assignment, obtain a replacement swap agreement or collateralize its payment obligations thereunder.  In the event that the Swap Counterparty does not elect to assign the Swap Agreement, obtain a replacement swap agreement or collateralize its payment obligations thereunder, the Swap Counterparty may (but shall not be obligated to) establish any other arrangement satisfactory to the applicable Rating Agency, in each case such that the ratings of the Securities by the applicable Rating Agency will not be withdrawn or reduced.

Modification and Amendment of Swap Agreement

The related prospectus supplement will describe the provisions contained in the Indenture or Sale and Servicing Agreement that permit the Trust to enter into any amendment or modification of the Swap Agreement.

Governing Law

The Swap Agreement, if any, will be governed by and construed in accordance with the laws of the State of New York.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

The retail installment sale contracts (“Contracts”) are “tangible chattel paper” as defined in the Uniform Commercial Code as in effect in California and the other states in which the Contracts are originated (“UCC”). Pursuant to the UCC, an ownership interest in tangible chattel paper may be perfected by possession of the tangible chattel paper or filing a UCC-1 financing statement with the Secretary of State or other central filing office in the appropriate state as required by the applicable UCC.

Franklin Capital will take or cause to be taken such action as is required to perfect the Trust’s rights in the Contracts and will represent and warrant that the Trust, subject to the interest of the third-party credit enhancement provider, if any, has good title, free and clear of liens and encumbrances, to each Contract on the Closing Date or the Subsequent Transfer Date, as applicable. Under the Trust Documents, Franklin Capital, as Servicer, will have possession of the Contracts following the transfer of the Contracts to the Trust and will hold the Contracts as custodian and agent of the Trustee and Indenture Trustee, if any. The Contracts will not be physically marked to indicate the ownership interest thereof by the Trust. UCC-1 financing statements will also be filed with the applicable filing office to perfect by filing and give notice of the Trust’s ownership interest in the Contracts. Franklin Capital will agree in the Trust Documents to take all necessary action to preserve and protect the Trust’s ownership interest in the Contracts. The Depositor will represent and warrant that each Contract is secured by a Financed Vehicle.

Security Interests in Vehicles

Substantially all of the Financed Vehicles were registered in the states where the related Contracts were originated.  Security interests in motor vehicles registered in the State of California may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in motor vehicles registered in most other states are perfected, generally, in a similar manner. The Depositor will represent and warrant to each related Trust in the Trust Documents that all steps necessary to obtain a perfected first priority security interest with respect to the Financed Vehicles securing the Contracts have been taken. If the Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a Financed Vehicle, the Trust may not have a first priority security interest in such Financed Vehicle. Each Receivable in a pool, unless that related prospectus supplement indicates otherwise, typically prohibits the sale or transfer of the Financed Vehicle without the Servicer’s consent.

Perfection of security interests in the motor vehicles is generally governed by the motor vehicle registration laws of the state in which the motor vehicle is registered. In California and the other states in which the Receivables have been originated, a security interest in a motor vehicle generally may be perfected only by causing such motor vehicle’s certificate of title to be amended to note the security interest of the secured party. Such notation of a secured party’s security interest is generally effected in California and such other states by depositing with the applicable state’s motor vehicles registrar, or similar authority, along with any necessary registration fees, the motor vehicle’s certificate of title and an application containing the name and address of the secured party.

Pursuant to the Purchase Agreement, the Seller will assign its security interests in the Financed Vehicles securing the Receivables to the Depositor and, pursuant to the Trust Documents, the Depositor will assign its security interests in the Financed Vehicles securing the Receivables to the Trustee. However, because of the administrative burden and expense, the Servicer, the Depositor and the Trustee will not amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Also, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Trustee pursuant to the Trust Documents.

Under the law of California and most other states, assignments such as those under the Purchase Agreement and the Trust Documents are an effective conveyance of a security interest without amendment of any security interest noted on a motor vehicle’s certificate of title, and the assignee succeeds thereby to the assignor’s rights as secured party. In the absence of fraud or forgery by the motor vehicle owner or the Servicer or administrative error by state or local agencies, the notation of the Servicer’s security interest on the certificates of title or the Servicer’s possession of the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which a perfected security interest was not obtained, the Trust’s security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles, lienholders and holders of perfected security interests. Such a failure, however, would constitute a breach of Franklin Capital’s warranties under the Purchase Agreement and of the Depositor’s warranties under the Trust Documents and would create an obligation of Franklin Capital and/or another party, if any, designated, in the related prospectus supplement, under the Purchase Agreement and of the Depositor and/or another party, if any, designated, in the related prospectus supplement, under the Trust Documents to purchase the related Receivable unless the breach is cured. The Depositor will assign its rights under the Purchase Agreement to the Trust. By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the Financed Vehicle could be defeated through fraud or negligence.

Under the laws of most states, the perfected security interest in a motor vehicle would continue for four months after a motor vehicle is moved to a state other than the state in which it is initially registered and thereafter until the motor vehicle owner re-registers the motor vehicle in the new state. A majority of states, including California, generally require surrender of a certificate of title to re-register a motor vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the motor vehicle, or, in the case of motor vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the motor vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a motor vehicle, Franklin Capital must surrender possession of the certificate of title or will receive notice as a result of its security interest noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the security interest. Under the Trust Documents, the Servicer is obligated to take appropriate steps, at the Servicer’s expense, to maintain perfection of security interests in the Financed Vehicles.

Under the laws of California, Texas and most other states, liens for repairs performed on, and for storage of, a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Code also grants priority to certain federal tax liens over the security interest of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated motor vehicle. Franklin Capital will represent to the Depositor and the Depositor will represent to each related Trust that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) and security interests in such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Trustee, the Indenture Trustee, if any, or any Securityholders in the event such a lien arises or confiscation occurs.

Repossession

In the event of a default by motor vehicle purchasers, the holder of the Contract has all the remedies of a secured party under the UCC, except where specifically limited by other laws. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act (the “Rees-Levering Act”). Contracts originated in other states are subject to retail installment sale laws and similar laws of those states. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a motor vehicle is voluntarily surrendered, self-help repossession by outside agencies is the method employed by the Servicer in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed motor vehicle. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor’s right to redeem the motor vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the motor vehicle must then be repossessed in accordance with that order. In certain states under certain circumstances after the motor vehicle has been repossessed, the Obligor may reinstate the contract by paying the delinquent installments on the contract and other amounts due.

Notice of Sale; Redemption Rights

In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which the Obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. In some states the Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed motor vehicles are generally resold by the Servicer through automobile auctions which are attended principally by automotive dealers.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed motor vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the Obligor on the Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Under California law, the proceeds from the resale of the motor vehicle securing the debtor’s loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed motor vehicles under Contracts originated in most other states is similar. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

Occasionally, after resale of a motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any other holder of any lien with respect to the motor vehicle or, if no such lienholder exists, to the former Obligor.

Insolvency Matters

The Originator and any additional sellers intend that any transfer of Receivables to the Depositor will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of the Originator and such additional sellers. However, if the Originator or such additional sellers were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, the “Insolvency Laws”), a creditor or trustee in bankruptcy thereof, or the Originator or such additional sellers as debtor-in-possession, might argue that such sale of Receivables was a pledge of Receivables rather than a sale and/or that the assets and liabilities of the Depositor should be consolidated with the assets and liabilities of the Originator or such additional sellers. The Originator has taken and will take steps in structuring the transactions contemplated hereby and by any prospectus supplement that are intended to minimize the risk that the voluntary or involuntary application for relief under any Insolvency Law would result in the assets and liabilities of the Depositor being consolidated with the assets and liabilities of any other person. These steps include the creation of the depositor as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). Nevertheless, if the Originator were to become a debtor under any Insolvency Laws, and such positions — that the transfer of Receivables was a pledge rather than a sale or otherwise should be treated as part of its bankruptcy estate and/or that the assets and liabilities of the Depositor should be consolidated — were presented to or accepted by a court, then delays in payments to Securityholders could occur or reductions in the amounts of such payments could result. In addition, if the Depositor were to become a debtor under any Insolvency Law and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or reductions in the amounts of such payments could result. In addition, if the transfer of any Receivables is recharacterized as a pledge, a tax lien, other governmental lien, or other lien created by operation of law on the property of the Servicer, the holder of such lien may have priority over the Trust’s interest in such Receivables.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Servicemembers Civil Relief Act, the Federal Reserve Board’s Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, the Rees-Levering Act and state motor vehicle retail installment sale acts, retail installment sale acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s (such as the Trust’s) ability to enforce consumer finance contracts such as the Receivables.

The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees, such as the Trust) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts theretofore paid by the obligor on the Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed motor vehicle, the obligor may be able to assert a defense against the seller of the motor vehicle.

Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Franklin Capital and the Depositor will warrant under the Purchase Agreement and the Trust Documents, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trust for violation of any law and the Trustee or the Indenture Trustee, as the case may be, determines that such claim materially and adversely affects the Trust’s interest in a Receivable, such violation would constitute a breach of warranty under the Purchase Agreement and the Trust Documents.  In that event, Franklin Capital and the Depositor would be obligated to repurchase the Receivable, without recourse to the Trust or the related Securityholders, unless the breach is cured.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized and ordered forfeited to the United States of America.  The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant thereto, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to resale upon collateral or enforce a deficiency judgment. For example, in a proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Transfers of Vehicles

The Receivables in a pool, unless the related prospectus supplement indicates otherwise, typically prohibit the sale or transfer of the motor vehicle securing a Receivable without the Servicer’s consent and permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without its consent. The Servicer generally will not consent to a sale or transfer without prepayment of the Receivable. However, in certain circumstances the Servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the Financed Vehicle.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The entire discussion which follows under the caption “Certain Federal Income Tax Consequences,” insofar as it constitutes statements of law or legal conclusions, represents the opinion of McKee Nelson LLP (“Federal Tax Counsel”) and is subject to the qualifications set forth herein.  The discussion summarizes the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes.  The summary does not purport to deal with federal income tax consequences or special rules that are applicable to certain categories of holders such as dealers in securities or foreign currency, banks, thrifts, other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax exempt entities, S corporations, persons that hold Notes as a position in a straddle, or as part of a synthetic security or hedge, conversion transaction or other integrated investment or through an entity that is treated as a pass-through for tax purposes, and persons that have a functional currency other than the U.S. dollar.  Additionally, this summary does not address which forms should be used to report information related to Notes to the Internal Revenue Service (“IRS”).

The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Moreover, there are no cases or IRS rulings on many of the issues discussed below or on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes, and no ruling on any of the issues discussed below will be sought from the IRS.  As a result, the IRS may disagree with all or a part of the discussion below.  Prospective investors are encouraged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.  For purposes of the following summary, references to the Trust, the Notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes and related terms, parties and documents applicable to such Trust.

The federal income tax consequences to Noteholders will vary depending on whether the Trust will be treated for federal income tax purposes as a partnership (or as a “disregarded entity” in the event there is a single beneficial owner of the Certificates).  Each Trust will receive an opinion of Federal Tax Counsel regarding the tax characterization of the Trust and the Notes.  An opinion of Federal Tax Counsel is not, however, binding on the IRS or the courts.

Trusts Treated as Partnerships or Disregarded Entities (Owner Trusts)

The following is a general discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes of a Trust referred to as an “owner trust” in the related prospectus supplement (a “Trust”), subject to the qualifications set forth in this prospectus.  These statements are intended as an explanatory discussion of the related federal income tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor.  Accordingly, investors are urged to consult their own tax advisors with regard to the tax consequences of investing in Notes.

Federal Tax Counsel will issue its opinion, subject to the assumptions set forth therein, that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the Related Documents will be complied with, and on Federal Tax Counsel’s conclusion that either the nature of the income of the Trust will exempt it from the provisions of the Code requiring some publicly traded partnerships to be taxed as corporations or the trust will for another reason not be treated as a publicly traded partnership.

If the IRS were to successfully assert that the Trust was a publicly traded partnership taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income.  The Trust’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates.

Tax Consequences to Holders of the Notes Issued by a Partnership or a Disregarded Entity

Treatment of the Notes as Indebtedness.  The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, deliver its opinion, subject to the assumptions set forth therein, that the proper characterization of the Notes is as indebtedness for federal income tax purposes.  The discussion below assumes that this income tax characterization of the Notes is correct.

Original Issue Discount.  The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that the Notes are not Strip Notes and that the Notes have a fixed maturity greater than one year after their issue date.  Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID regulations”) relating to original issue discount (“OID”), and that any OID on the Notes (i.e., any excess of the “Stated redemption price at maturity” of the Notes over their issue price) does not exceed a de minimis amount (i.e., generally 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.  Treasury regulations addressing the accrual of OID generally do not address, and in certain parts are specifically not applicable to, debt instruments such as the Notes that prepay according prepayments on debt collateral securing such debt instruments. In determining whether any OID on the Notes is de minimis, the Depositor expects to use a reasonable assumption regarding prepayments to determine the weighted average maturity of the Notes.  If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related prospectus supplement.

When Notes have more than a de minimis amount of OID the special rules of the Code relating to “original issue discount” (currently Sections 1271 through 1275) will be applicable to the Notes.  OID includes not only issuance discount, but also any stated interest that does not qualify as qualified stated interest.  In general qualified stated interest is interest that is unconditionally payable at a single fixed rate.  If the stated rate of interest on a Note increases during the life of the Note, interest in excess of the lowest fixed rate is required to be accrued under the OID rules rather than when the Note states such interest accrues.  This could happen when two Notes with different interest rates are required to be aggregated into a single debt instrument because they are issued to a single holder.  Generally, a holder of a Note that was issued, or acquired, with OID must include in gross income the sum of the “daily portions” of the OID on that Note for each day on which it owns the Note, including the date of purchase but excluding the date of disposition.  The Trust intends to calculate the daily portions of OID with respect to a Note generally as follows.  A calculation will be made of the portion of OID that accrues on the Notes during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date).  This will be done, in the case of each full monthly accrual period, by adding:

•

the present value of all remaining payments (including payments of qualified stated interest) to be received on the Notes under the prepayment assumption stated in the supplement, if any, used in respect of the Notes and taking into account events that occurred during the accrual period, and

•

any payments received during such accrual period (other than payments of qualified stated interest), and subtracting from that total the “adjusted issue price” of the Notes at the beginning of such accrual period.

No representation is made that the Notes will prepay at any prepayment assumption.  The “adjusted issue price” of the Notes at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code), based on the amount of the purchase price paid by the original Note holder and the “adjusted issue price” of a Note at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than “qualified stated interest”) made at the end of or during that accrual period.  The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.  With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Notes.

With respect to the Notes, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Notes.  The Trust intends to account for OID, if any, reportable by a Noteholder by reference to the price paid for a Note an initial purchaser, although the amount of OID will differ for subsequent purchasers. Subsequent purchasers that purchase Notes at more than a de minimis discount should consult their tax advisors regarding the proper calculation of OID taxable to them.

Under the OID regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income, on a pro rata basis, only as principal payments are made on the Note.  However, a holder may elect to accrue de minimis OID under a constant yield method in connection with an election to accrue all interest, discount and premium on the Note using the constant yield method.  A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the bond premium amortization or market discount rules of the Code.

A Noteholder of a Note that has a fixed maturity date of not more than one year from the issue date of that Note (a “Short-Term Note”) may be subject to special rules.  An accrual basis Noteholder of a Short-Term Note (and certain other taxpayers, including, banks, regulated investment companies, dealers in securities, cash method Noteholders who so elect, and others as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the taxpayer.  Other cash basis Noteholders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note).  However, a cash basis Noteholder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash basis Noteholder that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the Noteholder would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Except as provided above, stated interest that qualifies as qualified stated interest is accrued under the holder’s normal method of accounting.

Sale or Other Disposition.  If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (not including accrued but unpaid interest) and the holder’s adjusted tax basis in the Note (not including accrued but unpaid interest).  The adjusted tax basis of a Note to a particular Noteholder will equal the holder’s cost for the Note, increased by any market discount, acquisition discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note.  Any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Any such gain or loss would be long-term capital gain or loss if the holder’s holding period exceeded one year.  Any capital losses realized generally may be used by a corporate  taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus not more than $3,000 of other income.

Backup Withholding.  Payments made on, and proceeds from the sale of Notes may be subject to “backup” withholding taxes unless the holder complies with certain identification requirements.  Any amounts withheld will be allowed as a credit against the holder’s federal income tax, provided that the required information is provided to the IRS.  Generally, backup withholding will apply unless a Noteholder (other than an exempt Noteholder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust or individual retirement account) will be required to certify under penalties of perjury on a properly completed Form W-9 the Noteholder’s name, address, correct federal taxpayer identification number, that the Noteholder is not subject to backup withholding and that the Noteholder is a “U.S. Person” (as defined below).

Foreign Owner.  As used in this prospectus, a “U.S. Person” means a citizen or resident of the United States; an entity treated as a corporation or a partnership for federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of an entity treated as a partnership, Treasury Regulations are adopted that provide otherwise); an estate, the income of which is subject to U.S. federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or the trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting those requirements.  A “Foreign Owner” means a person other than a U.S. Person or certain former citizens or residents of the United States.

Interest paid (or accrued) to a Noteholder who is a Foreign Owner generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and: (i) the Foreign Owner is not actually or constructively a “10 percent shareholder” of the Trust or the Depositor (including a holder of 10% of the outstanding certificates issued by the Trust) or a “controlled foreign corporation” with respect to which the Trust or the Depositor is a “related person” within the meaning of the Code; (ii) the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; (iii) the interest is not contingent interest described in Section 871(h)(4) of the Code; and (iv) the Foreign Owner does not bear specified relationships to any Certificateholder.

To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement, on a properly completed Form W-8BEN (or approved substitute form), or, if applicable, Form W-8IMY (accompanied by applicable Forms W-8BEN (or approved substitute form)) or Form W-8EXP.  If a Note is held through a securities clearing organization or other financial institution, the organization may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner, and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN (or approved substitute form), within 30 days of that change.  In addition, Forms W-8BEN, W-8ECI and W-8EXP generally must be reexecuted at the beginning of every fourth calendar year, although a Form W-8BEN and W-8EXP that contains a taxpayer identification number (or in the case of a Form W-8EXP signed by an integral part of a foreign government of a foreign central bank of issue) remains valid until changes to a signer’s circumstances makes any information on the form incorrect provided the beneficiary receives at least one payment reported to it on IRS Form 1042-S at least annually.  If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.  In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate certification on Form W-8BEN (or approved substitute form), including the Foreign Owner’s US taxpayer identification number and signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty, or, if applicable, Form 8-IMY accompanied by applicable Forms W-8BEN (or approved substitute form) or Form W-8EXP.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner, and in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

If the interest paid or accrued, or capital gain realized on a Note is effectively connected with the conduct of a trade or business within the United States by the Foreign Owner, the Foreign Owner will be subject to United States federal income tax on such interest, or capital gain at graduated rates.  Such interest, or capital gain should not be subject to withholding tax provided that the Foreign Owner provides a properly executed Form W-8ECI (or successor form) stating that interest paid is not subject to withholding because it is effectively connected with the Foreign Owner’s conduct of a trade or business in the United States.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust.  If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation with the adverse consequences described above, and would not be able to reduce its taxable income by deductions for interest expense on the notes recharacterized as equity.  Alternatively, and more likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests.  However, even if the trust qualified for such exception, treatment of the Notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders.  For example, income of certain tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income of foreign investors generally would be subject to U.S. federal income tax payments, tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

Reportable Transactions. Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but include (and are not limited to) transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

CERTAIN STATE AND LOCAL TAXATION

The discussion above does not address the tax treatment of a Trust, the Notes or the holders of Notes of any series under state and local tax laws. Prospective investors are encouraged to consult their own tax advisors regarding state and local tax treatment of the Trust, the Notes and the consequences of purchase, ownership or disposition of the Notes under any state or local tax law.

ERISA CONSIDERATIONS

A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities. Accordingly, among other factors, such fiduciary should consider:

(a) whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

(b) whether the investment satisfies the diversification requirements of Section 404 of ERISA;

(c) whether the investment is in accordance with the documents governing the plan; and

(d) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements which are not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of such plans or arrangements investing in such entity (collectively, “Plan(s)”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”). Such transactions are treated as “prohibited transactions” under Sections 406 and 407 of ERISA, and excise taxes are imposed upon such persons by Section 4975 of the Code. The Depositor, the Indenture Trustee, the Trustee and any underwriter of the offered Securities and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan. If so, the acquisition, holding or transfer of Securities by, or on behalf of, such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a regulatory exception or administrative exemption is available.

Moreover, the Department of Labor (“DOL”) has issued a regulation (29 C.F.R. Section 2510.3-101) (the “Plan Assets Regulation”) concerning the definition of what constitutes the assets of a Plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan’s assets were deemed to include an interest in the Trust Property and not merely an interest in the Securities, transactions occurring in connection with the servicing, management and operation of the Trust involving the Depositor, the Trustee, the Indenture Trustee, the Servicer (or any other servicer), any insurer, any swap counterparty or any of their respective affiliates might constitute prohibited transactions, and the Trust Property would become subject to the fiduciary investment standards of ERISA, unless a regulatory exception or administrative exemption applied.

Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Trust Property were deemed to be assets of a Plan. Under the Plan Assets Regulation, the Trust Property would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “Equity Interest” in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Depositor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. In addition, even in the event that the Notes are deemed to be an Equity Interest in the Trust, the Exemption may be applicable to both a Plan’s purchase, holding and transfer of Notes (which in this situation are considered Certificates for purposes of the Exemption) and the operation, management and servicing of the Trust and the Trust Property, if so specified in the related prospectus supplement.

Without regard to whether the Notes are characterized as Equity Interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriter, the Trust, the Trustee or the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In such case, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and PTCE 84-14 may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL.  Furthermore, because the Trust, the Trustee, the Owner Trustee, the Servicer and the underwriters may receive benefits in connection with a sale of the Notes, the purchase of Notes with assets of a Plan over which any of these parties or their affiliates has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may available.  Accordingly, if any such party has investment or administrative discretion with respect to the assets of the Plan used to effect the purchase, has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and will be based on the particular investment needs of the Plan, or is an employer maintaining or contributing to the Plan, it should consult with counsel about the consequences of an investment in the Notes.

Any Plan fiduciary considering the purchase of Securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

RATINGS

As a condition of issuance, the offered Securities of each series will be rated an investment grade, that is, in one of its four highest rating categories, by at least one nationally recognized rating agency (a “Rating Agency”) as specified in the related prospectus supplement. The ratings will be based on the Receivables related to each series, the terms of the Securities, and the subordination and any credit and cash flow enhancement provided therefor. There is no assurance that the ratings initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating Agencies. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related prospectus supplement. The ratings of any Securities with respect to which a prepayment premium may be payable do not evaluate such prepayment premium payable to such Securityholders or the likelihood that such prepayment premium will be paid.

PLAN OF DISTRIBUTION

On the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”) with respect to each Trust, the Depositor will agree to sell or to cause the related Trust to sell to each of the underwriters named in the related Underwriting Agreement and in the related prospectus supplement, and each of those underwriters will severally agree to purchase from the Depositor or the related Trust, as applicable, the principal amount of each class of Securities of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all the Securities described in the Underwriting Agreement which are offered by this prospectus and the related prospectus supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

Each prospectus supplement will either: (a) set forth the price at which each class of Securities being offered by that prospectus supplement will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (b) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Trustee or the Indenture Trustee, if any, may, from time to time, invest funds held by it in any accounts in Eligible Investments acquired from one or more of the underwriters.

Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other classes.

The place and time of delivery for the Securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of any series of Securities in Canada (“Canadian Securities”) is being made only on a private placement basis exempt from the requirement that the Trust prepare and file a prospectus with the securities regulatory authorities in each province where trades of any Canadian Securities are effected. Accordingly, any resale of any Canadian Securities must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of any Canadian Securities.

Representations of Purchasers

Each purchaser of any Canadian Securities who receives a purchase confirmation will be deemed to represent to the Depositor, the Trust and the dealer from whom such purchase confirmation is received that: (a) such purchaser is entitled under applicable provincial securities laws to purchase such Canadian Securities without the benefit of a prospectus qualified under such securities laws; (b) where required by law, that such purchaser is purchasing as principal and not as agent; and (c) such purchaser has reviewed the text above under “Resale Restrictions.”

Rights of Action and Enforcement

The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

The Trust, the Depositor, the Servicer, the Trustee, the Indenture Trustee and their respective directors and officers, if any, as well as the experts named in this prospectus, may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the related Trust or such persons. All or a substantial portion of the assets of the related Trust and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the related Trust or such persons in Canada or to enforce a judgment obtained in Canadian courts against such Trust or persons outside of Canada.

Notice to British Columbia Residents

A purchaser of any Canadian Securities to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any of the Securities acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5. Only one such report must be filed in respect of any Canadian Securities acquired on the same date and under the same prospectus exemption.

AVAILABLE INFORMATION

Franklin Receivables LLC has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the “Registration Statement”) under the Securities Act with respect to the Securities offered pursuant to this prospectus.  The Commission file number for Franklin Receivables LLC is 333-134782.  Each Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, the Franklin Receivables LLC files on behalf of each related Trust reports and other information required under the prospectus and related prospectus supplement with the Commission.  The Commission file number of each Trust will be set forth under “Reports Filed with the Commission” in the related prospectus supplement.  Reports and other information with respect to each Trust and the Registration Statement, can be inspected and copied at prescribed rates at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval”) system (commonly known as EDGAR).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All reports and other documents filed by or for the issuing entity pursuant to the Exchange Act on Form 8-K or Form 10-D subsequent to the date of this prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this prospectus and the related prospectus supplement and to be a part of this prospectus and the related prospectus supplement from the respective dates of filing of such documents. Any statement contained in this prospectus or in a document, all or any portion of which is deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus and the related prospectus supplement to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the related prospectus supplement.

The Servicer will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or verbal request of any such person, a copy of any or all of the information that has been incorporated in this prospectus by reference (not including exhibits to that information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the prospectus incorporates). Requests for such copies should be directed to Barbara Green, One Franklin Parkway, San Mateo, California 94403 (telephone (650) 525-7188).

LEGAL OPINIONS

Unless otherwise specified in the prospectus supplement, certain legal matters relating to the validity of the issuance of the Certificates and the Notes, if any, of each series will be passed upon for the Depositor and the Servicer by McKee Nelson LLP or such other counsel specified in the related prospectus supplement, and certain legal matters relating to the validity of the issuance of the Certificates and the Notes, if any, of such series will be passed upon for the Underwriter of the Certificates and the Notes, if any, of such series by counsel specified in the related prospectus supplement.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, any globally offered series of Securities (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes and, if the related prospectus supplement so provides, Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and Indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to insure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Withholding Taxes and Documentation Requirements

A beneficial owner of Global Securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (a) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (b) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). In certain circumstances, beneficial owners of Global Securities that are non-U.S. Persons may be able to obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (claiming treaty benefits), on which the beneficial owner’s U.S. taxpayer identification number and other required information is provided. Form W-8BEN may be filed by the beneficial owners or their agents.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of Global Securities or his agent must submit the appropriate form to the person through whom it holds its beneficial interest (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect.  A Form W-8ECI (and a Form W-8BEN on which a U.S. taxpayer identification number is not provided) remains in effect until the end of the third calendar year after the form was last signed, absent a change in circumstances causing any information on the form to be incorrect.  If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI must be filed within 30 days of such change.

A “non-U.S. Person” means any person who is not a U.S. Person and persons subject to rules applicable to certain former citizens or residents of the United States.

This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holdings and disposing of the Global Securities.

INDEX OF TERMS

Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found.

1992 Master Agreement

72

Accounts

60

Actuarial Receivables

23

adjusted issue price

81

Advance

62

APR

23

Bank Prime Loan

46

Base Rate

41

Bond Equivalent Yield

47

Bronze

27

Calculation Date

43

Canadian Securities

87

CD Rate

41, 43

CD Rate Interest Determination Date

43

CDs (secondary market)

43

Certificate Balance

32

Certificate Distribution Account

20

Certificate Factor

34

Certificateholders

23

Certificates

19

CI

53

clearing agency

51

clearing corporation

51

Clearstream

51

Clearstream Participants

51

Closing Date

20

Code

40

Collection Account

20

Commercial Paper Rate

41, 44

Commercial Paper Rate Interest Determination Date

44

Commission

87

Company

32

Contracts

75

Cooperative

53

Copper

27

Cram Down Loss

33

Cutoff Date

20

DBC

53

Dealer Agreement

27

dealer reserve

27

Dealers

19

Definitive Certificates

52

Definitive Notes

52

Definitive Securities

52

Depositor

19

Depositories

51

disqualified persons

84

Distribution Account

20

Distribution Date

35

DOL

84

DTC Participants

51

due date

24

Eligible Deposit Account

60

Eligible Institution

60

Eligible Investments

60

Equity Interest

84

ERISA

84

EURIBOR

41

EURIBOR Interest Determination Date

48

EURIBOR Notes

41

Euro LIBOR

42

Euro LIBOR Interest Determination Date

48

Euro LIBOR Notes

42

Euroclear

51

Euroclear Operator

53

Euroclear Participants

51

Events of Default

37

Exchange Act

87

Fast Fund

27

Federal funds (effective)

45

Federal Funds Rate

41, 45

Federal Funds Rate Interest Determination Date

45

Federal Tax Counsel

79

Financed Vehicles

19

first month

59

First-Time Buyer

27

Foreign Owner

82

Franklin Capital

20

Franklin LLC

25

Franklin Resources

26

FTC Rule

78

Funding Period

58

Global Securities

89

Gold

27

H.15 Daily Update

44

H.15(519)

44

Indenture

35

Indenture Trustee

20

Independent Director

25

Indirect DTC Participants

51

Initial Cutoff Date

19

Initial Interest Rate

42

Initial Receivables

19

Insolvency Laws

77

Interest Determination Date

42

Interest Payment Date

42

Interest Rate

35

Interest Reset Date

42

Investment Earnings

60

IRS

79

ISDA

72

LIBOR

41

LIBOR Interest Determination Date

45

LIBOR Reuters

45

LIBOR Telerate

45

Liquidated Receivable

33

Maximum Interest Rate

42

Minimum Interest Rate

42

Money Market Yield

44

Monthly Period

62

New CI

53

Non-Prime Receivables

20

Note Balance

32

Note Distribution Account

60

Note Factor

34

Note Majority

36

Note Purchase Agreement

85

Noteholders

23

Notes

19

Obligors

19

OID

80

OID regulations

80

Original Pool Balance

33

Originator

23

parties in interest

84

Pass-Through Rate

32

Payahead Account

20

Plan Assets Regulation

84

Plan(s)

84

Platinum

27

Pool Balance

33

Precomputed Receivables

23

Pre-Funded Amount

50

Pre-Funding Account

50

Prepayment Premium

50

prepayments

33

Prime Rate

46

Prime Rate Interest Determination Date

46

Prime Rate Notes

41

Prime Receivables

20

Purchase Agreement

57

Purchase Amount

59

Rating Agencies

36

Rating Agency

85

Receivables

19

Rees-Levering Act

76

Registration Statement

87

Regular Record Date

43

Related Documents

40

Reuters Screen LIBO Page

45

Reuters Screen US PRIME 1 Page

46

Rule of 78’s Receivables

23

Rules

51

Sale and Servicing Agreement

57

second month

59

Securities

19

Securityholders

21

Seller

20

Servicer

20

Servicer Default

67

Servicer Fee

62

Servicer’s Certificate

55

Servicing Fee

62

Servicing Fee Rate

62

Short-Term Note

81

Silver

27

Simple Interest Receivables

23

Strip Certificates

35

Strip Notes

35

Subprime 1

27

Subprime 2

27

Sub-Prime Receivables

20

Subsequent Cutoff Date

19

Subsequent Receivables

20

Subsequent Transfer Agreement

58

Subsequent Transfer Assignment

58

Subsequent Transfer Date

58

Supplemental Servicing Fee

62

Swap Agreement

72

Swap Counterparty

72

Swap Event of Default

73

Swap Termination

73

Swap Termination Event

73

Telerate Page 120

45

Telerate Page 248

48

Telerate Page 3750

45

Telerate Page 56

47

Telerate Page 57

47

Terms and Conditions

54

Treasury Rate

41, 46

Treasury Rate Interest Determination Date

46

Trust

19

Trust Agreement

57

Trust Documents

57

Trust Property

19

Trustee

19

U.S. Person

82

UCC

75

________________________

________________________

$330,000,000

Franklin Auto Trust
2007-1

$54,000,000 Class A-1

5.3204% Asset-Backed Notes

$89,000,000 Class A-2

5.14% Asset-Backed Notes

$106,000,000 Class A-3

4.95% Asset-Backed Notes

$44,700,000 Class A-4

5.03% Asset-Backed Notes

$21,450,000 Class B

5.13% Asset-Backed Notes

$14,850,000 Class C

5.43% Asset-Backed Notes

Franklin Receivables LLC

Depositor

Franklin Capital Corporation

Sponsor, Originator and Servicer

_____________________

PROSPECTUS SUPPLEMENT

_____________________

Citigroup

Deutsche Bank Securities

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the date stated on the cover page. We are not offering the Notes in any states where it is not permitted.

Dealer Prospectus Delivery Obligation.  Until June 26, 2007 all dealers that effect transactions in these Notes, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.